As filed with the Securities and Exchange Commission on June 18, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ATLANTIC COAST FINANCIAL CORPORATION AND
ATLANTIC COAST FEDERAL EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN AND TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being Applied For
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
505 Haines Avenue
Waycross, Georgia 31501
(800) 342-2824
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Robert J. Larison, Jr.
505 Haines Avenue
Waycross, Georgia 31501
(800) 342-2824
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:
Richard S. Garabedian, Esq.
Benjamin M. Azoff, Esq.
Michael Epshteyn, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered	offering price per share	aggregate offering price	registration fee
Common Stock, $0.01 par value per share	6,528,380 shares	$10.00	$65,283,800 (1)	$4,655 (3)
Participation Interests	437,706 interests			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The securities of Atlantic Coast Financial Corporation to be purchased by the Atlantic Coast Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

(3)	Pursuant to Rule 457(p), filing fee to be paid is offset by $9,543 previously paid by Atlantic Coast Financial Corporation on June 28, 2007 under Registration Statement No. 333-144149. No shares were sold pursuant to the previously referenced Registration Statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement
Interests in
ATLANTIC COAST BANK
Employees’ Savings & Profit Sharing Plan and Trust
Offering of Participation Interests in up to 437,706 Shares of
ATLANTIC COAST FINANCIAL CORPORATION
Common Stock
     In connection with the adoption of the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC, Atlantic Coast Financial Corporation is allowing participants in the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) to invest all or a portion of their accounts in stock units representing an ownership interest in the common stock of Atlantic Coast Financial Corporation. Based upon the value of the Plan assets at March 31, 2010, the trustee of the Plan could acquire (through purchase of new shares or exchange of existing shares of Atlantic Coast Federal Corporation for shares of Atlantic Coast Financial Corporation) up to 437,706 shares of common stock of Atlantic Coast Financial Corporation, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in stock units representing an ownership interest in the Atlantic Coast Financial Corporation Stock Fund at the time of the stock offering.
     Atlantic Coast Financial Corporation’s prospectus, dated _________ ___, 2010, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Atlantic Coast Financial Corporation common stock and the financial condition, results of operations and business of Atlantic Coast Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     For a discussion of risks that you should consider, see “Risk Factors” beginning on page ___ of the prospectus.
     The interests in the Plan and the offering of common stock of Atlantic Coast Financial Corporation have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.
     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by Atlantic Coast Financial Corporation, in the stock offering, of stock units representing an interest in shares of common stock acquired by the Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of common stock of Atlantic Coast Financial Corporation acquired through the Plan.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Atlantic Coast Financial Corporation, Atlantic Coast Bank and the Plan have not authorized anyone to provide you with information that is different.
     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in common stock of Atlantic Coast Financial Corporation shall under any circumstances imply that there has been no change in the affairs of Atlantic Coast Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.
     The date of this prospectus supplement is ____________ ___, 2010.

THE OFFERING

Securities Offered	Atlantic Coast Financial Corporation is offering participants of the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) the opportunity to purchase common stock of Atlantic Coast Financial Corporation through the purchase of stock units. The stock units represent indirect ownership of Atlantic Coast Financial Corporation’s common stock. At the stock offering purchase price of $10.00 per share, the Plan may acquire up to 437,706 shares of Atlantic Coast Financial Corporation common stock in the stock offering, based on the fair market value of the Plan’s assets as of March 31, 2010.

Only employees of Atlantic Coast Bank may become participants in the Plan and only participants may purchase stock units through the Plan. Your investment in stock units in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Atlantic Coast Financial Corporation is contained in the accompanying prospectus. The address of the principal executive office of Atlantic Coast Financial Corporation and Atlantic Coast Bank is 505 Haines Avenue, Waycross, Georgia 31501.

All questions about this prospectus supplement should be addressed to Christi Stone, Vice President Human Resources, Atlantic Coast Bank, 930 N. University Blvd, Jacksonville, FL 32211; telephone number (904) 998-5500; or e-mail StoneC@atlanticcoastbank.net.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (______) ____________.

Atlantic Coast Financial Corporation Stock Fund	In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan (other than from the Atlantic Coast Federal Corporation Stock Fund) to the Atlantic Coast Financial Corporation Stock Fund, to be used to purchase stock units representing an ownership interest in the common stock of Atlantic Coast Financial Corporation issued in the stock offering. The Atlantic Coast Financial Corporation Stock Fund is a new fund in the Plan established to hold shares of common stock of Atlantic Coast Financial Corporation. It is different from the Atlantic Coast Federal Corporation Stock Fund, which presently holds shares of Atlantic Coast Federal Corporation, the mid-tier holding company of Atlantic

Coast Bank that will be eliminated in the reorganization of Atlantic Coast Federal, MHC into Atlantic Coast Financial Corporation, the newly formed stock holding company of Atlantic Coast Bank. At the close of the reorganization and offering, shares of Atlantic Coast Federal Corporation held in the Atlantic Coast Federal Corporation Stock Fund will be exchanged for shares of Atlantic Coast Financial Corporation pursuant to the exchange ratio (discussed in greater detail in the accompanying prospectus) and the Atlantic Coast Federal Corporation Stock Fund will be merged into and become part of the Atlantic Coast Financial Corporation Stock Fund.

Purchase Priorities	All Plan participants are eligible to transfer funds to the Atlantic Coast Financial Corporation Stock Fund pursuant to the offering. However, such directions are subject to the purchase priorities in the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC, which provides for a subscription offering and a community offering. In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale (an “oversubscription”):

Subscription Offering:
(1)	Depositors of Atlantic Coast Bank with $50 or more as of March 31, 2009, get first priority.

(2)	Atlantic Coast Bank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) plan, get second priority.

(3)	Depositors of Atlantic Coast Bank with $50 or more on deposit as of ____________, 2010, get third priority.

(4)	Depositors of Atlantic Coast Bank as of _________, 2010, get fourth priority.
Community Offering:
(5)	Natural persons residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s get fifth priority.

(6)	Public stockholders of Atlantic Coast Federal Corporation as of ____________, 2010 get sixth priority.

(7)	Other members of the general public get seventh priority.

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If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase stock units representing an ownership interest in shares of Atlantic Coast Financial Corporation common stock in the subscription offering and you may use funds in the Plan to pay for the stock units. You may also be able to purchase stock units representing an ownership interest in shares of Atlantic Coast Financial Corporation common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified employee plans.

Purchases in the Offering and Oversubscriptions	The trustee of the Plan will purchase common stock of Atlantic Coast Financial Corporation in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of stock units in connection with the stock offering will be sold from your existing investment options and transferred to the Atlantic Coast Financial Corporation Stock Fund and held in a money market account, pending the formal closing of the stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of common stock of Atlantic Coast Financial Corporation and will be denominated in stock units in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of Atlantic Coast Financial Corporation than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase ownership interests in common stock of Atlantic Coast Financial Corporation sold in the offering, the amount that cannot be invested in common stock of Atlantic Coast Financial Corporation, and any interest earned on such amount, will be reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any stock units in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Composition of and Purpose of Stock Units	The Atlantic Coast Financial Corporation Stock Fund will invest in the common stock of Atlantic Coast Financial Corporation. In addition, the Atlantic Coast Financial Corporation Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment

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transfers or distributions from the Atlantic Coast Financial Corporation Stock Fund. For purchases in the offering, there will be no cash component. A stock unit will be valued at $10.00. After the offering, stock units will consist of a percentage interest in both the common stock of Atlantic Coast Financial Corporation and cash held in the Atlantic Coast Financial Corporation Stock Fund. Unit values (similar to the stock’s share price) and the number of units (similar to number of shares) are used to communicate the dollar value of a participant’s account. Following the stock offering, each day the stock unit value of the Atlantic Coast Financial Corporation Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the fund, less any investment management fees. The market value and stock unit holdings of your account in the Atlantic Coast Financial Corporation Stock Fund is reported to you on your quarterly statements.

Value of Plan Assets	As of March 31, 2010, the market value of the assets of the Plan was approximately $4,377,062, all of which is eligible to purchase or acquire common stock of Atlantic Coast Financial Corporation in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of March 31, 2010.

Election to Purchase Stock Units in the Stock Offering	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan (other than amounts invested in the Atlantic Coast Federal Corporation Stock Fund) to the Atlantic Coast Financial Corporation Stock Fund. You may not transfer amounts that you have invested in the Atlantic Coast Federal Corporation Stock Fund into the Atlantic Coast Financial Corporation Stock Fund. This exchange will take place automatically. The shares of common stock of Atlantic Coast Federal Corporation currently held by the Plan will be exchanged for Atlantic Coast Financial Corporation common stock pursuant to the exchange ratio. The trustee of the Plan will subscribe for Atlantic Coast Financial Corporation common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase stock units through the Plan, you must purchase stock units representing an ownership interest in common stock of Atlantic Coast Financial Corporation in at least 25 shares in the offering through the Plan at the $10.00 purchase price (e.g., a $250 initial investment). The prospectus also describes maximum purchase limits for investors in the stock offering.

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How to Order Stock in the Offering	Enclosed is a Special Investment Election Form on which you can elect to purchase stock units in the Atlantic Coast Financial Corporation Stock Fund in connection with the stock offering. Please note the following stipulations concerning this election:
•	You can elect to transfer all or a portion of your current account (other than amounts you have invested in the Atlantic Coast Federal Corporation Stock Fund) to the Atlantic Coast Financial Corporation Stock Fund.

•	Your election is subject to a minimum purchase of 25 stock units, which equals $250.

•	Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of [_________] shares, which equals [$____________.]

•	The election period to purchase stock units in the offering through the Plan opens _________, 2010 and closes at ___:00 p.m., Eastern Time, on _________, _______________, 2010.

•	During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock units in the Atlantic Coast Financial Corporation Stock Fund among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Atlantic Coast Financial Corporation Stock Fund on your Special Investment Election Form.

•	The amount you elect to transfer to the Atlantic Coast Financial Corporation Stock Fund will be held separately until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is expected to be several weeks after the closing of the subscription offering period.

If you wish to use all or part of your account balance in the Plan to purchase common stock of Atlantic Coast Financial Corporation issued in the stock offering, you should indicate that decision on the Special Investment Election Form.

If you do not wish to make an election, you should check Box E in Section D of the Special Investment Election Form and return the form to Christi Stone, Vice President Human Resources, at

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Atlantic Coast Bank, 930 N. University Blvd, Jacksonville, FL 32211, to be received no later than ___:00 p.m., Eastern Time, on __________________, __________________, 2010. You may return your Special Investment Election Form by hand delivery, inter-office mail or by mailing it to Christi Stone at the above address in the enclosed self-addressed envelope, so long as it is received by the specified time.

Order Deadline	If you wish to purchase stock units representing an ownership interest in common stock of Atlantic Coast Financial Corporation with all or part of your Plan account balance, you must return your Special Investment Election Form to Christi Stone, Vice President Human Resources, at Atlantic Coast Bank, 930 N. University Blvd, Jacksonville, FL 32211, to be received no later than ___:00 p.m., Eastern Time, on _________, ____________, 2010.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts to the Atlantic Coast Financial Corporation Stock Fund in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment funds on a daily basis. You may also continue to transfer funds into and out of the Atlantic Coast Federal Corporation Stock Fund which will purchase shares of Atlantic Coast Federal Corporation in the open market (but not in the offering) or sell the shares in your account until the closing of the offering. After the formal closing of the stock offering, Atlantic Coast Federal Corporation common stock will stop trading and Atlantic Coast Financial Corporation common stock will trade on the open market.

Future Direction to Purchase Common Stock	You will be able to purchase stock units representing an ownership interest in stock after the offering through your investment in the Atlantic Coast Financial Corporation Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to the Atlantic Coast Financial Corporation Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of Atlantic Coast Financial Corporation at your election in open market transactions at the prevailing price. Special restrictions may apply to transfers directed to and from the Atlantic Coast Financial Corporation Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Atlantic Coast Financial Corporation. In addition, if you are an officer of Atlantic Coast Bank that is restricted by the Office of Thrift Supervision from selling shares acquired in the stock

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offering for one year, the stock units that you purchased in the stock offering will not be tradable for one year. However, any stock units that you held in the Atlantic Coast Federal Corporation Stock Fund prior to the stock offering are freely tradable and not subject to this one-year trading restriction.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote any shares of Atlantic Coast Financial Corporation common stock held by the Atlantic Coast Financial Corporation Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN
Introduction
     Atlantic Coast Bank (formerly Atlantic Coast Federal) adopted the Atlantic Coast Federal 401(k) Plan and Trust, dated August 7, 2002, and amended it into the Atlantic Coast Federal (now Atlantic Coast Bank) Employees’ Savings & Profit Sharing Plan and Trust, effective June 1, 2003 (referred to as the “Plan”). The Plan was further amended and restated, effective January 1, 2010. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).
     Atlantic Coast Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Atlantic Coast Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.
     Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.
     Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator c/o Atlantic Coast Bank, Attn: Christi Stone, Vice President, Human Resources, 930 N. University Blvd, Jacksonville, Florida 32211; telephone number: (904) 998-5500; fax: (904) 744-4214; email: StoneC@atlanticcoastbank.net. You are urged to read carefully the full text of the Plan.
Eligibility and Participation
     Employees of Atlantic Coast Bank who have completed three consecutive months of service are eligible to become participants in the Plan on the first day of the month coinciding with or following the date they satisfy the period of service requirement. Leased employees are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the “Plan Year”).
     As of March 31, 2010, there were approximately 153 employees, former employees and beneficiaries participating in the Plan.

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Contributions Under the Plan
     Salary Deferrals. You are permitted to defer on a pre-tax basis up to 75% of your salary (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “salary” means your basic salary plus commissions, overtime, bonuses, incentives and personal leave. In 2010, the annual salary of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator once per calendar quarter.
     Employer Matching Contributions. Atlantic Coast Bank will make matching contributions to each contributing participant’s account in a amount equal to 50% of your salary deferrals, up to 6% of your salary.
     Rollover Contributions. You are permitted to make rollover contributions to the Plan.
Limitations on Contributions
     Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year. Salary deferrals in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.
     Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purposes. For 2010, the maximum catch-up contribution is $5,500.

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Benefits Under the Plan
     Vesting. At all times, you have a fully vested, nonforfeitable interest in the elective deferrals you have made and any earnings related thereto. Employer contributions vest in accordance with the following schedule:

Completed	Vested
Years of Employment	Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
     However, a participant will become 100% in his or her employer contributions made to the Plan upon the earlier of: (i) attainment of the normal retirement age (60); (ii) disability; or (iii) death.
Withdrawals and Distributions from the Plan
     Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the employer.
     Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.
     Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated employment.
     Withdrawal upon Death. If you die while you are a participant in the Plan, the value of your entire account will be payable to your beneficiary in accordance with the Plan.
     In-Service Distribution. In-service withdrawals of employee pre-tax elective deferrals, employer matching contributions, and rollover contributions are permitted in the event of financial hardship or your attainment of age 59 1/2.
     Loans. The employer may, in its discretion, make loans available to Plan participants.
     Form of Distribution. You will have the right to elect to be paid your benefit under the Plan in either a lump sum or various forms of installments offered under the Plan.

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Investment of Contributions and Account Balances
     All amounts credited to your accounts under the Plan are held in the Plan trust which is administered by the trustee appointed by Atlantic Coast Bank’s Board of Directors. Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:
1.	Target Retirement 2015 Fund

2.	Target Retirement 2025 Fund

3.	Target Retirement 2035 Fund

4.	Target Retirement 2045 Fund

5.	Income Plus Asset Allocation Fund

6.	Growth & Income Asset Allocation Fund

7.	Growth Asset Allocation Fund

8.	Stable Value Fund

9.	Short Term Investment Fund (Money Market)

10.	Long Treasury Index Fund (Government Bond)

11.	Aggregate Bond Index Fund

12.	S&P 500 Stock Fund

13.	S&P Value Stock Fund

14.	S&P Growth Stock Fund

15.	S&P MidCap Stock Fund

16.	Russell 2000 Stock Fund

17.	Nasdaq 100 Stock Fund

18.	US REIT Index Fund

19.	International Stock Fund

20.	Atlantic Coast Bank Certificate of Deposit Fund

21.	Personal Choice Retirement Account

22.	Atlantic Coast Federal Corporation Stock Fund

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Performance History and Description of Funds
     The following table provides performance data with respect to the investment funds available under the Plan through March 31, 2010:

Performance Return as of March 31, 2010
				Trail	Trail	Trail
	Monthly	Year-to-	Last 12	3 Yr	5 Yr	10 Yr
Stock Funds	Returns	Date	Months	Annual’d	Annual’d	Annual’d
Target Retirement Funds (10)
Target Retirement 2015 Fund	3.52%	3.22%	30.78%	-0.71%	n/a	n/a
Target Retirement 2025 Fund	4.55%	3.93%	39.07%	-2.06%	n/a	n/a
Target Retirement 2035 Fund	5.47%	4.38%	46.65%	-3.23%	n/a	n/a
Target Retirement 2045 Fund	5.65%	4.46%	47.40%	-2.95%	n/a	n/a
Asset Allocation Funds (2)(8)
Income Plus	1.41%	2.43%	17.22%	3.22%	4.56%	3.99%
Growth & Income	3.34%	3.46%	30.40%	0.23%	3.82%	2.28%
Growth	5.27%	4.44%	44.71%	-3.23%	2.71%	-0.19%
Fixed Income Funds
Stable Value Fund (7)	0.19%	0.54%	2.10%	2.75%	3.18%	3.99%
Short Term Investment Fund (money mkt) (5)	0.00%	-0.04%	-0.03%	1.95%	2.81%	2.68%
Bond Funds
Long Treasury Index Fund (gov’t bond) (5)	-1.94%	0.80%	-7.63%	5.46%	4.79%	6.46%
Aggregate Bond Index Fund (9)	-0.18%	1.62%	7.16%	5.66%	4.87%	5.70%
Stock Funds
S&P 500 Stock Fund (5)	5.97%	5.24%	48.97%	-4.67%	1.35%	-1.19%
S&P Value Stock Fund (4)	6.31%	6.91%	53.64%	-8.00%	0.38%	0.85%
S&P Growth Stock Fund (4)	5.67%	3.63%	45.43%	-1.08%	2.42%	-3.31%
S&P Midcap Stock Fund (5)	7.05%	8.92%	63.10%	-1.40%	4.57%	5.46%
Russell 2000 Stock Fund (4)	8.07%	8.68%	61.91%	-4.33%	2.89%	3.21%
Nasdaq 100 Stock Fund (3)	7.65%	5.25%	58.45%	3.21%	5.37%	-8.12%
US REIT Index Fund (6)	10.09%	9.51%	108.85%	-12.60%	2.43%	n/a
International Stock Fund (1)(2)	6.23%	0.69%	53.80%	-7.35%	3.28%	0.43%
Other Investments
Atlantic Coast Bank Certificate of Deposit Fund	0.10%	0.30%	1.00%	n/a	3.10%	n/a
Personal Choice Ret. Account (11)	n/a	n/a	n/a	n/a	n/a	n/a
Atlantic Coast Federal Corporation Stock Fund	51.4%	60.4%	-13.10%	n/a	-32.40%	n/a
Effective November 4, 2005, State Street Global Advisors (“SSGA”) assumed Investment Manager responsibilities for all Funds from Barclays Global Investors (“BGI”) and became the provider of benchmark index returns. Historical returns of the index funds reflect BGI management prior to November 4, 2005, and SSGA’s management thereafter. Unit values are determined as of the last business day of each month. Pursuant to the Trust agreement under which SSGA operates these funds, SSGA uses industry standard fair value pricing practices when and if it is deemed necessary. Investment fund returns are shown net of fees. Benchmark indices are not investment funds and have no fees. Dividends and interest are automatically reinvested. Total expenses charged to each fund, as a percentage of each fund’s estimated average assets per year, are for investment management services, trustee services, recordkeeping and administration.

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As of January 1, 2008, they are as follows: International Stock Fund 0.624%; Nasdaq 100 Stock Fund 0.624%; Russell 2000 Stock Fund 0.624%; S&P MidCap Stock Fund 0.624%; S&P Growth Stock Fund 0.624%; S&P Value Stock Fund 0.624%; S&P 500 Stock Fund 0.624%; Long Treasury Index Fund 0.624%; Aggregate Bond Index Fund 0.624%; REIT Fund 0.624%; Stable Value Fund 0.624%; Short Term Investment Fund 0.460%; Target Retirement Funds 0.930%; Asset Allocation Funds 0.930%.
All funds except Nasdaq 100 Stock Fund, US REIT Index Fund, Short Term Investment Fund and Government Short Term Investment Fund may engage in securities lending.
Effective October 2008, the Lehman Brothers indexes were rebranded under the Barclays Capital name. Past performance is no guarantee of future performance. See following notes.
(1)	Prior to September 30, 1999, this Fund was limited to no more than 25% exposure to Japan.

(2)	The Asset Allocation Funds and the International Stock Fund were first offered July 2, 1997. Returns prior to inception are simulated using the returns of market indices for, or actual funds of, the Fund’s investment components, and are net of fees.

(3)	The Nasdaq 100 Stock Fund was first offered on May 1, 2002, while BGI’s underlying Nasdaq 100 Fund was initially offered on August 7, 2000. Returns shown for periods prior to May 1, 2002 are based on returns of the then-existing BGI funds (when available), and on the (hypothetical) returns of the Nasdaq 100 index for periods prior to the inception date of the BGI fund. All returns are net of fees.

(4)	The Russell 2000, S&P Growth and S&P Value Stock Funds were first offered on January 4, 2000. Returns prior to January 4, 2000 are hypothetical and are based on the returns of the then-existing BGI funds, and are net of fees. Effective December 16, 2005 the S&P 500/Barra Growth and S&P 500/Barra Value indexes were reconstituted as the S&P 500/Citigroup Growth and S&P 500/Citigroup Value Indexes. Additional information can be found at www.styleindices.standardandpoors.com.

(5)	The S&P MidCap, S&P 500, Long Treasury Index, and Short Term Investment Funds were first offered on June 17, 1997. Results prior to that date are hypothetical, based on previous investment returns of the then-existing BGI funds, and are net of fees.

(6)	The US REIT Index Fund was first offered on January 1, 2005. Returns shown for periods prior to that date are hypothetical and are based on the returns of the then-existing BGI fund for the MSCI US REIT index, and are net of fees.

(7)	The Stable Value Fund is a separately managed account; historical return data represents its actual performance.

(8)	The Asset Allocation Funds are designed investment vehicles utilizing various asset classes represented by index funds and, under BGI management, were managed on an exclusive basis. Only hypothetical results are available from January 1, 1992 to July 2, 1997 (the inception date of the Asset Allocation Funds). Note that SSgA changed certain allocations and underlying indexes (see fund descriptions for information on same).

(9)	The Aggregate Bond Index Fund became available effective April 30, 2006. Results prior to that date are based on historical investment returns of the then-existing SSGA fund, and are net of PSI fees which would have been levied.

(10)	The Target Retirement Funds first became available effective August 1, 2007. Results prior to that date are based on historical investment returns of the then-existing SSGA fund, and are net of PSI fees which would have been levied.

(11)	This fund is self-directed brokerage account administered through Charles Schwab and Company, Inc. As a result, there is no historical data availability.

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The following is a description of each of the Plan’s investment funds:
Target Retirement 2015, 2025, 2035, 2045 Funds. The funds seek to offer investment strategies with asset allocations which become more conservative as you near retirement. You simply select the fund with a date closest to when you expect to retire and invest accordingly. Each fund seeks to achieve its objective by investing is a set of underlying SSGA collective trust funds representing various asset classes. Each Fund is managed to a specific retirement year (target date) included in its name.
Income Plus Asset Allocation Fund. This fund is an asset allocation fund that invests approximately 70% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is to preserve principal over short periods of time and to offer some potential for growth over time. The fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The fund is structured to take advantage of market opportunities with a small flexible component.
Growth & Income Asset Allocation Fund. This fund is an asset allocation fund that invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is to provide a balance between the pursuit of growth and protection from risk over time. The fund diversifies among U.S. and international stocks, U.S. bonds and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. The fund invests in a portfolio of approximately 60% U.S. and international stocks. The remaining 40% of the fund is held in U.S. fixed income and stable value investments such as Guaranteed Investment Contracts (“GICs”), Synthetic GICs and Bank Investment Contracts.
Growth Asset Allocation Fund. This fund is an asset allocation fund that invests the majority of its assets in stock—both domestic and international. Its objective is to pursue high growth over time. The fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. The fund invests approximately 55% of its portfolio in U.S. equities. The fund also invests 25% of its assets in a tactical component which, over the long term, is normally invested in the S&P 500, such that the total allocation in U.S. domestic equities could be 80%. As markets change, the fund manager may shift a portion of the tactical components to various fixed income securities. The fund invests another 20% of its portfolio in international stocks. The international component represents the markets of up to 20 economically developed countries, which are weighted to reduce risk. Stock investments include the S&P 500 Index and the MSCI Europe, Australia and Far East Index.
Stable Value Fund. This fund invests primarily in fully benefit-responsive GICs, Synthetic GICs and Bank Investment Contracts that provides a liquidity guarantee by the issuer and prior to maturity, at contract value, permit withdrawals, transfers and loans by employees without penalty or adjustment. Its objective is short- to intermediate-term: to achieve a stable return over short to intermediate periods of time while preserving principal.

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Short Term Investment Fund (Money Market). This fund invests in a broad range of high-quality, short-term instruments. Its objective is to achieve competitive, short-term rates of return while preserving principal. The fund invests in short-term instruments issued by banks, corporations, and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. The fund seeks to match the total rate of return of a Citigroup Three-Month Treasury Bill.
Long Treasury Index Fund (Government Bond). This fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is to earn a higher level of income over the long-term along with the potential for capital appreciation. The fund’s goal is to match the performance of the Barclays Capital U.S. Long Treasury Bond Index. This index invests in U.S. Treasury bonds with 20 years or more to maturity. The fund is not exposed to credit risk since it invests only in bonds backed by the full faith and credit of the U.S. Government. The fund is exposed to interest rate risk, however, since the long maturity of the bonds means that the fund’s value may fluctuate substantially in response to changes in long-term interest rates.
Aggregate Bond Index Fund. The fund invests primarily in U.S. Treasury securities with a maturity of 10 years or longer. The fund invests in a well diversified portfolio that is representative of the U.S. Long Treasury bond market. The fund buys and holds securities, trading only when there is a change to the composition of the Index or when cash flow activity occurs in the fund. The Fund seeks to match the total rate of return of the Barclays Capital U.S. Aggregate Bond Index
S&P 500 Stock Fund. This fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy. The S&P 500 Stock Fund is an index fund whose goal is to match the performance of the S&P 500 Index by investing in most or all of the same stocks. The S&P 500 Index represents almost 75% of the value of all publicly traded common stocks in the U.S. Because the S&P 500 Index includes 500 established companies of different sizes and different sectors of the U.S. economy (industrial, utilities, financial, and transportation), this fund is broadly diversified in common stocks.
S&P Value Stock Fund. This fund invests in most or all of the stocks held in the S&P/BARRA Value Index. Its objective is long-term: to earn higher returns by investing in a diversified portfolio of large-capitalization value stocks. The S&P 500 Value Stock Fund is an index fund whose goal is to match the performance of the S&P/BARRA Value Index by investing in most of the same stocks. The S&P/BARRA Value Index represents approximately 50% of the market capitalization of the S&P 500 Stock Index. The S&P/BARRA Value and Growth Indexes are constructed by dividing the stocks in the S&P 500 by a single attribute: market price to book value ratio. The S&P/BARRA Value Index includes companies with lower price to book value ratios.
S&P Growth Stock Fund. This fund invests in most or all of the stocks held in the S&P/BARRA Growth Index. Its objective is long-term: to earn higher returns by investing in a diversified portfolio of large-capitalization growth stocks. The S&P 500 Growth Stock Fund is an index fund whose goal is to match the performance of the S&P/BARRA Growth Index by investing in most of the same stocks. The S&P/BARRA Growth Index represents

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approximately 50% of the market capitalization of the S&P 500 Stock Index. The S&P/BARRA Growth and Value Indexes are constructed by dividing the stocks in the S&P 500 by a single attribute: market price to book value ratio. The S&P/BARRA Growth Index includes companies with higher price to book value ratios.
S&P MidCap Stock Fund. This fund invests in the stocks of mid-sized U.S. companies. Its objective is long-term: to earn higher returns which reflect the growth potential of such companies. The fund invests in the stocks of mid-sized companies which are expected to grow faster than larger, more established companies. It is an index fund whose goal is to match the performance of the Standard & Poor’s MidCap 400 Index (the “MidCap Index”) by investing in many of the same stocks as the MidCap Index. MidCap refers to a company’s size as measured by its market capitalization. The MidCap Index includes 400 stocks which represent the middle tier of the U.S. stock market (the S&P 500 represents the largest tier).
Russell 2000 Stock Fund. This fund invests in the stocks of a broad array of small U.S. companies. Its objective is long-term: to earn higher returns that reflect the growth potential of such companies. The Russell 2000 Stock Fund is an index fund whose goal is to match the performance of the Russell 2000 Index. The Russell 2000 Stock Fund invests in most or all of the same stocks held in the Russell 2000 Index. The Russell 2000 is one of the better known indices used to measure the performance of U.S. small company stocks. These 2000 companies make a up a subset of the smallest companies held in the Russell 3000 Index. Companies of this size generally have greater investment risk and potentially higher returns than mid- and large-capitalization stocks. Because this is an index of 2000 companies, it is broadly diversified in terms of industries and economic sectors.
Nasdaq 100 Stock Fund. This fund invests in the stocks of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. Its objective is long term and offers investors the opportunity to share in the potential of substantial capital growth. The Nasdaq 100 Stock Fund is an index fund whose goal is to match the performance of the Nasdaq 100 Index by investing in most of the same stock. The Nasdaq 100 Index reflects Nasdaq’s largest non-financial companies across major industry groups, including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. This is a higher risk fund as the securities included in the index tend to be concentrated in specific industries that tend to experience a high degree of volatility.
US REIT Index Fund. The fund invests primarily in equity shares of real estate investment trusts (REITs). REIT’s invest in loans secured by real estate and invest directly in real estate properties such as apartments, office buildings, and shopping malls. REITs generate income from rentals or lease payments and offer the potential for growth from property appreciation and the potential for capital gains from the sale of properties. The fund seeks to match the performance of the Dow Jones/Wilshire REIT Index while providing daily liquidity. This market capitalization weighted index is comprised of 90 publicly traded REITs. To be included in the index a company must be an equity owner and operator of commercial (or residential) real estate and must generate at least 75% of its revenue from such assets. Minimum requirements for market capitalization and liquidity also apply. The fund typically invests in all securities in the Dow Jones/Wilshire REIT Index in proportion to their weighting in the Index. As such the fund

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seeks to maintain sector and security weightings that closely match the Index. This replication process results in low turnover, accurate tracking and low costs.
International Stock Fund. This fund invests in approximately 1,000 foreign stocks in approximately 20 countries. Its long-term objective is to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction derived from broad diversification. The fund invests in the stocks of established companies based in Europe, Australia, and the Far East.
Personal Choice Retirement Account. This fund is a self-directed brokerage account option administered through an alliance with Charles Schwab and Company, Inc. The Personal Choice Retirement Account offers a wide range of investments, including more than 2,000 mutual funds from over 300 fund families, as well as individual securities.
Atlantic Coast Bank Certificate of Deposit Fund. This fund was established in 2004. Fund assets are invested in certificates of deposit of Atlantic Coast Bank. In addition, this fund also maintains a small cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the fund. An appropriate cash liquidity level is established as a percentage of the entire investment fund and is based on the plan’s provisions, estimated activity levels, and maturity of Certificates held in the fund.
Atlantic Coast Federal Corporation Stock Fund (Current Employer Stock Fund). The Atlantic Coast Federal Corporation Stock Fund consists primarily of common stock of Atlantic Coast Federal Corporation, a federally chartered majority-owned subsidiary of Atlantic Coast Federal, MHC, a mutual holding company. Investments in the Atlantic Coast Federal Corporation Stock Fund involves special risks common to investments in the shares of common stock of Atlantic Coast Federal Corporation. Following the offering, Atlantic Coast Federal Corporation will cease to exist, but will be succeeded by a new Maryland corporation, Atlantic Coast Financial Corporation which will be 100% owned by its public shareholders. Shares of Atlantic Coast Federal Corporation which were held in the Atlantic Coast Federal Corporation Stock Fund prior to the conversion and offering will be converted into new shares of common stock of Atlantic Coast Financial Corporation, in accordance with the exchange ratio. As soon as practicable after the closing of the stock offering, the Atlantic Coast Federal Corporation will be merged into the Atlantic Coast Financial Stock Fund.
Atlantic Coast Financial Corporation Stock Fund (New Employer Stock Fund) In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your Plan account in the Atlantic Coast Financial Corporation Stock Fund, which consists primarily of common stock of Atlantic Coast Financial Corporation. Subsequent to the stock offering, you may elect to invest all or a portion of your contributions in the Atlantic Coast Financial Corporation Stock Fund; you may also elect to transfer into the Atlantic Coast Financial Corporation Stock Fund all or a portion of your accounts currently invested in other funds under the Plan. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Atlantic Coast Financial Corporation Stock Fund to purchase shares of common stock of Atlantic Coast Financial Corporation, taking into consideration cash amounts needed to maintain liquidity in the account. It is expected that all

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purchases will be made at prevailing market prices. Performance of the Atlantic Coast Financial Corporation Stock Fund depends on a number of factors, including the financial condition and profitability of Atlantic Coast Financial Corporation and Atlantic Coast Bank and the market conditions for shares of Atlantic Coast Financial Corporation common stock generally. Investments in the Atlantic Coast Financial Corporation Stock Fund involves special risks common to investments in the shares of common stock of Atlantic Coast Financial Corporation.
For a discussion of material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).
An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the funds listed above.
Administration of the Plan
     The Trustee and Custodian. The trustee of the Plan is Reliance Trust Company. Reliance Trust Company serves as trustee for all the investments funds under the Plan, including during the offering period for Atlantic Coast Financial Corporation common stock. Following the offering period, Reliance Trust Company will also serve as the trustee of the Atlantic Coast Financial Corporation Stock Fund.
     Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, Atlantic Coast Bank. The address of the Plan administrator is 505 Haines Avenue, Waycross, Georgia 31501, telephone number (912) 283-4711. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.
     Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).
Amendment and Termination
     It is the intention of Atlantic Coast Bank to continue the Plan indefinitely. Nevertheless, Atlantic Coast Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your

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accounts. Atlantic Coast Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Atlantic Coast Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.
Merger, Consolidation or Transfer
     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.
Federal Income Tax Consequences
     The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.
     As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:
     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;
     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and
     (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.
     Atlantic Coast Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.
     Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or severance from employment, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by Atlantic Coast Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Atlantic Coast Bank, which is included in the distribution.

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     Atlantic Coast Financial Corporation Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Atlantic Coast Financial Corporation common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Atlantic Coast Financial Corporation common stock; that is, the excess of the value of Atlantic Coast Financial Corporation common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Atlantic Coast Financial Corporation common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Atlantic Coast Financial Corporation common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Atlantic Coast Financial Corporation common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Atlantic Coast Financial Corporation common stock. Any gain on a subsequent sale or other taxable disposition of Atlantic Coast Financial Corporation common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.
     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.
Notice of Your Rights Concerning Employer Securities.
     Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in the Atlantic Coast Financial Corporation Stock Fund under the Plan, you should take the time to read the following information carefully.
     Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Atlantic Coast Federal Corporation Stock Fund and Atlantic Coast Financial Corporation Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of either the Atlantic Coast Federal Corporation Stock Fund or the Atlantic Coast Financial Corporation Stock Fund.
     The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one

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company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.
     In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.
     It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.
Additional Employee Retirement Income Security Act (“ERISA”) Considerations
     As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Atlantic Coast Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.
     Because you will be entitled to invest all or a portion of your account balance in the Plan (other than amounts invested in the Atlantic Coast Federal Corporation Stock Fund) in Atlantic Coast Financial Corporation common stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.
Securities and Exchange Commission Reporting and Short-Swing Profit Liability
     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Atlantic Coast Financial Corporation Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Atlantic Coast Financial Corporation, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of

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Atlantic Coast Financial Corporation’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Atlantic Coast Financial Corporation Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Atlantic Coast Financial Corporation generally must be reported to the Securities and Exchange Commission by such individuals.
     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Atlantic Coast Financial Corporation of profits realized by an officer, director or any person beneficially owning more than 10% of Atlantic Coast Financial Corporation’s common stock resulting from non-exempt purchases and sales of Atlantic Coast Financial Corporation common stock within any six-month period.
     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.
     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Atlantic Coast Financial Corporation Stock Fund for six months after receiving such a distribution.
Financial Information Regarding Plan Assets
     Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at March 31, 2010, is available upon written request to the Plan administrator at the address shown above.

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LEGAL OPINION
     The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to Atlantic Coast Bank and Atlantic Coast Financial Corporation in connection with Atlantic Coast Financial Corporation’s stock offering.

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PROSPECTUS

ATLANTIC COAST FINANCIAL CORPORATION
(Proposed Holding Company for Atlantic Coast Bank)
Up to 2,760,000 Shares of Common Stock
(Subject to increase to up to 3,174,000 shares)

Atlantic Coast Financial Corporation, a Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Atlantic Coast Federal, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the ownership interest in Atlantic Coast Federal Corporation currently owned by Atlantic Coast Federal, MHC. Immediately following completion of the conversion offering, we will be offering no more than 1,650,000 shares of common stock for sale at $10.00 per share to certain investors in a supplemental public offering. Atlantic Coast Federal Corporation’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “ACFC.” For a period of 20 trading days after the completion of the conversion offering and supplemental offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “ACFCD,” and, thereafter, our trading symbol will revert to “ACFC.”

In the conversion offering, we are offering the shares of common stock to eligible depositors of Atlantic Coast Bank in a “subscription offering.” Depositors of Atlantic Coast Bank with aggregate account balances of at least $50 as of the close of business on March 31, 2009 will have first priority rights to buy our shares of common stock. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated.

We are offering up to 2,760,000 shares of common stock for sale on a best efforts basis in the conversion offering. We may sell up to 3,174,000 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting purchasers. We must sell a minimum of 2,040,000 shares in the conversion offering to complete the conversion offering. In addition to the shares we are selling in the conversion offering, we also will simultaneously issue up to 1,482,070 shares of common stock to existing public stockholders of Atlantic Coast Federal Corporation in exchange for their existing shares. The number of shares to be issued in the exchange may be increased up to 1,704,380 shares of common stock if we sell 3,174,000 shares of common stock in the conversion offering.

The minimum order is 25 shares. The subscription and community offerings are expected to expire at 2:00 p.m., Eastern Time, on [expiration date]. We may extend this expiration date without notice to you until [Extension date #1]. Once submitted, orders are irrevocable unless the conversion offering is terminated or is extended, with Office of Thrift Supervision approval, beyond [Extension date #1], or the number of shares of common stock to be sold is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares. If the conversion offering is extended past [Extension date #1], or if the number of shares to be sold is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received in the subscription and the community offering prior to the completion of the conversion offering will be held in a segregated account at Atlantic Coast Bank and will earn interest at 0.10% per annum.

Immediately following completion of the conversion offering, we intend to sell no more than 1,650,000 shares of common stock to certain investors in the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, we may resolicit subscribers in the conversion offering. We must reach the minimum of the valuation range in order to complete the supplemental offering.

Stifel, Nicolaus & Company, Incorporated will assist us in selling our shares of common stock on a best efforts basis in the subscription and community offerings and the supplemental offering. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock that are being offered for sale.
OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum

Number of shares in conversion offering	2,040,000	2,400,000	2,760,000	3,174,000
Gross conversion offering proceeds	$20,400,000	$24,000,000	$27,600,000	$31,740,000
Number of shares to be issued in supplemental offering	1,650,000	1,650,000	1,650,000	1,650,000
Gross supplemental offering proceeds	$16,500,000	$16,500,000	$16,500,000	$16,500,000
Estimated conversion offering expenses, excluding selling agent commissions and expenses	$1,159,000	$1,159,000	$1,159,000	$1,159,000
Estimated conversion offering selling agent commissions and expenses(1)	$1,119,340	$1,275,400	$1,431,460	$1,610,929
Estimated supplemental offering placement agent commissions(2)	$605,000	$605,000	$605,000	$605,000
Estimated total net proceeds	$34,016,660	$37,460,600	$40,904,540	$44,865,071
Estimated total net proceeds per share	$9.22	$9.25	$9.28	$9.30

(1)	The amounts shown assume that 25.0% of the shares are sold in the subscription and community offerings and the remaining 75.0% are sold in a syndicated community offering. The amounts shown include: (i) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in connection with the subscription offering equal to 1.0% of the aggregate dollar amount of common stock sold in the subscription offering and community offering (net of insider purchases and shares purchased by our employee stock ownership plan), or approximately $56,654, at the adjusted maximum of the offering range; (ii) fees and selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated and any other broker-dealers participating in the syndicated offering equal to 5.5% of the aggregate dollar amount of common stock sold in the syndicated community offering, or approximately $1,309,275 at the adjusted maximum of the offering; and (iii) other expenses of the offerings payable to Stifel, Nicolaus & Company, Incorporated as selling agent estimated to be $245,000. See “Pro Forma Data” and “The Conversion and Offering — Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering used to determine the estimated offering expenses. If all shares of common stock are sold in the syndicated community offering, the maximum selling agent commissions and expenses would be $1.4 million, $1.6 million, $1.8 million and $2.0 million at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

(2)	The amounts shown assume that 550,000 shares are sold in the supplemental offering to investors who have participated in any credit facility with us and the remaining 1,100,000 shares are sold in the supplemental offering to other investors. The amounts shown include: (i) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in connection with the supplemental offering equal to 1.0% of the aggregate dollar amount of common stock sold to investors who have participated in any credit facility with us, or approximately $55,000; and (ii) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in the supplemental offering equal to 5.0% of the aggregate dollar amount of common stock sold to other investors, or approximately $550,000. See “Pro Forma Data” and “The Supplemental Offering — Placement Agent Compensation; Plan of Distribution” for information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated.
This investment involves a degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page 21.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Stifel Nicolaus
For assistance, please contact the Stock Information Center, toll-free, at [Stock Information Number].
The date of this prospectus is [Prospectus Date].

[MAP TO BE INSERTED ON INSIDE FRONT COVER]

i

SUMMARY
     The following summary explains the significant aspects of the conversion offering, the supplemental offering and the exchange of existing shares of Atlantic Coast Federal Corporation common stock for shares of Atlantic Coast Financial Corporation common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”
The Companies
     Atlantic Coast Financial Corporation
     Atlantic Coast Financial Corporation is a Maryland corporation that will own all of the outstanding common stock of Atlantic Coast Bank upon completion of the conversion offering, and will be the successor to Atlantic Coast Federal Corporation.
     Atlantic Coast Financial Corporation’s executive offices will be located at 12724 Gran Bay Parkway West, Jacksonville, Florida 32258, and its telephone number at this address is (800) 342-2824.
     Atlantic Coast Federal, MHC
     Atlantic Coast Federal, MHC is the federally chartered mutual holding company of Atlantic Coast Federal Corporation. Atlantic Coast Federal, MHC’s principal business activity is the ownership of 8,728,500 shares of common stock of Atlantic Coast Federal Corporation, or 65.1% of the outstanding shares as of March 31, 2010. Upon completion of the conversion offering, Atlantic Coast Federal, MHC will no longer exist.
     Atlantic Coast Federal, MHC’s executive offices are located at 505 Haines Avenue, Waycross, Georgia 31501, and its telephone number at this address is (800) 342-2824.
     Atlantic Coast Federal Corporation
     Atlantic Coast Federal Corporation is a federally chartered corporation that owns all of the outstanding common stock of Atlantic Coast Bank. At March 31, 2010, Atlantic Coast Federal Corporation had consolidated assets of $914.0 million, deposits of $584.7 million and stockholders’ equity of $56.4 million. After the completion of the conversion offering, Atlantic Coast Federal Corporation will cease to exist, but will be succeeded by Atlantic Coast Financial Corporation, a Maryland corporation. As of March 31, 2010, Atlantic Coast Federal Corporation had 13,415,709 shares of common stock outstanding. As of that date, Atlantic Coast Federal, MHC owned 8,728,500 shares of common stock of Atlantic Coast Federal Corporation, representing 65.1% of the outstanding shares of common stock. The remaining shares were owned by the public.
     Atlantic Coast Federal Corporation’s executive offices are located at 505 Haines Avenue, Waycross, Georgia 31501, and its telephone number at this address is (800) 342-2824.
     Atlantic Coast Bank
     Atlantic Coast Bank is a federally chartered savings bank headquartered in Waycross, Georgia. Atlantic Coast Bank was founded in 1939 as a credit union. Atlantic Coast Bank conducts business from its main office located in Waycross, Georgia, and its eleven branch offices located in southeast Georgia and northeast Florida. Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences, home equity loans, and, to a lesser extent, automobile and other consumer loans. We also have originated multi-family residential loans and commercial construction and residential construction loans, but will no longer emphasize the origination of such loans. Instead, our new strategy is to increase our mortgage banking activity, warehouse lending and originating commercial business and owner-occupied commercial real estate loans to small businesses. Loans are obtained principally through retail staff, brokers and wholesale purchases. We also invest in investment securities, primarily those issued by U.S. government-sponsored agencies and entities, including Fannie Mae, Freddie Mac and Ginnie Mae. Revenues are derived principally from interest on loans and other interest earning assets, such as investment securities. To a lesser extent, revenue is generated from service charges and other income.
     Atlantic Coast Bank is subject to comprehensive regulation and examination by the Office of Thrift Supervision. Atlantic Coast Bank’s executive offices are located at 505 Haines Avenue, Waycross, Georgia 31501, and its telephone number at this address is (800) 342-2824. In conjunction with the conversion, we intend to relocate our domicile to Jacksonville, Florida. Its website address is www.AtlanticCoastBank.net. Information on this website is not and should not be considered to be a part of this prospectus.
Our Current Organizational Structure
     In January 2003, Atlantic Coast Bank completed its conversion from a mutual savings bank into the two-tier mutual holding company structure and became a wholly owned subsidiary of Atlantic Coast Federal Corporation. On October 4, 2004, Atlantic Coast Federal Corporation completed a minority stock offering in which it sold 5,819,000 shares or 40.0% of its common stock to eligible depositors and Atlantic Coast Bank’s Employee Stock Ownership Plan, with 60.0% of the 14,547,500 shares outstanding owned by Atlantic Coast Federal, MHC, our mutual holding company parent. As a result of stock repurchases, Atlantic Coast Federal, MHC currently owns 65.1% of our outstanding shares.
     Pursuant to the terms of Atlantic Coast Federal, MHC’s plan of conversion and reorganization, Atlantic Coast Federal, MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and a syndicated community offering the majority ownership interest in Atlantic Coast Federal Corporation that is currently held by Atlantic Coast Federal, MHC. Upon the completion of the conversion offering, Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation will cease to exist, and we will complete the transition of our organization from being partially owned by public stockholders to being fully owned by public stockholders. Upon completion of the conversion, public stockholders of Atlantic Coast Federal Corporation will receive shares of common stock of Atlantic Coast Financial Corporation in exchange for their shares of Atlantic Coast Federal Corporation.

     The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:
     After the conversion offering is completed, we will be organized as a fully public holding company, as follows:

Business Strategy
     Our business strategy is as follows:
•	Continuing our proactive approach to reducing non-performing assets by aggressive resolution and disposition initiatives through:
•	Aggressive charge-off policy;

•	Loan work out programs;

•	Enhanced collection practices;

•	Non-performing asset sales;

•	Credit Risk Management;
•	Increasing revenue through an expansion of our mortgage banking strategy and an increased emphasis on commercial lending to small businesses;

•	Growing our core deposit base; and

•	Expanding through acquisition opportunities.
     See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Strategy” for a more complete discussion of our business strategy.
Our Market Area
     We conduct business from our headquarters and 11 full-service branch offices in northeastern Florida and southeastern Georgia. We have branches located in Waycross, Douglas and Garden City (Savannah area), Georgia, and in Jacksonville Beach, Orange Park, Neptune Beach, Westside, Southside and Julington Creek in the Jacksonville metropolitan area. Our primary lending area is in the Jacksonville metropolitan area with our deposit customers residing in both the Jacksonville metropolitan and southeastern Georgia markets.
     Our Florida market area has demonstrated strong population growth and stable household income levels despite the impact of the economic downturn. Over the past 10 years, the Jacksonville metropolitan area population has grown at a rate of 10% and is estimated to continue that trend and exceed state and national population growth trends according to estimates from SNL Financial. The economy in the Jacksonville metropolitan market area is diverse with aviation and aerospace, supply chain logistics, finance and insurance, information technology, life sciences and manufacturing being the most prominent. Our Georgia market has demonstrated a decrease in population and limited growth trends as it is a largely agricultural-based economy. However, despite such decreases in growth since 2000, our Georgia market area household income levels are estimated to grow at rates above state and national levels and has remained a stable banking market.
     See “Business of Atlantic Coast Federal Corporation and Atlantic Coast Bank—Market Area” for information with respect to the markets in which we operate.

Reasons for the Conversion and Offerings
     Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offerings are to:
•	increase our capital position;

•	eliminate some of the uncertainties associated with proposed financial regulatory reform by the United States Congress, which may result in changes to or elimination of our primary bank regulator and holding company regulator as well as changes in regulations applicable to us, including, but not limited to, capital requirements, treatment of waived dividends by the mutual holding company, payment of dividends and conversion to full stock form;

•	support internal growth through increased lending in the communities we serve;

•	enable us to enhance existing products and services to meet the needs of our market;

•	improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies; and

•	support acquisitions of financial institutions as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity.
     As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Atlantic Coast Federal, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.
Terms of the Conversion Offering
     Pursuant to Atlantic Coast Federal, MHC’s plan of conversion and reorganization, our organization will convert from a partially public to a fully public holding company structure. In connection with the conversion, we are selling shares that represent the 65.1% ownership interest in Atlantic Coast Federal Corporation currently held by Atlantic Coast Federal, MHC.
     We are offering between 2,040,000 and 2,760,000 shares of common stock to eligible depositors of Atlantic Coast Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, to residents of the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, to our existing public stockholders and to the general public in a community offering and, if necessary, a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 3,174,000 shares as a result of demand for the shares of common stock in the conversion offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 3,174,000 shares or decreased to fewer than 2,040,000 shares, or the conversion offering is extended beyond [Extension date #1], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the conversion offering is extended past [Extension date #1], or if the number of shares to be sold is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares, subscribers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the subscriber’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled.
     The purchase price of each share of common stock to be offered for sale in the conversion offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the conversion offering. Stifel, Nicolaus & Company, Incorporated, our conversion advisor and selling agent in the conversion offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the conversion offering.
Terms of the Supplemental Offering
     We will offer no more than an additional 1,650,000 shares of our common stock, at a purchase price of $10.00 per share, to selected investors in a supplemental offering, which we anticipate will occur immediately following completion of the conversion offering. We are conducting the supplemental offering to raise more capital than we can raise in the conversion offering alone. We believe the additional capital that we can raise in the supplemental offering enhances our ability to complete the conversion offering and positions us to better execute our business plan. We intend to use the net proceeds of the supplemental offering as discussed under “How We Intend to Use the Proceeds From the Offerings.” Our independent valuation appraisal by RP Financial, LC. assumes the completion of the supplemental offering in arriving at the estimated pro forma market valuation of Atlantic Coast Financial Corporation, which ranges from $47.9 million at the minimum of the valuation range to $65.3 million at the adjusted maximum of the valuation range.
     We must reach the minimum of the valuation range in order to complete the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, we may resolicit subscribers in the conversion offering. Purchasers in the supplemental offering may also purchase shares in the conversion offering, which will count towards reaching the minimum of the conversion offering range. We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the supplemental offering. No purchaser in the supplemental offering alone, or “acting in concert,” may acquire or own more than 9.9% of the shares outstanding following completion of the conversion and supplemental offerings. The supplemental offering is not subject to Office of Thrift Supervision approval or a stockholder vote.
     The additional shares sold by us upon the completion of the supplemental offering will result in dilution of the ownership percentage of stockholders who purchased stock or received exchange shares in connection with the conversion. The following table shows the ownership percentages of conversion offering purchasers, current stockholders who receive shares in the exchange that is part of the conversion offering and supplemental offering purchasers.

Proposed Ownership of Atlantic Coast Financial Corporation Following the Completion of the
Conversion and the Supplemental Offerings

	Minimum	Midpoint	Maximum	Adjusted Maximum
Conversion Share Ownership Percentage	42.63%	44.95%	46.84%	48.62%
Exchange Shares Ownership Percentage	22.89%	24.14%	25.15%	26.11%
Supplemental Offering Shares Ownership Percentage	34.48%	30.91%	28.00%	25.27%

Total	100.00%	100.00%	100.00%	100.00%

     Investors will not be charged a commission to purchase shares of common stock in the supplemental offering. Stifel, Nicolaus & Company, Incorporated, our placement agent in the supplemental offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the supplemental offering.
How We Determined the Conversion Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price
     The amount of common stock we are offering for sale in the conversion offering and the exchange ratio are based on an independent appraisal of the estimated market value of Atlantic Coast Financial Corporation, assuming the conversion, exchange and supplemental offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 28, 2010, this market value was $53.4 million, which includes the sale of $16.5 million of shares in the supplemental offering to occur following the completion of the conversion offering. Based on Office of Thrift Supervision regulations, this market value forms the midpoint of a valuation range with a minimum of $47.9 million and a maximum of $58.9 million. Based on this valuation and the valuation range, the 65.1% ownership interest of Atlantic Coast Federal, MHC in Atlantic Coast Federal Corporation being sold in the conversion offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Atlantic Coast Financial Corporation will range from 2,040,000 shares to 2,760,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio will range from 0.2337 shares at the minimum of the conversion offering range to 0.3162 at the maximum of the conversion offering range, and will preserve the existing percentage ownership of public stockholders of Atlantic Coast Federal Corporation (excluding any new shares purchased by them in the conversion offering, their receipt of cash in lieu of fractional shares and any shares purchased in the supplemental offering). If demand for shares or market conditions warrant, the appraisal can be increased by 15%, without notice to subscribers, which would result in an estimated market value of $65.3 million, a conversion offering of 3,174,000 shares of common stock and an exchange ratio of 0.3636.

     The appraisal is based in part on Atlantic Coast Financial Corporation’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offerings, and an analysis of a peer group of ten publicly traded savings banks and thrift holding companies that RP Financial, LC. considers comparable to Atlantic Coast Financial Corporation The appraisal peer group consists of the following companies. Asset size for all companies is as of March 31, 2010.

	Ticker
Company Name	Symbol	Exchange	Headquarters	Total Assets
				(in millions)
First Defiance Financial Corp.	FDEF	NASDAQ	Defiance, OH	$2,059
BankFinancial Corp.	BFIN	NASDAQ	Burr Ridge, IL	1,559
MutualFirst Financial, Inc.	MFSF	NASDAQ	Munice, IN	1,487
Abington Bancorp, Inc.	ABBC	NASDAQ	Jenkintown, PA	1,267
CFS Bancorp, Inc.	CITZ	NASDAQ	Munster, IN	1,092
Legacy Bancorp, Inc.	LEGC	NASDAQ	Pittsfield, MA	946
First PacTrust Bancorp	FPTB	NASDAQ	Chula Vista, CA	904
Riverview Bancorp, Inc.	RVSB	NASDAQ	Vancouver, WA	838
Fidelity Bancorp, Inc.	FSBI	NASDAQ	Pittsburgh, PA	708
Jefferson Bancshares, Inc.	JFBI	NASDAQ	Morristown, TN	663
     Our board of directors carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process. RP Financial, LC. helped us understand the regulatory process as it applies to the appraisal and advised the board of directors as to how much capital we would be required to raise under the regulatory appraisal guidelines.
     The following table presents a summary of selected pricing ratios for the peer group companies and Atlantic Coast Financial Corporation (on a pro forma basis) and other information as of and for the twelve months ended March 31, 2010, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the conversion offering range indicated a premium of 8.2% on a price-to-book value basis and a discount of 4.7% on a price-to-tangible book value basis. The price-to-earnings multiples were not meaningful for either Atlantic Coast Financial Corporation or the peer group due to operating losses or low earnings.

	Price-to-book	Price-to-tangible
	value ratio	book value ratio
Atlantic Coast Financial Corporation (on a pro forma basis, assuming completion of the conversion and supplemental offering)
Adjusted Maximum	66.72%	66.80%
Maximum	62.55%	62.62%
Midpoint	58.64%	58.70%
Minimum	54.45%	54.51%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	54.18%	61.61%
Medians	50.78%	56.98%
     The independent appraisal does not indicate market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offerings the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.
     For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion Offering—Stock Pricing and Number of Shares to be Issued.”
After-Market Stock Price Performance
     The following table presents stock price performance information for all second-step conversions completed between January 1, 2009 and May 28, 2010. None of these companies were included in the group of 10 comparable public companies utilized in RP Financial, LC.’s valuation analysis.
Second-Step Conversion Offerings
Completed Closing Dates between January 1, 2009 and May 28, 2010

			Percentage Price Appreciation (Depreciation)
			From Initial Trading Date
	Conversion					Through May 28,
Company Name and Ticker Symbol	Date	Exchange	One Day	One Week	One Month	2010

Eagle Bancorp Montana, Inc. (EBMT)	4/5/10	Nasdaq	5.5%	6.5%	4.1%	0.5%
Ocean Shore Holding Co. (OSHC)	12/21/09	Nasdaq	7.5%	12.3%	13.1%	38.8%
Northwest Bancshares, Inc. (NWBI)	12/18/09	Nasdaq	13.5%	13.0%	14.0%	16.3%

Average			8.8%	10.6%	10.4%	18.5%
Median			7.5%	12.3%	13.1%	16.3%
     Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. None of the companies listed in the table above are exactly similar to Atlantic Coast Financial Corporation, the pricing ratios for their stock offerings may have been different from the pricing ratios for Atlantic Coast Financial Corporation shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions. Furthermore, this table presents only short-term performance with respect to companies that recently completed their second-step conversions and may not be indicative of the longer-term stock price performance of these companies. The performance of these stocks may not be indicative of how our stock will perform.
     Our stock price may trade below $10.00 per share, as the stock prices of many second-step conversions completed prior to 2009 have decreased below the initial offering price. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 21.
The Exchange of Existing Shares of Atlantic Coast Federal Corporation Common Stock
     If you are currently a stockholder of Atlantic Coast Federal Corporation, your shares will be canceled at the completion of the conversion offering and will become the right to receive shares of common stock of Atlantic Coast Financial Corporation. The number of shares of common stock you receive will be based on the exchange ratio, which will depend upon our final appraised value. The following table shows how the exchange ratio will adjust, based on the valuation of Atlantic Coast Financial Corporation and the number of shares of common stock issued in the conversion offering

(excluding the effect of any shares sold in the supplemental offering). The table also shows the number of shares of Atlantic Coast Financial Corporation common stock a hypothetical owner of Atlantic Coast Federal Corporation common stock would receive in exchange for 100 shares of Atlantic Coast Federal Corporation common stock owned at the completion of the conversion offering, depending on the number of shares of common stock issued in the conversion offering.

							Equivalent		New
					Total Shares		Value of	Equivalent	Shares to
			Shares of Atlantic Coast		of Common		Shares	Pro Forma	be
	Shares to be Sold in		Financial Corporation to be		Stock to be		Based Upon	Book Value	Received
	The Conversion		Issued for Shares of Atlantic		Issued in		Conversion	Per	for 100
	Offering		Coast Federal Corporation		Conversion	Exchange	Offering	Exchanged	Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share	Shares

Minimum	2,040,000	65.1%	1,095,443	34.9%	3,135,443	0.2337	$2.34	$3.52	23
Midpoint	2,400,000	65.1	1,288,756	34.9	3,688,756	0.2750	2.75	3.87	27
Maximum	2,760,000	65.1	1,482,070	34.9	4,242,070	0.3162	3.16	4.20	31
15% above Maximum	3,174,000	65.1	1,704,380	34.9	4,878,380	0.3636	3.64	4.56	36

(1)	Represents the value of shares of Atlantic Coast Financial Corporation common stock to be received in connection with the conversion by a holder of one share of Atlantic Coast Federal Corporation, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
     If you own shares of Atlantic Coast Federal Corporation common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock. If you own shares in the form of Atlantic Coast Federal Corporation stock certificates, after the completion of the conversion offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of Atlantic Coast Financial Corporation common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Atlantic Coast Federal Corporation stock certificates. You should not submit a stock certificate until you receive a transmittal form.
     No fractional shares of Atlantic Coast Financial Corporation common stock will be issued to any public stockholder of Atlantic Coast Federal Corporation. For each fractional share that otherwise would be issued, Atlantic Coast Financial Corporation will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share price.
     Outstanding options to purchase shares of Atlantic Coast Federal Corporation common stock will convert into and become options to purchase new shares of Atlantic Coast Financial Corporation common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At March 31, 2010, there were 472,345 outstanding options to purchase shares of Atlantic Coast Federal Corporation common stock, 373,882 of which have vested. Such outstanding options will be converted into options to purchase 110,387 shares of common stock at the minimum of the conversion offering range and 149,355 shares of common stock at the maximum of the conversion offering range. Because Office of Thrift Supervision regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised for authorized, but unissued shares of common stock following the conversion, stockholders would experience dilution of approximately 2.25% at the minimum and 2.47% at the maximum of the conversion offering range.

How We Intend to Use the Proceeds From the Offerings
     We intend to invest at least 50% of the net proceeds from the stock offerings in Atlantic Coast Bank, loan funds to our employee stock ownership plan to fund its purchase of our shares of common stock in the conversion offering, repay a $5.0 million loan that Atlantic Coast Federal Corporation expects to obtain in June 2010, the proceeds of which were contributed to Atlantic Coast Bank as capital, and retain the remainder of the net proceeds from the offerings. Therefore, assuming we sell 2,400,000 shares of common stock in the conversion offering and 1,650,000 shares of common stock in the supplemental offering, and we have net proceeds of $37.5 million, we intend to invest $18.7 million in Atlantic Coast Bank, loan $960,000 to our employee stock ownership plan to fund its purchase of our shares of common stock, use $5.0 million to repay our loan and retain the remaining $12.8 million of the net proceeds.
     We may use the funds we retain for investments, to finance the acquisition of financial institutions or other financial service companies as opportunities arise, to repurchase shares of common stock, and for other general corporate purposes. Atlantic Coast Bank may use the proceeds it receives from us to support increased lending, to expand its branch network, to enhance its products and services, to invest in securities and for other general corporate purposes.
     Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offerings” for more information on the proposed use of the proceeds from the offerings.
Persons Who May Order Shares of Common Stock in the Conversion Offering
     We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on March 31, 2009.

(ii)	Second, to our tax-qualified employee benefit plans (including Atlantic Coast Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the conversion offering. We expect our employee stock ownership plan to purchase 4% of the shares of common stock sold in the conversion offering.

(iii)	Third, to depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on [Supplemental Record Date].

(iv)	Fourth, to depositors of Atlantic Coast Bank at the close of business on [Member Record Date].
     Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, and then to Atlantic Coast Federal Corporation’s public stockholders as of [Stockholder Record Date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a “syndicated community offering” managed by Stifel, Nicolaus &

Company, Incorporated. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
     If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion Offering.”
Limits on How Much Common Stock You May Purchase in the Conversion Offering
     The minimum number of shares of common stock that may be purchased is 25.
     If you are not currently a Atlantic Coast Federal Corporation stockholder —
     No individual may purchase more than 5% of the common stock sold in the conversion offering. If any of the following persons purchases shares of common stock, their purchases, in all categories of the conversion offering, when combined with your purchases, cannot exceed 5% of the common stock sold in the conversion offering:
•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.
     Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 5% of the common stock sold in the conversion offering.
     See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion Offering—Additional Limitations on Common Stock Purchases.”
     If you are currently a Atlantic Coast Federal Corporation stockholder —
     In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan. Shares of common stock that you purchase in the conversion offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Atlantic Coast Federal Corporation common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion offering.
     Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering
     In the subscription offering and community offering, you may pay for your shares only by:
(i)	personal check, bank check or money order made payable directly to Atlantic Coast Financial Corporation; or

(ii)	authorizing us to withdraw funds from the types of Atlantic Coast Bank deposit accounts designated on the stock order form.
     Atlantic Coast Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offerings. Additionally, you may not use a Atlantic Coast Bank line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from Atlantic Coast Bank’s accounts with check-writing privileges. You may not authorize direct withdrawal from a Atlantic Coast Bank retirement account. See “—Using Individual Retirement Accounts.”
     You can subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Atlantic Coast Financial Corporation or authorization to withdraw funds from one or more of your Atlantic Coast Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern Time, on [expiration date], which is the end of the offering period. You may submit you stock order form and payment by mail using the stock order reply envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the Stock Order Form. You may hand-deliver stock order forms to Atlantic Coast Bank’s Florida Regional office, located at 12724 Gran Bay Parkway West, Jacksonville, Florida 32258. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our branch offices. Please do not mail stock order forms to Atlantic Coast Bank.
     Please see “The Conversion Offering— Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the conversion offering.
Using Individual Retirement Account Funds to Purchase Shares of Common Stock
     You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”) or other types of retirement accounts. If you wish to use some or all of the funds in your Atlantic Coast Bank retirement account, the applicable funds must first be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] conversion offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at Atlantic Coast Bank or elsewhere. Whether you may use such funds for the purchase of shares in the conversion offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

     See “The Conversion Offering—Procedure for Purchasing Shares—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the conversion offering.
Purchases by Officers and Directors
     We expect our directors and executive officers, together with their associates, to subscribe for 100,000 shares of common stock in the subscription and community offering, representing 4.9% of shares to be sold at the minimum of the conversion offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offerings. Following the conversion offering and supplemental offering, our directors and executive officers, together with their associates, are expected to beneficially own ________ shares of common stock, or ______% of our total outstanding shares of common stock at the minimum of the conversion offering range, which includes shares they currently own that will be exchanged for new shares of Atlantic Coast Financial Corporation and completion of the supplemental offering. We do not expect directors and executive officers to purchase shares in the supplemental offering.
     See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of our shares of common stock by our directors and executive officers.
Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings
     The deadline for purchasing shares of common stock in the subscription and community offerings is 2:00 p.m., Eastern Time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.
     Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.
     TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO [EXPIRATION DATE] OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO [EXPIRATION DATE].
     See “The Conversion Offering— Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the conversion offering.
You May Not Sell or Transfer Your Subscription Rights
     Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription and community offerings, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.
Delivery of Stock Certificates
     Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order forms. Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion offering. We expect trading in the stock to begin on the business day of or on the business day following the completion of the conversion offering and supplemental offering. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though our common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm. If you are currently a stockholder of Atlantic Coast Federal Corporation, see “The Conversion Offering—Exchange of Existing Stockholders’ Stock Certificates” for a discussion on how you will receive Atlantic Coast Financial Corporation stock certificates in exchange for your Atlantic Coast Federal Corporation stock certificates.
Conditions to Completion of the Conversion Offering
     We cannot complete the conversion offering unless:
•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Atlantic Coast Federal, MHC (depositors of Atlantic Coast Bank) as of [Member Record Date];

•	The plan of conversion and reorganization is approved by at least two-thirds of the outstanding shares of common stock of Atlantic Coast Federal Corporation as of [Stockholder Record Date], including shares held by Atlantic Coast Federal, MHC;

•	The plan of conversion and reorganization is approved by at least a majority of the outstanding shares of common stock of Atlantic Coast Federal Corporation as of [Stockholder Record Date], excluding those shares held by Atlantic Coast Federal, MHC;

•	We sell at least the minimum number of shares of common stock offered in the conversion offering; and

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion offering.
     Atlantic Coast Federal, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization. At [Stockholder Record Date], Atlantic Coast Federal, MHC owned 65.1% of the outstanding shares of common stock of Atlantic Coast Federal Corporation. The directors and executive officers of Atlantic Coast Federal Corporation and their affiliates owned ________ shares of Atlantic Coast Federal Corporation (including exercisable options), or ______% of the outstanding shares of common stock and ______% of the outstanding shares of common stock, excluding shares owned by Atlantic Coast Federal, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
     If we do not receive orders for at least 2,040,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the conversion offering range. Specifically, we may:
(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the conversion offering beyond [Extension date #1], so long as we resolicit subscriptions that we have previously received in the conversion offering; and/or

(iii)	increase the purchase of shares by the employee stock ownership plan.
     If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.
Possible Change in the Conversion Offering Range
     RP Financial, LC. will update its appraisal before we complete the conversion offering. If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our estimated pro forma market value has increased, we may sell up to 3,174,000 shares in the conversion offering without further notice to you. If our estimated pro forma market value at that time is either below $47.9 million or above $65.3 million, then, after consulting with the Office of Thrift Supervision, we may:
•	terminate the conversion offering and promptly return all funds;

•	set a new conversion offering range; and/or

•	take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.
     If we set a new conversion offering range, subscribers will be resolicited and given the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the subscriber’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled.
Possible Termination of the Conversion Offering
     We may terminate the conversion offering at any time prior to the special meeting of members of Atlantic Coast Federal, MHC that is being called to vote upon the conversion, and at any time after member approval with the approval of the Office of Thrift Supervision. If we terminate the conversion offering, we will promptly return your funds with interest at 0.10%, and we will cancel deposit account withdrawal authorizations.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
     We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our eligible employees, to purchase up to 4% of the shares of common stock we sell in the subscription and community offerings. These shares, when combined with shares owned by our existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion. If we receive orders for more shares of common stock than the maximum of the conversion offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 4% of the shares of common stock sold in the conversion offering. This would reduce the number of shares available for allocation to eligible account holders. For further information, see “Management—Executive Compensation—Employee Stock Ownership Plan and Trust.”
     Office of Thrift Supervision regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Our current intention is to implement one or more new stock-based incentive plans no earlier than 12 months after completion of the conversion. Stockholder approval of these plans would be required. If implemented within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares up to 4% of the shares of common stock sold in the conversion offering (reduced by amounts purchased in the this conversion offering by our 401(k) plan using its purchase priority in the conversion offering) for awards of restricted stock to key employees and directors, at no cost to the recipients. If implemented within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares up to 10% of the shares of common stock sold in the conversion offering for issuance pursuant to grants of stock options to key employees and directors. The total grants available under the stock-based benefit plans are subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect shares of common stock or stock options reserved for issuance by Atlantic Coast Federal Corporation or Atlantic Coast Bank. Current Office of Thrift Supervision policy would require the aggregate amount of outstanding restricted stock (including shares originally reserved) to be 4% or less of our total outstanding shares following the conversion and outstanding stock options (including shares originally reserved for issuance) to be 10% or less of our total outstanding shares following the conversion. If the stock-based benefit plan is adopted more than one year after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plans, see “Management—Benefit Plans.”

     The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the conversion offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.

					Value of Grants (In
	Number of Shares to be Granted or Purchased			Dilution	Thousands (1)
		At		Resulting		At
		Maximum	As a	From	At	Adjusted
	At	as adjusted	Percentage	Issuance of	Minimum	Maximum
	Minimum of	of	of Common	Shares for	of	of
	Conversion	Conversion	Stock to be	Stock-Based	Conversion	Conversion
	Offering	Offering	Sold in the	Benefit Plans	Offering	Offering
	Range	Range	Conversion	(2)	Range	Range

Employee stock ownership plan	81,600	126,960	4.0%	N/A (3)	$816,000	$1,269,600
Restricted stock awards	81,600	126,960	4.0	1.91%	816,000	1,269,600
Stock options	204,000	317,400	10.0	4.64%	589,560	917,286

Total	367,200	571,320	18.0%	6.37%	$2,221,560	$3,456,486

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.89 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of 6 years; a dividend yield of 0%; a risk-free rate of return of 2.42%; and a volatility rate of 23.90% based on an index of publicly traded thrift institutions. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	Reflects dilution based on all shares outstanding, including shares issued in the supplemental offering.

(3)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the conversion.
     We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2005 Stock Option Plan are exercised during the first year following completion of the conversion, they will be funded with newly issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this conversion except to fund the grants of restricted stock under our stock-based benefit plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance.

     The following table presents information as of March 31, 2010 regarding our employee stock ownership plan, our 2005 Recognition and Retention Plan and 2005 Stock Option Plan and our proposed stock-based benefit plan. The table below assumes that 5,892,070 shares are outstanding after the conversion offering and supplemental offering, which includes the sale of 2,760,000 shares in the conversion offering at the maximum of the offering range, 1,650,000 shares sold in the supplemental offering and the issuance of 1,482,070 shares in exchange for shares of Atlantic Coast Federal Corporation using an exchange ratio of 0.3162. It also assumes that the value of the stock is $10.00 per share.

						Percentage of
						Shares Outstanding
		Shares at				After the
		Maximum		Estimated		Conversion and
		of Conversion		Value of		Supplemental
Existing and New Stock Benefit Plans	Participants	Offering Range		Shares		Offering

Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		147,197	(2)	$1,471,974		2.50%
Shares to be purchased in conversion offering		110,400		1,104,000		1.87

Total employee stock ownership plan shares		257,597		$2,575,974		4.37%

Restricted Stock Awards:	Directors, Officers and Employees
2005 Recognition and Retention Plan (1)		90,158	(3)	$901,583	(4)	1.53%
New shares of restricted stock		110,400		1,104,000	(4)	1.87

Total shares of restricted stock		200,558		$2,005,583		3.40%

Stock Options:	Directors, Officers and Employees
2005 Stock Option Plan (1)		225,396	(5)	$651,393		3.83%
New stock options		276,000		797,640	(6)	4.68

Total stock options		501,396		$1,449,033		8.51%

Total of stock benefit plans		959,552		$6,030,591		16.28%

(1)	The number of shares indicated has been adjusted for the 0.3162 exchange ratio at the maximum of the conversion offering range.

(2)	As of March 31, 2010, 147,197 of these shares, or 465,520 shares prior to adjustment for the exchange, have been allocated.

(3)	As of March 31, 2010, all of these shares, or 285,131 shares prior to adjustment for the exchange, have been awarded, and 71,904 shares, or 227,403 shares prior to adjustment for the exchange, have vested.

(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)	As of March 31, 2010, options to purchase 203,004 of these shares, or 642,013 shares prior to adjustment for the exchange, have been awarded, and options to purchase 72,271 of these shares, or 228,864 shares prior to adjustment for the exchange, remain available for future grants.

(6)	The weighted-average fair value of stock options has been estimated at $2.89 per option, adjusted for the exchange ratio, using the Black-Scholes option pricing model. The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, six years; expected volatility, 23.90%; and risk-free rate of return, 2.42%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.
Market for Common Stock
     Existing publicly held shares of Atlantic Coast Federal Corporation’s common stock are quoted on the Nasdaq Global Market under the symbol “ACFC.” Upon completion of the conversion offering and supplemental offering, the shares of common stock of Atlantic Coast Financial Corporation will replace the existing shares. For a period of 20 trading days after the completion of the conversion offering and supplemental offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “ACFCD,” and, thereafter, our trading symbol will revert to “ACFC.” In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Atlantic Coast Federal Corporation currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated, and Stifel, Nicolaus &

Company, Incorporated has advised us that it intends to make a market in our common stock following the offerings, but it is under no obligation to do so.
Our Dividend Policy
     Atlantic Coast Federal Corporation suspended payment of its regular quarterly cash dividend on September 25, 2009. Although Atlantic Coast Financial Corporation will consider the payment of dividends in the future, you should not purchase our shares of common stock if you have a desire or need for dividend income. Please see the section of this prospectus entitled “Our Dividend Policy.”
Tax Consequences
     Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Atlantic Coast Financial Corporation have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation (except for cash paid for fractional shares), Atlantic Coast Bank, Atlantic Coast Financial Corporation, persons eligible to subscribe in the subscription offering, or existing stockholders of Atlantic Coast Federal Corporation. Existing stockholders of Atlantic Coast Federal Corporation who receive cash in lieu of fractional share interests in shares of Atlantic Coast Financial Corporation will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
How You Can Obtain Additional Information—Stock Information Center
     Our banking personnel may not, by law, assist with investment-related questions about the conversion offering. If you have any questions regarding the conversion offering, please call our Stock Information Center. The toll-free telephone number is [Stock Information Number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS
     You should consider carefully the following risk factors in evaluating an investment in the shares of common stock. An investment in our common stock is subject to risks inherent in our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this prospectus. In addition to the risks and uncertainties described below, other risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and results of operations. The value or market price of our common stock could decline due to any of these identified or other risks, and you could lose all or part of your investment.
Risks Related to Our Business
If our non-performing assets increase, our earnings will suffer.
     At March 31, 2010, our non-performing assets totaled $39.4 million, which is an increase of $29.9 million, or 312.2%, over non-performing assets at December 31, 2007. Our non-performing assets may continue to increase in future periods. Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses, which are recorded as a charge to income. From time to time, we also write down the value of properties in our other real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our other real estate owned. Further, the resolution of non-performing assets requires the active involvement of management, which can distract them from our overall supervision of operations and other income-producing activities.
We have experienced net losses for the first quarter of 2010 and each of the last two fiscal years and we may not return to profitability in the near future.
     We have experienced net losses of $2.8 million for the first quarter of 2010 and $29.3 million and $2.8 million for the years ended December 31, 2009 and 2008, respectively. The losses have been primarily caused by a significant increase in non-performing assets, which necessitated a provision for loan losses of $24.9 million for the year ended December 31, 2009, compared to a provision of $13.9 million for the year ended December 31, 2008. We charged off $21.7 million of loans during 2009 (compared to $9.8 million during 2008), and non-accrual loans (generally loans 90 days or more past due in principal or interest payments) increased to $34.4 million, or 5.61% of total loans at March 31, 2010, compared to $25.5 million, or 3.43% of total loans at December 31, 2008. We also experienced other than temporary impairment losses in our investment portfolio of $4.5 million and $75,000 for the year ended December 31, 2009 and for the first quarter of 2010, respectively. In addition, during the year ended December 31, 2009, management deemed it appropriate to write off our entire goodwill balance of $2.8 million, and establish a valuation allowance of $16.2 million, or 100% of our net deferred tax asset. As a result of these factors and other conditions such as weakness in our local economy, we may not be able to generate sustainable net income or achieve profitability in the near future.
We may be unable to successfully implement our business strategy and as a result, our financial condition and results of operations may be negatively affected.
     Our future success will depend upon our ability to successfully implement our new business strategy, which includes expanding our mortgage banking activities and an emphasis on originating loans to small businesses, including loans guaranteed by the United States Small Business Administration. While we believe we have the management resources and internal systems in place to successfully implement our strategy, there can be no assurance that we will be successful. Further, it will take time to fully implement our strategy. We expect that it may take a significant period of time before we can achieve the intended results of our business strategy. During the period we are implementing our plan, our results of operations may be negatively impacted. In addition, even if our strategy is successfully implemented, it may not produce positive results.
     Additionally, our future success in the mortgage banking area will depend on our ability to attract and retain highly skilled and motivated loan originators. We compete against many institutions with greater financial resources to attract these qualified individuals. Our failure to recruit and retain adequate talent could reduce our ability to compete successfully and adversely affect our business and profitability.
The geographic concentration in loans secured by one- to four-family residential real estate may increase credit losses, which could increase the level of provision for loan losses.
     As of March 31, 2010, approximately 57.3% of our total loan portfolio was secured by first or second liens on one- to four-family residential property, primarily in southeastern Georgia and northeastern Florida. We had $111.1 million, or 18.1%, of our loan portfolio secured by one-to four-family residential property in Georgia and $240.2 million, or 39.2%, of such properties in Florida. The downturn in the local and national economy in 2008, 2009 and continuing into 2010, particularly affecting real estate values and employment, have adversely affected our loan customers’ ability to repay their loans. In the event we are required to foreclose on a property securing a mortgage loans or pursue other remedies in order to protect our investment, there can be no assurance we will recover funds in an amount equal to any remaining loan balance as a result of prevailing economic conditions, real estate values and other factors associated with the ownership of real property. In particular, the foreclosure process in Florida often takes many months to complete, thereby potentially increasing our risk of loss due to the property’s deterioration in value during this period. As a result, the market value of the real estate or other collateral underlying the loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans. Consequently, we would sustain loan losses and potentially incur a higher provision for loan loss expense.
Our loan portfolio possesses increased risk due to our number of commercial real estate, commercial business, construction and multi-family loans and consumer loans, which could increase the level of provision for loan losses.
     Our outstanding commercial real estate, commercial business, construction, multi-family, and manufactured home, automobile and other consumer loans accounted for approximately 35.7% of the total loan portfolio as of March 31, 2010. Generally, management considers these types of loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family, owner occupied residential properties. Historically, these loans have had higher risks than loans secured by residential real estate for the following reasons:
•	Commercial Real Estate and Commercial Business Loans. Repayment is dependent on income being generated by the rental property or business in amounts sufficient to cover operating expenses and debt service. This risk has been exacerbated by the extended recession in commercial real estate and commercial land values, particularly in our markets.

•	Commercial and Multi-Family Construction Loans. Repayment is dependent upon the completion of the project and income being generated by the rental property or business in amounts sufficient to cover operating expenses and debt service.

•	Single Family Construction Loans. Repayment is dependent upon the successful completion of the project and the ability of the contractor or builder to repay the loan from the sale of the property or obtaining permanent financing.

•	Multi-Family Real Estate Loans. Repayment is dependent on income being generated by the rental property in amounts sufficient to cover operating expenses and debt service.

•	Consumer Loans. Consumer loans (such as automobile and manufactured home loans) are collateralized, if at all, with assets that may not provide an adequate source of repayment of the loan due to depreciation, damage or loss.
If these non-residential loans become non-performing, we may have to increase our provision for loan losses which would negatively affect our results of operations.
The loan portfolio possesses increased risk due to portfolio lending during a period of rising real estate values, high sales volume activity and historically low interest rate environment.
     Much of our portfolio lending is in one- to four-family residential properties generally located throughout southeastern Georgia and northeastern Florida. As a result of lending during a period of rising real estate values and historically low interest rates, a significant portion of the loan portfolio is potentially under-collateralized given the recent significant decline in real estate values. Sufficient time has not elapsed to ascertain the magnitude of potential losses resulting from lending during a period of intense changes in the real estate market. Additionally, given the historically low interest rate environment over this same period, the adjustable rate loans have not been subject to an interest rate environment that causes them to adjust to the maximum level and may involve repayment risks resulting from potentially increasing payment obligations by borrowers as a result of re-pricing. At March 31, 2010, there were $288.3 million in adjustable rate loans which made up 47.4% of the loan portfolio.
High loan-to-value ratios on a portion of our residential mortgage loan portfolio expose us to greater risk of loss.
     Many of our residential mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because of the decline in home values in our market areas. Residential loans with high loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and, therefore, may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, such borrowers may be unable to repay their loans in full from the sale. As a result, these loans may experience higher rates of delinquencies, defaults and losses.
If the allowance for loan losses is not sufficient to cover actual losses, income and capital will be negatively affected.
     Our allowance for loan losses was $13.3 million, or 2.17% of total loans, at March 31, 2010. In the event loan customers do not repay their loans according to their terms and the collateral security for the payments of these loans is insufficient to pay any remaining loan balance, we may experience significant loan losses. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse affect on our financial condition and results of operations. Management makes various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of the borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of the loans. In determining the amount of the allowance for loan losses, management reviews the loan portfolio and our historical loss and delinquency experience, as well as overall economic conditions. For larger balance non-homogeneous real estate loans the estimate of impairment is based on the underlying collateral if collateral dependent, and if such loans are not collateral dependent, the estimate of impairment is based on a cash flow analysis. If management’s assumptions are incorrect, the allowance for loan losses may be insufficient to cover probable incurred losses in the loan portfolio, resulting in additions to the allowance. The allowance for loan losses is also periodically reviewed by the Office of Thrift Supervision, who may require us to increase the amount. Additions to the allowance for loans losses would be made through increased provisions for loan losses and would negatively affect our results of operations.
We could record future losses on our holdings of private label securities. In addition, we may not receive full future interest payments on these securities.
     We own private label collateralized mortgage obligations with an amortized cost basis of $20.8 million and a fair value of $21.0 million at March 31, 2010. The original purchase price of these securities was $36.5 million. We recognized total other-than-temporary impairment of $75,000 and $4.5 million for these securities for the first quarter of 2010 and the year ended December 31, 2009, respectively, of which $75,000 and $4.5 million was credit-related losses recorded through our income statement as a reduction of non-interest income, and $625,000 and $4,000 was recorded as an increase to other comprehensive income.
     A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to our securities portfolio constitutes additional impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, a continued failure by an issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continues to deteriorate and there remains limited liquidity for these securities.
     See “Business of Atlantic Coast Federal Corporation and Atlantic Coast Bank—Investment Activities” for a further discussion of the impairment charges we recognized in the first quarter of 2010 and in fiscal 2009, as well as a discussion of our securities portfolio and the unrealized losses related to the portfolio.
Future changes in interest rates could impact our financial condition and results of operations.
     Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:
•	interest income earned on interest-earning assets, such as loans and securities; and

•	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

     A substantial percentage of our interest-earning assets, such as residential mortgage loans, have longer maturities than our interest-bearing liabilities, which consist primarily of savings and demand accounts, certificates of deposit and borrowings. As a result, our net interest income is adversely affected if the average cost of our interest-bearing liabilities increases more rapidly than the average yield on our interest-earning assets.
     The Federal Reserve Board maintained the federal funds rate at the historically low rate of 0.25% during the first quarter of 2010 and during 2009. The federal funds rate has a direct correlation to general rates of interest, including our interest-bearing deposits. Our mix of asset and liabilities are considered to be sensitive to interest rate changes. In a low rate environment, we may be susceptible to the payoff or refinance of high rate mortgage loans that could reduce net interest income. On the other hand, if interest rates rise, net interest income could be reduced because interest paid on interest-bearing liabilities, including deposits and borrowings, increases more quickly than interest received on interest-earning assets, including loans and mortgage-backed and related securities. In addition, rising interest rates may negatively affect income because higher rates may reduce the demand for loans and the value of mortgage-related and investment securities.
Our operating expenses are high as a percentage of our net interest income and non-interest income, making it more difficult to maintain profitability.
     Our non-interest expense, which consists primarily of the costs associated with operating our business, represents a high percentage of the income we generate. The cost of generating our income is measured by our efficiency ratio, which represents non-interest expense divided by the sum of our net interest income and our non-interest income. Our 2009 efficiency ratio was negatively affected by other-than-temporary impairment losses, losses on sale of portfolio loans and losses on sale of foreclosed assets, as well as higher collection expenses. If we are able to lower our efficiency ratio, our ability to generate income from our operations will be more effective. For the three months ended March 31, 2010 and for the years ended December 31, 2009 and 2008, our efficiency ratio was 85.65%, 93.65% and 77.69%, respectively. Generally, this means we spent $0.86, $0.94 and $0.77 during the first quarter of 2010, 2009 and 2008 to generate $1.00 of income. This reflects a trend where our efficiency ratio has deteriorated from 63.5% to 85.7% for the approximate eight-year period ended March 31, 2010.
If economic conditions continue to deteriorate or the economic recovery remains slow over an extended period of time in our primary market areas of Jacksonville, Florida and Ware County, Georgia, our results of operation and financial condition could be adversely impacted as borrower’s ability to repay loans declines and the value of the collateral securing the loan decreases.
     Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates, which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal and the Georgia and Florida state governments and other significant external events. We hold approximately 27.5% of the deposits in Ware County, the county in which Waycross, Georgia is located as of June 30, 2009. We also have approximately 1.0% of the deposits in the Jacksonville, Florida, metropolitan area. Additionally, our market share of loans in Ware County is significantly greater than our share of the loan market in the Jacksonville metropolitan area. As a result of the concentration in Ware County, we may be more susceptible to adverse market conditions in that market. Due to the significant portion of real estate loans in the loan portfolio, decreases in real estate values could adversely affect the value of property used as collateral. At March 31, 2010, $240.2 million, or 39.2%, of our loan portfolio consisted of real estate secured loans in Florida and $11.1 million, or 18.1%, of such loans consisted of real estate secured loans in Georgia. Adverse changes in the economy may also have a negative effect on the ability of borrowers to make timely repayments of their loans, which would have an adverse impact on earnings. The unemployment rate for the Jacksonville, Florida metropolitan area was an estimated 11.9% as of March 31, 2010. In addition, the Jacksonville metropolitan area had the 33rd highest foreclosure rate of one- to four-family residences in the United States.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.
     The United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued into 2010. Recent growth has been slow and unemployment remains at high levels and as a result economic recovery is expected to be slow. Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates. In addition, the value of real estate collateral supporting many commercial loans and home mortgages has declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow funds.
     Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. We could experience reduced demand for our products and services, increases in loan delinquencies, problem assets or foreclosures, and the collateral for our loans may decline further in value. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, could adversely affect our stock performance.
The slowing and uncertain economy in Florida has negatively impacted our ability to grow loans in our primary market area, and combined with strong competition, may further reduce our ability to obtain loans and also decrease our yield on loans.
     From 2000 to mid-2007, the Jacksonville metropolitan area had been one of the fastest growing economies in the United States. The area experienced substantial growth in population, new business formation and public works spending. Due to the considerable slowing of economic growth and migration into our market area since mid-2007 and the resulting downturn in the real estate market, management believes growth in our market area will be moderate in the near term. Growth in the first mortgage loan portfolio has been negatively impacted by a slowing in existing and new home sales activity in our markets. A decrease in existing and new home sales decreases lending opportunities, and may negatively affect our income.
     In addition, we are located in a competitive market that affects our ability to obtain loans through origination or purchase as well as originating them at rates that provide an attractive yield. Competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions, nationally based homebuilders and credit unions. Internet based lenders have also become a greater competitive factor in recent years. Such competition for the origination and purchase of loans may limit future growth and earnings prospects.

Strong competition in our primary market area may reduce our ability to attract and retain deposits and also increase our cost of funds.
     We operate in a very competitive market for the attraction of deposits, the primary source of our funding. Historically, our most direct competition for deposits has come from credit unions, community banks, large commercial banks and thrift institutions within our primary market areas. In recent years competition has also come from institutions that largely deliver their services over the internet. Such competitors have the competitive advantage of lower infrastructure costs and substantially greater resources and lending limits and may offer services we do not provide. Particularly during times of extremely low or extremely high interest rates, we have faced significant competition for investors’ funds from short-term money market securities and other corporate and government securities. During periods of regularly increasing interest rates, competition for interest-bearing deposits increases as customers, particularly time deposit customers, tend to move their accounts between competing businesses to obtain the highest rates in the market. As a result, Atlantic Coast Bank incurs a higher cost of funds in an effort to attract and retain customer deposits. We strive to grow our lower cost deposits, such as non-interest-bearing checking accounts, in order to reduce our cost of funds.
We may not be able to realize our deferred tax asset.
     We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. However, at March 31, 2010, we had no net deferred tax asset. In 2009, we established a 100% valuation allowance for our net federal and state deferred tax asset after evaluating the positive and negative evidence under Generally Accepted Accounting Principles (“GAAP”). GAAP requires more weight be given to objective evidence, and since realization is dependent on future operating results our three year cumulative operating loss carried more weight than forecasted earnings.
     It is possible as a result of the conversion and supplemental offerings, that we may experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (which is generally a greater than 50% increase by certain “5% stockholders” over a rolling three-year period). Section 382 imposes an annual limitation on the utilization of deferred tax assets, such as net operating loss carryforwards and other tax attributes, once an ownership change has occurred. Depending on the size of the annual limitation (which is in part a function of our market capitalization at the time of the ownership change) and the remaining carryforward period of the tax assets (federal net operating losses generally may be carried forward for a period of 20 years), we could realize a permanent loss of a portion of our federal and state deferred tax assets and certain built-in losses that have not been recognized for tax purposes.
     We regularly review our deferred tax assets for recoverability based on our history of earnings, expectations for future earnings and expected timing of reversals of temporary differences. Realization of our deferred tax assets ultimately depends on the existence of sufficient taxable income, including taxable income in prior carryback years, as well as future taxable income. Our net deferred tax asset at March 31, 2010 will not become fully realizable until our expected future earnings will support realization of the asset. In addition, we will not know the impact of the ownership change from the conversion and supplemental offerings until after they are completed. If triggered, we believe that the impact on our deferred tax asset could be material. This is a preliminary and complex analysis and requires us to make certain judgments in determining the annual limitation. Although it is currently not shown as an asset, it is possible that we could ultimately lose a significant portion of our deferred tax asset. Realization of our deferred tax asset would significantly improve our earnings and capital.

Atlantic Coast Federal Corporation’s expenses will increase as a result of increases in Federal Deposit Insurance Corporation insurance premiums.
     Due to the costs of resolving the increasing numbers of bank failures in 2008 and 2009, on May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. We recorded an expense of $462,000 during the quarter ended June 30, 2009 to reflect the special assessment. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation increased the general deposit insurance assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase compared to prior periods.
     The Federal Deposit Insurance Corporation also adopted a rule pursuant to which all insured depository institutions were required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. The prepayment amount was collected on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 is based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period will be calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. We recorded the pre-payment as a prepaid expense, which will be amortized to expense over three years. Based on our deposits and assessment rate as of September 30, 2009, our prepayment amount was $6.1 million.
     In the event that the special assessment and the prepayment do not provide sufficient funds for the Federal Deposit Insurance Corporation to resolve future bank failures, the Federal Deposit Insurance Corporation may require another special assessment or increase assessment rates for all Federal Deposit Insurance Corporation insured institutions. An increase in assessments will adversely affect our results of operations.
Our wholesale funding sources may prove insufficient to replace deposits at maturity and support our future growth.
     We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to become more dependent on these sources, which include Federal Home Loan Bank advances, proceeds from the sale of loans and liquidity resources of the holding company. At March 31, 2010, we had $172.7 million of Federal Home Loan Bank advances outstanding.
     In the past we have solicited brokered deposits as a source of funds. However, under a memorandum of understanding with the Office of Thrift Supervision entered into in August 2009, Atlantic Coast Bank cannot increase its level of brokered deposits over $83.9 million without prior approval of the Office of Thrift Supervision and must reduce the level of its brokered deposits to $52.5 million by June 30, 2011. We had $76.3 million of brokered deposits at March 31, 2010, which was 13.0% of total deposits. As our brokered deposits mature, we may have to pay a higher rate of interest to replace them with other deposits or with funds from other sources. Not being able to replace those deposits as they mature could adversely affect our liquidity. Paying higher interest rates to replace those deposits could adversely affect our net interest margin and our operating results.

     Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.
Atlantic Coast Bank operates in a highly regulated environment and may be adversely affected by changes in laws and regulations.
     Atlantic Coast Bank is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, its chartering authority, and by the Federal Deposit Insurance Corporation, which insures Atlantic Coast Bank’s deposits. As a savings and loan holding company, Atlantic Coast Federal Corporation is subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which financial institutions and their holding companies may engage and are intended primarily for the protection of the federal deposit insurance fund and depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operations of financial institutions, the classification of assets by financial institutions and the adequacy of financial institutions’ allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on Atlantic Coast Bank and Atlantic Coast Federal Corporation.
     Atlantic Coast Bank’s operations are also subject to extensive regulation by other federal, state and local governmental authorities, and are subject to various laws and judicial and administrative decisions that impose requirements and restrictions on operations. These laws, rules and regulations are frequently changed by legislative and regulatory authorities. There can be no assurance that changes to existing laws, rules and regulations, or any other new laws, rules or regulations, will not be adopted in the future, which could make compliance more difficult or expensive or otherwise adversely affect the business, financial condition or prospects.
Legislation has been introduced in Congress that would, among other things, eliminate the Office of Thrift Supervision, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.
     Legislation has been introduced in Congress that would implement significant changes to the current bank regulatory structure. The most recent bill passed by the U.S. Senate would eliminate our current primary federal regulator, the Office of Thrift Supervision, and require Atlantic Coast Bank to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Senate bill also provides that the Board of Governors of the Federal Reserve System would be responsible for supervising and regulating savings and loan holding companies like Atlantic Coast Financial Corporation, in addition to bank holding companies which it currently regulates. If the Federal Reserve Board’s current regulations applied to savings and loan holding companies like Atlantic Coast Financial Corporation, Atlantic Coast Financial Corporation would become subject to bank holding company capital requirements to which it is not currently subject. These capital requirements are substantially similar to the capital requirements currently applicable to Atlantic Coast Bank, as described in “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.” The Senate bill also requires the bank regulators to set minimum capital levels for holding companies that are as strong as those required for the insured depository subsidiaries, but the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. This would effectively eliminate the ability of bank holding companies to include trust preferred securities or subordinated debt as Tier 1 capital.

     The proposed legislation would also create a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau would have broad rule-making authority for a wide range of consumer protection laws that would apply to all banks and savings institutions such as Atlantic Coast Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau would have examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Under the Senate bill, banks and savings institutions with $10 billion or less in assets would be examined by their applicable bank regulators. The new legislation would also weaken the federal preemption available for national banks and federal savings associations, and would give state attorneys general the ability to enforce applicable consumer laws.
     The proposed legislation would also broaden the base for Federal Deposit Insurance Corporation insurance assessments to be based on the average consolidated total assets less tangible equity capital of a financial institution, and restrict bank proprietary trading in securities. Lastly, the proposed legislation would increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation, and allow stockholders to nominate their own candidates using a company’s proxy ballots. Public companies would also be required to adopt majority voting for the election of directors, and the Federal Reserve Board would be directed to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.
     If adopted, the proposed legislation and its implementing regulations are expected to increase our operating and compliance costs.
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
     In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.
     The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards. Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor.

The Electronic Funds Transfer (EFT) act, also known as Regulation E, may negatively impact our non-interest income.
     On November 12, 2009, the Federal Reserve Board announced the final rules amending Regulation E (Reg E) that prohibit financial institutions from charging consumers fees for paying overdrafts on automated teller machine (ATM) and one-time debit card transactions, unless a consumer consents to opt-in to the overdraft service for those types of transactions. Compliance with this regulation is effective July 1, 2010 for new consumer accounts and August 15, 2010 for existing consumer accounts. The impact of Reg E is unknown at this time, but has the potential to reduce our non-interest income.
System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.
     The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.
Risks Related to the Offerings
The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
     If you purchase shares of common stock in the offerings, you may not be able to sell them later at or above the $10.00 purchase price in the offerings. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the conversion offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Atlantic Coast Financial Corporation and the outlook for the financial services industry in general. Price fluctuations may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
     We intend to invest between $17.0 million and $20.5 million of the net proceeds of the conversion offering and supplemental offering (or $22.4 million at the adjusted maximum of the conversion offering range) in Atlantic Coast Bank. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the conversion offering by the employee stock ownership plan and to repay a $5.0 million loan Atlantic Coast Federal Corporation expects to obtain in June 2010. We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, or for other general corporate purposes. Atlantic Coast Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan and repayment of the $5.0 million loan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
     Immediately following completion of the conversion offering, we intend to complete a supplemental public offering of no more than 1,650,000 shares, or $16.5 million, in order to increase our capital position. This additional offering of our common stock will dilute the ownership interest of our current stockholders. We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after the completion of the offerings. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.
Our stock-based benefit plans would increase our expenses and reduce our income.
     We intend to adopt one or more new stock-based benefit plans after the offerings, subject to stockholder approval, which would increase our annual employee compensation and benefit expenses related to the stock options and shares granted to participants under our stock-based benefit plan. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time. If the stock-based benefit plan is implemented within one year of the completion of the conversion offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based benefit plan may not exceed 4% and 10%, respectively, of the shares sold in the conversion offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously reserved for issuance by Atlantic Coast Federal Corporation or Atlantic Coast Bank. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than one year after the completion of the conversion offering, our costs would increase further.

     In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the conversion offering has been estimated to be approximately $500,000 at the adjusted maximum of the conversion offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”
The implementation of stock-based benefit plans may dilute your ownership interest.
     We intend to adopt one or more new stock-based benefit plans following the conversion offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund this plan through open market purchases, stockholders would experience a 5.92% reduction in ownership interest at the midpoint of the conversion offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the conversion offering. In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based benefit plan would be limited to 4% and 10%, respectively, of the total shares sold in the conversion offering, subject to adjustment as may be required by Office of thrift Supervision regulations or policy to reflect stock options or restricted stock reserved for issuance by Atlantic Coast Federal Corporation or Atlantic Coast Bank. In the event we adopt the plan more than one year following the conversion, the plan would not be subject to these limitations.
Our current intention is to adopt stock-based benefit plans more than one year following the conversion offering. Stock-based benefit plans adopted more than one year following the conversion offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.
     If we adopt stock-based benefit plans more than one year following the completion of the conversion offering, then grants of shares of common stock or stock options under our stock-based benefit plans may exceed 4% and 10%, respectively, of our total outstanding shares. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans would increase our expenses, which would reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.” Although the implementation of the stock-based benefit plan would be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors.
Various factors may make takeover attempts more difficult to achieve.
     Our board of directors has no current intention to sell control of Atlantic Coast Financial Corporation. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of

Atlantic Coast Financial Corporation without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:
•	Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings institution regulated by the Office of Thrift Supervision without the prior approval of the Office of Thrift Supervision.

•	Articles of Incorporation of Atlantic Coast Financial Corporation and statutory provisions. Provisions of the articles of incorporation and bylaws of Atlantic Coast Financial Corporation and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, under our articles of incorporation, directors will be divided into three classes, and directors may only be removed for cause by the holders of a majority of our outstanding common stock entitled to vote on the matter. In addition, under Maryland law, any person who acquires more than 10% of the common stock of Atlantic Coast Financial Corporation without the prior approval of its board of directors would be prohibited from engaging in any type of business combination with Atlantic Coast Financial Corporation for a five-year period. Any business combination after the five-year prohibition would be subject to super-majority stockholder approval or minimum price requirements. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our articles of incorporation and bylaws provide that special meetings of stockholders can be called by our president, a majority of the whole board of directors, or by stockholders entitled to cast a majority of all votes entitled to vote at the meeting. Our articles of incorporation provide that at least 80% of the total votes eligible to be voted are required to approve certain amendments to the articles of incorporation, as described in “Comparison of Stockholders’ Rights For Existing Stockholders of Atlantic Coast Federal Corporation—Amendment of Governing Instruments.” Our articles of incorporation permit our board of directors to evaluate all relevant factors in exercising its business judgment with respect to transactions that could result in a change in control. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

•	Charter of Atlantic Coast Bank. The charter of Atlantic Coast Bank will provide that for a period of five years from the closing of the conversion offering, no person other than Atlantic Coast Financial Corporation may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Atlantic Coast Bank. This provision does not apply to any tax-qualified employee benefit plan we establish, as well as other acquisitions specified in the charter. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

•	Stock options and restricted stock. We have previously granted to key employees and directors stock options and shares of restricted stock that will require payments to these persons in the event of a change in control of Atlantic Coast Financial Corporation. We currently expect to issue additional stock options and shares of restricted stock following the conversion with similar terms. These payments may have the effect of increasing the costs of acquiring Atlantic Coast Financial Corporation, thereby discouraging future takeover attempts.
•	Significant ownership by our directors, executive officers and stock benefit plans. Following the offerings, our directors, executive officers and stock benefit plans are expected to beneficially own in the aggregate approximately ___% of our shares of common stock to be outstanding based upon sales of shares at the minimum of the conversion offering range. The significant ownership percentage could make it more difficult to obtain the required vote for a takeover or merger that management opposes.

•	Significant ownership by certain stockholders. We may have one or more stockholders with at least a 5% ownership interest following completion of the offerings. These stockholders could take a position adverse to management or other stockholder interests making it more difficult to obtain a vote that management recommends.

•	Employment agreements. Atlantic Coast Federal Corporation has employment agreements with certain of its executive officers that will remain in effect following the conversion offering. These agreements may have the effect of increasing the costs of acquiring Atlantic Coast Financial Corporation, thereby discouraging future takeover attempts.
     See “Restrictions on Acquisition of Atlantic Coast Financial Corporation.”
There may be a decrease in stockholders’ rights for existing stockholders of Atlantic Coast Federal Corporation.
     As a result of the conversion, existing stockholders of Atlantic Coast Federal Corporation will become stockholders of Atlantic Coast Financial Corporation. In addition to the provisions discussed above that may discourage takeover attempts that are favored by stockholders, some rights of stockholders of Atlantic Coast Financial Corporation will be reduced compared to the rights stockholders currently have in Atlantic Coast Federal Corporation. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Atlantic Coast Financial Corporation are not mandated by Maryland law but have been chosen by management as being in the best interests of Atlantic Coast Financial Corporation and its stockholders. The articles of incorporation and bylaws of Atlantic Coast Financial Corporation include the following provisions: (i) allowing the board of directors to change the authorized number of shares without stockholder approval; (ii) the restriction on the payment of dividends under Maryland corporate law; (iii) filling vacancies on the board of directors; (iv) limitations on liability for directors and officers; (v) indemnification of directors, officers, employees and agents; (vi) the calling of special meetings of stockholders; (vii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (viii) the right of a stockholder to examine the books and records of the company; (ix) limitations on the voting rights of stockholders owning more than 10% of our voting shares; (x) restrictions on certain types of business combinations with interested stockholders; (xi) consideration by the board of directors of certain factors when considering a change in control of the company; and (xii) generally requiring approval by at least 80% of the outstanding shares of capital stock entitled to vote generally to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of

Stockholders’ Rights For Existing Stockholders of Atlantic Coast Federal Corporation” for a discussion of these differences.
You may not revoke your decision to purchase Atlantic Coast Financial Corporation common stock in the subscription or community offerings after you send us your order.
     Funds submitted or automatic withdrawals authorized in connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the conversion offering is terminated, or extended beyond [Extension date #1], or the number of shares to be sold in the conversion offering is increased to more than 3,174,000 shares or decreased to fewer than 2,040,000 shares.
An active trading market for our common stock may not develop.
     Atlantic Coast Federal Corporation’s common stock is currently quoted on the Nasdaq Global Market. Upon completion of the conversion, the common stock of Atlantic Coast Financial Corporation will replace the existing shares. An active public trading market for Atlantic Coast Financial Corporation’s common stock may not develop or be sustained after the stock offerings. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.
The distribution of subscription rights could have adverse income tax consequences.
     If the subscription rights granted to certain depositors of Atlantic Coast Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF ATLANTIC COAST FEDERAL CORPORATION AND SUBSIDIARY
     The summary financial information presented below is derived in part from the consolidated financial statements of Atlantic Coast Federal Corporation. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived in part from the audited consolidated financial statements of Atlantic Coast Federal Corporation that appear in this prospectus. The information at December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The operating data for the three months ended March 31, 2010 and 2009 and the financial condition data at March 31, 2010 were not audited. However, in the opinion of management of Atlantic Coast Federal Corporation, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At
	March 31,	At December 31,
	2010	2009	2008	2007	2006	2005
	(unaudited)	(In Thousands)
Selected Consolidated Financial Condition Data:

Total assets	$914,021	$905,561	$996,089	$931,026	$843,079	$744,116
Cash and cash equivalents	37,961	37,144	34,058	29,310	41,057	37,959
Securities available for sale, at fair value	204,217	177,938	147,474	134,216	99,231	71,965
Loans receivable, net	599,858	614,371	741,879	703,513	639,517	580,441
Federal Home Loan Bank of Atlanta stock, at cost	10,023	10,023	9,996	9,293	7,948	7,074
Deposits	584,692	555,444	624,606	582,730	573,052	516,321
Total borrowings	174,918	194,894	184,850	173,000	144,000	129,000
Total stockholders’ equity	56,371	56,541	83,960	89,806	91,087	92,917

	Three Months Ended
	March 31,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)		(Dollars in Thousands, except per share amounts)
Selected Consolidated Operating Data:

Total interest income	$11,202	$12,826	$48,718	$55,259	$55,509	$46,407	$37,254
Total interest expense	5,567	7,252	26,935	32,009	33,123	24,747	17,139

Net interest income	5,635	5,574	21,783	23,250	22,386	21,660	20,115
Provision for loan losses	3,722	5,812	24,873	13,948	2,616	475	2,121

Net interest income (loss) after provision for loan losses	1,913	(238)	(3,090)	9,302	19,770	21,185	17,994
Non-interest income	1,077	1,540	4,165	10,949	7,173	8,006	7,896
Non-interest expense	5,749	6,020	24,300	26,329	25,698	21,680	19,575

(Loss) income before income tax expense	(2,759)	(4,718)	(23,225)	(6,078)	1,245	7,511	6,315
Income tax expense (benefit)(1)	—	(1,657)	6,110	(3,233)	130	2,382	1,290

Net (loss) income	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115	$5,129	$5,025

(Loss) earnings per share:
Basic	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08	$0.38	$0.36

(Loss) earnings per share:
Diluted	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08	$0.38	$0.36

	At or For the
	Three Months Ended
	March 31,		At or For the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)
Selected Consolidated Financial Ratios and Other Data:

Performance Ratios:
Return (loss) on assets (ratio of net income (loss) to average total assets)(2)	(1.22)%	(1.21)%	(3.01)%	(0.29)%	0.12%	0.66%	0.71%
Return (loss) on equity (ratio of net income (loss) to average equity)(2)	(19.13)%	(14.83)%	(38.40)%	(3.22)%	1.22%	5.48%	5.07%
Average interest rate spread(2)(4)	2.50%	2.10%	2.14%	2.21%	2.23%	2.55%	2.62%
Net interest margin(2)(5)	2.64%	2.35%	2.37%	2.53%	2.67%	2.99%	3.06%
Efficiency ratio(6)	85.65%	84.62%	93.65%	76.99%	86.94%	73.08%	69.88%
Non-interest expense to average total assets(2)	2.54%	2.39%	2.34%	2.61%	2.85%	2.78%	2.78%
Average interest-earning assets to average interest-bearing liabilities	105.49%	108.15%	107.92%	109.06%	110.96%	113.01%	116.92%
Dividend payout ratio(2)(3)	—%	(4.35)%	(0.9)%	(213.6)%	712.5%	110.53%	72.22%

Asset Quality Ratios:
Non-performing assets to total assets	4.31%	3.80%	4.44%	2.90%	1.03%	0.40%	0.39%
Non-performing loans to total loans	5.61%	4.84%	5.64%	3.43%	1.11%	0.48%	0.45%
Allowance for loan losses to non-performing loans	38.70%	41.03%	39.29%	41.50%	82.69%	154.21%	175.36%
Allowance for loan losses to total loans	2.17%	1.99%	2.22%	1.43%	0.92%	0.73%	0.78%
Net charge-offs to average outstanding loans(2)	2.69%	1.07%	3.11%	1.35%	0.13%	0.06%	0.27%

Capital Ratios:
Total capital to risk-weighted assets	11.30%	11.30%	11.40%	11.60%	12.10%	13.80%	15.90%
Tier I capital to risk-weighted assets	10.00%	10.10%	10.20%	10.80%	11.20%	13.10%	15.00%
Tier I capital to average assets	5.80%	6.60%	6.10%	7.50%	7.70%	9.30%	10.00%
Average equity to average assets	6.36%	8.19%	7.83%	9.03%	10.23%	12.00%	14.07%

Other Data:
Number of full service offices	11	12	11	12	13	13	12
Number of loans	10,995	13,700	11,094	14,126	14,101	14,679	15,151
Number of deposit accounts	41,150	45,912	39,282	46,148	48,334	49,896	51,738

(1)	The three months ended March 31, 2010 and the year ended December 31, 2009 income tax expenses reflect the establishment of a 100% valuation allowance for our deferred tax asset. The 2005 income tax expenses included a benefit of $895,000 for the elimination of a tax-related contingent liability for the same amount. The tax-related contingent liability was established by us in 2000 upon becoming a taxable entity and reflected the tax effect of the bad debt deduction taken by us in 2000 and 2001 calendar tax years. We believed the filing position was supportable based upon a reasonable interpretation of the federal income tax laws and the underlying regulations. However, due to the lack of prior rulings on similar fact patterns, it was unknown whether the accounting method would be sustained upon audit by either the federal or state tax authorities. The applicable statute of limitations expired with respect to the 2001 tax year on September 15, 2005, making the contingent liability unnecessary.

(2)	Ratios for the three months ended March 31, 2010 and 2009 are annualized.

(3)	The dividend payout ratio represents dividends declared per share divided by net income per share. The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

	For the Three Months
	Ended March 31,		For the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(In Thousands)
Dividends paid to public stockholders	$—	$45	$89	$2,136	$2,644	$2,048	$1,384
Dividends paid to Atlantic Coast Federal, MHC	—	—	—	—	—	—	524

Total dividends paid	$—	$45	$89	$2,136	$2,644	$2,048	$1,908

Atlantic Coast Federal Corporation ceased paying a quarterly cash dividend in September 2009. Payments listed above exclude cash dividends waived by Atlantic Coast Federal, MHC of $87,000 during the three-month period ended March 31, 2009, $175,000, $4.1million, $5.0 million, $3.7 million and $1.7 million during the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively. Atlantic Coast Federal, MHC began waiving dividends in May 2005 and, as of March 31, 2010, had waived dividends totaling $14.7 million.

(4)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.

(5)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(6)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.
     These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in our primary regulator, in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 21.
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERINGS
     Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the conversion offering and the supplemental offering will be until the offerings are completed, we anticipate that the net proceeds will be between $34.0 million and $40.9 million, or $44.9 million if the conversion offering range is increased by 15%.
     We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (1)
		Percent of		Percent of		Percent of		Percent of
		Net		Net		Net		Net
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds
	(Dollars in thousands)

Conversion offering proceeds	$20,400		$24,000		$27,600		$31,740
Supplemental offering gross proceeds (2)	16,500		16,500		16,500		16,500
Less conversion offering expenses	(2,278)		(2,434)		(2,590)		(2,770)
Less supplemental offering expenses	(605)		(605)		(605)		(605)

Net offering proceeds	$34,017	100.0%	$37,461	100.0%	$40,905	100.0%	$44,865	100.0%

Distribution of net proceeds:
To Atlantic Coast Bank	$17,009	50.0%	$18,731	50.0%	$20,453	50.0%	$22,433	50.0%
To fund loan to employee stock ownership plan	$816	2.4%	$960	2.6%	$1,104	2.7%	$1,270	2.8%
To repay an Atlantic Coast Federal Corporation loan	$5,000	14.7%	$5,000	13.3%	$5,000	12.2%	$5,000	11.1%
Retained by Atlantic Coast Financial Corporation	$11,193	32.9%	$12,771	34.1%	$14,349	35.1%	$16,163	36.0%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the conversion offering range to reflect demand for the shares or changes in market conditions following the commencement of the conversion offering.

(2)	Reflects the issuance of 1,650,000 shares at $10.00 per share in the supplemental offering.
     Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Atlantic Coast Bank’s deposits. The net proceeds may vary because total expenses relating to the offerings may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell more shares of common stock not purchased in the subscription and community offerings than we estimate. In addition, amounts shown for the distribution of the net proceeds at the minimum of the conversion offering range to fund the loan to the employee stock ownership plan and to be proceeds retained by Atlantic Coast Financial Corporation may change if we exercise our right to have the employee stock ownership plan purchase more than 4% of the shares of common stock offered if necessary to complete the conversion offering at the minimum of the conversion offering range.
     Atlantic Coast Financial Corporation will use $5.0 million of the proceeds it retains from the offerings to repay a loan expected to be incurred by Atlantic Coast Federal Corporation in June 2010 of $5.0 million at an interest rate of 8.5%, which is fixed for the first five years of the loan and then floats at 400 basis points above the five year U.S. Treasury rate and matures in eight years. We may also use the remaining proceeds:
•	to invest in securities;

•	to finance the acquisition of financial institutions or other financial service companies as opportunities arise, particularly in northeastern Florida or southeastern Georgia, although we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to repurchase shares of our common stock for, among other things, the funding of our stock-based incentive plan; and

•	for other general corporate purposes.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.
     Atlantic Coast Bank may use the net proceeds it receives from the offerings:
•	to fund new loans, including one- to four-family residential mortgage loans, small business commercial loans, owner-occupied commercial real estate loans and consumer loans;

•	to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise particularly in northeastern Florida or southeastern Georgia, although we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in mortgage-backed securities and collateralized mortgage obligations, and debt securities issued by the U.S. Government, U.S. Government agencies or U.S. Government sponsored enterprises; and

•	for other general corporate purposes.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates and demand for our loans, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

OUR DIVIDEND POLICY
     Atlantic Coast Federal Corporation suspended payment of its regular quarterly cash dividend on September 25, 2009. Although Atlantic Coast Financial Corporation will consider the payment of dividends in the future, you should not purchase our shares of common stock if you have a desire or need for dividend income. After the conversion and offerings, the payment of dividends will primarily depend on our earnings, alternative uses for capital, our capital requirements, acquisition opportunities, our financial condition and results of operations and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions.
     Under the rules of the Office of Thrift Supervision, Atlantic Coast Bank will not be permitted to pay dividends on its capital stock to Atlantic Coast Financial Corporation, its sole stockholder, if Atlantic Coast Bank’s stockholders’ equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Atlantic Coast Bank is not permitted to pay a dividend without the prior approval of the Office of Thrift Supervision and will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “The Conversion Offering—Liquidation Rights.” For information concerning additional federal and state law and regulations regarding the ability of Atlantic Coast Bank to make capital distributions, including the payment of dividends to Atlantic Coast Federal Corporation, see “Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”
     Unlike Atlantic Coast Bank, Atlantic Coast Financial Corporation is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from Atlantic Coast Bank. Atlantic Coast Federal Corporation currently does not receive cash dividends from Atlantic Coast Bank. In addition, Atlantic Coast Financial Corporation will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.
     We will file a consolidated federal tax return with Atlantic Coast Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.
MARKET FOR THE COMMON STOCK
     Atlantic Coast Federal Corporation’s common stock is currently quoted on the Nasdaq Global Market under the symbol “ACFC.” Upon completion of the conversion and supplemental offerings, the new shares of common stock of Atlantic Coast Financial Corporation will replace the existing shares. For a period of 20 trading days after the completion of the conversion offering and supplemental offering, we expect our shares of common stock will trade on the Nasdaq Global Market under the symbol “ACFCD,” and, thereafter, our trading symbol will revert to “ACFC.” In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock. Atlantic Coast Federal Corporation currently has more than three market makers, including Stifel, Nicolaus & Company, Incorporated. Stifel, Nicolaus & Company, Incorporated has advised us that it intends to make a market in our common stock following the offerings, but it is under no obligation to do so.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offerings. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.
     The following table sets forth the high and low trading prices for shares of Atlantic Coast Federal Corporation common stock. Atlantic Coast Federal Corporation suspended payment of its regular quarterly cash dividend on September 25, 2009. As of the close of business on [Stockholder Record Date], there were 13,415,545 shares, outstanding, including 4,687,045 publicly held shares of Atlantic Coast Federal Corporation common stock outstanding (excluding shares held by Atlantic Coast Federal, MHC), and approximately ___stockholders of record.
     The high and low closing prices for the quarterly periods noted below were obtained from the Nasdaq Stock Market.

					Dividends Paid per
	High		Low		share
2010
Second quarter (through ______________)	$		$		$—
First quarter		2.77		1.18	—

2009
Fourth quarter		$2.17		$1.25	$—
Third quarter		2.33		1.74	—
Second quarter		3.25		1.87	0.01
First quarter		4.97		1.75	0.01

2008
Fourth quarter		$7.89		$3.40	$0.09
Third quarter		8.47		4.69	0.11
Second quarter		9.93		7.30	0.12
First quarter		12.19		8.10	0.15
     On June 16, 2010, the business day immediately preceding the public announcement of the conversion, and on _______________, the closing prices of Atlantic Coast Federal Corporation common stock as reported on the Nasdaq Global Market were $3.00per share and $            per share, respectively. On the effective date of the conversion, all publicly held shares of Atlantic Coast Federal Corporation common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Atlantic Coast Financial Corporation common stock determined pursuant to the exchange ratio. See “The Conversion Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Atlantic Coast Federal Corporation common stock will be converted into options to purchase a number of shares of Atlantic Coast Financial Corporation common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
     At March 31, 2010, Atlantic Coast Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Atlantic Coast Bank at March 31, 2010, and the pro forma regulatory capital of Atlantic Coast Bank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Atlantic Coast Bank of 50% of the net offering proceeds. The table also assumes that the proposed stock-based incentive plan is adopted more than 12 months after completion of the conversion offering and the restricted stock component is equal to 4% of the shares sold in the conversion offering. In the event that the stock-based incentive plan is adopted within 12 months of the completion of the conversion offering, Office of Thrift Supervision regulations would limit the restricted stock component to 3% of the shares to be sold in the conversion offering in the event the pro forma core capital ratio of Atlantic Coast Bank is less than 10%. See “How We Intend to Use the Proceeds from the Offerings.”

	Atlantic Coast Bank		Pro Forma After
	Historical at March 31,		Supplemental Issuance at
	2010		March 31, 2010		Pro Forma at March 31, 2010, Based Upon the Sale in the Offering of (1)
					2,040,000 Shares		2,400,000 Shares		2,760,000 Shares		3,174,000 Shares (2)
		Percent of		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets (3)	Amount	Assets	Amount	Assets (3)(4)	Amount	Assets (3)(4)	Amount	Assets (3)(4)	Amount	Assets (3)(4)
	(Dollars in thousands)

Equity	$55,599	6.09%	$71,494	7.76%	$78,060	8.39%	$79,494	8.53%	$80,928	8.67%	$82,577	8.82%

Core capital	$53,065	5.83%	$68,960	7.51%	$75,526	8.14%	$76,960	8.28%	$78,394	8.42%	$80,043	8.58%
Core requirement (5)	36,433	4.00	36,751	4.00	37,113	4.00	37,182	4.00	37,251	4.00	37,330	4.00

Excess	$16,632	3.51%	$32,209	3.51%	$38,413	4.14%	$39,778	4.28%	$41,143	4.42%	$42,713	4.58%

Tier 1 risk-based capital (6)	$53,065	10.04%	$68,960	13.00%	$75,526	14.19%	$76,960	14.45%	$78,394	14.71%	$80,043	15.01%
Risk-based requirement	21,148	4.00	21,148	4.00	21,284	4.00	21,298	4.00	21,312	4.00	21,328	4.00

Excess	$31,917	9.00%	$47,812	9.00%	$54,242	10.19%	$55,662	10.45%	$57,082	10.71%	$58,715	11.01%

Total risk-based capital (6)	$59,691	11.29%	$67,639	12.75%	$74,205	13.95%	$75,639	14.21%	$77,073	14.47%	$78,721	14.76%
Risk-based requirement	42,297	8.00	42,424	8.00	42,569	8.00	42,596	8.00	42,624	8.00	42,655	8.00

Excess	$17,394	4.75%	$25,215	4.75%	$31,636	5.95%	$33,042	6.21%	$34,449	6.47%	$36,066	6.76%

Reconciliation of capital infused into Atlantic Coast Bank:
Net proceeds			$7,948		$9,061		$10,783		$12,505		$14,485
MHC capital contribution			—		62		62		62		62
Less: Common stock acquired by stock-based benefit plan			—		(816)		(960)		(1,104)		(1,270)
Less: Common stock acquired by employee stock ownership plan			—		(816)		(960)		(1,104)		(1,270)
Less: SERP expenses(7)			—		(925)		(925)		(925)		(925)

Pro forma increase			$7,948		$6,566		$8,000		$9,434		$11,083

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 4% of the shares of common stock sold in the conversion offering with funds we lend. Pro forma generally accepted accounting principles and regulatory capital have been reduced by the amount required to fund this plan. See “Management” for a discussion of the employee stock ownership plan.

(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the conversion offering range to reflect demand for the shares or changes in market conditions following the commencement of the conversion offering.

(3)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(4)	Reflects the issuance of 1,650,000 shares in the supplemental offering at $10.00 per share.

(5)	The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.

(6)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

(7)	For a description of the Supplemental Retirement Agreements, please see “Management—Executive Compensation—Benefit Plans—Supplemental Retirement Agreements.”

CAPITALIZATION
     The following table presents the historical consolidated capitalization of Atlantic Coast Federal Corporation at March 31, 2010 and the pro forma consolidated capitalization of Atlantic Coast Financial Corporation after giving effect to the conversion offering and supplemental offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Atlantic Coast	Pro Forma
	Federal	After	Pro Forma at March 31, 2010
	Corporation	Supplemental	Based upon the Sale in the Offering at $10.00 per Share of
	Historical at	Offering at	2,040,000	2,400,000	2,760,000	3,174,000
	March 31, 2010	March 31, 2010	Shares	Shares	Shares	Shares (1)
			(Dollars in thousands)
Deposits (2)	$584,692	$584,692	$584,692	$584,692	$584,692	$584,692
Borrowed funds	267,718	267,718	267,718	267,718	267,718	267,718

Total deposits and borrowed funds	$852,410	$852,410	$852,410	$852,410	$852,410	$852,410

Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized (post-conversion) (3)	—		—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)(4)	148	148	48	53	59	65
Additional paid-in capital (3)	61,418	77,313	95,535	98,974	102,412	106,366
MHC capital contribution (3)	—	—	62	62	62	62
Retained earnings (5)	14,018	14,018	14,018	14,018	14,018	14,018
Post-Conversion SERP Liability (6)	—	—	(925)	(925)	(925)	(925)
Accumulated other comprehensive income	2,483	2,483	2,483	2,483	2,483	2,483
Less:
Treasury stock	(19,950)	(19,950)	(19,950)	(19,950)	(19,950)	(19,950)
Common stock held by employee stock ownership plan (7)	(1,746)	(1,746)	(2,562)	(2,706)	(2,850)	(3,016)
Common stock to be acquired by stock-based benefit plan (8)	—	—	(816)	(960)	(1,104)	(1,270)

Total stockholders’ equity	$56,371	$72,266	$87,893	$91,049	$94,205	$97,833

Pro Forma Shares Outstanding
Shares offered for sale in conversion	—	—	2,040,000	2,400,000	2,760,000	3,174,000
Shares issued in the supplemental offering	—	1,650,000	1,650,000	1,650,000	1,650,000	1,650,000
Exchange shares issued to minority stockholders	—	—	1,095,443	1,288,756	1,482,070	1,704,380

Total shares outstanding	13,415,709	—	4,785,443	5,338,756	5,892,070	6,528,380

Total stockholders’ equity as a percentage of total assets	6.17%	7.77%	9.14%	9.44%	9.73%	10.07%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the conversion offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)	Atlantic Coast Federal Corporation currently has 2,000,000 authorized shares of preferred stock and 18,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Atlantic Coast Financial Corporation common stock to be outstanding.
(Footnotes continue on following page)

(continued from previous page)

(4)	No effect has been given to the issuance of additional shares of Atlantic Coast Financial Corporation common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the conversion offering, an amount up to 10% of the shares of Atlantic Coast Financial Corporation common stock sold in the conversion offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”

(5)	The retained earnings of Atlantic Coast Bank will be substantially restricted after the conversion. See “The Conversion Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation.”

(6)	For a description of the Supplemental Retirement Agreements, please see “Management—Executive Compensation—Benefit Plans—Supplemental Retirement Agreements.”

(7)	Assumes that 4% of the shares sold in the conversion offering will be acquired by the employee stock ownership plan financed by a loan from Atlantic Coast Financial Corporation. The loan will be repaid principally from Atlantic Coast Bank’s contributions to the employee stock ownership plan. Since Atlantic Coast Financial Corporation will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Atlantic Coast Financial Corporation’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(8)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the conversion offering will be purchased for grant by one or more stock-based benefit plans. If the stock-based benefit plans are adopted within 12 months following the conversion offering, the amount reserved for restricted stock awards would be reduced by amounts purchased in the conversion offering by our 401(k) plan using its purchase priority in the conversion offering. The funds to be used by the plan to purchase the shares will be provided by the 401(k) plan. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the conversion offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the conversion offering. As Atlantic Coast Financial Corporation accrues compensation expense to reflect the vesting of shares pursuant to the plan, the credit to capital will be offset by a charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA
     The following table summarizes historical data of Atlantic Coast Federal Corporation and pro forma data at and for the three months ended March 31, 2010 and at and for the year ended December 31, 2009. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and supplemental offerings.
     The net proceeds in the tables are based upon the following assumptions:
(i)	100,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

(ii)	25% of the shares sold in the conversion offering will be sold in the subscription and community offering, with the remaining shares to be sold in the syndicated community offering;

(iii)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the conversion offering, with a loan from Atlantic Coast Financial Corporation. The loan will be repaid in substantially equal payments of principal and interest (at an adjustable rate equal to the prime rate, as published in the Wall Street Journal, on the closing date of the offerings) over a period of 20 years. Interest income that we earn on the loan will offset the interest paid by Atlantic Coast Bank;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription and community offerings and 5.5% of the dollar amount of shares sold in the syndicated offering;

(v)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 5.0% of the dollar amount of $16.5 million of common stock sold to investors in the supplemental offering, except for sales of common stock to lenders to Atlantic Coast Federal Corporation (assumed to be $5.5 million of common stock) who at the time of closing have participated in any credit facility with us which fee will be reduced to 1.0%. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families;

(vi)	a Supplemental Retirement Plan liability for certain executive officers and directors of $925,000 that vests upon completion of the conversion offering; and

(vii)	total expenses of the conversion offering, other than the fees and expenses to be paid to Stifel, Nicolaus & Company, Incorporated, will be $1.4 million.
     We calculated pro forma consolidated net income for the three months ended March 31, 2010 and for the year ended December 31, 2009 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 3.15% (not tax affected). This represents the average yield on 15-year fixed-rate mortgage backed securities and the five-year U.S. Treasury Note as of March 31, 2010, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations.

     We further believe that the reinvestment rate is factually supportable because:
•	each of the mortgage-backed securities rate and the U.S Treasury Note can be determined and/or estimated from third-party sources;

•	we believe that 15-year fixed-rate mortgage-backed securities are not subject to credit losses due to their issuance by a U.S. Government-sponsored enterprise (in this case Freddie Mac) and the financing agreements established by the U.S. Department of Treasury to support the securities; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.
     The assumed U.S. Treasury Note yield was 2.55% based on the five-year U.S. Treasury Note yield reported by SNL Financial as of March 31, 2010. The assumed 15-year fixed-rate mortgage-backed securities yield was 3.75% based on the 15-year average rate from Freddie Mac’s Primary Mortgage Market Survey® for the week ending March 31, 2010 for a 15-year fixed rate mortgage (4.37%) less a servicing fee of 0.25% and a guarantee fee of 0.375%.
     We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net loss and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.
     The pro forma table gives effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the conversion offering at the same price for which they were sold in the conversion offering. We assume that awards of common stock granted under the plans vest over a five-year period.
     We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the conversion offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.89 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 23.90% for the shares of common stock (based on an index of publicly traded thrift institutions), a dividend yield of 0%, an expected option life of six years and a risk-free rate of return of 2.42%.
     We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the conversion offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the conversion offering.
     As discussed under “How We Intend to Use the Proceeds from the Stock Offerings,” we intend to contribute not less than 50% of the net proceeds from the stock offerings to Atlantic Coast Bank, and we will retain the remainder of the net proceeds from the stock offerings. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan, to repay a $5.0 million loan that we expect to obtain in June 2010 and retain the rest of the proceeds for future use.
     The pro forma table does not give effect to:
•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the conversion offering;

•	our results of operations after the stock offerings; or

•	changes in the market price of the shares of common stock after the stock offerings.
     The following pro forma information may not be representative of the financial effects of the offerings at the dates on which the offerings actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different that the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Atlantic Coast Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion Offering—Liquidation Rights.”

	At or for the Three Months Ended March 31, 2010
	Based upon the Sale at $10.00 Per Share of
	2,040,000	2,400,000	2,760,000	3,174,000
	Shares	Shares	Shares	Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of conversion offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	10,954	12,888	14,821	17,044
Market value of shares sold in the supplemental offering	16,500	16,500	16,500	16,500

Pro forma market capitalization	$47,854	$53,388	$58,921	$65,284

Gross proceeds of conversion offering	$20,400	$24,000	$27,600	$31,740
Expenses of conversion offering	(2,278)	(2,434)	(2,590)	(2,770)

Estimated net proceeds of conversion offering	18,122	21,566	25,010	28,970
Gross proceeds of supplemental offering	16,500	16,500	16,500	16,500
Supplemental offering expenses	(605)	(605)	(605)	(605)

Net proceeds of supplemental offering	15,895	15,895	15,895	15,895
Estimated net proceeds of conversion and supplemental offerings	34,017	37,461	40,905	44,865
Common stock purchased by employee stock ownership plan	(816)	(960)	(1,104)	(1,270)
Common stock purchased by stock-based benefit plan	(816)	(960)	(1,104)	(1,270)
Cash received from the Mutual Holding Company	62	62	62	62

Estimated net proceeds, as adjusted	$32,447	$35,603	$38,759	$42,387

For the Three Months Ended March 31, 2010
Consolidated net loss:
Historical adjusted for supplemental offering (2)	$(2,634)	$(2,634)	$(2,634)	$(2,634)
Pro forma adjustments:
Income on net conversion offering proceeds, as adjusted	130	155	180	208
Income on cash received from Mutual Holding Company	—	—	—	—
Employee stock ownership plan (3)	(10)	(12)	(14)	(16)
Stock awards (4)	(41)	(48)	(55)	(63)
Stock options (5)	(29)	(35)	(40)	(46)

Pro forma net loss	$(2,584)	(2,574)	$(2,563)	$(2,551)

Loss per share (6):
Historical adjusted for supplemental offering	$(0.56)	$(0.50)	$(0.43)	$(0.41)
Pro forma adjustments:
Income on adjusted net proceeds	0.03	0.03	0.03	0.03
Mutual holding company	—	—	—	—
Employee stock ownership plan (3)	—	—	—	—
Stock awards (4)	(0.01)	(0.01)	(0.01)	(0.01)
Stock options (5)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net loss per share (6) (7)	$(0.55)	$(0.49)	$(0.44)	$(0.40)

Offering price to pro forma net earnings per share	NM	NM	NM	NM
Number of shares used in earnings per share calculations	4,704,863	5,243,956	5,783,049	6,403,006

At March 31, 2010
Stockholders’ equity:
Historical adjusted for supplemental offering (8)	$72,266	$72,266	$72,266	$72,266
Estimated net proceeds	18,122	21,566	25,010	28,970
Post conversion SERP liability	(925)	(925)	(925)	(925)
Equity increase from Mutual Holding Company	62	62	62	62
Common stock purchased by employee stock ownership plan	(816)	(960)	(1,104)	(1,270)
Common stock purchased by stock-based benefit plan (4)	(816)	(960)	(1,104)	(1,270)

Pro forma stockholders’ equity	$87,893	$91,049	$94,205	$97,833

Intangible assets	$(106)	$(106)	$(106)	$(106)

Pro forma tangible stockholders’ equity	$87,787	$90,943	$94,099	$97,727

Stockholders’ equity per share: (9)
Historical adjusted for supplemental offering	$15.10	$13.53	$12.27	$11.07
Estimated net conversion offering proceeds	3.79	4.04	4.24	4.44
Post conversion SERP liability	(0.19)	(0.17)	(0.16)	(0.15)
Plus: Assets received from the MHC	0.01	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan	(0.17)	(0.18)	(0.19)	(0.19)
Common stock acquired by stock-based benefit plan (4)	(0.17)	(0.18)	(0.19)	(0.19)

Pro forma stockholders’ equity per share (7) (9)	$18.37	$17.05	$15.98	$14.99

Less intangibles per share	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma tangible stockholders’ equity per share (7) (9)	$18.35	$17.03	$15.96	$14.97

	At or for the Three Months Ended March 31, 2010
	Based upon the Sale at $10.00 Per Share of
	2,040,000	2,400,000	2,760,000	3,174,000
	Shares	Shares	Shares	Shares (1)
	(Dollars in thousands, except per share amounts)

Offering price as a percentage of pro forma stockholders’ equity per share	54.44%	58.65%	62.58%	66.71%
Offering price as a percentage of pro forma stockholders’ tangible equity per share	54.50%	58.72%	62.66%	66.80%
Number of shares outstanding for pro forma book value per share calculations	4,785,443	5,338,756	5,892,070	6,528,380

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the conversion offering range to reflect demand for the shares or changes in market conditions following the commencement of the conversion offering.

(2)

Historical Income Adjusted for
Supplemental Offering
Three Months Ended
At March 31, 2010
(Dollars in thousands)
Reported Income for the Period Ended	$(2,759)
Plus: Reinvestment Income on Net Proceeds of Supplemental Offering (1)(2)	125
Less: Tax effect	—

Pro Forma Equity after Supplemental Offering	$(2,634)

(1)	Based on net proceeds from supplemental offering of $15,895,000 reflecting gross proceeds of $16,500,000 net of $605,000 of offering expenses.

(2)	Based on a reinvestment rate of 3.15% consistent with the use of proceeds in the conversion offering.

(3)	Assumes that 4% of shares of common stock sold in the subscription and community offerings will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Atlantic Coast Financial Corporation. Atlantic Coast Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Atlantic Coast Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Atlantic Coast Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense does not reflect a federal and state combined income tax rate due to our net deferred tax asset. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,020, 1,200, 1,380 and 1,587 shares were committed to be released during the three months ended March 31, 2010 at the minimum, midpoint, maximum, and adjusted maximum of the conversion offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(4)	If approved by Atlantic Coast Financial Corporation’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the subscription and community offerings (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans, and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Atlantic Coast Financial Corporation or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Atlantic Coast Financial Corporation. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the three months ended March 31, 2010, and (iii) the plan expense reflects no combined federal and state tax rate due to our net deferred tax asset. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the conversion offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 1.77% at the midpoint of the conversion offering range.

(5)	If approved by Atlantic Coast Financial Corporation’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the subscription and community offerings (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.89 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.30% at the midpoint of the conversion offering range.

(6)	Per share figures include publicly held shares of Atlantic Coast Federal Corporation common stock that will be exchanged for shares of Atlantic Coast Financial Corporation common stock in the conversion. See “The Conversion Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offerings and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts. Pro forma net income per share has been annualized for purposes of calculating the offering price to pro forma net earnings per share.

(7)	The retained earnings of Atlantic Coast Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

(8)

Historical Equity Adjusted for
Supplemental Offering
March 31, 2010
(Dollars in thousands)
Reported Equity	$56,371
Plus: Proceeds from Supplemental Offering	16,500
Less: Estimated Expenses
Shares sold to loan participants (1)	(55)
Shares sold to selected investors (2)	(550)

Pro Forma Equity after Supplemental Offering	$72,266

(1)	Reflects 1% fee on 550,000 shares of stock sold to loan participants.

(2)	Reflects 5% fee paid on 1.1 million shares of stock sold to selected investors.

(9)	Per share figures include publicly held shares of Atlantic Coast Federal Corporation common stock that will be exchanged for shares of Atlantic Coast Financial Corporation common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the conversion offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the conversion offering range, respectively. The exchange shares reflect an exchange ratio of 0.2337, 0.2750, 0.3162 and 0.3636 at the minimum, midpoint, maximum and adjusted maximum of the conversion offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

	At or for the Year Ended December 31, 2009
	Based upon the Sale at $10.00 Per Share of
	2,040,000	2,400,000	2,760,000	3,174,000
	Shares	Shares	Shares	Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of conversion offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	10,954	12,888	14,821	17,044
Market value of shares sold in the supplemental offering	16,500	16,500	16,500	16,500

Pro forma market capitalization	$47,854	$53,388	$58,921	$65,284

Gross proceeds of conversion offering	$20,400	$24,000	$27,600	$31,740
Expenses of conversion offering	(2,278)	(2,434)	(2,590)	(2,770)

Estimated net proceeds of conversion offering	18,122	21,566	25,010	28,970
Gross proceeds of supplemental offering	16,500	16,500	16,500	16,500
Supplemental offering expenses	(605)	(605)	(605)	(605)

Net proceeds of supplemental offering	15,895	15,895	15,895	15,895
Estimated net proceeds of conversion and supplemental offerings	34,017	37,461	40,905	44,865
Common stock purchased by employee stock ownership plan	(816)	(960)	(1,104)	(1,270)
Common stock purchased by stock-based benefit plan	(816)	(960)	(1,104)	(1,270)
Cash received from the Mutual Holding Company	62	62	62	62

Estimated net proceeds, as adjusted	$32,447	$35,603	$38,759	$42,387

For the Year Ended December 31, 2009
Consolidated net loss:
Historical adjusted for supplemental offering (2)	$(28,834)	$(28,834)	$(28,834)	$(28,834)
Pro forma adjustments:
Income on net conversion offering proceeds, as adjusted	521	621	720	835
Income on cash received from Mutual Holding Company	2	2	2	2
Employee stock ownership plan (3)	(41)	(48)	(55)	(63)
Stock awards (4)	(163)	(192)	(221)	(254)
Stock options (5)	(118)	(139)	(160)	(183)

Pro forma net loss	$(28,633)	(28,590)	$(28,548)	$(28,497)

Loss per share (6):
Historical adjusted for supplemental offering	$(6.12)	$(5.49)	$(4.98)	$(4.50)
Pro forma adjustments:
Income on adjusted net proceeds	0.11	0.12	0.12	0.13
Mutual holding company	—	—	—	—
Employee stock ownership plan (3)	(0.01)	(0.01)	(0.01)	(0.01)
Stock awards (4)	(0.03)	(0.04)	(0.04)	(0.04)
Stock options (5)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net loss per share (6) (7)	$(6.08)	$(5.49)	$(4.94)	$(4.45)

Offering price to pro forma net earnings per share	NM	NM	NM	NM
Number of shares used in earnings per share calculations	4,707,923	5,247,556	5,785,349	6,405,652

At December 31, 2009
Stockholders’ equity:
Historical adjusted for supplemental offering (8)	$72,436	$72,436	$72,436	$72,436
Estimated net proceeds	18,122	21,566	25,010	28,970
Post conversion SERP liability	(925)	(925)	(925)	(925)
Equity increase from Mutual Holding Company	62	62	62	62
Common stock purchased by employee stock ownership plan	(816)	(960)	(1,104)	(1,270)
Common stock purchased by stock-based benefit plan (4)	(816)	(960)	(1,104)	(1,270)

Pro forma stockholders’ equity	$88,063	$91,219	$94,375	$98,003

Intangible assets	$(106)	$(106)	$(106)	$(106)

Pro forma tangible stockholders’ equity	$87,957	$91,113	$94,269	$97,897

Stockholders’ equity per share: (9)
Historical adjusted for supplemental offering	$15.13	$13.57	$12.29	$11.10
Estimated net proceeds	3.79	4.04	4.25	4.44
Post conversion SERP liability	(0.19)	(0.17)	(0.16)	(0.14)
Plus: Assets received from the MHC	0.01	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan	(0.17)	(0.18)	(0.19)	(0.19)
Common stock acquired by stock-based benefit plan (4)	(0.17)	(0.18)	(0.19)	(0.19)

Pro forma stockholders’ equity per share (7) (9)	$18.41	$17.09	$16.01	$15.01

Less intangibles per share	(0.02)	(0.02)	(0.02)	(0.02)

	At or for the Year Ended December 31, 2009
	Based upon the Sale at $10.00 Per Share of
	2,040,000	2,400,000	2,760,000	3,174,000
	Shares	Shares	Shares	Shares (1)
	(Dollars in thousands, except per share amounts)
Pro forma tangible stockholders’ equity per share (7) (9)	$18.38	$17.07	$16.00	$14.99

Offering price as a percentage of pro forma stockholders’ equity per share	54.35%	58.51%	62.46%	66.62%
Offering price as a percentage of pro forma stockholders’ tangible equity per share	54.41%	58.58%	62.50%	66.71%
Number of shares outstanding for pro forma book value per share calculations	4,785,443	5,338,756	5,892,070	6,528,380

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the conversion offering range to reflect demand for the shares or changes in market conditions following the commencement of the conversion offering.

(2)

Historical Income Adjusted for
Supplemental Offering
Twelve Months Ended
December 31, 2009
(Dollars in thousands)
Reported Income for the Period Ended	$(29,335)
Plus: Reinvestment Income on Net Proceeds of Supplemental Offering (1)(2)	501
Less: Tax effect	—

Pro Forma Equity after Supplemental Offering	$(28,834)

(1)	Based on net proceeds from supplemental offering of $15,895,000 reflecting gross proceeds of $16,500,000 net of $605,000 of offering expenses.

(2)	Based on a reinvestment rate of 3.15% consistent with the use of proceeds in the conversion offering.

(3)	Assumes that 4% of shares of common stock sold in the subscription and community offerings will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Atlantic Coast Financial Corporation. Atlantic Coast Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Atlantic Coast Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification Topic 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Atlantic Coast Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense does not reflect a federal and state combined income tax rate due to our net deferred tax asset. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 4,080, 4,800, 5,520 and 6,348 shares were committed to be released during the year ended December 31, 2009 at the minimum, midpoint, maximum, and adjusted maximum of the conversion offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(4)	If approved by Atlantic Coast Financial Corporation’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the subscription and community offerings (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans, and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Atlantic Coast Financial Corporation or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Atlantic Coast Financial Corporation. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2009, and (iii) the plan expense reflects no combined federal and state tax rate due to our net deferred tax asset. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the conversion offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 1.77% at the midpoint of the conversion offering range.

(5)	If approved by Atlantic Coast Financial Corporation’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the subscription and community offerings (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.89 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.30% at the midpoint of the conversion offering range.

(6)	Per share figures include publicly held shares of Atlantic Coast Federal Corporation common stock that will be exchanged for shares of Atlantic Coast Financial Corporation common stock in the conversion. See “The Conversion Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offerings and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts. Pro forma net income per share has been annualized for purposes of calculating the offering price to pro forma net earnings per share.

(7)	The retained earnings of Atlantic Coast Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

(8)

Historical Equity Adjusted for
Supplemental Offering
At December 31, 2009
(Dollars in thousands)
Reported Equity	$56,541
Plus: Proceeds from Supplemental Offering	16,500
Less: Estimated Expenses
Shares sold to loan participants (1)	(55)
Shares sold to selected investors (2)	(550)

Pro Forma Equity after Supplemental Offering	$72,436

(1)	Reflects 1% fee on 550,000 shares of stock sold to loan participants.

(2)	Reflects 5% private placement fee paid on 1.1 million shares of stock sold to selected investors.

(9)	Per share figures include publicly held shares of Atlantic Coast Federal Corporation common stock that will be exchanged for shares of Atlantic Coast Financial Corporation common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the conversion offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the conversion offering range, respectively. The exchange shares reflect an exchange ratio of 0.2337, 0.2750, 0.3162 and 0.3636 at the minimum, midpoint, maximum and adjusted maximum of the conversion offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     This discussion and analysis contains information from our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Atlantic Coast Federal Corporation provided in this prospectus.
Overview
     Our principal business consists of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including real estate and other consumer assets. We are significantly affected by prevailing economic conditions, particularly interest rates, as well as government policies and regulations concerning among other things, monetary and fiscal affairs, housing and financial institutions. Attracting and maintaining deposits is influenced by a number of factors, including interest rates paid on competing investments offered by other financial and non-financial institutions, account maturities, fee structures, and level of personal income and savings. Lending activities are affected by the demand for funds and thus are influenced by interest rates, the number and quality of lenders and regional economic growth. Sources of funds for our lending activities include deposits, borrowings, payments on and sale of loans, maturities and sales of securities and income provided from operations.
     Earnings are primarily dependent upon net interest income, which is the difference between interest income and interest expense and the provision for loan losses. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. Provision for loan losses results from actual incurred losses when loans are charged-off and the collateral is insufficient to recover unpaid amounts, as well as an allowance for estimated future losses from uncollected loans. Earnings are also affected by our service charges, gains and losses from sales of loans and securities, commission income, interchange fees, other income, non-interest expenses and income taxes. Non-interest expenses consist of compensation and benefit expenses, occupancy and equipment costs, data processing costs, FDIC insurance premiums, outside professional services, interchange fees, advertising expenses, telephone expense, and other expenses.
Business Strategy
     With the addition of our new executive chairman in 2010, we conducted a review of our operations and strategic plan and determined to implement new strategies designed to improve our profitability consistent with safety and soundness considerations. We are committed to meeting the financial needs of the communities we serve and providing quality service to our customers. The following are the key elements of our new business strategy:
     Continuing our proactive approach to reducing non-performing assets by aggressive resolution and disposition initiatives. As a result of the decline in our local economy beginning in 2008, we experienced a substantial increase in our non-performing assets. At March 31, 2010, our non-performing assets were $39.4 million as compared to $9.6 million at December 31, 2007. Management has instituted a proactive strategy to aggressively reduce non-performing assets through accelerated charge-offs, loan work out programs, enhanced collection practices, the use of distressed asset sales and improved risk management.

•	Aggressive charge-off policy. Beginning in 2009, management began to implement an aggressive charge-off strategy in one- to four-family residential mortgage loans by taking partial or full charge-offs in the period that such loans became non-accruing.

•	Loan work out programs. We remain committed to working with responsible borrowers to renegotiate residential loan terms. We had $20.1 million in troubled debt restructurings at March 31, 2010, as compared to $8.7 million at December 31, 2008. Only $3.4 million of our troubled debt restructurings at March 31, 2010 were non-performing in accordance with their revised terms. Troubled debt restructurings provide us cost savings from the expense of foreclosure proceedings and the holding and disposition expenses of selling foreclosed property and increase interest income.

•	Enhanced collection practices. In 2009, due to the elevated delinquency of one- to four-family residential loans and the increasing complexity of workout for these types of loans, we engaged the services of a national third party servicer for certain loans. One- to four-family residential mortgage loans, and any associated home equity loan that become 60 days past due are assigned to the third party servicer for collection. We also assign other one- to four-family residential mortgage loans to the third party servicer irrespective of delinquency status if we feel the loan may have collection risk. At March 31, 2010, the outstanding balance of loans assigned to the third party servicer was $46.9 million.

•	Non-performing asset sales. In order to reduce the expenses of the foreclosure process and selling of foreclosed property, we have sold certain non-performing loans through national loan sales of distressed assets. Since 2008, we have sold $8.6 million of loans through distressed asset sales and anticipate increased sales in 2010. We also have accepted short sales of residential property by borrowers where such properties are sold at a loss and the proceeds of such sales are paid to us.

•	Credit risk management. We also are enhancing our credit administration by improving internal risk management processes. In 2010, we established an independent risk committee of our board of directors to evaluate and monitor system, market and credit risk.
     Increasing revenue through an expansion of our mortgage banking strategy and an increased emphasis on commercial lending to small businesses. Historically, Atlantic Coast Bank has emphasized the origination of one- to four-family residential mortgage loans in northeastern Florida and southeastern Georgia. At March 31, 2010, our one- to four-family residential lending portfolio was $299.3 million, or 49.2%, of our gross loan portfolio. During late 2008, we began to originate mortgage loans for sale in the secondary market on a limited scale. As a result of our internal evaluation, management intends to shift its business model to emphasize a mortgage banking operation.
•	Mortgage banking strategy. We intend to regularly sell originated, conforming residential loans, both fixed rate and adjustable rate, including the related servicing, to select financial institutions in the secondary market for increased fee income. We believe legislative changes in the near term create an opportunity to expand this business by hiring local mortgage bankers and leveraging their already existing origination platforms. In the latter part of 2009, we also began a program for warehouse type lending where we financed mortgages originated by third parties and held a lien position for a short duration (usually less than 16 days) while earning interest until a sale is completed to an investor. We expect to continue this practice in the future.

•	Commercial lending strategy. We also plan to increase commercial business lending and owner occupied commercial real estate lending with an emphasis towards small businesses. We intend to participate in government programs relating to commercial business loans such as the United States Small Business Administration and the United States Department of Agriculture. Our focus on owner occupied commercial real estate loans will be to professional service providers. We intend to target principal balances of up to $1.5 million in our commercial business and owner occupied commercial real estate lending, while not originating or purchasing higher risk loans such as commercial real estate development projects, multi-family loans and land loans. At March 31, 2010, we had $77.6 million in commercial real estate loans, or 12.8% of our gross loan portfolio, and $17.7 million in commercial business loans, or 2.9% of our gross loan portfolio.
     Growing our core deposit base. We remain committed to generating lower-cost and more stable core deposits. We attract and retain transaction accounts by offering competitive products and rates, excellent customer service and a comprehensive marketing program. We continue to emphasize offering core deposits to individuals, businesses and municipalities located in our market area. Our core deposits (consisting of demand, savings and money market accounts) increased $17.2 million to $282.5 million at March 31, 2010 from $265.3 million at December 31, 2008. At March 31, 2010, core deposits comprised 48.3% of our total deposits, compared to 42.5% of our total deposits at December 31, 2008. Core deposits are our least costly source of funds which improves our interest rate spread and also contribute non-interest income from account related services.
     Expansion through acquisition opportunities. We believe that acquisition opportunities exist inside our current market area, including FDIC assisted transactions, which may afford us the opportunity to add complementary products to our existing business or to expand our market reach geographically. Following a disciplined acquisition strategy, we may use the additional capital raised in this offering to make opportunistic acquisitions of financial institutions, including FDIC assisted transactions, in our primary markets of northeastern Florida and southeastern Georgia. However, we currently have no understandings or agreements for any specific merger or acquisition.
Expected Increase in Non-Interest Expense as a Result of the Conversion
     Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders no earlier than six months after the completion of the conversion.
     Assuming that 3,174,000 shares are sold in the conversion offering:
(i)	the employee stock ownership plan will acquire 126,960 shares of common stock with a $1.3 million loan that is expected to be repaid over 20 years, resulting in an annual pre-tax expense of approximately $63,000 (assuming that the shares of common stock maintain a value of $10.00 per share); and

(ii)	a new stock-based benefit plan would award a number of shares equal to 4% of the shares sold in the conversion offering, or 126,960 shares, to eligible participants, and such awards would be expensed as the awards vest. Assuming all shares are awarded under the plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual pre-tax expense associated with shares awarded under the plan would be approximately $254,000; and

(iii)	a new stock-based benefit plan would award options to purchase a number of shares equal to 10% of the shares sold in the conversion offering, or 317,400 shares, to eligible participants, and such options would be expensed as the options vest. Assuming all options are awarded under the stock-based benefit plan at a price of $10.00 per share, and that the options vest over five years, the corresponding annual pre-tax expense associated with options awarded under the stock-based benefit plan would be approximately $183,000 (assuming a grant-date fair value of $2.89 per option, using the Black-Scholes option valuation methodology).
     The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the shares awarded under the stock-based benefit plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.
Critical Accounting Policies
     Certain accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances, including, but without limitation, changes in interest rates, performance of the economy, the financial condition of borrowers and changes in laws and regulations. Management believes that its critical accounting policies include determining the allowance for loan losses, determining other-than-temporary impairment of securities, the valuation of goodwill and accounting for deferred income taxes. Accounting policies are discussed in detail in Note 1 of the Notes to the Consolidated Financial Statements.
     Allowance for Loan Losses. The allowance for loan losses is maintained to reflect probable incurred losses in the loan portfolio. The allowance for loan losses is based on ongoing assessments of the estimated losses incurred in the loan portfolio and is established through a provision for loan losses charged to earnings. Generally, loan losses are charged against the allowance for loan losses when management believes the uncollectibity of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Due to declining real estate values in our markets and the deterioration of the United States economy in general, it is increasingly likely that impairment allowances on non-performing collateral dependent loans, particularly one- to four-family residential loans, will not be recoverable and represent a confirmed loss. As a consequence, we recognize the charge-off of impairment allowances on non-performing one- to four-family residential loans in the period the loan is classified as such. This process accelerates the recognition of charge-offs but has no impact on the impairment evaluation process.
     The reasonableness of the allowance for loan losses is reviewed and established by management, within the context of applicable accounting and regulatory guidelines, based upon its evaluation of then-existing economic and business conditions affecting our key lending areas. Senior credit officers monitor the conditions discussed above continuously and reviews are conducted quarterly with senior management and the board of directors.
     Management’s methodology for assessing the reasonableness of the allowance for loan losses consists of several key elements, which include a general loss component by type of loan and specific allowances for identified problem loans. The allowance also incorporates the results of measuring impaired loans.

     The general loss component is calculated by applying loss factors to outstanding loan balances based on the internal risk evaluation of the loans or pools of loans. Changes to the risk evaluations relative to both performing and non-performing loans affect the amount of this component. Loss factors are based on our recent loss experience, current market conditions that may impact real estate values within our primary lending areas, and on other significant factors that, in management’s judgment, may affect the ability to collect loans in the portfolio as of the evaluation date. Other significant factors that exist as of the balance sheet date that may be considered in determining the adequacy of the allowance include credit quality trends (including trends in non-performing loans expected to result from existing conditions), collateral values, geographic foreclosure rates, new and existing home inventories, loan volumes and concentrations, specific industry conditions within portfolio segments and recent charge-offs experience in particular segments of the portfolio. The impact of the general loss component on the allowance began increasing during 2008 and continued to increase during 2009 and 2010. The increase reflects the deterioration of market conditions, and the increase in the recent loan loss experience that has resulted from management’s proactive approach to charging off losses on impaired loans.
     Management also evaluates the allowance for loan losses based on a review of certain large balance individual loans. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows management expects to receive on impaired loans that may be susceptible to significant change. For all specifically reviewed loans where it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement, impairment is determined by computing a fair value based on either discounted cash flows using the loan’s initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans, such as individual consumer and residential loans are collectively evaluated for impairment and are excluded from the specific impairment evaluation; for these loans, the allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.
     The allowance for loan losses was $13.3 million at March 31, 2010, $13.8 million at December 31, 2009, and $10.6 million at December 31, 2008. The allowance for loan losses as a percentage of total loans was 2.17% at March 31, 2010, 2.22% at December 31, 2009, and 1.43% as of December 31, 2008. The provision for loan losses for each quarter of 2010, 2009 and 2008, and the total for the respective years is as follows:

	2010	2009	2008
	(In Millions)
First quarter	$3.7	$5.8	$1.6
Second quarter	N/A	6.2	3.9
Third quarter	N/A	6.6	3.7
Fourth quarter	N/A	6.3	4.7

Total	$3.7	$24.9	$13.9

     This data demonstrates the manner in which the allowance for loan losses and related provision expense can change over long-term and short-term periods. Changes in economic conditions, the composition and size of the loan portfolio and individual borrower conditions can dramatically impact the required level of allowance for loan losses, particularly for larger individually evaluated loan relationships, in relatively short periods of time. The allowance for loan losses allocated to individually evaluated loan relationships was $5.4 million at December 31, 2009 and $3.5 million at December 31, 2008, an increase of $1.9 million, primarily due to a decline in both real estate values and credit quality. The increase in 2009 primarily reflected the addition of certain northeast Florida commercial and residential real estate loans. Given the rapidly changing and uncertain real estate market coupled with changes in borrowers’ financial condition, weakening of collateral values, and the overall economic conditions, management anticipates there will continue to be significant changes in individual specific loss allocations in future periods as these factors are difficult to predict and can vary widely as more information becomes available or as projected events change.

     Fair Value of Securities Available for Sale. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. In determining other-than-temporary impairment, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether we have the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
     When other-than-temporary impairment is determined to have occurred, the amount of the other-than-temporary impairment recognized in earnings depends on whether we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the other-than-temporary impairment recognized in earnings is equal to the entire difference between its amortized cost basis and its fair value at the balance sheet date. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the other-than-temporary impairment is separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized as a charge to earnings. The amount of the other-than-temporary impairment related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the other-than-temporary impairment recognized in earnings becomes the new amortized cost basis of the investment. We recorded an other-than-temporary impairment charge of $75,000 and $4.5 million for the three months ended March 31, 2010 and for the year ended December 31, 2009, respectively.
     Valuation of Goodwill. Goodwill is tested at least annually for impairment, more frequently if events or circumstances indicate impairment may exist. The recessionary economic conditions have significantly affected the banking industry in general, and have had an adverse impact on our financial results. Financial results for 2009 have been negatively impacted by an increase in credit losses in our loan portfolio, a lower net interest margin, recognition of other-than-temporary-impairment on certain of our available-for-sale securities and higher loan collection expenses. The stock price has continued to trade at a price below book value since the fourth quarter of 2008. Accordingly, an assessment of goodwill impairment was performed during the third quarter of 2009 in advance of the date of normal annual review. Based on the results of that analysis, an impairment charge of $2.8 million was recorded in the third quarter of 2009, leaving no goodwill on the balance sheet at March 31, 2010. This non-cash charge had no impact on liquidity, regulatory capital or our well-capitalized status.
     Deferred Income Taxes. After converting to a federally chartered savings association from a credit union, Atlantic Coast Bank became a taxable organization. Income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary difference between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates and operating loss carryforwards. Our principal deferred tax assets result from the allowance for loan losses and operating loss carryforwards. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. The Internal Revenue Code and applicable regulations are subject to interpretation with respect to the determination of the tax basis of assets and liabilities for credit unions that convert charters and become a taxable organization. Since Atlantic Coast Bank’s transition to a federally chartered thrift, Atlantic Coast Federal Corporation has recorded income tax expense based upon management’s interpretation of the applicable tax regulations. Positions taken by us in preparing our federal and state tax returns are subject to the review of taxing authorities, and the review by taxing authorities of the positions taken by management could result in a material adjustment to the financial statements.
     All available evidence, both positive and negative, is considered when determining whether or not a valuation allowance is necessary to reduce the carrying amount to a balance that is considered more likely than not to be realized. The determination of the realizability of deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of such evidence. Positive evidence considered includes the probability of achieving forecasted taxable income and the ability to implement tax planning strategies to accelerate taxable income recognition. Negative evidence includes our cumulative losses. Following the initial establishment of a valuation allowance, if we are unable to generate sufficient pre-tax income in future periods or otherwise fail to meet forecasted operating results, an additional valuation allowance may be required. Any valuation allowance is required to be recorded during the period identified. As of March 31, 2010, we had a valuation allowance of $16.4 million, or 100% of the net deferred tax asset.
Comparison of Financial Condition at March 31, 2010 and December 31, 2009
     General. Total assets increased $8.4 million to $914.0 million at March 31, 2010 as compared to $905.6 million at December 31, 2009. The primary reason for the increase in assets was an increase in available for sale securities of $26.3 million, partially offset by the decline in loans of $15.0 million as well as a decrease in loans held for sale of $3.7 million. Total deposits increased $29.2 million to $584.7 million at March 31, 2010 from $555.4 million at December 31, 2009. Core deposits grew by a combined $7.5 million, while time deposits increased $21.7 million, primarily due to growth in brokered deposits.
     Following is a summarized comparative balance sheet as of March 31, 2010 and December 31, 2009:

	March 31,	December 31,	Increase (decrease)
	2010	2009	Dollars	Percentage
	(Dollars in Thousands)
Assets
Cash and cash equivalents	$37,961	$37,144	$817	2.2%
Securities available for sale	204,217	177,938	26,279	14.8
Loans	613,166	628,181	(15,015)	(2.4)
Allowance for loan losses	(13,308)	(13,810)	502	(3.6)

Loans, net	599,858	614,371	(14,513)	(2.4)
Loans held for sale	5,253	8,990	(3,737)	(41.6)
Other assets	66,732	67,118	(386)	(0.6)

Total assets	$914,021	$905,561	$8,460	0.9%

Liabilities and stockholders’ equity
Deposits
Non-interest-bearing	$35,370	$34,988	$382	1.1%
Interest-bearing transaction accounts	79,052	79,192	(140)	(0.2)
Savings and money-market	168,059	160,784	7,275	4.5
Time	302,211	280,480	21,731	7.7

Total deposits	584,692	555,444	29,248	5.3
Federal Home Loan Bank advances	172,718	182,694	(9,976)	(5.5)
Securities sold under agreement to repurchase	92,800	92,800	—	—
Other borrowings	2,200	12,200	(10,000)	(82.0)
Accrued expenses and other liabilities	5,240	5,882	(642)	(10.9)

Total liabilities	857,650	849,020	8,630	1.0
Stockholders’ equity	56,371	56,541	(170)	(0.3)

Total liabilities and stockholders’ equity	$914,021	$905,561	$8,460	0.9%

     Securities available for sale. Securities available for sale is comprised principally of debt securities of U.S. Government-sponsored enterprises and private label collateralized mortgage obligations. The investment portfolio increased approximately $26.3 million to $204.2 million at March 31, 2010, net of purchases, sales and maturities. The increase in securities available for sale was the result of purchases made with funds from increased payoffs of one- to four-family residential loans combined with limited market demand for portfolio loan originations. There were no sales of securities available for sale during the three months ended March 31, 2010. Expense for other-than-temporary impairment was approximately $75,000 related to one private label collateralized mortgage obligation mezzanine (support) security for the three months ended March 31, 2010.
     The table below shows the cost basis, fair value, and number of securities and other-than-temporary impairment recorded for all private label collateralized mortgage obligations as of March 31, 2010.

	At March 31, 2010
				Other-than-
			Number of	Temporary
	Amortized Cost	Fair Value	Securities	Impairment
	(Dollars in Thousands)

Private label collateralized mortgage obligations with other-than-temporary impairment	$5,832	$5,200	7	$4,542
Private label collateralized mortgage obligations with no other-than-temporary impairment	14,955	15,839	11	—

Total private label collateralized mortgage obligations securities	$20,787	$21,039	18	$4,542

     At March 31, 2010, approximately $182.3 million, or 89%, of the debt securities held by us were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because we do not have the intent to sell these securities and it is likely we will not be required to sell the securities before their anticipated recovery, we did not consider these securities to be other-than-temporarily impaired at March 31, 2010.
     Loans. Portfolio loans declined approximately 2% to $599.9 million at March 31, 2010 as compared to $614.4 million at December 31, 2009 due to increased payoffs of one- to four-family residential loans in the first three months of 2010, combined with the sale of approximately $866,000 of non-performing loans in the first quarter of 2010.
     Total loan originations increased $4.0 million to $33.2 million for the three months ended March 31, 2010 from $29.2 million for the same period in 2009. Origination of loans held for sale in the secondary market decreased $836,000 to $16.8 million during the first three months of 2010, from $17.6 million for the same period in 2009, while portfolio loan production increased $4.8 million to $16.4 million for the three months ended March 31, 2010 from $11.6 million for the same period in 2009. Portfolio loan production of all loan types, and in particular one- to four-family residential loans, continue to be negatively impacted by a weak real estate economy marked by declining real estate values, slow residential real estate sales activity and the overall recessionary economy in our markets.
     Until critical economic factors stabilize, such as unemployment and residential real estate values, management believes portfolio loan balances will continue to decline. However, due to a favorable interest rate environment, production of one-to four-family loans held for sale in the secondary market is expected to continue its moderate pace. This strategy compliments our desire to reduce portfolio loan balances in order to maximize capital efficiently.

     Our loan portfolio is also heavily weighted in the state of Florida with over 60.9% of one- to four-family residential mortgage loans being secured by properties in Florida. Georgia represents the second highest concentration with 28.2% of total one- to four-family mortgage loans. At March 31, 2010, over 59.4% of our residential construction loan portfolio was concentrated in Florida. The following table shows the geographic location of collateral securing our one- to four-family real estate loans.

	Florida	Georgia	Other States	Total
	(Dollars in Thousands)

One- to Four-Family First Mortgages	$192,461	$65,363	$41,490	$299,314
One- to Four-Family Second Mortgages	45,755	44,396	1,493	91,644
One- to Four-Family Construction Loans	1,956	1,336	—	3,293

Total	$240,172	$111,095	$42,983	$394,250

     Allowance for loan losses. The allowance for loan losses was $13.3 million or 2.17% of total loans compared to $13.8 million or 2.22% of total loans outstanding at March 31, 2010 and December 31, 2009, respectively.

	March 31,	December 31,
	2010	2009
	(Dollars in Thousands)
Non-performing assets:
Real estate:
One- to four-family	$12,309	$12,343
Commercial	3,890	3,895
Other (1)	9,676	9,638

Real estate construction loans:
One- to four-family	—	—
Commercial	4,988	4,988
Acquisition & development	404	404

Other loans:
Home equity	2,467	2,973
Consumer	656	909
Commercial	—	—

Total non-performing loans	34,390	35,150
Foreclosed assets	5,035	5,028

Total non-performing assets	$39,425	$40,178

Total troubled debt restructurings	$20,086	$22,660

Total impaired loans (including troubled debt restructurings)	$38,697	$44,392

Non-performing loans to total loans	5.61%	5.64%
Non-performing loans to total assets	3.76%	3.85%
Non-performing assets to total assets	4.31%	4.44%

(1)	Consists of land and multi-family loans.
     As shown in the table above, non-performing loans were $34.4 million or 5.61% of total loans and $35.2 million, or 5.64% of total loans at March 31, 2010 and December 31, 2009, respectively. Total impaired loans decreased to $38.7 million at March 31, 2010 from $44.4 million at December 31, 2009. As of March 31, 2010, total non-performing one- to four-family residential loans of $12.3 million included $10.1 million of one- to four-family residential loans that had been written-down to the estimated fair value of their collateral and are expected to be resolved with no additional probable loss, absent further declines in the fair value of the collateral, or a decision to sell loans as distressed assets. The total allowance allocated for impaired loans decreased to $5.3 million at March 31, 2010 from $5.4 million at December 31, 2009. As of March 31, 2010, and December 31, 2009, all non-performing loans were classified as non-accrual. There were no loans 90 days past due and accruing interest as of March 31, 2010, and December 31, 2009. Non-performing loans, excluding small balance homogeneous loans, increased slightly to $17.3 million at March 31, 2010, from $17.2 million at December 31, 2009. Troubled debt restructured loans decreased to $20.1 million as of March 31, 2010, from $22.7 million at December 31, 2009. These loans were primarily comprised of residential mortgage loans collateralized by real estate and were evaluated for impairment as required under GAAP. At March 31, 2010, approximately $10.7 million or 64% of our troubled debt restructurings were one- to four-family loans of which approximately $9.0 million, or 84.1% were performing according to their restructured terms.
     A comparison of the allowance for loan losses, both general and specific allowances, to non-performing loans as of March 31, 2010 is summarized as follows:

	Comparison of Loan Loss Allowance to Non-Performing
	Loans
	At March 31, 2010
		Amount of	Percent of Loan
		General and	Loss Allowance to
	Non-Performing	Specific Loan	Non-Performing
	Loans	Loss Allowance	Loans
	(Dollars in Thousands)

Real Estate Loans:
One-to four-family	$12,309	$2,791	22.67%
Commercial	3,890	763	19.61%
Other(1)	9,676	1,342	13.87%

Real Estate Construction:
One-to four-family	—	7	—
Commercial	4,988	3,315	66.46%
Acquisition and Development	404	110	27.23%

Other Loans:
Home equity	2,467	2,150	87.15%
Consumer	656	2,585	394.05%
Commercial	—	245	—

Total	$34,390	$13,308	38.70%

(1)	Consists of land and multi-family loans.

     The following table sets forth an analysis of the allowance for loan losses:

	March 31,	March 31,
	2010	2009
	(Dollars in Thousands)

Balance at beginning of period	$13,810	$10,598

Charge-offs:
Real estate loans:
One- to four-family	1,880	561
Commercial	115	228
Other (1)	518	32
Real estate construction loans:
One- to four-family	—	50
Commercial	—	—
Acquisition & development	—	—
Other loans:
Home equity	706	836
Consumer	437	336
Commercial	698	288

Total charge-offs	4,354	2,331

Recoveries:
Real estate loans:
One- to four-family	54	124
Commercial	—	—
Other (1)	1	15
Real estate construction loans:
One- to four-family	—	—
Commercial	—	—
Acquisition & development	—	—
Other loans:
Home equity	4	109
Consumer	71	97
Commercial	—	—

Total recoveries	130	345

Net charge-offs	4,224	1,986
Provision for loan losses	3,722	5,812

Balance at end of period	$13,308	$14,424

(1)	Consists of land and multi-family loans.
     During the three months ended March 31, 2010, loan charge-offs included approximately $1.3 million of partial charge-offs of one-to four- family residential loans identified as non-performing. Due to the decline in real estate values over the past two years, we believe it is appropriate and prudent to reduce the carrying balance of non-performing one-to four-family residential loans by the expected loss amount rather than providing a general allowance. Charge-offs in 2010 also included $1.2 million on commercial loans and other (land and multi-family) loans.
     Impaired Loans. The following table shows impaired loans split between performing and non-performing and the associated specific reserve as of March 31, 2010 and December 31, 2009.

	At March 31, 2010		At December 31, 2009
	Balance	Specific Allowance	Balance	Specific Allowance
	(Dollars in thousands)

Performing loans	$6,886	$574	$5,711	$377
Non-performing loans	15,228	4,514	16,021	4,830
Troubled debt restructuring non-performing	2,977	128	2,722	110
Troubled debt restructurings performing	13,606	81	19,938	81

Total impaired loans	$38,697	$5,296	$44,392	$5,398

     Impaired loans include large non-homogenous loans where it is probable that we will not receive all principal and interest when contractually due and troubled debt restructurings with borrowers where we have granted a concession to the borrower because of their financial difficulties.
     Impaired loans that were also non-performing decreased as described above. The percentage of impaired loans that were also non-performing was 42.2% at March 31, 2010, as compared to 47.0% at year end 2009. The specific reserve for non-performing impaired loans reflects the continued weak economy and, as a result, deterioration of the value of commercial and other real estate collateralizing these loans.
     Deferred Income Taxes. As of both March 31, 2010 and December 31, 2009 we concluded that, while improved operating results are expected if the economy begins to improve and our non-performing assets decline, the variability of the credit related costs are such that a more likely than not conclusion of realization could not be supported. Consequently, we have established a valuation allowance of $16.4 million for the full amount of the net federal and state deferred tax assets as of March 31, 2010. Until such time as we determine it is more likely than not that we are able to generate taxable income, no tax benefits will be recorded in future years to reduce net losses before taxes. However, at such time in the future that we record taxable income or determine that realization of the deferred tax asset is more likely than not, some or all of the valuation allowance is available as a tax benefit.
     Deposits. Total deposit account balances were $584.7 million at March 31, 2010, an increase of $29.2 million from $555.4 million at December 31, 2009. The $21.7 million increase in time deposits was primarily due to $34.0 million in brokered deposits acquired in conjunction with the sale of our Lake City, Florida branch on December 31, 2009. The relatively low rates on brokered deposits during the quarter also made them an attractive source of funds. The remainder of the increase in deposits occurred as depositors increased their savings and money market accounts $7.3 million. As a part of our capital preservation strategy, we lowered rates on time deposits in the second half of 2009 in order to reduce those deposits consistent with loan balances decreases. Management believes near term deposit growth will be moderate with an emphasis on core deposits to match asset growth expectations. Dramatic changes in the short-term interest rate environment could affect the availability of deposits in our local market and therefore cause us to promote time deposit growth in order to meet liquidity needs.
     Securities sold under agreements to repurchase. Securities sold under agreements to repurchase are secured by mortgage-backed securities with a carrying amount of $118.4 million at March 31, 2010, compared to $119.9 million at December 31, 2009. The agreements carry various periods of fixed interest rates that convert to callable floating rates in the future. Upon conversion, each agreement may be terminated in whole by the lender each following quarter; without a termination penalty. There have been no early terminations. At maturity or termination, the securities underlying the agreements will be returned to us. We had $92.8 million of such agreements as of March 31, 2010 and December 31, 2009. See “Business of Atlantic Coast Bank—Sources of Funds—Securities Sold Under Agreements to Repurchase.”
     Securities sold under agreements to repurchase are financing arrangements that mature within ten years, beginning in January 2014. At maturity, the securities underlying the agreements are returned to us. Information concerning securities sold under agreements to repurchase as of March 31, 2010 is summarized as follows:

(Dollars in Thousands)

Average daily balance during the period	$92,800
Average interest rate during the period	4.95%
Maximum month-end balance	$92,800
Weighted average interest rate at period end	5.04%

     Depending on the availability of suitable securities and the prevailing interest rates and terms of alternative sources of funds, we may continue to sell securities under agreements to repurchase in the future to fund growth; however we do not plan to be active in the market in the near term.
     Federal Home Loan Bank advances. FHLB advances had a weighted-average maturity of 58 months and a weighted-average rate of 3.54% at March 31, 2010. The decrease in FHLB borrowings to $172.7 million at March 31, 2010 as compared to $182.7 million at December 31, 2009 was due to repayments of $10.0 million. We expect to continue to utilize FHLB advances to manage short and long-term liquidity needs to the extent we have borrowing capacity, need funding and the interest expense of FHLB advances is attractive compared to deposits and other alternative sources of funds. However, with the FDIC’s new deposit insurance premium assessment schedule raising assessment rates in order to recapitalize the Deposit Insurance Fund, which takes into consideration an institution’s FHLB borrowings, our FDIC assessment may increase, should any additional FHLB borrowings outpace deposit growth.
     However the amount of our borrowing capacity could be impacted by the FHLB-Atlanta’s announcement in February 2010 that it will begin to determine lendable collateral value on the basis of current market value. The decline in the market value of residential real estate in our primary markets may limit the amount of our future borrowing capacity. In addition, our financial performance in the recent two years may also impact the amount of our borrowing capacity as the FHLB utilizes risk factors to determine the amount of collateral requirements for borrowings. Currently management believes the amount of our FHLB borrowing capacity is a sufficient source of liquidity for future growth.
     Other borrowings. Other borrowings were $2.2 million at March 31, 2010. We borrowed $2.2 million from another financial institution in December 2009, which is secured by shares of our common stock owned by Atlantic Coast Federal, MHC. The entire amount of this loan was contributed to Atlantic Coast Bank as additional capital.
     Stockholders’ equity. Stockholders’ equity decreased by approximately $170,000 to $56.4 million at March 31, 2010 from $56.5 million at December 31, 2009 as the net loss of $2.8 million for the three months ended March 31, 2010 was partially offset by the increase in other comprehensive income. Other comprehensive income for the three months ended March 31, 2010 was $2.3 million due to higher market values on available-for-sale securities.
     Our equity to assets ratio decreased to 6.17% at March 31, 2010, from 6.24% at December 31, 2009. The decrease was due to the net loss of $2.8 million for the three months ended March 31, 2010, partially offset by the increase in other comprehensive income. Despite this decrease, we continued to be well in excess of all minimum regulatory capital requirements, and is considered “well capitalized” under those formulas. Total risk-based capital to risk-weighted assets was 11.3%, Tier 1 capital to risk-weighted assets was 10.0%, and Tier 1 capital to adjusted total assets was 5.8% at March 31, 2010. These ratios as of December 31, 2009 were 11.4%, 10.2% and 6.1%, respectively.
Comparison of Financial Condition at December 31, 2009 and 2008
     General. Consistent with our short-term business strategy, total assets decreased $90.5 million to $905.6 million at December 31, 2009 as compared to $996.1 million at December 31, 2008. The primary reason for the decline in assets was a decrease in gross loans of $124.3 million, partially offset by higher investments in available for sale securities of $30.5 million, higher loans held for sale of $8.3 million and cash and cash equivalents of $3.1 million. Core deposits, defined as all deposits other than time deposits, grew by $9.7 million, but were offset by a decline in time deposits of $78.8 million.

     Following is a summarized comparative balance sheet as of December 31, 2009 and December 31, 2008:

	At December 31		Increase (decrease)
	2009	2008	Dollars	Percentage
	(Dollars in Thousands)
Assets
Cash and cash equivalents	$37,144	$34,058	$3,086	9.1%
Securities available for sale	177,938	147,474	30,464	20.7
Loans	628,181	752,477	(124,296)	(16.5)
Allowance for loan losses	(13,810)	(10,598)	(3,212)	30.3

Loans, net	614,371	741,879	(127,508)	(17.2)
Loans held for sale	8,990	736	8,254	1,121.5
Other assets	67,118	71,942	(4,824)	(6.7)

Total assets	$905,561	$996,089	$(90,528)	(9.1)%

Liabilities and stockholders’ equity
Deposits
Non-interest-bearing	$34,988	$33,192	$1,796	5.4%
Interest-bearing transaction accounts	79,192	67,714	11,478	17.0
Savings and money-market	160,784	164,388	(3,604)	(2.2)
Time	280,480	359,312	(78,832)	(21.9)

Total deposits	555,444	624,606	(69,162)	(11.1)
Federal Home Loan Bank advances	182,694	184,850	(2,156)	(1.2)
Other borrowings	92,800	92,800	—	—
Securities sold under agreement to repurchase	12,200	—	12,200	—
Accrued expenses and other liabilities	5,882	9,873	(3,991)	(40.4)

Total liabilities	849,020	912,129	(63,109)	(6.9)
Stockholders’ equity	56,541	83,960	(27,419)	(32.7)

Total liabilities and stockholders’ equity	$905,561	$996,089	$(90,528)	(9.1)%

     Cash and cash equivalents. Cash and cash equivalents are comprised of cash-on-hand and interest earning and non-interest earning balances held in other depository institutions. Throughout the course of 2009 cash and cash equivalents remained elevated compared to previous years due primarily to the liquidity created as a result of the rapid decline in portfolio loans compared to the pace of decline in total deposits. As opportunities became available excess cash was invested in short-term cash management accounts at other banks until more permanent and higher yielding assets were identified. Management expects the balances in cash and cash equivalents will continue to fluctuate as other interest earning assets mature, but trend downward as management identifies opportunities to more efficiently deploy cash in longer-term, but higher yielding investments that fit our growth and profitability strategies.

     Securities available for sale. Securities available for sale is composed principally of debt securities of U.S. Government-sponsored enterprises, and private label mortgage obligations. The investment portfolio increased approximately $30.5 million to $177.9 million at December 31, 2009, net of purchases, sales and maturities. Gain on sale of securities available for sale was approximately $383,000. Expense for other-than-temporary impairment was approximately $4.5 million in non-interest income, primarily on seven private label mortgage-backed securities for the year ended December 31, 2009. The table below shows the cost basis, fair value, number of securities and other-than-temporary impairment recorded for all private label collateralized mortgage obligations:

	At December 31, 2009
				Other-than-
				Temporary
	Amortized Cost	Fair Value	Number of Securities	Impairment
	(Dollars in Thousands)

Private label collateralized mortgage obligations with other-than-temporary impairment	$6,174	$4,942	7	$4,467
Private label collateralized mortgage obligations with no other-than-temporary impairment	15,942	15,551	11	—

Private label collateralized mortgage obligations total	$22,116	$20,493	18	$4,467

     The primary causes for the other-than-temporary impairment were high credit default rates and high loss severity experienced on certain mezzanine (support) bonds.
     As part of our asset and liability management strategy, we leveraged our growth in securities available for sale via securities sold under agreements to repurchase to take advantage of favorable interest rate spreads and to reduce overall exposure to interest rate risk. As a result of the unprecedented decline in interest rates, as well as illiquidity in the mortgage-backed securities market, coupled with the overall decline in our credit quality, we have been subject to margin and fair value calls from the third party counterparties to the repurchase agreements which has necessitated us to post additional collateral to cover the outstanding securities sold under agreements to repurchase positions. Additionally, given the collateral requirements of these transactions, the current interest rate environment and the illiquidity in the marketplace, the liquidity of the available for sale securities portfolio is currently limited. Management will continue to evaluate its options as the economic environment improves and liquidity returns to the marketplace.
     Loans held for sale. Real estate mortgages held for sale are comprised entirely of loans secured by one- to four-family residential homes originated internally or purchased from third-party originators. As of December 31, 2009, the weighted average number of days outstanding of real estate mortgages held for sale was 24 days.
     During the year ended December 31, 2009, we originated and purchased a total of $88.0 million of loans, comprised of approximately $62.4 million of loans internally, and purchased approximately $25.6 million of loans from third parties. We intend to continue to focus on opportunities to grow this line of business in the near future due to its favorable margins and efficient capital usage.

     Loans. Below is a comparative composition of net loans as of December 31, 2009 and December 31, 2008, excluding real estate mortgages held for sale:

	As of December 31,				Increase (Decrease)
		Percent of		Percent of
	2009	total loans	2008	total loans	Dollars	Percentage
	(Dollars in Thousands)
Real estate loans:
One- to four-family	$306,968	49.3%	$370,783	49.9%	$(63,815)	(17.2)%
Commercial	77,403	12.4	84,134	11.3	(6,731)	(8.0)%
Other (1)	37,591	6.0	43,901	5.9	(6,310)	(14.4)%

Total real estate loans	$421,962	67.7%	$498,818	67.1%	$(76,856)	(15.4)%

Real Estate construction loans:
One- to four-family	$4,189	0.7%	$8,974	1.2%	$(4,785)	(53.3)%
Commercial	8,022	1.3	10,883	1.5	(2,861)	(26.3)%
Acquisition and development	3,148	0.5	5,008	0.7	(1,860)	(37.1)%

Total real estate construction loans	$15,359	2.5%	$24,865	3.3%	$(9,506)	(38.2)%

Other loans:
Home equity	$93,929	15.1%	$107,525	14.5%	$(13,596)	(12.6)%
Consumer	73,870	11.9	87,162	11.7	(13,292)	(15.2)%
Commercial	17,848	2.9	25,273	3.4	(7,425)	(29.4)%

Total other loans	$185,647	29.8%	$219,960	29.6%	$(34,313)	(15.6)%

Total loans	$622,968	100.0%	$743,643	100.0%	$(120,675)	(16.2)%

Allowance for loan losses	(13,810)		(10,598)		(3,212)	(30.3)%
Net deferred loan costs	5,122		8,662		(3,540)	(40.0)%
Premiums on purchased loans	91		172		(81)	(47.1)%

Loans, net	$614,371		$741,879		$(127,508)	(17.2)%

(1)	Consists of land and multi-family loans.
     The composition of the net loan portfolio is heavily weighted toward loans secured by first mortgages, home equity loans, and second mortgages on one- to four-family residences. These loan categories represented approximately 64.0% of the total loan portfolio at both December 31, 2009 and December 31, 2008. Gross portfolio loans declined approximately 16.0% to $623.0 million at December 31, 2009 as compared to $743.6 million at December 31, 2008, in large part due to increased payoffs of one- to four-family residential loans in 2009 due to historically low interest rates combined with weak loan demand. Portfolio loan production has been negatively impacted by the decline in real estate values, slowing residential real estate sales activity and the overall depressed economic environment in our markets. Total portfolio loan originations decreased $121.1 million to $38.1 million for the year ended December 31, 2009 from $159.2 million for the year ended December 31, 2008. Also contributing to the decline in outstanding balances in 2009 was loans sold as part of our capital preservation strategy. In 2009, we sold performing one- to four-family loans totaling $13.0 million and non-performing loans of $3.0 million. In addition, total loans of $11.0 million, principally one- to four-family residential, were included in our sale of our Lake City branch in December 2009.
     Until critical economic factors such as unemployment and residential real estate values stabilize, management believes portfolio loan balances will continue to decline. However, due to a favorable interest rate environment, production of one- to four-family loans held for sale in the secondary market is expected to continue its moderate pace. This lending strategy compliments our desire to reduce portfolio loan balances in order to maximize capital efficiently.
     Our loan portfolio is also heavily weighted in the state of Florida with over 69.0% of one- to four-family residential mortgage loans being secured by properties in Florida. Georgia represents the second highest concentration with 26.2% of total one- to four-family mortgage loans. At December 31, 2009, over 64.5% of our residential construction loan portfolio was concentrated in Florida.

	Florida	Georgia	Other States	Total
	(Dollars in Thousands)

One- to-Four Family First Mortgages	$210,667	$58,664	$37,637	$306,968
One- to-Four Family Second Mortgages	46,421	45,782	1,726	93,929
One- to-Four Family Construction Loans	2,703	1,486	—	4,189

Total	$259,791	$105,933	$39,363	$405,087

     Allowance for Loan Losses. Allowance for loan losses was 2.22% and 1.43% of total loans outstanding at December 31, 2009 and 2008, respectively. Allowance for loan losses activity for the year ended December 31, 2009 and 2008 was as follows:

	At December 31,
	2009	2008
	(Dollars in Thousands)

Balance at beginning of period	$10,598	$6,482

Charge-offs:
Real estate loans:
One- to four-family	8,350	3,514
Commercial	3,822	3,393
Other (1)	3,605	777
Real estate construction loans:
One- to four-family	50	336
Commercial	—	—
Acquisition & development	—	—
Other loans:
Home equity	4,715	1,392
Consumer	1,408	1,232
Commercial	590	345

Total charge-offs	22,540	10,989

Recoveries:
Real estate loans:
One- to four-family	252	25
Commercial	—	550
Other (1)	18	45
Real estate construction loans:
One- to four-family	—	—
Commercial	—	—
Acquisition & development	—	—
Other loans:
Home equity	240	3
Consumer	351	533
Commercial	18	1

Total recoveries	879	1,157

Net charge-offs	21,661	9,832
Provision for loan losses	24,873	13,948

Balance at end of period	$13,810	$10,598

Ratios:
Net charge-offs to average loans during this period	3.11%	1.35%
Net charge-offs to average non-performing loans during this period	60.61%	125.89%
Allowance for loan losses to non-performing loans	39.29%	41.50%
Allowance as a percent of total loans (end of period)	2.22%	1.43%

(1)	Consists of land and multi-family loans.

     In general, the increase in net charge-offs for the year ended December 31, 2009, as compared to the same period in 2008, resulted from the impact of the ongoing recession on our borrowers and reduced real estate collateral values.
     Beginning in 2009, we reduced the carrying amount of non-performing one- to four-family residential loans with a partial charge-off of the expected estimated loss rather than providing a general allowance; these charge-offs totaled $6.8 million during 2009. These loans are expected to be resolved with no additional material loss, absent further declines in the fair value of the collateral, or a decision to sell loans as distressed loans. The increase in home equity charge-offs was primarily the result of increased delinquencies and deteriorating real estate collateral values. Combined, commercial and other real estate charge-offs include $6.7 million of charge-offs primarily due to four loans which had $3.3 million of specific allowances as of December 31, 2008. The remaining amounts charged-off in 2009 and 2008 principally represent losses on short-sales or foreclosures of one- to four-family residential loans, home equity and other consumer loans.
     Net charge-offs to average outstanding loans was 3.11% in 2009 up from 1.35% for 2008. Management believes net charge-offs will continue at high levels throughout 2010 in light of declining real estate values and current credit quality concerns.
     The increase in the provision for loan losses in 2009 as compared to 2008 was mostly due to residential and home equity charge-offs described above. The increase in provision expense for specific allowance on non-homogeneous large loans was $1.9 million and was principally due to the ongoing deterioration of certain commercial loan participations in our general market area.
     Non-Performing Assets. The following table shows non-performing assets and troubled debt restructurings as of December 31, 2009 and 2008. Non-performing assets include non-accruing loans and foreclosed assets.

	At December 31,
	2009	2008
	(Dollars in Thousands)
Non-performing assets:
Real estate loans:
One- to four-family	$12,343	$10,319
Commercial	3,895	5,126
Other (1)	9,638	2,941

Real Estate construction loans:
One- to four-family	—	86
Commercial	4,988	3,169
Acquisition & development	404	1,812

Other loans:
Home equity	2,973	1,525
Consumer	909	387
Commercial	—	170

Total non-performing loans	35,150	25,535
Foreclosed assets	5,028	3,332

Total non-performing assets	$40,178	$28,867

Total troubled debt restructurings	$22,660	$8,666

Total impaired loans (including troubled debt restructurings)	$44,392	$26,138

Non-performing loans to total loans	5.64%	3.43%
Non-performing loans to total assets	3.85%	2.56%
Non-performing assets to total assets	4.44%	2.90%

(1)	Consists of land and multi-family loans.

     Non-performing one- to four-family loans increased as of December 31, 2009, as compared to year end 2008, as significant economic factors such as unemployment, median home prices and resale activity deteriorated significantly during the year. Unemployment in Florida and Georgia increased from 7.6% and 7.5%, respectively at December 31, 2008, to 11.5% and 10.3%, respectively at the end of 2009. The impact of these factors is magnified for non-owner occupied residential properties, which typically have a higher incidence of default. At December 31, 2009, approximately 29% of the non-performing and 19% of total one- to four-family loans were non-owner occupied. We expect non-performing one- to four-family loans to remain elevated in the near term before gradually declining in line with improvements in unemployment and the stabilization of home prices. As of December 31, 2009, non-performing one- to four-family residential loans was net of $5.1 million of partial charge-offs, in accordance with our policy.
     The increase in other real estate non-performing loans was primarily the result of three lending relationships. The first loan consists of two parcels, one is light industrial space and the other is an undeveloped land parcel for multi-family development located in northeast Florida for which a charge-down of approximately $500,000 has been recorded. The original loan balance was $4.0 million. The second is a $1.3 million land loan located in northeast Florida with a specific reserve of $110,000. The third is a $1.2 million loan is located in northeast Florida with a specific reserve of $204,000. Foreclosure proceedings were started on the latter two loans during 2009. The balance in commercial construction non-performing loans was the result of one participation lending relationship, a substantially completed condominium and hotel complex located near Disney World in central Florida that is suffering from the lack of availability of end-user condominium financing. A specific reserve of $3.3 million has been established for this $5.0 million loan. We are not the lead lender with respect to this loan.
     A comparison of the allowance for loan losses on loans to non-performing loans as of December 31, 2009 is summarized as follows:

	Comparison of Loan Loss Allowance to Non-Performing
	Loans at December 31, 2009
			Percent of Loan
			Loss Allowance to
	Non-Performing	Amount of Loan	Non-Performing
	Loans	Loss Allowance	Loans
	(Dollars in Thousands)

Real Estate Loans:
One-to four-family	$12,343	$3,446	27.92%
Commercial	3,895	575	14.76%
Other (1)	9,638	1,305	13.54%

Real Estate Construction:
One-to four-family	—	47	—
Commercial	4,988	3,322	66.60%
Acquisition and Development	404	110	27.23%

Other Loans:
Home equity	2,973	2,240	75.34%
Consumer	909	2,447	269.20%
Commercial	—	318	—

Total	$35,150	$13,810	$39.29%

(1)	Consists of land and multi-family loans.
     At December 31, 2009, we had no loans delinquent 90 days or more that were accruing interest. At December 31, 2009 and 2008, loans 90 days or more past due and non-accrual loans as a percentage of total loans were 5.64% and 3.43% of total assets, respectively. For the year ended December 31, 2009, contractual gross interest income of $1.4 million would have been recorded on non-performing loans if those loans had been current. Interest in the amount of $480,000 was included in income during 2009 on such loans.
     Impaired Loans. The following table shows impaired loans split between performing and non-performing and the associated specific reserve as of December 31, 2009 and 2008.

	At December 31, 2009		At December 31, 2008
		Specific		Specific
	Balance	Allowance	Balance	Allowance
	(Dollars in thousands)

Performing loans	$5,711	$377	$4,666	$1,737
Non-performing loans	16,021	4,830	11,492	1,788
Troubled debt restructurings non-performing	2,722	110	—	—
Troubled debt restructurings performing	19,938	81	8,666	—

Total impaired loans	$44,392	$5,398	$24,824	$3,525

     Impaired loans include large non-homogenous loans where it is probable that we will not receive all principal and interest when contractually due and troubled debt restructurings with borrowers where we have granted a concession to the borrower because of their financial difficulties.
     Impaired loans that were also non-performing increased as described above but remained relatively constant as a percentage of total non-performing loans at 45.6% at December 31, 2009, as compared to 45.0% at year end 2008. The increased specific reserve for non-performing impaired loans reflects the continued weak economy and, as a result, deterioration of the value of commercial and other real estate collateralizing these loans.
     Troubled debt restructurings increased significantly at year end 2009, as compared to the year end 2008 due to our proactive approach to modifying one- to four-family mortgages when a borrower’s financial circumstances prevented them from performing under the original terms of the loan. At December 31, 2009, approximately $18.0 million or 79% of the troubled debt restructurings were one- to four-family or consumer loans of which approximately $1.5 million was not performing according to the restructured terms.
     Deferred Income Taxes. Before considering the valuation allowance, net deferred tax assets grew from $8.5 million at year end 2008 to $16.2 million at the end of 2009 due principally to increased loan charge-offs and higher net operating loss carry forwards. During the course of 2009, our analysis of certain tax strategies and forecasted future taxable income indicated that some or the entire net deferred tax asset was expected to be realized. As of December 31, 2009, however, we have concluded that, while improved operating results are expected as the economy begins to improve and our non-performing assets decline, the variability of the credit related costs are such that a conclusion of full realization could no longer be supported. Consequently we established a valuation reserve of $16.2 million for the full amount of the net federal and state deferred tax assets as of December 31, 2009. Until such time as we determine it is more likely than not that we are able to generate taxable income no tax benefits will be recorded in future years to reduce net losses before taxes. However at such time in the future that we record taxable income or determine that realization of the deferred tax asset is more likely than not, some or all of the valuation allowance is available as a tax benefit.
     Deposits. Total deposit account balances were $555.4 million at December 31, 2009, a decrease of $69.2 million from $624.6 million at December 31, 2008. A significant part of this decrease resulted from the sale of our Lake City, Florida branch at year end 2009. At the time of sale, the branch had $40.9 million in total deposits, including $20.7 million of time deposits. Exclusive of the branch sale, time deposits decreased $58.1 million but core deposits increased $30.0 million as consumers demonstrated a preference for shorter duration, more liquid deposit products rather than re-investing in time deposits during low interest rate environment. Net of the branch sale, the increase in core deposits occurred as depositors increased their non-interest bearing demand accounts $4.0 million and also increased their interest bearing demand accounts $16.2 million. As a part of our capital preservation strategy, we intentionally lowered rates on time deposits in the second half of 2009 in order to reduce those deposits consistent with loan balances decreases.
     Federal Home Loan Bank advances. FHLB advances had a weighted-average maturity of 61 months and a weighted-average rate of 3.45% at December 31, 2009. The $2.2 million decrease in FHLB borrowings at December 31, 2009 as compared to December 31, 2008 was due to repayments of $67.2 million offset by additional borrowings of $65.0 million.
     Other borrowings. Other borrowings were $12.2 million at December 31, 2009 as we borrowed $10.0 million from the Federal Reserve Bank in late December 2009 in conjunction with the sale of our Lake City, Florida branch. This borrowing was repaid in full during early January 2010. We also borrowed $2.2 million from another financial institution, which is secured by shares owned by Atlantic Coast Federal MHC. The entire amount of this loan was contributed to Atlantic Coast Bank as additional contributed capital.
     Securities sold under agreements to repurchase. Securities sold under agreements to repurchase with a carrying value of $92.8 million are secured by mortgage-backed securities as part of a structured transaction with a carrying amount of $119.9 million at December 31, 2009, with maturities beginning in January 2014. Beginning in January 2009, the lender has the option to terminate individual advances in whole the following quarter without a termination penalty. There have been no early terminations. At maturity or termination, the securities underlying the agreements will be returned to us.
     Depending on the availability of suitable securities and the prevailing interest rates and terms of alternative source of funds, we may continue to use repurchase agreements in the future to fund growth; however we do not plan to be active in the market in the near term.
     Stockholders’ Equity. Total stockholders’ equity declined from $84.0 million at December 31, 2008 to $56.5 million at year-end 2009, representing equity to asset ratios of 8.43% and 6.24%, respectively. The change in stockholders’ equity was principally due to the net loss of $29.3 million for the year ended December 31, 2009.
     Stockholders’ equity is also affected by changes in accumulated other comprehensive income related to unrealized gains on available for sale securities. For the year ended December 31, 2009 this amounted to $456,000. Going forward, management expects changes in interest rates and market liquidity to continue to cause swings in unrealized gains and losses from available for sale securities.
     During 2009, we implemented strategies to preserve capital including the suspension of cash dividends and our stock repurchase program. Resumption of these programs is not expected to occur in the near term.
     Prior to suspending regular cash dividends, our board of directors approved the payment of quarterly cash dividends for the first and second quarters totaling $0.02 per share in the aggregate. Atlantic Coast Federal, MHC, which holds 8,728,500 shares, or 65.1% of our total outstanding stock at December 31, 2009, waived receipt of the dividend on its owned shares for each quarter of 2009. Total dividend payments waived by the MHC were $175,000. Management expects the MHC to waive receipt of payment on future dividends, if any, for its owned shares.

     Prior to suspending our stock repurchase plans we purchased approximately 7,000 shares in the first quarter of 2009 at an average price of $3.89 per share. Shares repurchased are held as treasury stock, which totaled $19.9 million. At December 31, 2009, approximately 173,000 shares of common stock remained to be repurchased under a plan approved by our board of directors in August 2008 and extended in July 2009 prior to suspension.
     Atlantic Coast Bank continued to be well in excess of all minimum regulatory capital requirements, and is considered “well-capitalized” under this requirement. Total risk-based capital to risk-weighted assets was 11.4%, Tier 1 capital to risk-weighted assets was 10.2%, and Tier 1 capital to adjusted total assets was 6.1% at December 31, 2009. These ratios as of December 31, 2008 were 11.6%, 10.8% and 7.5%, respectively.
Average Balance Sheet
     The following table sets forth average balances, average yields and costs, and certain other information for the periods indicated. Tax-equivalent yield adjustments have not been made for tax-exempt securities. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At March	For the three months ended March 31,
	31, 2010	2010			2009
	Average	Average		Average	Average		Average
	Yield/Cost	Balance	Interest	Yield/Cost(1)	Balance	Interest	Yield/Cost(1)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(2)	6.16%	$628,452	$9,190	5.85%	$742,157	$10,823	5.83%
Securities(3)	3.72%	190,779	1,965	4.12%	161,518	1,983	4.91%
Other interest-earning assets(4)	0.40%	33,398	47	0.56%	45,139	20	0.18%

Total interest-earning assets	5.10%	852,629	11,202	5.26%	948,814	12,826	5.41%

Non-interest-earning assets		53,997			59,132

Total assets		$906,626			$1,007,946

Interest-bearing liabilities:
Savings deposits	0.65%	$38,503	54	0.56%	$33,709	32	0.38%
Interest bearing demand accounts	1.83%	78,089	345	1.77%	70,840	363	2.05%
Money market accounts	1.23%	125,981	411	1.30%	136,404	727	2.13%
Time deposits	2.64%	296,121	2,010	2.72%	350,610	3,435	3.92%
Securities sold under agreements to repurchase	4.92%	92,800	1,148	4.95%	92,800	983	4.24%
Federal Home Loan Bank advances	3.60%	174,259	1,554	3.57%	192,944	1,712	3.55%
Other borrowings	8.00%	2,533	45	7.11%	—	—	—%

Total interest-bearing liabilities	2.62%	808,286	5,567	2.75%	877,307	7,252	3.31%

Non-interest-bearing liabilities		40,664			48,090

Total liabilities		848,950			925,397
Stockholders’ equity		57,676			82,549

Total liabilities and stockholders’ equity		$906,626			$1,007,946

Net interest income			$5,635			$5,574

Net interest rate spread(5)	2.48%			2.51%			2.10%

Net earning assets(6)		$44,343			$71,507

Net interest margin(7)	2.62%			2.64%			2.35%

Average interest-earning assets to interest-bearing liabilities			105.49%			108.15%

(1)	Yields and costs for the three months ended March 31, 2010 and 2009 are annualized.

(2)	Calculated net of deferred loan fees. Not full tax equivalents, as the numbers would not change materially form those presented in the table.

(3)	Calculated based on carrying value. Not full tax equivalents, as the numbers would not change materially from those presented in the table.
(footnotes continue on next page)

(4)	Includes Federal Home Loan Bank stock at cost and term deposits with other financial institutions.

(5)	Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6)	Net earning assets represents total interest-earning assets less total interest-bearing liabilities.

(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the years ended December 31,
	2009			2008			2007
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/ Cost	Balance	Interest	Yield/ Cost	Balance	Interest	Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$700,359	$40,726	5.82%	730,245	$46,385	6.35%	$668,150	$46,331	6.93%
Securities(2)	171,205	7,849	4.58%	$147,855	7,866	5.32%	126,809	6,822	5.38%
Other interest-earning assets(3)	48,106	143	0.30%	42,323	1,008	2.38%	44,607	2,356	5.28%

Total interest-earning assets	919,670	48,718	5.30%	920,423	55,259	6.00%	839,566	55,509	6.61%

Non-interest-earning assets	55,473			57,578			54,085

Total assets	$975,143			$978,001			$893,651

Interest-bearing liabilities:
Savings deposits	$34,496	132	0.38%	$35,132	132	0.38%	$40,333	157	0.39%
Interest on interest-bearing demand	75,513	1,434	1.90%	58,709	1,438	2.45%	50,092	1,481	2.96%
Money market accounts	140,090	2,363	1.69%	132,313	4,036	3.05%	155,863	7,012	4.50%
Time deposits	328,773	11,992	3.65%	336,982	15,048	4.47%	303,102	15,145	5.00%
Federal Home Loan Bank advances	180,316	6,787	3.75%	191,055	7,575	3.96%	148,184	6,653	4.49%
Other borrowings	191	10	5.24%	—	—	—%	—	—	—%

Securities sold under agreements to repurchase	92,800	4,237	4.57%	89,793	3,780	4.21%	59,063	2,675	4.53%

Total interest-bearing liabilities	852,179	26,935	3.16%	843,984	32,009	3.79%	756,637	33,123	4.38%

Non-interest-bearing liabilities	46,577			45,704			45,563

Total liabilities	898,756			889,688			802,200
Stockholders’ equity	76,387			88,313			91,451

Total liabilities and stockholders’ equity	$975,143			$978,001			$893,651

Net interest income		$21,783			$23,250			$22,386

Net interest rate spread(4)			2.14%			2.21%			2.23%

Net earning assets(5)	$67,491			$76,439			$82,929

Net interest margin(6)			2.37%			2.53%			2.67%

Average interest-earning assets to interest-bearing liabilities		107.92%			109.06%			110.96%

(1)	Calculated net of deferred loan fees and loss reserve. Nonaccrual loans included as loans carrying a zero yield.

(2)	Calculated based on carrying value. Not full tax equivalents, as the number would not change materially from those presented in the table.

(3)	Includes Federal Home Loan Bank stock at cost and term deposits with other financial institutions.

(4)	Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)	Net earning assets represents total interest-earning assets less total interest-bearing liabilities.

(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
     Rate/Volume Analysis. The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the three months ended March 31, 2010 as compared to the same period in 2009, for the year ended December 31, 2009 as compared to 2008 and for the year ended December 31, 2008 as compared to 2007. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume multiplied by the old rate; and (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended March 31,			Years Ended December 31,			Years Ended December 31,
	2010 vs. 2009			2009 vs. 2008			2008 v. 2007
	Increase (Decrease)		Total	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase	Due to		Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable	$(1,663)	$30	$(1,633)	$(1,846)	$(3,813)	$(5,659)	$4,116	$(4,062)	$54
Securities	329	(347)	(18)	1,151	(1,168)	(17)	1,120	(76)	1,044
Other interest-earning assets	(6)	33	27	121	(986)	(865)	(115)	(1,233)	(1,348)

Total interest-earning assets	(1,340)	(284)	(1,624)	(574)	(5,967)	(6,541)	5,121	(5,371)	(250)

Interest-bearing liabilities:
Savings deposits	5	17	22	(2)	3	1	(20)	(6)	(26)
Interest-bearing demand accounts	36	(54)	(18)	360	(364)	(4)	233	(277)	(44)
Money market accounts	(52)	(264)	(316)	225	(1,899)	(1,674)	(951)	(2,025)	(2,976)
Time deposits	(479)	(946)	(1,425)	(359)	(2,697)	(3,056)	1,601	(1,696)	(95)
Securities sold under agreements to repurchase	—	165	165	129	328	457	1,305	(201)	1,104
Federal Home Loan Bank advances	(167)	9	(158)	(413)	(395)	(808)	1,765	(842)	923
Other borrowings	45	—	45	10	—	10	—	—	—

Total interest-bearing liabilities	(612)	(1,073)	(1,685)	(50)	(5,024)	(5,074)	3,933	(5,047)	(1,114)

Net interest income	$(728)	$789	$61	$(524)	$(943)	$(1,467)	$1,188	$(324)	$864

Comparison of Results of Operations for the Three Months Ended March 31, 2010 and 2009
     General. Net loss for the three months ended March 31, 2010, was $2.8 million, which was a decrease of $300,000 from a net loss of $3.1 million for the same period in 2009. The net loss for the three months ended March 31, 2009 was net of a tax benefit of $1.7 million. We did not record any tax benefit for the three months ended March 31, 2010 following the establishment of a 100% valuation allowance on the net deferred tax asset during the last six months of 2009. The loss before income taxes was $2.8 million for the three months ended March 31, 2010 as compared to $4.7 million for the same period in 2009. The reduction in loss before income taxes was primarily due to a $2.1 million decrease in the provision for loan losses.
     Interest income. Interest income declined $1.6 million to $11.2 million for the three months ended March 31, 2010 from $12.8 million for the three months ended March 31, 2009 because of a decrease in interest income on loans. Interest income on loans decreased to $9.2 million for the three months ended March 31, 2010 from $10.8 million for the same period in 2009. This decrease was due primarily to a decline in the average balance of loans, which decreased $113.7 million, to $628.5 million for the three months ended March 31, 2010 from $742.2 million for the prior year period. Interest income earned on securities decreased slightly for the three months ended March 31, 2010 as compared to the same period in 2009, despite an increase in the average balance of $29.3 million, due to lower interest rates on new purchases of comparable securities, which resulted in a 79 basis point decline in average rate.
     Our interest income could be adversely impacted by continued low interest rates, the availability of higher yielding interest-earning assets desired by us, and increased non-performing loans.
     Interest expense. Interest expense declined by $1.7 million to $5.6 million for the three months ended March 31, 2010 from $7.3 million for the three months ended March 31, 2009. The decrease in interest expense for the three months ended March 31, 2010, as compared to the same period in 2009, was due to lower average rates paid on interest-bearing liabilities, primarily time deposits, as well as the decrease in average outstanding balances of time deposits. The average rate paid on time deposits decreased 120 basis points to 2.72% for the three months ended March 31, 2010 as compared to 3.92% the same period in 2009.
     Net interest income. Net interest income was unchanged at $5.6 million for the three months ended March 31, 2010, and 2009, as the decrease in interest expense offset the decrease in interest income. Our net interest rate spread, which is the difference between the interest rate earned on interest-earning assets and the interest rate paid on interest-bearing liabilities, increased 39 basis points to 2.51% for the first quarter of 2010 as compared to 2.12% for the same quarter in 2009. For the same comparative periods, our net interest margin, which is net interest income expressed as a percentage of our average interest earning assets, increased 29 basis points to 2.64% as compared to 2.35% for the same quarter in 2009. The improvement in net interest margin was primarily due to the 97 basis point decrease in the average interest rate of deposits, to 2.10% for the three months ended March 31, 2010 as compared to 3.07% for the same period in 2009.
     Provision for loan losses. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the allowance for loan losses based on all known and inherent losses that are both probable and can be reasonably estimated. While management uses available information to recognize losses on loans, future loan loss provisions may necessarily be based on changes in economic conditions and changes in borrower situations. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews the allowance for loan losses and may require additional provisions based on its judgment of information available to them at the time of an examination.
     Provision for loan losses of $3.7 million and $5.8 million were made during the three months ended March 31, 2010 and 2009, respectively. The decline in the provision for loan losses was due to the recording of $2.0 million in specific allocations on four large commercial loans during the three months ended March 31, 2009 as compared to $300,000 during the same period in 2010. To a lesser extent, the $112.9 million decrease in the balance of portfolio loans as of March 31, 2010 as compared to March 31, 2009 also contributed to the decrease in provision for loan losses. Net charge-offs for the three months ended March 31, 2010 were $4.2 million as compared to $2.0 million for the same period in 2009. Net charge-offs in 2010 included $1.3 million of partial write-downs on one- to four-family residential loans that became non-performing during the three months ended March 31, 2010. Beginning in the second quarter of 2009, we adopted the policy of writing down loans when they are classified as non-performing rather than recording a general allocation; thus the three months ended March 31, 2009 did not have a similar charge. The first quarter of 2010 also included $1.2 million of charge-offs on four commercial loans, while we did not record any commercial loan charge-offs for the same period in 2009.
     Non-interest income. The components of non-interest income for the three months ended March 31, 2010 and 2009 were as follows:

	At March 31,		Increase (decrease)
	2010	2009	Dollars	Percentage
	(Dollars in Thousands)
Service charges and fees	$856	$992	$(136)	(13.7)%
Gain on sale of loans held for sale	104	185	(81)	(43.8)
Loss on sale of portfolio loans	(273)	—	(273)	—
Gain on available for sale securities	—	96	(96)	(100.0)
Other than temporary impairment loss	(75)	(174)	99	(56.9)
Interchange fees	222	215	7	3.3
Bank owned life insurance earnings	178	175	3	1.7
Other	65	51	14	27.5

Total	$1,077	$1,540	$(463)	(30.1)%

     Non-interest income for the three months ended March 31, 2010 decreased $463,000 to $1.1 million as compared to $1.5 million for the same three months in 2009. The decrease was primarily due to the $273,000 loss on the sale of $866,000 of non-performing loans, lower service charges and fees due to lower volume of transactions, and lower gains on sale of both available-for-sale securities and loans held for sale, partially offset by a lower other-than-temporary-impairment loss.
     Non-interest expense. The components of non-interest expense for the three months ended March 31, 2010 and 2009 were as follows:

	At March 31,		Increase (decrease)
	2010	2009	Dollars	Percentage
	(Dollars in Thousands)
Compensation and benefits	$2,570	$2,575	$(5)	(0.2)%
Occupancy and equipment	554	621	(67)	(10.8)
FDIC insurance premiums	449	336	113	33.6
Foreclosed assets, net	92	705	(613)	(87.0)
Data processing	255	260	(5)	(1.9)
Outside professional services	359	425	(66)	(15.5)
Collection expense and repossessed asset losses	393	204	189	92.6
Other	1,077	894	183	20.5

Total	$5,749	$6,020	$(271)	(4.5)%

     Non-interest expense decreased by $271,000 to $5.7 million for the three months ended March 30, 2010 from $6.0 million for the same three months ended March 31, 2009. Components of the decrease included a lower loss on foreclosed assets, net partially offset by higher FDIC insurance premiums and increased legal, collection and administrative expenses associated with other real estate owned and foreclosures.
     Income tax benefit. We recorded no income tax benefit for the three months ended March 31, 2010 as compared to a benefit of $1.7 million for the same period in 2009 due to our establishment of a 100% valuation reserve for net deferred tax assets as of December 31, 2009. The recognition of future tax benefits or the reversal of the valuation reserve is dependent upon our ability to generate future taxable income.
Comparison of Results of Operations for the Years Ended December 31, 2009 and 2008
     General. Our net loss for the year ended December 31, 2009, was $29.3 million, as compared to a net loss of $2.8 million for the year ended December 31, 2008. The increased net loss was primarily due to significant increases in our provision for loan losses, the establishment of a 100% valuation allowance for federal deferred tax assets, an other-than-temporary impairment expense for investment securities and a loss from impairment of goodwill which collectively increased our net loss in 2009 as compared to 2008 by approximately $26.0 million. The increases to provision for loan losses and the other-than-temporary impairment were directly correlated to the impact of the severe economic recession on our loan customers and the assets underlying our mortgage-backed security investments. The resulting impact of these expenses on net earnings led to the decision that goodwill was impaired and that our deferred tax assets may not be realized from future taxable income.
     Net interest income decreased 6.3%, or $1.5 million, in the year ended December 31, 2009 to $21.8 million, as compared to 2008, as the benefits of a reduction in interest expense of $5.1 million was offset by a decrease in interest income of $6.5 million, as the slight decline in average interest-earning assets combined with the decrease in the interest yield on such assets exceeded the decrease in rates paid on higher average interest-bearing liabilities. Based on the geographic concentration of our loan portfolio in the northeast Florida market, the weakening of specific loan participations as described under “Non-Performing Assets”, continued industry-wide credit quality concerns and the rapidly changing and uncertain real estate market conditions, the provision for loan losses was $24.9 million, an increase of 78.3% from $13.9 million in 2008. Non-interest income for the year ended December 31, 2009 decreased by 62.0% to $4.2 million, as compared to $10.9 million in 2008, due primarily to other-than-temporary impairment charges on available-for-sale securities, a loss on the sale of non-performing loans, and the receipt last year of certain life insurance proceeds, which were partially offset by a gain on a cash deposit settlement. Non-interest expense decreased 7.7% to $24.3 million in 2009 from $26.3 million for the year ended December 31, 2008 due to general cost reduction measures during the year and non-recurring expenses associated with the death of an executive officer in 2008, which more than offset the impact of a non-cash goodwill write-off during the year. Income tax expense increased due to a non-cash charge to establish a 100% valuation allowance for our deferred tax asset.
     Interest income. Interest income decreased to $48.7 million for the year ended December 31, 2009 from $55.3 million for the year ended December 31, 2008. The decrease in interest income for the year ended December 31, 2009 as compared to 2008, was primarily due to a decrease in rates earned on interest earning assets. This decrease was principally caused by an increase in non-performing loans and lower rates earned on average interest-earning assets. Average non-performing loans increased approximately $28.0 million for the year ended December 31, 2009, as compared to the same period in 2008 reducing interest income earned on loans by approximately $1.7 million. The remaining decline of interest income earned on loans was due to payoffs on higher rate one- to four-family loans as borrowers refinanced at historically low rates. The decrease in average outstanding balances of one- to four-family real estate loans for the year ended December 31, 2009, as compared to 2008, accounted for the majority of the total $29.9 million decrease in average loan balances.
     As compared to the year ended December 31, 2008, interest earned in 2009 from securities decreased slightly as even though average outstanding balances grew with liquidity from loan pay-offs, it was offset by decreased rates as investments were principally in lower risk U.S. government sponsored agencies or mortgage-backed securities.
     The decline in interest income from other interest-earning assets was due to lower yields on these assets, as short-term interest rates declined to historically low levels and the reduction of $327,000 of FHLB dividends as dividend were paid in only one of four quarters at reduced rates.
     Our interest income could be pressured in the near-term by continued low interest rates and limited loan growth.
     Interest expense. Interest expense decreased to $26.9 million for the year ended December 31, 2009 from $32.0 million for the year ended December 31, 2008. The decrease in interest expense for the year ended December 31, 2009, as compared to 2008, was primarily due to lower interest rates paid on average outstanding balances of deposit accounts, FHLB advances and securities sold under agreements to repurchase, offset set by higher average balances of these interest-bearing liabilities. During the year ended December 31, 2009, the Federal Reserve Board maintained the target rate for Federal Funds borrowings at 0.25%. In general, this has led to rate decreases on interest-bearing deposit accounts in our markets, even as competition for deposits among financial institutions intensified. During 2009, we decreased interest rates on our money-market accounts, interest bearing demand accounts and time deposits. The cost on interest-bearing liabilities declined 63 basis points to 3.16% in 2009 from 3.79% in 2008.
     Net interest income. Net interest income decreased to $21.8 million for the year ended December 31, 2009 from $23.3 million for the year ended December 31, 2008, as the decline in interest income exceeded the decline in interest expense. Net interest spread, which is the difference between the interest yield earned on interest earning assets and the interest rate paid on interest bearing liabilities, decreased 7 basis points to 2.14% for the year ended December 31, 2009 as compared to 2.21% for 2008. For the same comparative periods, net interest margin, which is net interest income expressed as a percentage of average interest earning assets decreased 16 basis points to 2.37% in 2009 from 2.53% for 2008.
     Provision for loan losses. Provision for loan losses of $24.9 million and $13.9 million were made during the years ended December 31, 2009 and 2008, respectively. The increase in the provision for loan losses was primarily due to increased charge-offs of residential and other consumer loans reflecting the impact on consumers of the extended recession evidenced by higher unemployment, increase foreclosures and declines in the number and average sales price of residential real estate in our market areas. For the year ended December 31, 2009, net charge-offs were $21.7 million, while for 2008, net charge-offs were $9.8 million of which the increase to residential and other consumer loans was approximately $7.1 million.

     Non-interest income. The components of non-interest income for the years ended December 31, 2009 and 2008 were as follows:

	At December 31,		Increase (decrease)
	2009	2008	Dollars	Percentage
	(Dollars in Thousands)

Service charges and fees	$4,245	$4,871	$(626)	(12.9)%
Gain on sale of loans held for sale	708	118	590	500.0
Loss on sale of loans	(1,317)	—	(1,317)	—
Gain on available for sale securities	383	650	(267)	(41.1)
Other than temporary impairment loss:
Total impairment loss	(4,471)	—	(4,471)	—
Loss recognized in other comprehensive in earnings	4	—	4	—

Net impairment loss recognized in earnings	(4,467)	—	(4,467)	—
Interchange fees	916	886	30	3.4
Bank owned life insurance earnings	632	984	(352)	(35.8)
Life insurance proceeds in excess of CSV	—	2,634	(2,634)	(100.0)
Other	3,065	806	2,259	280.3

Total	$4,165	$10,949	$(6,784)	(62.0)%

     Non-interest income for the year ended December 31, 2009, decreased $6.8 million to $4.2 million from $10.9 million for 2008, a year which included $2.6 million of life insurance death proceeds for an executive officer. Under new accounting guidance implemented in the first quarter of 2009 for measuring impairment of available for sale securities, we recorded other-than-temporary impairment charges of $4.5 million. These charges represent credit losses from our investments in non-agency collateralized mortgage obligations, caused by defaults and losses on the underlying mortgages. As of December 31, 2009 we held approximately $20.5 million of non-agency collateralized mortgages.
     Beginning in 2009 we occasionally sold in bulk non-performing one- to four-family residential loans through a third party national sales advisor when we believed this approach would reduce ongoing collection costs and, ultimately, result in the least cost to us. Such sales resulted in a $1.3 million loss for the year ended December 31, 2009. We may bulk sell other non-performing mortgages in the future when circumstances indicate this will ultimately limit cost.
     Services charges and fees, which are earned primarily based on transaction services for deposit account customers, decreased as a result of decreased activity resulting in lower ATM and check card overdraft fees. The amount of overdraft fees may be impacted in the future as a result of the recently amended Regulation E which, in part governs check card activity and takes affect on July 1, 2010. Due to the complexity involved in implementation, management cannot estimate the impact this new regulation will have on us. Other non-interest income includes a gain of approximately $700,000 on the sale of the Lake City branch on December 31, 2009 and approximately $2.0 million resulting from a settlement agreement with an on-going third-party originator whereby we assumed responsibility for credit losses on a pool of loans.

     Non-interest expense. The components of non-interest expense for the years ended December 31, 2009 and 2008 were as follows:

	At December 31,		Increase (decrease)
	2009	2008	Dollars	Percentage
	(Dollars in Thousands)

Compensation and benefits	$10,381	$12,890	$(2,509)	(19.5)%
Supplemental executive retirement plans	(2,684)	851	(3,535)	(415.4)
Occupancy and equipment	2,548	2,652	(104)	(3.9)
FDIC insurance premiums	1,839	493	1,346	273.0
Foreclosed assets, net	1,488	815	673	82.6
Data processing	1,030	1,023	7	0.7
Outside professional services	1,913	1,889	24	1.3
Collection expense and repossessed asset losses	1,193	508	685	134.8
Goodwill impairment	2,811	—	2,811	—
Other	3,781	5,208	(1,427)	(27.4)

Total	$24,300	$26,329	$(2,029)	(7.7)%

     Non-interest expense decreased $2.0 million to $24.3 million for the year ended December 31, 2009 from $26.3 million for the year ended December 31, 2008. The decrease was primarily due to revision of our supplemental executive retirement plans (SERP) resulting in a decrease in expense of $3.5 million as well as lower other compensation and benefits of $2.5 million as a result of our initiatives to reduce expenses and increase efficiencies, which began in the second quarter of 2008, with further steps implemented in late 2008 and early 2009. These reductions in expense were partially offset by the $2.8 million write-off of the entire amount of our goodwill. Other components include higher FDIC insurance premiums as result of the FDIC special assessment in the second quarter 2009 of $465,000 and higher premium rates. The loss on sale of foreclosed assets was the result of increased foreclosure activity associated with the continued weakness in the real estate market. Additionally, legal, collection and administrative expenses increased in conjunction with our elevated credit issues. Non-interest expense also declined due to the non-recurrence of other non-interest expense items in 2008, including the payment of final plan benefits on a deceased executive of $1.0 million.
     Income tax expense. Income tax expense increased to $6.1 million for the year ended December 31, 2009, from a tax benefit of $3.2 million for 2008. The establishment of a 100% valuation allowance of approximately $16.2 million during 2009 resulted in a much higher tax expense than what may be expected based upon our pre-tax loss. The valuation allowance also caused significant distortion in the effective income tax rate on income before income taxes for the year ended December 31, 2009, which was 26.3%, compared to 53.2% for 2008. We anticipate income tax expense will continue to vary as income before income taxes varies.
Comparison of Results of Operations for the Years Ended December 31, 2008 and 2007
     General. Net loss for the year ended December 31, 2008, was $2.8 million, a decrease of $3.9 million from net income of $1.1 million the year ended December 31, 2007. The primary reason for the net loss was an increase in the provision for loan losses in 2008 due to a decline in credit quality in our loan portfolio. Net interest income increased 3.9%, or $864,000 in the year ended December 31, 2008 to $23.3 million, as compared to 2007, as interest expense decreased $1.1 million while interest income declined $250,000, as growth in average interest-earning assets nearly offset the decrease in the interest yield on such assets, and the decrease in rates paid on average interest-bearing liabilities exceeded the growth in average interest-bearing liabilities. Based on the geographic concentration of the our loan portfolio in the northeast Florida market, the weakening of specific loan participations as described under Non-Performing Assets, continued industry-wide credit quality concerns and the rapidly changing and uncertain real estate market conditions, the provision for loan losses was $13.9 million, an increase of 433% from $2.6 million in 2007. Non-interest income for the year ended December 31, 2008 increased by 46.3% to $10.1 million, as compared to $6.9 million in 2007, due primarily to proceeds from bank-owned life insurance, gain on the sale of available-for-sale securities and gain on the sale of an under-performing branch office, offset by losses on the sale of foreclosed assets and the mark-to-market write-down on interest rate swap agreements. Non-interest expense was unchanged at $25.5 million for the years ended December 31, 2008 and 2007.
     Interest income. Interest income decreased slightly to $55.3 million for the year ended December 31, 2008 from $55.5 million for the year ended December 31, 2007. As shown in the table above the decrease in interest income for the year ended December 31, 2008, as compared to 2007, was due to lower rates earned on average interest-earning assets, which was partially offset by the growth in the average outstanding balance of interest-earning assets. The growth in average outstanding balances of consumer, commercial and home equity loans for the year ended December 31, 2008, as compared to 2007, accounted for the majority of the total $62.1 million in average loan growth. During the same period, the prime rate decreased 400 basis points from 7.25% to 3.25%, and the amount of non-performing loans increased, both of which contributed to the decline in the yield on the average balance of interest-earning assets. The average yield on interest-earning assets declined 61 basis points during 2008.
     The growth in interest income from investment securities was primarily due to higher average balances; the decline in interest income from other interest-earning assets was primarily due to lower yields on these assets, as short-term interest rates declined to historically low levels.
     Interest expense. Interest expense decreased to $32.0 million for the year ended December 31, 2008 from $33.1 million for the year ended December 31, 2007. The decrease in interest expense for the year ended December 31, 2008, as compared to 2007, was primarily due to lower interest rates paid on average outstanding balances of deposit accounts, FHLB advances and securities sold under agreements to repurchase, offset set by higher average balances of these interest-bearing liabilities. During the year ended December 31, 2008, the Federal Reserve Board decreased the target rate for Federal Funds borrowings by 400 basis points, from 4.25% to 0.25%. In general, this led to rate decreases to interest-bearing deposit accounts in our markets, even as competition for deposits among financial institutions intensified. We decreased interest rates on our money-market accounts, interest bearing demand accounts and time deposits. The average rate of interest-bearing liabilities declined 59 basis points to 3.79% in 2008 from 4.38% in 2007.
     Net interest income. Net interest income increased to $23.3 million for the year ended December 31, 2008 from $22.4 million for the year ended December 31, 2007, as the decline in interest expense outpaced the decline in interest income. Net interest spread, which is the difference between the interest yield earned on interest earning assets and the interest rate paid on interest bearing liabilities, decreased two basis points to 2.21% for the year ended December 31, 2008 as compared to 2.23% for 2007. For the same comparative periods, net interest margin, which is net interest income expressed as a percentage of average interest earning assets, decreased 14 basis points to 2.53% in 2008 from 2.67% for 2007.
     Provision for loan losses. Provision for loan losses of $13.9 million and $2.6 million were made during the years ended December 31, 2008 and 2007, respectively. The increase in the provision for loan losses was primarily due to a decline in credit quality and an increase in net-charge-offs. For the year ended December 31, 2008 net charge-offs were $9.8 million, while for 2007, net charge-offs were $839,000.

     Non-interest income. The components of non-interest income for the years ended December 31, 2008 and 2007 were as follows:

	At December 31,		Increase (decrease)
	2008	2007	Dollars	Percentage
	(Dollars in Thousands)

Service charges and fees	$4,871	$5,251	$(380)	(7.2)%
Gain on sale of loans held for sale	118	34	84	247.1
Loss on sale of loans	—	—	—	—
Gain on available for sale securities	650	(46)	696	(1,513.0)
Other than temporary impairment loss:
Total impairment loss	—	—	—	—
Loss recognized in other comprehensive in earnings	—	—	—	—

Net impairment loss recognized in earnings	—	—	—	—
Interchange fees	886	897	(11)	(1.2)
Bank owned life insurance earnings	984	861	123	14.3
Life insurance proceeds in excess of CSV	2,634	—	2,634	100.0
Other	806	176	630	358.0

Total	$10,949	$7,173	$3,776	52.6

     Non-interest income for the year ended December 31, 2008, increased $3.8 million to $10.9 million from $7.2 million for the year ended December 31, 2007, primarily due to the receipt of $2.6 million of life insurance benefits related to the death of an executive officer. Services charges and fees, which are earned primarily based on transaction services for deposit account customers, decreased as a result of decreased activity resulting in lower ATM and check card overdraft fees. The gain on available-for-sale securities for the year ended December 31, 2008, was due to restructuring of the securities portfolio to shorten duration and improve liquidity. The primary components of the increase in other income included a gain on the previously announced sale of an under-performing branch of $595,000, a gain on extinguishment of FHLB debt of $303,000, offset by a loss of $314,000 as a result of change in the mark-to-market on interest rate swap agreements.
     Non-interest expense. The components of non-interest expense for the years ended December 31, 2008 and 2007 were as follows:

	At December 31,		Increase (decrease)
	2008	2007	Dollars	Percentage
	(Dollars in Thousands)

Compensation and benefits	$12,890	$11,760	$1,130	9.6%
Supplemental executive retirement plans	851	631	220	34.9
Occupancy and equipment	2,652	2,383	269	11.3
FDIC insurance premiums	493	457	36	7.9
Foreclosed assets, net	815	247	568	230.0
Data processing	1,023	1,136	(113)	(9.9)
Outside professional services	1,889	4,066	(2,177)	(53.5)
Collection expense and repossessed asset losses	508	301	207	68.8
Goodwill impairment	—	—	—	—
Other	5,208	4,717	491	10.4

Total	$26,329	$25,698	$631	2.5%

     The increase in compensation and benefit expense for the year ended December 31, 2008, as compared to 2007, was primarily due to $1.0 million of benefit plans expense associated with the death of an executive officer, as well as $167,000 of severance expenses related to a reduction in headcount. Occupancy and equipment charges increased for the year ended December 31, 2008, as compared to 2007, primarily due to higher lease expense associated with the relocation of an owned branch location to a more attractive leased location. The loss on sale of foreclosed assets was the result of increased foreclosure activity associated with the continued weakness in the real estate market. The decreased data processing costs for the year ended December 31, 2008, as compared to 2007, were primarily due to lower depreciation expense. Advertising expenses for 2008 increased compared to 2007, as we were more active in marketing through various forms of media advertisements. Outside professional services expense decreased for the year ended December 31, 2008 as compared to 2007, as we incurred $1.8 million of expenses associated with costs incurred as a result of the terminated second-step conversion offering in 2007 that did not recur in 2008. Other expense increased due to a fraud loss of $520,000 on a commercial automobile financing account.
     Income tax expense. Income tax decreased to a benefit of $3.2 million for the year ended December 31, 2008, from tax expense of $130,000 for 2007. Income tax expense decreased in 2008 as compared to 2007 due to a decrease in income before income tax expense when comparing the two periods. The effective income tax rate on income before income taxes for the year ended December 31, 2008, was 53.2%, compared to 10.4% for 2007. The increase in the effective tax rate was primarily due to a higher proportion of income derived from bank-owned life insurance, which is not taxable for federal income tax purposes.
Liquidity
     Management maintains a liquidity position it believes adequate to provide funding for loan demand and deposit run-off that may occur in the normal course of business. We rely on a number of different sources in order to meet potential liquidity demands. The primary sources of funds are increases in borrowings, deposit accounts and cash flows from loan payments and security sales. The scheduled amortization of loans and securities as well as proceeds from borrowings, are predictable sources of funds. Other funding sources, however, such as deposit inflows from new deposits, mortgage prepayments and mortgage loan sales are greatly influenced by market interest rates, economic conditions and competition.
     In addition to these primary sources of funds, management has several secondary sources available to meet potential funding requirements. As of March 31, 2010, December 31, 2009, and December 31, 2008 we had additional borrowing capacity of $55.3 million, $45.3 million and $22.7 million, respectively, with the FHLB of Atlanta. Additionally, as of March 31, 2010, we had existing lines of credit available in excess of $7.2 million with another financial institution. Management believes our securities portfolio is of investment grade quality and the securities would therefore be marketable. As of March 31, 2010, December 31, 2009 and 2008, we had $76.3 million, $54.7 million and $43.4 million of certificates of deposits obtained through brokers that were purchased to replace maturing branch originated certificates of deposits or to help meet loan demands. As of March 31, 2010, December 31, 2009 and 2008, these certificates of deposits had a weighted average maturity of 10.0, 25.2 months and 31.8 months, and a weighted average rate of 2.02%, 3.08% and 4.15%, respectively. In addition, we have historically sold mortgage loans in the secondary market to reduce interest rate risk and to create an additional source of liquidity.
     During the three months ended March 31, 2010, cash and cash equivalents increased $817,000 from $37.1 million as of December 31, 2009, to $38.0 million as of March 31, 2010. Cash from operating activities of $5.8 million, combined with cash from financing activities of $9.2 million, was more than cash used for investing activities of $14.2 million. Primary sources of cash were from net increases in deposits of $29.2 million, proceeds from maturities and payments of available-for-sale securities of $15.3 million and net decreases in loans of $8.8 million. Primary uses of cash included purchases of available-for-sale securities of $39.7 million, repayments of Federal Home Loan Bank borrowings of $10.0 million and repayments of other borrowings of $10.0 million.

     During 2009, cash and cash equivalents increased $3.1 million from $34.1 million as of December 31, 2008, to $37.1 million as of December 31, 2009. Cash used for operating activities of $1.5 million, combined with cash from financing activities of $63.5 million, was more than cash used for investing activities of $58.9 million. Primary sources of cash were from net decreases in loans of $79.2 million, proceeds from maturities and payments of available-for-sale securities of $53.1 million and proceeds from sales of securities available-for-sale of $52.9 million. Primary uses of cash included purchases of available-for-sale securities of $140.5 million and net decreases in deposits of $69.2 million. In addition, during 2009, we used cash of $29,000 to purchase shares of our common stock to be held as treasury stock and paid quarterly cash dividends of $89,000 to common stockholders.
     During 2008, cash and cash equivalents increased $4.7 million from $29.3 million as of December 31, 2007, to $34.1 million as of December 31, 2008. Cash from operating activities of $10.0 million, combined with cash from financing activities of $63.7 million, was more than cash used for investing activities of $68.8 million. Primary sources of cash were from net increases in deposit accounts of $41.9 million, FHLB borrowings of $133.0 million, proceeds from sale of securities under agreements to repurchase of $14.3 million, proceeds from maturities and payments of available-for-sale securities of $25.7 million and proceeds from sales of securities available-for-sale of $76.2 million. The additional borrowings from the FHLB were used to replace maturing FHLB debt of $121.2 million and fund loan growth. Primary uses of cash included purchases of available-for-sale securities of $115.3million, and origination of loans to be held in portfolio of $57.9 million. In addition, during 2008, we used cash of $1.8 million to purchase shares of our common stock to be held as treasury stock and paid quarterly cash dividends of $2.4 million to common stockholders.
     As of March 31, 2010, management was not aware of any current recommendations by regulatory authorities, which, if they were implemented, would have or reasonably likely to have a material adverse affect on the Atlantic Coast Federal Corporation’s liquidity, capital resources or operations.
Contractual Obligations and Commitments
     The following table presents our longer-term, non-deposit related, contractual obligations, commitments to extend credit to borrowers and purchase commitments, in aggregate and by payment due dates.

	December 31, 2009
	Less Than	1 Through	4 Through	More Than
	1 Year	3 Years	5 Years	5 Years	Total
	(Dollars in Thousands)
FHLB advances	$25,000	$23,000	$30,000	$105,000	$183,000
Operating leases (premises)	293	501	324	532	1,650

Borrowings and operating leases	25,293	23,501	30,324	105,532	184,650

Undisbursed portion of loans closed (1)	—	—	—	—	6,025
Unused lines of credit (1)	—	—	—	—	61,499

Total loan commitments	—	—	—	—	67,524

Loan purchase commitment	—	—	—	—	—
Security repurchase commitment	92,800	—	—	—	92,800

Total purchase commitments	—	—	—	—	—

Total contractual obligations and loan commitments	$118,093	$23,501	30,324	$105,532	$344,974

(1)	These items do not have fixed maturities.
Capital Resources
     At March 31, 2010, stockholders’ equity totaled $56.4 million. In September 2009, we ceased making cash dividend payments. During 2009, our board of directors declared regular quarterly dividends totaling $0.02 per common share that were paid with the proceeds of maturities and payments of available-for-sale securities. Net of dividends waived by Atlantic Coast Federal, MHC for its owned shares in the amount of $175,000, our equity was reduced $89,000 in 2009 for dividends declared. The decision to pay dividends in the future is dependent on our operating results, capital and liquidity requirements.
     Stockholders’ equity in 2009 was also impacted by common stock repurchase programs. We suspended our repurchase program in March 2009. As of March 31, 2010, we held as treasury stock 1,375,260 shares of common stock at an average per share cost of $14.47, or $19.9 million. We conducted one stock repurchase program during 2009. As of March 31, 2010, execution of the repurchase program had resulted in the purchase of approximately 230,000 shares of a planned total purchase of 698,000 shares. Initiation of future share repurchase programs is dependent on liquidity, opportunities for alternative investments and capital requirements. Office of Thrift Supervision regulations prohibit stock repurchases for one year following the completion of the conversion.
     Management monitors the capital levels of Atlantic Coast Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well capitalized” institutions. Atlantic Coast Bank is required by the Office of Thrift Supervision to meet minimum capital adequacy requirements. Atlantic Coast Bank’s actual and required levels of capital as reported to the Office of Thrift Supervision at March 31, 2010, are as follows:

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of March 31, 2010
Total capital (to risk-weighted assets)	$59,691	11.3%	$42,297	8.0%	$52,871	10.0%
Tier 1 (core) capital (to risk-weighted assets)	$53,065	10.0%	$21,148	4.0%	$31,722	6.0%
Tier 1 (core) capital (to adjusted total assets)	$53,065	5.8%	$36,433	4.0%	$45,541	5.0%
     At March 31, 2010, Atlantic Coast Bank exceeded all regulatory minimum capital requirements and is considered to be “well capitalized.” In addition, as of March 31, 2010, management was not aware of any recommendation by a regulatory authority that, if it were implemented, would have a material effect on liquidity, capital resources or operations.
     Under regulations of the Office of Thrift Supervision, limitations have been imposed on all “capital distributions” by savings institutions, including cash dividends. See “Regulation and Supervision-Limitations on Dividends and Capital Distributions.” During 2009, Atlantic Coast Bank could not declare any dividends without prior approval.
Market Risk Management
     We are subject to interest rate risk to the extent that our interest-bearing liabilities, primarily deposits and FHLB advances, re-price more rapidly or at different rates than our interest-earning assets. In order to minimize the potential for adverse effects of material prolonged increases or decreases in interest rates on our results of operations, management has adopted an asset and liability management policy. The board of directors sets the asset and liability policy for us, which is implemented by the Asset/Liability Committee.
     The purpose of the Asset/Liability Committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The Asset/Liability Committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk, and profitability goals.
     The Asset/Liability Committee generally meets at least monthly to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate exposure limits versus current projections pursuant to market value of portfolio equity analysis and income simulations. The Asset/Liability Committee recommends appropriate strategy changes based on this review. The Asset/Liability Committee is responsible for reviewing and reporting the effects of the policy implementations and strategies to the board of directors at least quarterly.
     A key element of our asset/liability plan is to protect net earnings by managing the maturity or re-pricing mismatch between our interest-earning assets and rate-sensitive liabilities. Historically, we have sought to reduce exposure to our earnings through the use of adjustable rate loans and through the sale of certain fixed rate loans in the secondary market, and by extending funding maturities through the use of FHLB advances.
     Economic Value of Equity. As part of our efforts to monitor and manage interest rate risk, we use several financial modeling tools that estimate the impact of different interest rate scenarios on the value of our equity. One financial modeling tool is referred to as Economic Value of Equity (“EVE”). This tool measures the changes in equity due to the impact on net interest margin, over a five-year horizon, from instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 300 basis points. Given the duration of the unusual interest rate environment, we currently evaluate only the shift in yield curve up 300 basis points and down 100 basis points. Management believes the use of EVE improves the visibility of the effect of current interest rate risk on future earnings under increasing or decreasing interest rate environments. Accordingly, we believe we are in a better position to be proactive in reducing future interest rate risk through management of the growth of interest-earning assets and interest-bearing liabilities within a meaningful time horizon.
     The EVE, considering the assumed changes in interest rates as of March 31, 2010, is as follows:

	Economic Value of Equity and Duration of Assets and
	Liabilities at March 31, 2010
	Change in Interest Rate
	Decrease	Increase	Increase	Increase
	1%	1%	2%	3%
	(Dollars in thousands)

Duration of assets(1)	4.82	5.44	5.64	5.76
Duration of liabilities(1)	1.48	1.51	1.53	1.56

Differential in duration	3.34	3.93	4.11	4.20

Amount of change in Economic Value of Equity(2)	$(187)	(5,070)	$(16,578)	$(29,645)
Percentage change in Economic Value of Equity(2)	(0.30)%	(8.01)%	(26.19)%	(46.83)%

(1)	Expressed as number of years before asset/liability re-prices to achieve stated rate of interest rate increase.

(2)	Represents the cumulative five year pre-tax impact on our equity due to increased or (decreased) net interest margin.
     In managing our asset/liability mix, depending on the relationship between long and short-term interest rates, market conditions and consumer preference, we may place somewhat greater emphasis on maximizing our net interest margin than on strictly matching the interest rate sensitivity of our assets and liabilities. Management believes that the increased net income which may result from an acceptable mismatch in the actual maturity or re-pricing of our asset and liability portfolios can, during periods of declining or stable interest rates, provide sufficient returns to justify the increased exposure to sudden and unexpected increases in interest rates which may result from such a mismatch. Management believes that our level of interest rate risk is acceptable under this approach. In evaluating our exposure to interest rate movements, certain shortcomings inherent in the EVE methodology must be considered. For example, although certain assets and liabilities may have similar maturities or re-pricing periods, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in interest rates. Additionally, certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a significant change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in our EVE methodology. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. We consider all of these factors in monitoring our exposure to interest rate risk.
     Net Portfolio Value. The Office of Thrift Supervision requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off-balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current relatively low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The Office of Thrift Supervision provides us the results of the interest rate sensitivity model, which is based on information we provide to the Office of Thrift Supervision to estimate the sensitivity of our net portfolio value.
     Net Interest Income. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. In our model, we estimate what our net interest income would be for a rolling forward twelve-month period using historical data for assumptions such as loan prepayment rates and deposit decay rates, the current term structure for interest rates, and current deposit and loan offering rates. We then calculate what the net interest income would be for the same period in the event of an instantaneous 100, 200 and 300 basis point increase or a 100 basis point decrease in market interest rates.

At March 31, 2010
				NPV as a Percentage of		Net Interest Income
				Present Value of Assets(3)			Increase (Decrease) in
Change in					Increase	Estimated	Estimated Net Interest
Interest Rates	Estimated	Estimated (Decrease) in NPV			(Decrease)	Net Interest	Income
(basis points)(1)	NPV(2)	Amount	Percent	NPV Ratio(4)	(basis points)	Income	Amount	Percent
	(Dollars in thousands)
+300	$33,665	$(29,645)	(46.8)%	3.80%	(291)	$22,565	$(1,833)	(7.51)%
+200	46,732	(16,578)	(26.2)%	5.16%	(155)	23,806	(592)	(2.43)%
+100	58,240	(5,070)	(8.0)%	6.28%	(43)	24,102	(296)	(1.21)%
0	63,310	—	—	6.71%	—	24,398	—	—
-100	63,123	(187)	(0.3)%	6.62%	(9)	24,285	(113)	(0.46)%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)	NPV Ratio represents NPV divided by the present value of assets.
     Certain shortcomings are inherent in the methodologies used in determining interest rate risk through changes in net portfolio value and net interest income. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value and net interest income information presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although interest rate risk calculations provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.
Inflation
     The effects of price changes and inflation can vary substantially for most financial institutions. While management believes that inflation affects the growth of total assets and our profitability, we believe that it is difficult to assess the overall impact. Management believes this to be the case due to the fact that generally neither the timing nor the magnitude of inflationary changes in the consumer price index (“CPI”) coincides with changes in interest rates. The price of one or more components of the CPI may fluctuate considerably and thereby influence the overall CPI without having corresponding affect on interest rates or upon the cost of those goods and services normally purchased by us. In years of high inflation and high interest rates, intermediate and long-term interest rates tend to increase, thereby adversely impacting the market values of investment securities, mortgage loans and other long-term fixed rate loans. In addition, higher short-term interest rates caused by inflation tend to increase the cost of funds. In other years, the opposite may occur.
Off-Balance Sheet Arrangements
     As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we enter into commitments to sell mortgage loans. For additional information, see Note 18 of the Notes to the Consolidated Financial Statements.

Recent Accounting Pronouncements
     In June 2009, the FASB issued FASB ASC 105-10, Generally Accepted Accounting Principles (Statement No. 168 — The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). The new guidance replaces SFAS No. 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. Rules and interpretative releases of the Securities and Exchange Commission under federal securities laws are also sources of authoritative GAAP for SEC registrants. The new standard became effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this statement did not have a material impact on our consolidated financial position or results of operations. Technical references to generally accepted accounting principles included in the Notes to Consolidated Financial Statements are provided under the new FASB ASC structure with the prior terminology included parenthetically.
     In April 2009, the FASB issued new guidance impacting FASB ASC 320-10, Investments — Debt and Equity Securities (FASB Staff Position No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). This guidance amended existing guidance for determining whether impairment is other-than-temporary for debt securities. An entity must assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the amount of the impairment is split into two components as follows: 1) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement. The credit loss is determined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Additionally, disclosures about other-than-temporary impairment for debt and equity securities were expanded. We adopted this guidance for the interim reporting period ending March 31, 2009. See Note 2 to the consolidated financial statements for the impact of adopting this new guidance on our consolidated financial position and results of operations.
     In April 2009, the FASB issued new guidance impacting FASB ASC 820, Fair Value Measurements and Disclosures (FASB Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability. A significant decrease in the volume or level of activity for the asset or liability is an indication that transactions or quoted prices may not be determinative of fair value because transactions may not be orderly. In that circumstance, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value. We adopted this guidance for the interim reporting period ending March 31, 2009 and it did not have a material impact on our consolidated financial position or results of operations.
     In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140 (ASC 810). The new accounting requirement amends previous guidance relating to the transfers of financial assets and eliminates the concept of a qualifying special purpose entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This statement must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. Therefore, formerly qualifying special-purpose entities should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance. Additionally, the disclosure provisions of this statement were also amended and apply to transfers that occurred both before and after the effective date of this statement. The adoption of this standard did not have a material effect on our consolidated financial position or results of operations.
     In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This statement also requires additional disclosures about an enterprise’s involvement in variable interest entities. This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The adoption of this standard did not have a material effect on our consolidated financial position or results of operations.
     In January 2010, the FASB issued Accounting Standards Update No. 210-06, an Amendment of FASB Statement No. 157 Fair Value Measurements (ASC 820), which amended guidance requiring new disclosures as follows:
     1. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.
     2. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).
This update provides amendments to Subtopic 820-10 clarifying existing disclosures as follows:
     1. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.
     2. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.
     This update also includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll- forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard did not have a material effect on our consolidated financial position or results of operations.
BUSINESS OF ATLANTIC COAST FINANCIAL CORPORATION
     Atlantic Coast Financial Corporation is a Maryland corporation, organized in June 2007. Upon completion of the conversion, Atlantic Coast Financial Corporation will become the holding company of Atlantic Coast Bank and will succeed to all of the business and operations of Atlantic Coast Federal Corporation and each of Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC will cease to exist.
     Initially following the completion of the conversion, Atlantic Coast Financial Corporation will have no significant assets other than owning 100% of the outstanding common stock of Atlantic Coast Bank, the net proceeds it retains from the offerings, part of which will be used to make a loan to the Atlantic Coast Bank Employee Stock Ownership Plan and repay a $5.0 million loan to be obtained by Atlantic Coast Federal Corporation in June 2010 the proceeds of which were contributed to Atlantic Coast Bank as capital, and will have no significant liabilities. Atlantic Coast Financial Corporation intends to use the support staff and offices of Atlantic Coast Bank and will pay Atlantic Coast Bank for these services. If Atlantic Coast Financial Corporation expands or changes its business in the future, it may hire its own employees.
     Atlantic Coast Financial Corporation intends to invest the net proceeds of the offerings as discussed under “How We Intend to Use the Proceeds From the Offerings.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
BUSINESS OF ATLANTIC COAST FEDERAL CORPORATION
AND ATLANTIC COAST BANK
Atlantic Coast Federal Corporation
     Atlantic Coast Federal Corporation is a federally chartered corporation that owns all of the outstanding shares of common stock of Atlantic Coast Bank. At March 31, 2010, Atlantic Coast Federal Corporation had consolidated assets of $914.0 million, deposits of $584.7 million and stockholders’ equity of $56.4 million. Atlantic Coast Federal Corporation was organized on January 1, 2003 as part of a two-tier mutual holding company reorganization plan adopted on May 30, 2002, for the purpose of acquiring all of the capital stock issued upon reorganization of Atlantic Coast Bank, formerly known as Atlantic Coast Federal, a federally chartered stock savings association.
     On October 4, 2004, Atlantic Coast Federal Corporation completed a minority stock offering in which it sold 5,819,000 shares or 40% of its common stock to eligible depositors and Atlantic Coast Bank’s Employee Stock Ownership Plan, with 60% of the 14,547,500 shares outstanding being retained by Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation’s mutual holding company.
     Atlantic Coast Federal Corporation has not engaged in any material business to date other than a loan to the employee stock ownership plan and a loan secured by the common stock of Atlantic Coast Federal Corporation held by Atlantic Coast Federal, MHC. Its primary activity is holding all of the stock of Atlantic Coast Bank. Atlantic Coast Federal Corporation does not maintain offices separate from those of Atlantic Coast Bank or utilize persons other than certain of Atlantic Coast Bank’s officers.

Atlantic Coast Bank
     Atlantic Coast Bank was established in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. On November 1, 2000, after receiving the necessary regulatory and membership approvals, Atlantic Coast Federal Credit Union converted to a federal mutual savings association known as Atlantic Coast Bank that serves the general public. The conversion has allowed Atlantic Coast Bank to diversify its customer base by marketing products and services to individuals and businesses in its market area. Unlike a credit union, Atlantic Coast Bank may make loans to customers who do not have a deposit relationship with Atlantic Coast Bank. Following the conversion, management of Atlantic Coast Bank continued its emphasis on residential mortgage lending and commercial real estate loans. See “—Lending Activities.”
     Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences, home equity loans, and, to a lesser extent, automobile and other consumer loans. We also have originated multi-family residential loans and commercial construction and residential construction loans, but will no longer emphasize the origination of such loans. Instead, our new strategy is to increase our mortgage banking activity, warehouse lending and originating commercial business and owner occupied commercial real estate loans to small businesses. Loans are obtained principally through retail staff, brokers and wholesale purchases. We also invest in investment securities, primarily those issued by U.S. government-sponsored agencies and entities, including Fannie Mae, Freddie Mac and Ginnie Mae.
     Revenues are derived principally from interest on loans and other interest earning assets, such as investment securities. To a lesser extent, revenue is generated from service charges and other income.
     We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market accounts, demand deposit accounts and time deposit accounts with varied terms ranging from 90 days to five years. Deposits are primarily solicited in our market area of southeastern Georgia and the Jacksonville metropolitan area when necessary to fund loan demand.
     Our address is 505 Haines Avenue, Waycross, Georgia, 31501 and our telephone number is (800) 342-2824. Our internet website is www.AtlanticCoastBank.net. Our website is not a part of this Prospectus.
Market Area
     We conduct business from our headquarters and 11 full service branch offices in northeastern Florida and southeastern Georgia. We have branches located in Waycross, Douglas and Garden City (Savannah area), Georgia, as well as in Jacksonville Beach, Orange Park, Neptune Beach, Westside, Southside and Julington Creek in the Jacksonville metropolitan area. Our primary lending area is in the Jacksonville metropolitan area with our deposit customers residing in both the Jacksonville metropolitan and southeastern Georgia markets.
     Florida Market Area. The city of Jacksonville ranks as the 14th largest city in the United States in terms of population with more than 800,000 residents. When including the three beach cities of Atlantic Beach, Neptune Beach and Jacksonville Beach and Clay, Baker, Nassau and St. Johns counties, the Jacksonville metropolitan area has more than 1.1 million residents. Over the past 10 years, the Jacksonville metropolitan area population has grown at a rate of 10% and is estimated to continue that trend and exceed state and national population growth trends according to estimates from SNL Financial. The Jacksonville area has one of the lowest costs of living in the United States and residents have a median age of 36.3 years according to 2008 data from the American Community Survey. The economy in the Jacksonville metropolitan market area is diverse with aviation and aerospace, supply chain logistics, finance and insurance, information technology, life sciences and manufacturing being the most prominent. Jacksonville has four modern seaport facilities including the Jacksonville Port which is the third largest in Florida and is being deepened to accommodate substantial planned growth and has a nearby naval base. In addition, Jacksonville is regularly a host city for major sporting events such as The Players Championship (TPC), the Super Bowl in 2005, and a NCAA basketball tournament site in 2006 and 2010. Major employers in the Jacksonville metropolitan area include two United States Naval Air Stations, the Duval County Public School System and the City of Jacksonville.
     Over the past 10 years and in view of the current economic downturn, Jacksonville’s economy has not become as dependent on real estate and real estate business activities compared to other communities in Florida. However, the downturn in the real estate industry has significantly affected the Northeastern Florida economy as unemployment was 11.9% as of March 31, 2010, which was slightly higher than the state average of 11.2% and higher than the national average of 9.7%. In addition, as of March 2010, median sales prices of homes in the Jacksonville market area have declined 25.8% from March 2008. The decline in home and real estate values has impacted the level of new housing starts which remain at historically low levels and increased the level of foreclosure activity with approximately 1.3% of all homes in the Jacksonville area in some form of foreclosure activity during the first quarter of 2010.
     Despite the economic downturn, median household income levels in our Jacksonville market area have been generally in line to above state and national averages since 2000 and are estimated to grow at rates above the state and national averages according to SNL Financial.
     Georgia Market Area. The market area of southeastern Georgia is marked by limited growth trends and has a largely agricultural-based economy. While our Georgia market area has experienced population and household income declines since 2000, it has remained a stable banking market. Median household income trends are estimated to be above state and generally in line with national averages according to SNL Financial. Waycross is located in Ware County, Georgia and the dominant employer is Satilla Regional Medical Center which employs 1,200. Other major employers include Flash Foods, Baptist Village, Ware County State Prison and Walmart. Based on the latest FDIC deposit share data, our approximate deposit market share in our Georgia market area of Douglas was 3.48%, Waycross was 27.53% and Savannah was less than 1%.
Competition
     We face strong competition in attracting deposits and originating real estate and other loans. Historically, most of our direct competition for deposits has come from community banks, large commercial banks, thrift institutions and credit unions within our primary market areas. In recent years, competition also has come from institutions that largely deliver their services over the internet. Electronic banking such as this has the competitive advantage of lower infrastructure costs. Particularly during times of extremely low or extremely high interest rates, we have faced significant competition for investors’ funds from short-term money market securities and other corporate and government securities. During periods of increasing volatility in interest rates, competition for interest-bearing deposits increases as customers, particularly time-deposit customers, tend to move their accounts between competing businesses to obtain the highest rates in the market. We compete for these deposits by offering superior service, competitive rates and an arrangement that gives our customers access to over 900 ATMs at no charge and the opportunity to earn nationwide ATM fee refunds. According to FDIC published statistics as of June 30, 2009, Atlantic Coast Bank held approximately 1.56% of the deposits in its primary market areas of southeast Georgia and northeast Florida.

     Competition within our geographic markets also affects our ability to obtain loans through origination or purchase as well as originating them at rates that provide an attractive yield. Competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions, nationally based homebuilders and credit unions. Internet based lenders also have become a greater competitive factor in recent years. Such competition for the origination and purchase of loans may limit future growth and earnings prospects.
     Atlantic Coast Bank completed an update of its website in late 2008 and added the ability for customers to open accounts online. This new feature, coupled with the implementation of online advertising, should increase our competitiveness in the electronic banking arena over time.
Lending Activities
     General. Historically, we have originated for portfolio one- to four-family residential first and second mortgage loans, home-equity loans and commercial real estate loans, and to a lesser extent commercial and residential construction loans, multi-family real estate loans, commercial business loans, automobile and other consumer loans. We have not originated any land loans since 2008. We have not and currently do not originate or purchase sub-prime loans (Alt-A) or offer teaser rate (low, temporary introductory rate) loans. Our new strategy is to increase our mortgage banking activity, warehouse lending and to emphasize originating commercial business and owner occupied commercial real estate loans to small businesses.
     We underwrite all loans on a fully indexed, fully amortizing basis. Loans carry either a fixed or adjustable rate of interest. Mortgage loans generally have a longer-term amortization, with maturities generally up to 30 years, with principal and interest due each month. Consumer loans are generally shorter in term and amortize monthly or have interest payable monthly. At March 31, 2010, the net loan portfolio totaled $599.9 million, which constituted 65.6% of total assets. Commercial real estate, commercial business, multi-family and nonresidential construction loans have generally larger loan balances and involve a greater degree of credit risk than one- to four-family residential mortgage loans. For a description of the primary risks associated with our non-residential loan portfolio, please see “Risk Factors—The Loan Portfolio Possesses Increased Risk Due To Our Growing Number of Commercial Real Estate, Commercial Business, Construction and Multi-family loans and Consumer Loans Which Could Increase Our Level Of Provision For Loan Losses.”
     At March 31, 2010, the maximum amount we could have loaned to any one borrower and related entities under applicable regulations was approximately $9.1 million. At March 31, 2010, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount. Our largest lending relationship was $7.5 million comprised of two loans secured by owner occupied commercial real estate and a line of credit secured by inventory and accounts receivable. Our second largest relationship was comprised of loans totaling $7.4 million secured by owner occupied commercial real estate and personal residences of the guarantors. Our third largest relationship was a $6.1 million loan and is secured by land for development of residential real estate and a marina. Our fourth largest relationship was a $5.0 million loan participation secured by a condominium/hotel project located near Disney World in Orlando, which was non-performing at March 31, 2010. A specific allowance of $3.3 million has been established for this $5.0 million loan, which is in the process of foreclosure. We are not the lead lender with respect to this loan. The fifth largest lending relationship was $4.3 million which is comprised of two loans secured by income producing commercial real estate and a personal loan to the guarantor secured by a residential lot. All of the above described loans have personal guarantees as a secondary source of repayment and were performing in accordance with their terms except as noted.

     We also originate, as well as purchase from third parties, one- to four-family mortgage loans that are held-for-sale to investors in the secondary market. We earn interest until the loan is sold and also may earn a fee. At March 31, 2010 held-for-sale loans were $5.3 million and had a weighted average interest rate of 5.30%. Held-for-sale loans purchased from third parties generally have commitments to purchase from investors. Loans held-for-sale are sold with limited recourse and servicing is passed to the investor. Held-for sale loans during the three months ended March 31, 2010 were sold on average within 16 days.

     The following table presents information concerning the composition of our loan portfolio by loan type, excluding loans held for sale of $5.3 million at March 31, 2010, $9.0 million at December 31, 2009, $736,000 at December 31, 2008, $640,000 at December 31, 2007, $4.4 million at December 31, 2006 and $100,000 at December 31, 2005, in dollar amounts and in percentages at the dates indicated.

	At March 31,		At December 31,
	2010		2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
						(Dollars in Thousands)
Real estate loans:
One- to four-family	$299,314	49.24%	$306,968	49.28%	$370,783	49.86%	$377,956	53.51%	$334,000	52.14%	$324,681	55.88%
Commercial	77,584	12.76	77,403	12.42	84,134	11.31	74,748	10.58	60,912	9.51	59,074	10.16
Other(1)	35,999	5.92	37,591	6.03	43,901	5.91	40,698	5.76	34,446	5.38	20,302	3.49

Total real estate loans	412,897	67.92	421,962	67.73	498,818	67.08	493,402	69.85	429,358	67.03	404,057	69.53

Construction loans:
One- to four-family	3,293	0.54	4,189	0.67	8,974	1.21	13,448	1.90	32,467	5.07	24,243	4.17
Commercial	7,521	1.24	8,022	1.29	10,883	1.46	11,129	1.58	2,862	0.45	2,577	0.44
Acquisition & development	2,871	0.47	3,148	0.51	5,008	0.67	5,329	0.75	2,103	0.33	—	—

Total construction loans	13,685	2.25	15,359	2.47	$24,865	3.34	29,906	4.23	37,432	5.85	$26,820	4.61

Other loans:
Home equity	91,644	15.08	93,929	15.08	107,525	14.46	98,410	13.93	91,062	14.22	79,016	13.60
Consumer	71,961	11.84	73,870	11.86	87,162	11.72	64,673	9.16	63,630	9.93	62,846	10.81
Commercial business	17,667	2.91	17,848	2.86	25,273	3.40	20,009	2.83	19,044	2.97	8,430	1.45

Total other loans	181,272	29.83	185,647	29.80	219,960	29.58	183,092	25.92	173,736	27.12	150,292	25.86

Total loans	$607,854	100.00%	$622,968	100.00%	$743,643	100.00%	$706,400	100.00%	$640,526	100.00%	$581,169	100.00%

Less:
Net deferred loan origination costs	5,231		5,122		8,662		3,256		3,348		3,164
Premiums on purchased loans	81		91		172		339		348		695
Allowance for loan losses	(13,308)		(13,810)		(10,598)		(6,482)		(4,705)		(4,587)

Total loans, net	$599,858		$614,371		$741,879		$703,513		$639,517		$580,441

(1)	Consists of land and multi-family loans.

     Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2009. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family						One- to Four-Family		Commercial
	Real Estate		Commercial Real Estate		Other Real Estate (1)		Construction (2)		Construction(2)
		Weighted		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
					(Dollars in Thousands)
At December 31, 2009
1 year or less	$1,808	5.23%	$9,510	5.34%	$17,423	4.30%	$—	—%	$7,217	4.78%
Greater than 1 to 3 years	996	6.82	20,416	6.39	5,336	6.54	—	—	—	—
Greater than 3 to 5 years	698	5.75	18,341	6.75	1,915	7.10	—	—	—	—
Greater than 5 to 10 years	21,922	5.31	14,353	6.60	4,021	7.22	—	—	805	6.50
Greater than 10 to 20 years	25,451	6.31	13,919	6.84	5,855	6.22	—	—	—	—
Greater than 20 years	256,093	5.94	864	5.97	3,041	5.79	4,189	6.54	—	—

Total	$306,968		$77,403		$37,591		$4,189		$8,022

	Acquisition &
	Development		Home Equity		Consumer		Commercial Business		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
					(Dollars in Thousands)
At December 31, 2009
1 year or less	$3,148	3.83%	$364	7.39%	$3,021	7.88%	$8,782	4.62%	$51,273	4.85%
Greater than 1 to 3 years	—	—	3,653	7.74	19,292	10.99	1,329	7.01	51,022	8.27
Greater than 3 to 5 years	—	—	2,744	6.47	12,715	11.18	3,099	7.01	39,512	8.18
Greater than 5 to 10 years	—	—	6,026	7.16	4,526	8.58	4,624	7.12	56,277	6.40
Greater than 10 to 20 years	—	—	25,693	6.89	24,454	8.48	—	—	95,372	7.09
Greater than 20 years	—	—	55,449	5.52	9,862	8.14	14	6.00	329,512	5.91

Total	$3,148		$93,929		$73,870		$17,848		$622,968

(1)	Consists of land and multi-family loans.

(2)	Construction loans include notes that cover both the construction period and the permanent financing, and therefore, the schedule shows maturities for periods greater than one year.

     The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2009 that are contractually due after December 31, 2010.

	Due After December 31, 2010
	Fixed Rate	Adjustable Rate	Total
	(Dollars in Thousands)
Real estate loans:
One- to four-family	$143,324	$161,837	$305,161
Commercial	37,086	30,807	67,893
Other(1)	13,550	6,619	20,169

Total real estate loans	193,960	199,263	393,223

Construction loans:
One- to four-family	$3,369	$820	$4,189
Commercial	805	—	805
Acquisition & development	—	—	—

Total real estate construction loans	4,174	820	4,994

Other loans:
Home equity	$30,995	$62,633	$93,628
Consumer	70,286	1,883	72,169
Commercial business	7,955	1,111	9,066

Total other loans	109,236	65,627	174,863

Total loans	$307,370	$265,710	$573,080

(1)	Land and multi-family loans.
     One- to Four-Family Real Estate Lending. At March 31, 2010, one- to four-family residential mortgage loans totaled $299.3 million, or 49.2%, of the gross loan portfolio. Generally, one- to four-family loans are underwritten based on the applicant’s employment, income, credit history and the appraised value of the subject property. We will generally lend up to 80% of the lesser of the appraised value or purchase price for one- to four-family residential loans. Should a loan be granted with a loan-to-value ratio in excess of 80%, private mortgage insurance would be required to reduce overall exposure to below 80%. Historically, such collateral requirements protected us from loss in the event of foreclosure. However, given the rapid deterioration in the market value of residential real estate over the last two years there is now a greater risk of loss if actions such as foreclosure or short sale become necessary to collect the loan and private mortgage insurance was not purchased.
     Properties securing one- to four-family residential mortgage loans are generally appraised by independent fee appraisers approved by the board of directors. Borrowers are required to obtain title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements. Historically, we originated one- to four-family mortgage loans on both a fixed-rate and adjustable-rate basis. During the first quarter of 2010 and during 2009, the majority of originated loans were fixed rate due to the low interest rate environment. Management’s pricing strategy for one- to four-family mortgage loans includes setting interest rates that are competitive with other local financial institutions and consistent with our internal needs. Adjustable-rate loans are tied to a variety of indices including rates based on U. S. Treasury securities. The majority of adjustable-rate loans carry an initial fixed rate of interest for either three or five years which then convert to an interest rate that is adjusted based upon the applicable index and in accordance with the note. As of March 31, 2010, the interest only portion of this portfolio totaled $66.4 million, or 10.9% of the total loan portfolio, and 22.2% of the total one- to four-family residential mortgage loan portfolio. We do not currently originate or purchase interest only one-to four-family residential mortgage loans and ceased such activity in December 2007.
     Our residential mortgages are structured with a five to 35 year maturity, with amortizations up to 35 years. Substantially all of the one- to four-family residential mortgage loans originated was secured by properties located in southeastern Georgia and the metropolitan Jacksonville area. Beginning in 2008 and continuing in 2009 and 2010, we implemented stricter underwriting guidelines that limited the origination of one- to four-family residential mortgage loans secured by investment property due to the continued decline in both real estate values and credit quality in our market area.
     All of the residential real estate loans contain a “due on sale” clause allowing us to declare the unpaid principal balance due and payable upon the sale of the security property, subject to certain laws. Loans originated or purchased are generally underwritten and documented pursuant to Freddie Mac or Fannie Mae guidelines.
     Prior to 2008, we originated investor loans for one-to four-family properties on a limited basis, but the majority of our lending activity has focused on owner-occupied property. We have not in the past, nor currently, originate sub-prime loans, option-arms, low or no documentation loans (Alt-A) or use other exotic lending terms.
     Commercial Real Estate Lending. We offer commercial real estate loans for both permanent financing and construction. In the future, we will focus primarily on permanent financing to owner occupied businesses. These loans are typically secured by small retail establishments, income-producing properties, storage facilities, and office buildings located in our primary market area. At March 31, 2010, permanent commercial real estate loans totaled $77.6 million, or 12.8%, of the gross loan portfolio.
     We originate both fixed-rate and adjustable-rate commercial real estate loans. The interest rate on adjustable-rate loans is tied to a variety of indices, including rates based on the Prime Rate and U.S. Treasury securities. The majority of our adjustable-rate loans carry an initial fixed-rate of interest for either three or five years and then convert to an interest rate that is adjusted annually based upon the index. Loan-to-value ratios on commercial real estate loans generally do not exceed 80% of the appraised value of the property securing the loan. These loans require monthly payments, amortize up to 25 years, and generally have maturities of up to 10 years and may carry pre-payment penalties.
     Loans secured by commercial real estate are underwritten based on the cash flow of the borrower or income producing potential of the property and the financial strength of the borrower and guarantors. Loan guarantees are generally obtained from financially capable parties based on a review of personal financial statements. We require commercial real estate borrowers with balances in excess of $250,000 to submit financial statements, including rent rolls if applicable, annually. The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt. We generally require a debt service ratio of 1.2x. Rent or lease assignments are required in order for us to be assured the cash flow from the project will be used to repay the debt. Appraisals on properties securing commercial real estate loans are performed by independent state-licensed fee appraisers approved by the board of directors. The majority of the properties securing commercial real estate loans are located in our market area.
     Loans secured by commercial real estate properties are generally larger and involve a greater degree of credit risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. See “—Asset Quality—Non-Performing Loans.”
     Other Real Estate Loans. As of March 31, 2010, other real estate secured loans totaled $36.0 million or 5.9% of the gross loan portfolio and consisted mainly of land loans, but also included loans secured by multi-family property. In an effort to prevent potential exposure to additional credit risk due to the continued decline in both real estate values and credit quality in our market area, we no longer originate new land loans. Loans to commercial and individual borrowers secured by land totaled $32.3 million, or 5.3% of the gross loan portfolio as of March 31, 2010. Generally, these loans carry a higher rate of interest than do residential permanent loans. We generally underwrote land loans based on the borrower’s ability to repay, credit history and the appraised value of the subject property.
     We also offer loans secured by multi-family residential real estate. Loans secured by multi-family property totaled $3.7 million, or 0.6% of the gross loan portfolio as of March 31, 2010. These loans are secured by real estate located in our primary market area. Multi-family residential loans are generally originated with adjustable interest rates based on the prime rate or U.S. Treasury securities. Loan-to-value ratios on multi-family residential loans do not exceed 75% of the appraised value of the property securing the loan. These loans require monthly payments and amortize over a period of up to 30 years. Loans secured by multi-family residential real estate are underwritten based on the income producing potential of the property and the financial strength of the borrower. The net operating income must be sufficient to cover the payments related to the outstanding debt. Rent or lease assignments are required in order for us to be assured the cash flow from the project will be used to repay the debt. Appraisals on properties securing multi-family residential loans are performed by independent state licensed fee appraisers approved by the board of directors.
     Loans secured by land and multi-family real estate properties generally involve a greater degree of credit risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. See “—Asset Quality—Non-Performing Loans.”
     Real Estate Construction Lending. As of March 31, 2010, real estate construction loans totaled $13.7 million, or 2.3% of the gross loan portfolio. The real estate construction portfolio consists of both residential and commercial construction loans. Residential construction loans are generally made for the construction of pre-sold builder homes to individual borrowers. As of March 31, 2010, we had $3.3 million in residential construction loans. Residential construction loans are underwritten according to the terms available for permanent financing on the secondary market. Generally, construction loans are limited to a loan to value ratio not to exceed 85% based on the lesser of construction costs or the appraised value of the property upon completion. We also offer construction-to-permanent loans.
     Although we have not originated construction only loans since 2007,construction only loans to builders generally have a term of 12 months with a variable interest rate tied to the prime rate as published in the Wall Street Journal plus a margin ranging from .50% to 1.5% with a loan to value ratio of no more than 85% of the cost of the construction or appraised value of the property, whichever is less. As of March 31, 2010, we had loans to five builders for the construction of pre-sold or speculative one- to four-family residential property and lot inventory that totaled $5.7 million, $2.6 million of which was non-performing. We did not originate construction only loans in the first quarter of 2010 or during 2009 and plan to cease this type of lending in the future.
     Construction-to-permanent loans are structured where one closing occurs for both the construction and the permanent financing. During the construction phase, which can last up to 18 months depending on the nature of the residence being built, a member of the loan servicing staff, the original appraiser, or a fee inspector makes inspections of the site and loan proceeds are disbursed directly to contractors or borrowers in accordance with the loan funding schedule as construction progresses. Borrowers are required to pay interest only during the construction phase with the loan converting to the terms of the amortizing note once the construction is completed. Typically, these loans convert to adjustable rate loans which are held in portfolio.
     Home Equity Lending. We generally originate fixed-term fully amortizing home equity loans. Historically, we originated open-ended interest only home equity lines of credit. Due to continued decline of both real estate values in our market area and the increased risk inherent with second lien real estate financing, we only originate home equity lines of credit on a limited basis. At March 31, 2010, the portfolio totaled $91.6 million, or 15.1%, of the gross loan portfolio, 52.0% of which were home equity loans secured by first mortgages. We generally underwrite one- to four-family home equity loans based on the applicant’s employment and credit history and the appraised value of the subject property. Presently, we will lend up to 80% of the appraised value less any prior liens. In limited circumstances, we may lend up to 90% of the appraised value less any prior liens. This ratio may be reduced in accordance with internal guidelines given the risk and credit profile of the borrower. Properties securing one- to four-family residential mortgage loans are generally appraised by independent fee appraisers approved by the board of directors or the value is determined using a qualified asset valuation model. We require a title search and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements. All home equity loans have a maximum draw period of 10 years with a repayment period of up to 20 years following such draw period depending on the outstanding balance. Currently these loans are retained in our loan portfolio.
     Our home equity lines of credit carry an adjustable interest rate based upon the prime rate of interest and generally have an interest rate floor. As of March 31, 2010, interest only lines of credit totaled $41.5 million, or 45.3% of the total home equity loans, and 10.5% of total residential mortgage loans. In the past, borrowers requesting interest only lines are qualified using 1% of the commitment amount for determining the borrowers’ capacity to repay.
     Consumer Loans. We currently offer a variety of consumer loans primarily manufactured home loans and automobile loans. At March 31, 2010, consumer loans totaled $72.0 million, or 11.8%, of the gross loan portfolio.
     The most significant component of our consumer loan portfolio consists of manufactured home loans. The loans are originated primarily through an on-site financing broker after being underwritten by Atlantic Coast Bank. Loans secured by manufactured homes totaled $39.0 million, or 6.4% of the gross loan portfolio as of March 31, 2010. Manufactured home loans have a fixed rate of interest and may carry terms up to 25 years. Down payments are required, and the amounts are based on several factors, including the borrower’s credit history. Manufactured home loans 60 days or greater delinquent were $744,000 or 1.31% of the manufactured home loan portfolio at March 31, 2010.
     The second most significant component of our consumer loan portfolio consists of automobile loans. The loans are originated primarily through our branch network and are underwritten by Atlantic Coast Bank. Loans secured by automobiles totaled $18.3 million, or 3.0% of the gross loan portfolio as of March 31, 2010. Automobile loans have a fixed rate of interest and may carry terms up to six years. Down payments are required, and the amounts are based on several factors, including the borrower’s credit history. Automobile loans 60 days or greater delinquent were $160,000 or 0.87% of the automobile loan portfolio at March 31, 2010.
     Consumer loans, except for those secured by manufactured homes have shorter terms to maturity and are principally fixed rate, thereby reducing exposure to changes in interest rates, and carry higher rates of interest than do one- to four-family residential mortgage loans. Consumer loans have an inherently greater risk of loss because they are predominantly secured by rapidly depreciable assets, such as automobiles or manufactured homes. In these cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.
     Commercial Business Lending. We also offer commercial business loans which may be secured by assets other than real estate. At March 31, 2010, commercial business loans totaled $17.7 million, or 2.9% of the gross loan portfolio. The purpose of these loans is to provide working capital, inventory financing, or equipment financing. Generally, working capital and inventory loans carry a floating rate of interest based on the prime rate plus a margin and mature annually. Loans to finance equipment generally carry a fixed rate of interest and terms up to seven years. The collateral securing these types of loans is other business assets such as inventory, accounts receivable, and equipment. Commercial business loans generally have higher interest rates than residential mortgage loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of any collateral. We intend to emphasize loans to small businesses as part of our commercial business lending program in the future, including participating in government loan guarantee programs sponsored by the United States Small Business Administration and the Unites States Department of Agriculture.
Loan Originations, Purchases, and Sales
     We originate portfolio loans through our branch network, the internet and our call center. Referrals from current customers, advertisements, real estate brokers, mortgage loan brokers and builders are also important sources of loan originations. While we originate both adjustable-rate loans and fixed-rate loans, origination volume is dependent upon customer loan demand within our market area. Demand is affected by local competition, the real estate market and the interest rate environment.
     Prior to 2008, we occasionally purchased pools of residential loans originated by other banks when organic growth was not sufficient. These loan purchases were made following our underwriting standards such as loan-to-value ratios and borrower credit scores. Similarly, we also participated in commercial real estate loans originated by other banks. These participation loans were subject to our usual underwriting standards as described above to this type of loan. We have not participated in a commercial real estate loan originated by another bank since May 2007.
     Beginning in 2008 and continuing into 2009 and 2010, we began to regularly sell originated, conforming residential loans, both fixed rate and adjustable rate, including the related servicing, to other financial institutions in the secondary market for favorable fees. We expect as part of our new business plan to emphasize a mortgage banking strategy to increase fee income in future periods. Similarly, in the latter part of 2009, we also began a program for warehouse type lending where we financed mortgages originated by third parties and held a lien position for a short duration (usually less than 14 days) while earning interest until a sale is completed to an investor. We expect to continue this practice in the future to increase fee income.
     From time-to-time we may sell residential loans from our portfolio to enhance liquidity or to appropriately manage interest rate risk. Also, beginning in 2009, we have utilized the services of a national loan sale advisor to sell non-performing residential mortgage loans. In the first quarter of 2010 and the year ended December 31, 2009, we sold approximately $866,000 and $3.0 million of non-performing portfolio loans, respectively.

Loan Approval Procedures and Authority
     Individual loan authority ranges from $100,000 to $500,000 with lending authority based on the individual lender’s lending and loan underwriting experience. Loans which exceed an individual lender’s authority may be approved using combined authority with another officer on loan amounts up to and including $1.0 million. Loans exceeding $1.0 million and up to and including $5.0 million must be approved by our loan committee. Loans exceeding $5.0 million must be approved by the board of directors.
Non-Performing and Problem Assets
     When a borrower fails to make a timely payment on a loan, contact is made initially in the form of a reminder letter sent at either 10 or 15 days depending on the term of the loan agreement. If a response is not received within a reasonable period of time, contact by telephone is made in an attempt to determine the reason for the delinquency and to request payment of the delinquent amount in full or to establish an acceptable repayment plan to bring the loan current.
     If the borrower is unable to make or keep payment arrangements, additional collection action is taken in the form of repossession of collateral for secured, non-real estate loans and small claims or legal action for unsecured loans. If the loan is secured by real estate, a letter of intent to foreclose is sent to the borrower when an agreement for an acceptable repayment plan cannot be established or agreed upon. The letter of intent to foreclose allows the borrower up to 30 days to bring the account current. Once the loan becomes delinquent and an acceptable repayment plan has not been established, foreclosure action is initiated on the loan.
     Due to elevated delinquency of one- to four-family residential loans in 2009 and the increasing complexity of workout for these types of loans, we engaged the services of a national third party servicer for certain loans. One- to four-family residential mortgage loans, and any associated home equity loan that becomes 60 days past due, are assigned to the third party servicer for collection. We also assign other one- to four-family residential mortgage loans to the third party servicer irrespective of delinquency status if we feel the loan may have collection risk. At March 31, 2010, the outstanding balance of loans assigned to the third party servicer was $46.9 million. We anticipate the balance of loans assigned to third party servicers will increase in future periods.
     Real estate loans serviced by a third party are subject to the servicing institution’s collection policies. Contractually, the servicing institutions are required to adhere to collection policies no less stringent than our policies. We track each purchased loan individually to ensure full payments are received as scheduled. Each month, servicing institutions are required to provide delinquent loan status reports to our loan operations department. The status reports are included in the month-end delinquent real estate report to management.

     Delinquent Loans. The following table sets forth our loans delinquencies by type, number and amount at the dates indicated. Total loans past due 60 days or more totaled $38.5 million, or 6.23% of total loans at March 31, 2010. Real estate loans 60 days or more past due totaled $29.4 million, or 4.76% of total loans at March 31, 2010. Construction loans 60 days or more past due totaled $5.0 million, or 0.81% of total loans at March 31, 2010. Other loans primarily consisting of home equity, consumer, and commercial non-real estate loans 60 days or more past due totaled $4.1 million, or 0.66% of total loans at March 31, 2010.

	Loans Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in Thousands)

At March 31, 2010
Real estate loans:
One- to four-family	8	$2,006	74	$12,309	82	$14,315
Commercial	—	—	4	3,890	4	3,890
Other(1)	7	1,148	41	10,080	48	11,228
Construction loans:
One- to four-family	—	—	—	—	—	—
Commercial	—	—	1	4,988	1	4,988
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	6	578	28	2,467	34	3,045
Consumer	28	389	52	656	80	1,045
Commercial business	1	15	—	—	1	15

Total loans	50	$4,136	200	$34,390	250	$38,526

At December 31, 2009
Real estate loans:
One- to four-family	16	$2,700	76	$11,288	92	$13,988
Commercial	2	797	2	3,097	4	3,894
Other(1)	8	979	37	9,063	45	10,042
Construction loans:
One- to four-family	—	—	—	—	—	—
Commercial	—	—	1	4,988	1	4,988
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	6	281	29	2,913	35	3,194
Consumer	41	411	67	887	108	1,298
Commercial business	—	—	—	—	—	—

Total loans	73	$5,168	212	$32,236	285	$37,404

At December 31, 2008
Real estate loans:
One- to four-family	10	1,848	36	8,599	46	10,447
Commercial	—	—	4	7,185	4	7,185
Other(1)	1	35	13	1,188	14	1,223
Construction loans:
One- to four-family	—	—	2	258	2	258
Commercial	—	—	2	4,289	2	4,289
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	12	837	16	840	28	1,677
Consumer	34	249	41	387	75	636
Commercial business	—	—	1	170	1	170

Total loans	57	$2,969	115	$22,916	172	$25,885

	Loans Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in Thousands)

At December 31, 2007
Real estate loans:
One- to four-family	11	3,105	11	2,291	22	5,396
Commercial	1	175	2	783	3	958
Other(1)	2	135	5	310	7	445
Construction loans:
One- to four-family	—	—	—	—	—	—
Commercial	1	1,527	1	880	2	2,407
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	3	229	11	774	14	1,003
Consumer	41	272	62	268	103	540
Commercial business	—	—	87	772	87	772

Total loans	59	$5,443	179	$6,078	238	$11,521

At December 31, 2006
Real estate loans:
One- to four-family	3	$421	4	$325	7	$746
Commercial	—	—	2	430	2	430
Other(1)	1	16	1	104	2	120
Construction loans:
One- to four-family	1	196	3	551	4	747
Commercial	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	2	376	2	280	4	656
Consumer	36	203	88	445	124	648
Commercial business	—	—	88	915	88	915

Total loans	43	$1,212	188	$3,050	231	$4,262

At December 31, 2005
Real estate loans:
One- to four-family	3	$241	5	$571	8	$812
Commercial	1	202	4	238	5	440
Other(1)	1	109	—	—	1	109
Construction loans:
One- to four-family	3	661	—	—	3	661
Commercial	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—
Other loans:
Home equity	—	—	1	35	1	35
Consumer	50	216	121	597	171	813
Commercial business	1	156	87	784	88	940

Total loans	59	$1,585	218	$2,225	277	$3,810

(1)	Consists of land and multi-family loans.
     Non-Performing Assets. Non-performing assets consist of non-accrual loans, accruing loans past due 90 days and more, and foreclosed assets. Loans to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days and over past due. Generally, all loans past due 90 days and over are classified as non-accrual. For loans on non-accrual, interest income is not recognized until actually collected. At the time the loan is placed on non-accrual status, interest previously accrued but not collected is reversed and charged against current income. For the three months ended March 31, 2010 and for the year ended December 31, 2009, gross interest income that would have been recorded had our non-accruing loans and troubled debt restructured loans been current in accordance with their original terms was $332,000 and $1.4 million, respectively. Interest income recognized on such loans for the three months ended March 31, 2010 and for the year ended December 31, 2009 was $9,000 and $480,000, respectively. The level of non-performing assets in the previous periods correlate closely with the down turn in the economy, particularly those parts of the economy associated with real estate. We had no loans 90 days or greater delinquent that were still accruing at any of the dates in the following table.

     The following table sets forth the amounts and categories of non-performing assets in our loan portfolio.

	At March 31,	At December 31,
	2010	2009	2008	2007	2006	2005
	(Dollars in Thousands)

Non-accrual loans:
Real estate:
One- to four-family	$10,366	$11,115	$9,542	$2,312	$325	$697
Commercial	2,433	2,638	5,126	280	430	238
Other(1)	9,676	9,638	2,941	1,073	104	109
Construction:
One- to four-family	—	—	86	—	551	—
Commercial	4,988	4,988	3,169	2,407	—	—
Acquisition & development	404	404	1,812	—	—	—
Other:
Home equity	2,467	2,973	1,525	774	280	35
Consumer	656	882	387	221	445	597
Commercial business	—	—	170	772	915	940

Total non-performing loans	$30,990	$32,638	$24,758	$7,839	$3,050	$2,616

Non-accrual troubled debt restructurings:
Real estate:
One- to four-family	$1,943	$1,228	$777	$—	$—	$—
Commercial	1,457	1,257	—	—	—	—
Other(1)	—	—	—	—	—	—
Construction:
One- to four-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—
Other:
Home equity	—	—	—	—	—	—
Consumer	—	27	—	—	—	—
Commercial business	—	—	—	—	—	—

Total non-accrual troubled debt restructurings	3,400	2,512	777	—	—	—

Total non-performing loans	$34,390	$35,150	$25,535	$7,839	$3,050	$2,616

Real estate owned:
Real estate:
One- to four-family	$1,018	$1,000	$513	$325	$247	$310
Commercial	2,386	2,403	1,849	—	39	—
Other(1)	1,619	1,562	10	76	—	—
Construction:
One- to four-family	12	63	960	1,325	—	—
Commercial	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—
Other:
Home equity	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—

Total real estate owned	5,035	5,028	3,332	1,726	286	310

Total non-performing assets	$39,425	$40,178	$28,867	$9,565	$3,336	$2,926

Total troubled debt restructurings	$20,086	$22,660	$8,666	$—	$—	$—

Total accruing troubled debt restructurings	$16,686	$20,148	$7,889	$—	$—	$—

Total impaired loans (including troubled debt restructurings	$38,697	$44,392	$24,872	$17,472	$7,046	$2,004

Ratios:
Non-performing loans to total loans	5.61%	5.64%	3.43%	1.11%	0.48%	0.45%
Non-performing loans to total assets	3.76%	3.85%	2.56%	0.84%	0.36%	0.39%
Non-performing assets to total assets	4.31%	4.44%	2.90%	1.03%	0.40%	0.39%

(1)	Consists of land and multi-family loans.

     Due to the decline in real estate values over the last 12-18 months, we believe it is appropriate and prudent to reduce the carrying balance of non-performing one- to four-family residential loans by the expected loss amount rather than providing a general allowance. Accordingly, as of March 31, 2010, our non-performing one- to four-family residential loans balance was net of $6.4 million of partial charge-offs.
     At March 31, 2010, we had $34.4 million in non-performing loans or 5.61% of total loans. Our largest concentration of non-performing loans at March 31, 2010 was $12.3 million in non-performing one- to four-family residential real estate loans. At March 31, 2010, 12 of the non-performing one- to four-family residential real estate loans were jumbo loans (loan amount exceeds $417,000) totaling $3.9 million.
     Other non-performing real estate loans consisting of land and multi-family real estate loans totaled $9.7 million at March 31, 2010. Land loans made to seven commercial borrowers for the development of residential subdivisions or to purchase single family residential lots for builder inventory comprised $8.5 million of that total. We have established a specific allocation of $925,000 for these loans which are in the process of foreclosure.
     Non-performing commercial real estate construction loans at March 31, 2010 consisted of a $5.0 million loan participation secured by a condominium/hotel project located near Disney World in Orlando. We are not the lead lender in this loan. A specific allowance of $3.3 million has been established for this $5.0 million loan, which is in the process of foreclosure.
     Non-performing commercial real estate loans at March 31, 2010 totaled $3.9 million and consisted primarily of three loans. The first was a $2.7 million loan participation secured by a completed and operating condominium hotel located in Celebration, Florida, near Disney World. We are not the lead lender in this loan. The property is scheduled to transfer to the lead lender in the second quarter of 2010. The other two loans total approximately $800,000 at March 31, 2010 and are secured by completed builder speculative homes.
     The following table shows the geographic location of our non-accrual loans by state as of March 31, 2010.

	Florida	Georgia	Other States	Total
	(Dollars in Thousands)

Non-accrual loans by state:
Real estate loans:
One- to four-family	$9,545	$1,399	$1,365	$12,309
Commercial	3,890	—	—	3,890
Other(1)	9,278	398	—	9,676

Real estate construction loans:
One- to four-family	—	—	—	—
Commercial	4,988	—	—	4,988
Other(1)	404	—	—	404

Other loans:
Home equity	2,187	267	13	2,467
Consumer	41	149	466	646
Commercial	—	—	—	—

Total	$30,333	$2,213	$1,844	$34,390

(1)	Consists of land and multi-family loans.

     Troubled debt restructurings. Troubled debt restructurings increased significantly at year end 2009, as compared to year end 2008, and remain at historically higher levels at March 31, 2010, due to our proactive approach and strategy in modifying one- to four-family residential mortgages when a borrower’s financial circumstances prevented them from performing under the original terms of the loan. Troubled debt restructured loans are reported as performing upon the later of the loan performing according to its modified terms for a period of six consecutive months or until the following calendar year.
     Of the $20.1 million in troubled debt restructurings, $3.4 million are included in non-accrual loans. There were no further commitments to customers whose loans are troubled debt restructurings at March 31, 2010. Any changes or modifications made to loans are carefully reviewed to determine whether they are troubled debt restructurings. Any loan modifications made due to financial difficulties of the borrower where a concession is made are reported as troubled debt restructurings. Any other changes or modifications made for borrowers who are not experiencing financial difficulties are done on an infrequent basis.
     Real Estate Owned and Other Repossessed Assets. Real estate acquired as a result of foreclosure is classified as real estate owned. At the time of foreclosure or repossession, the property is recorded at the lower of its estimated fair value less selling costs or the loan balance, with any write-down charged against the allowance for loan losses. Other repossessed assets are recorded at the lower of the loan balance or fair market value. As of March 31, 2010, we had real estate owned of $5.0 million, and troubled debt restructurings of $20.1 million, a decrease of $2.6 million from $22.7 million as of December 31, 2009.
     Classified Assets. Banking regulations provide for the classification of loans and other assets, such as debt and equity securities considered by us and regulators to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered not collectable and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.
     When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management and approved by the board of directors. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, which may order the establishment of additional general or specific loss allowances.

     The aggregate amount of classified loans at the dates indicated was as follows:

	At March 31,	At December 31,
	2010	2009	2008
	(Dollars in thousands)

Substandard	$42,088	$47,065	$33,248
Doubtful	1,729	1,797	459
Loss	$—	$—	$—

Total	$43,817	$48,862	$33,707

     In connection with the filing of our regulatory reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, management regularly reviews the problem assets in the portfolio to determine whether any assets require classification in accordance with applicable regulations. The total amount of classified assets represented 78.8% of our equity capital and 4.8% of our total assets at March 31, 2010.
     Loans considered doubtful were $1.7 million at March 31, 2010, a decrease of $68,000 from $1.8 million at year end 2009. Loans considered substandard were $42.1 million at March 31, 2010, down from $47.1 million at year end 2009, as there has been some stabilization in general economic conditions, including unemployment and real estate values. Loans are classified as special mention when it is determined a loan relationship should be monitored more closely. Loans are classified as special mention for a variety of reasons including changes in recent borrower financial condition, changes in borrower operations, changes in value of available collateral, concerns regarding changes in economic conditions in a borrower’s industry, and other matters. A loan classified as special mention in many instances may be performing in accordance with the loan terms. Special mention loans were $21.9 million and $19.2 million at March 31, 2010 and December 31, 2009, respectively. The $2.7 million increase was primarily due to the addition of one commercial real estate loan.
     As of March 31, 2010, $34.4 million of classified loans were on non-accrual status, compared with $35.2 million at year end 2009.
     Allowance for Loan Losses. An allowance for loan losses is maintained to reflect probable incurred losses in the loan portfolio. The allowance is based on ongoing assessments of the estimated losses incurred in the loan portfolio and is established as these losses are recognized through a provision for loan losses charged to earnings. Generally, loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Due to declining real estate values in our markets and the deterioration of the United States economy in general, it is increasingly likely that impairment allowances on non-performing collateral dependent loans, particularly one- to four-family residential loans, will not be recoverable and represent a confirmed loss. As a consequence we recognize the charge-off of impairment allowances on non-performing one- to four family residential loans in the period the loan is classified as such. This process accelerates the recognition of charge-offs but has no impact on the impairment evaluation process.
     The reasonableness of the allowance is reviewed and established by management, within the context of applicable accounting and regulatory guidelines, based upon its evaluation of then-existing economic and business conditions affecting our key lending areas. Senior credit officers monitor the conditions discussed above continuously and reviews are conducted quarterly with senior management and the board of directors.
     Management’s methodology for assessing the reasonableness of the allowance consists of several key elements, which include a general loss component by type of loan and specific allowances for identified problem loans. The allowance also incorporates the results of measuring impaired loans.

     The general loss component is calculated by applying loss factors to outstanding loan balances based on the internal risk evaluation of the loans or pools of loans. Changes to the risk evaluations relative to both performing and non-performing loans affect the amount of this component. Loss factors are based on our recent loss experience, current market conditions that may impact real estate values within our primary lending areas, and on other significant factors that, in management’s judgment, may affect the ability to collect loans in the portfolio as of the evaluation date. Other significant factors that exist as of the balance sheet date that may be considered in determining the adequacy of the allowance include credit quality trends (including trends in non-performing loans expected to result from existing conditions), collateral values, geographic foreclosure rates, new and existing home inventories, loan volumes and concentrations, specific industry conditions within portfolio segments and recent charge-off experience in particular segments of the portfolio. The impact of the general loss component on the allowance began increasing during 2008 and has continued to increase during 2009 and into 2010. The increases reflect the deterioration of market conditions, and the increase in the recent loan experience that has resulted from management’s proactive approach to charging off losses on impaired loans.
     Management also evaluates the allowance for loan losses based on a review of certain large balance individual loans. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows management expects to receive on impaired loans that may be susceptible to significant change. For all specifically reviewed loans where it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement, impairment is determined by computing a fair value based on either discounted cash flows using the loan’s initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans, such as individual consumer and residential loans are collectively evaluated for impairment and are excluded from the specific impairment evaluation. For these loans, the allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.

     At March 31, 2010, the allowance for loan losses was $13.3 million or 2.17% of the total loan portfolio and 38.7% of total non-performing loans. Assessing the adequacy of the allowance for loan losses is inherently subjective and requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. In management’s opinion, the allowance for loan losses represents all known and inherent loan losses that are both probable and reasonably estimated as of March 31, 2010.
     The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the
	Three Months Ended
	March 31,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Dollars in Thousands)

Balance at beginning of period	$13,810	$10,598	$10,598	$6,482	$4,705	$4,587	$3,956

Charge-offs:
Real estate loans:
One- to four-family	1,880	561	8,350	3,514	133	107	192
Commercial	115	228	3,822	3,393	—	—	605
Other(1)	518	32	3,605	777	41	—	—
Construction loans:
One- to four-family	—	50	50	336	275	—	—
Commercial	—	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—	—
Other loans:
Home equity	706	836	4,715	1,392	550	14	160
Consumer	437	336	1,408	1,232	1,819	1,094	1,249
Commercial business	698	288	590	345	135	—	120

Total charge-offs	4,354	2,331	22,540	10,989	2,953	1,215	2,326

Recoveries:
Real estate loans:
One- to four-family	54	124	252	25	5	54	40
Commercial	—	—	—	550	893	83	51
Other(1)	1	15	18	45	—	—	—
Construction loans:
One- to four-family	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—
Acquisition & development	—	—	—	—	—	—	—
Other loans:
Home equity	4	109	240	3	71	18	1
Consumer	71	97	351	533	1,145	703	732
Commercial business	—	—	18	1	—	—	12

Total recoveries	130	345	879	1,157	2,114	858	836

Net charge-offs	4,224	1,986	21,661	9,832	839	357	1,490
Provision for loan losses	3,722	5,812	24,873	13,948	2,616	475	2,121

Balance at end of period	$13,308	$14,424	$13,810	$10,598	$6,482	$4,705	$4,587

Ratios:
Net charge-offs to average loans (2)(3)	2.69%	1.07%	3.11%	1.35%	0.13%	0.06%	0.27%
Net charge-offs to average non-performing loans(3)	11.74%	6.45%	60.61%	125.89%	24.71%	11.36%	43.41%
Allowance for loan losses to non-performing loans(3)	38.70%	41.03%	39.29%	41.50%	82.69%	154.21%	175.36%
Allowance as a percent of total loans(2)(3)	2.17%	1.99%	2.22%	1.43%	0.92%	0.73%	0.78%

(1)	Consists of land and multi-family loans.

(2)	Total loans are net of deferred fees and costs and purchase premiums or discounts.

(3)	Ratios at or for the three months ended March 31, 2010 and 2009 are annualized.

     Loan charge-offs in the first quarter of 2010 and the first quarter of 2009 included $1.3 million and $0 of partial charge-offs of non-performing one- to four- family residential loans, there were no partial charge-offs during the first quarter of 2009 as we did not implement this policy until the second quarter of 2010. These loans are expected to be resolved with no additional material loss, absent further declines in the fair value of the collateral, or decision to sell loans as distressed assets.
     Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category (including loans held for sale), and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

			At December 31,
	At March 31, 2010		2009		2008
		Percent of		Percent of		Percent of
		Loans in Each		Loans in Each		Loans in Each
	Allowance for	Category to	Allowance for	Category to	Allowance for	Category to
	Loan Losses	Total Loans	Loan Losses	Total Loans	Loan Losses	Total Loans
	(Dollars in Thousands)

Real estate loans:
One- to four-family	$2,791	49.21%	$3,446	49.28%	$2,805	49.87%
Commercial	763	12.65	575	12.42	1,458	11.31
Other(1)	1,342	5.87	1,305	6.03	1,061	5.90
Construction:
One- to four-family	7	0.49	47	0.67	98	1.21
Commercial	3,315	1.23	3,322	1.29	116	1.46
Acquisition & development	110	0.47	110	0.51	1,737	0.67
Other loans:
Home equity	2,150	14.95	2,240	15.08	2,301	14.46
Consumer	2,585	12.24	2,447	11.86	628	11.72
Commercial business	245	2.89	318	2.86	394	3.40

Total	$13,308	100.00%	$13,810	100.00%	$10,598	100.00%

	At December 31,
	2007		2006		2005
		Percent of		Percent of		Percent of
		Loans in Each		Loans in Each		Loans in Each
	Allowance for	Category to	Allowance for	Category to	Allowance for	Category to
	Loan Losses	Total Loans	Loan Losses	Total Loans	Loan Losses	Total Loans
	(Dollars in Thousands)

Real estate loans:
One- to four-family	$1,609	53.51%	$771	52.14%	$672	55.88%
Commercial	583	10.58	660	9.51	1,041	10.16
Other(1)	883	5.76	212	5.38	117	3.49
Construction:
One- to four-family	399	1.90	323	5.07	185	4.17
Commercial	571	1.58	63	0.45	26	0.44
Acquisition & development	—	0.75	—	0.33	—	—
Other loans:
Home equity	1,295	13.93	745	14.22	497	13.60
Consumer	691	9.16	1,327	9.93	1,581	10.81
Commercial business	451	2.83	604	2.97	468	1.45

Total	$6,482	100.00%	$4,705	100.00%	$4,587	100.00%

(1)	Consists of land and multi-family loans.

Investment Activities
     General. We are required by federal regulations to maintain an amount of liquid assets, such as cash and short-term securities, for the purposes of meeting operational needs. We are also permitted to make certain other securities investments. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided.
     We are authorized to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and government sponsored enterprises, certain certificates of deposit of insured banks and savings institutions, certain bankers’ acceptances, repurchase agreements and federal funds. Subject to various restrictions, federal savings associations may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings association is otherwise authorized to make directly. See “Regulation and Supervision —Atlantic Coast Bank” for a discussion of additional restrictions on Atlantic Coast Bank’s investment activities.
     The board of directors has adopted an investment policy which governs the nature and extent of investment activities, and the responsibilities of management and the board. Investment activities are directed by the Chief Financial Officer and the Treasurer in coordination with our Asset/Liability Committee. Various factors are considered when making decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated short and long term interest rates, the level of interest rates, the trend of new deposit inflows, and the anticipated demand for funds via deposit withdrawals and loan originations and purchases.
     The structure of the investment portfolio is intended to provide liquidity when loan demand is high, assist in maintaining earnings when loan demand is low and maximize earnings while managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk.
     Investment Securities. We invest in investment securities, including United States government sponsored enterprises and state and municipal obligations as part of our asset liability management strategy.
     GAAP requires investments be categorized as “held to maturity,” “trading securities” or “available for sale,” based on management’s intent as to the ultimate disposition of each security. Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. All such securities are classified as available for sale.
     Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.
     In evaluating other-than-temporary impairment, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

     The amount of the other-than-temporary impairment recognized in earnings depends on whether we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the other-than-temporary impairment recognized in earnings is equal to the entire difference between its amortized cost basis and its fair value at the balance sheet date. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the other-than-temporary impairment is separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized as a charge to earnings. The amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the other-than-temporary impairment recognized in earnings becomes the new amortized cost basis of the investment.
     As of March 31, 2010, our security portfolio consisted of 110 securities, 28 of which were in an unrealized loss position. Nearly all unrealized losses are related to debt securities whose underlying collateral is residential mortgages. However, the majority of these securities were issued by government sponsored organizations as discussed below.
     At March 31, 2010, approximately $182.3 million, or 89% of our debt securities were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value was attributable to changes in interest rates and illiquidity, and not credit quality, and because we do not have the intent to sell these securities and it is likely we will not be required to sell the securities before their anticipated recovery, we do not consider these securities to be other-than-temporary impaired at March 31, 2010.
     Under new accounting guidance implemented in the first quarter of 2009 for measuring impairment of available for sale securities, we recorded other-than-temporary impairment charges of $4.5 million in 2009 and $75,000 during the three months ended March 31, 2010. These charges represent credit losses from our investments in non-agency collateralized mortgage obligations, caused by defaults and losses on the underlying mortgages. As of March 31, 2010, we held approximately $21.0 million of non-agency collateralized mortgages. Due to the severe ongoing economic condition there is no assurance that additional losses may not be incurred in the future.

     Investment Securities Portfolio. The following tables set forth the composition of our investment securities portfolio, excluding Federal Home Loan Bank stock at the dates indicated.

			At December 31,
	At March 31, 2010		2009		2008		2007
	Carrying	Percent of	Carrying	Percent of	Carrying	Percent of	Carrying	Percent of
	Value	Total	Value	Total	Value	Total	Value	Total
	(Dollars in Thousands)

Securities available for sale:
U.S. government and agency	$28,082	13.75%	$15,752	8.85%	$14,200	9.63%	$11,510	8.58%
State and municipal	851	0.42	844	0.47	2,513	1.70	8,684	6.47
Mortgage-backed securities	49,660	24.32	38,410	21.59	37,948	25.73	33,282	24.81
U.S. Government collateralized mortgage obligations	104,585	51.21	102,439	57.57	76,076	51.59	62,349	46.49
Other collateralized mortgage obligations	21,039	10.30	20,493	11.52	16,737	11.35	18,308	13.65

Total	$204,217	100.00%	$177,938	100.00%	$147,474	100.00%	$134,133	100.00%

     Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at March 31, 2010 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.

			More than One Year		More than Five Years
	One Year or Less		through Five Years		through Ten Years		More than Ten Years		Total Securities
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized		Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Fair Value	Yield
	(Dollars in Thousands)

Securities available for sale:
U.S. government and agency	$—	—%	$—	—%	$—	—%	$27,998	3.68%	$27,998	$28,082	3.68%
State and municipal	—	—	—	—	—	—	947	4.18	947	851	4.18
Mortgage-backed securities	—	—	1,506	4.00	1,964	5.06	45,071	5.05	48,541	49,660	5.02
U.S. Government collateralized mortgage obligations	—	—	—	—	8,411	5.70	95,051	4.78	103,462	104,585	4.85
Other collateralized mortgage obligations	—	—	—	—	1,200	4.75	19,587	5.24	20,787	21,039	5.21

Total	$—	—%	$1,506	4.00%	$11,575	5.49%	$188,654	4.73%	$201,735	$204,217	4.76%

Sources of Funds
     General. Our sources of funds are deposits, payment of principal and interest on loans, interest earned on or maturation of investment securities, sales of loans and securities, borrowings, and funds provided from operations.
     Deposits. We offer a variety of deposit accounts to consumers with a wide range of interest rates and terms. Deposits consist of time deposit accounts, savings, money market and demand deposit accounts. Our origin as a credit union enables us to enjoy the benefit of long-term deposit customers. Historically, we have paid attractive rates on deposit accounts. We rely primarily on competitive pricing policies, marketing and customer service to attract and retain these deposits. Additionally, we will purchase time deposit accounts from brokers at costs and terms which are comparable to time deposits originated in the branch offices. We had $76.3 million of brokered deposits at March 31, 2010, which was 13.0% of total deposits. Under a memorandum of understanding with the Office of Thrift Supervision entered into in August 2009, Atlantic Coast Bank cannot increase its level of brokered deposits over the amount of $83.9 million without prior approval of the Office of Thrift Supervision and must reduce the level of its brokered deposits to $52.5 million by June 30, 2011.
     The variety of deposit accounts offered has allowed us to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. As customers have become more interest rate conscious, we have become more susceptible to short-term fluctuations in deposit flows. Pricing of deposits are managed to be consistent with overall asset/liability management, liquidity and growth objectives. Management considers numerous factors including: (1) the need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) rates offered by market area competitors for similar deposit products; (3) current cost of funds and yields on assets; and (4) the alternative cost of funds on a wholesale basis, in particular the cost of advances from the Federal Home Loan Bank. Interest rates are reviewed regularly by senior management as a part of its asset-liability management actions. Based on historical experience, management believes our deposits are a relatively stable source of funds. Despite this stability, our ability to attract and maintain these deposits and the rates paid on them has been and will continue to be significantly affected by market conditions.
     The following table sets forth the distribution of deposit accounts, by account type, for the dates indicated.

	For the Three Months Ended
	March 31, 2010			For the year ended December 31, 2009
			Weighted			Weighted
	Average		Average	Average		Average
	Balance	Percent	Rate	Balance	Percent	Rate
	(Dollars in Thousands)

Deposit type:
Non-interest-bearing demand	$35,305	6.15%	—%	$36,974	6.00%	—%
Savings	38,503	6.71	0.56	34,496	5.60	0.38
Interest-bearing demand	78,089	13.60	1.77	75,513	12.26	1.90
Money market demand	125,981	21.95	1.30	140,090	22.75	1.69

Total transactions accounts	277,878	48.41	1.16	287,073	46.61	1.37
Certificates of deposit	296,121	51.59	2.72	328,773	53.39	3.65

Total deposits	$573,999	100.00%	1.96%	$615,846	100.00%	2.59%

	For the year ended December 31
	2008			2007
			Weighted			Weighted
	Average		Average	Average		Average
	Balance	Percent	Rate	Balance	Percent	Rate
	(Dollars in Thousands)

Deposit type:
Non-interest-bearing demand	$38,574	6.41%	—%	$38,441	6.54%	—%
Savings	35,132	5.84	0.38	40,333	6.86	0.39
Interest-bearing demand	58,709	9.76	2.45	50,092	8.52	2.96
Money market demand	132,313	21.99	3.05	155,863	26.51	4.50

Total transactions accounts	264,728	44.00	2.12	284,729	48.44	3.03
Certificates of deposit	336,982	56.00	3.96	303,102	51.56	5.00

Total deposits	$601,710	100.00%	3.43%	$587,831	100.00%	4.04%

     As of March 31, 2010, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $157.9 million. The following table sets forth the maturity of those certificates as of March 31, 2010.

At
March 31, 2010
(In Thousands)

Three months or less	$11,103
Over three months through six months	19,053
Over six months through one year	72,524
Over one year to three years	44,333
Over three years	10,924

Total	$157,937

The following table sets forth time deposits classified by interest rate as of the dates indicated.

	At March 31,	At December 31,
	2010	2009	2008	2007
	(In Thousands)

Interest Rate:
Less than 2.00%	$122,814	$84,666	$223	$427
2.00% - 2.99%	75,650	73,447	3,475	—
3.00% - 3.99%	29,172	25,708	73,028	6,861
4.00% - 4.99%	63,922	82,801	184,122	90,873
5.00% - 5.99%	10,653	13,858	96,664	218,344
6.00% - 6.99%	—	—	1,800	149

Total	$302,211	$280,480	$359,312	$316,654

     The following table sets forth, by interest rate ranges and scheduled maturity, information concerning our certificates of deposit at March 31, 2010.

	At March 31, 2010
	Period to Maturity
	Less Than or	More Than	More Than
	Equal to	One to	Two to	More Than		Percent of
	One Year	Two Years	Three Years	Three Years	Total	Total
	(Dollars in thousands)
Interest Rate Range:
Less than 2.00%	$119,539	$3,275	$—	$—	$122,814	40.64%
2.00% to 2.99%	23,993	38,229	12,774	654	75,650	25.03
3.00% to 3.99%	8,509	5,867	2,459	12,337	29,172	9.65
4.00% to 4.99%	48,280	7,374	1,555	6,713	63,922	21.15
5.00% to 5.99%	2,973	3,466	2,880	1,334	10,653	3.53
6.00% to 6.99%	—	—	—	—	—	—

Total	$203,294	$58,211	$19,668	$21,038	$302,211	100.00%

     FHLB Advances. Although deposits are the primary source of funds, we may utilize borrowings when it is a less costly source of funds, and can be invested at a positive interest rate spread, when additional capacity is required to fund loan demand or when they meet asset/liability management goals. Borrowings have historically consisted primarily of advances from the FHLB of Atlanta; however we also have the ability to borrow from the Federal Reserve Bank of Atlanta.
     Advances from the FHLB of Atlanta may be obtained upon the security of mortgage loans and mortgage-backed securities. These advances may be made pursuant to several different credit programs, each of which has its own interest rate, range of maturities and call features. At March 31, 2010, we had $172.7 million in FHLB advances outstanding.
     The following table sets forth information as to FHLB advances for the periods indicated.

	At or For the Three Months
	Ended March 31,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Balance at end of period	$172,718	$177,623	$182,694	$184,850	$173,000
Average balance outstanding	$174,259	$192,944	$180,316	$191,055	$148,184
Maximum month-end balance	$172,718	$204,858	$204,858	$207,592	$173,000
Weighted average interest rate during the period	3.57%	3.55%	3.75%	3.97%	4.49%
Weighted average interest rate at end of period	3.54%	3.89%	3.45%	4.05%	4.23%
     Securities sold under agreements to repurchase. Securities sold under agreements to repurchase with a carrying value of $92.8 million are secured by mortgage-backed securities as part of a structured transaction with a carrying amount of $118.4 million at March 31, 2010, with maturities beginning in January 2014. Beginning in January 2009, the lender has the option to terminate individual advances in whole the following quarter; there is no termination penalty if terminated by the lender. There have been no early terminations. In the event our regulatory capital ratios fall below well capitalized we may be required to provide additional collateral. In the event our capital ratios fall below adequately capitalized, the counterparty to $77.8 million of the total balance of $92.8 million of our securities sold under agreements to repurchase at March 31, 2010 has the option to call the debt at its fair value. The estimated fair value of these $77.8 million of securities sold under agreements to repurchase at March 31, 2010 was $86.4 million, which would result in an estimated expense of $8.6 million. At maturity or termination, the securities underlying the agreements will be returned to us.

     The following table sets forth information as to securities sold under agreements to repurchase for the periods indicated.

	At or For the Three Months
	Ended March 31,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Balance at end of period	$92,800	$92,800	$92,800	$92,800	$78,500
Average balance outstanding	$92,800	$92,800	$92,800	$89,793	$45,077
Maximum month-end balance	$92,800	$92,800	$92,800	$92,800	$78,500
Weighted average interest rate during the period	4.95%	4.24%	4.57%	4.21%	4.53%
Weighted average interest rate at end of period	5.04%	4.27%	4.80%	4.30%	4.25%
     Other borrowings. Other borrowings were $2.2 million at March 31, 2010 and consisted of borrowings from another financial institution, which are secured by shares of Atlantic Coast Federal Corporation owned by Atlantic Coast Federal, MHC. The entire amount of this loan was contributed to Atlantic Coast Bank as additional contributed capital.
Employees
     At March 31, 2010, we had a total of 161 employees, including 12 part-time employees. Our employees are not represented by any collective bargaining group. The employees are not represented by a collective bargaining unit and we believe we have a good working relationship with our employees.
Legal Proceedings
     As of March 31, 2010, we were not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.
Subsidiary Activities
     At March 31, 2010, Atlantic Coast Federal Corporation did not have any active subsidiaries other than Atlantic Coast Bank. During 2005, Atlantic Coast Bank formed Atlantic Coast Holdings, Inc. as a wholly owned subsidiary for the purpose of managing and investing in certain securities, as well as owning all of the common stock and 85% of the preferred stock of Coastal Properties, Inc. a real estate investment trust. Coastal Properties, Inc. was formed for the purpose of raising capital as well as holding Georgia and Florida first lien residential mortgages originated by Atlantic Coast Bank. Both Atlantic Coast Holdings, Inc. and Coastal Properties, Inc. were dissolved during 2009 as part of a comprehensive revision of our overall business strategy.

Properties
     At March 31, 2010, we had 11 full-service offices, one drive-up facility and a leased office space for the Florida regional center. We own all locations except the regional office in Jacksonville, Florida and the Orange Park branch. The net book value of the investment in premises, equipment and fixtures, excluding computer equipment, undeveloped land, automobiles and construction in process, was approximately $14.1 million at March 31, 2010. The following table provides a list of our main and branch offices.

		Net Book Value
Location	Owned or Leased	March 31, 2010
		(In Thousands)

HOME AND EXECUTIVE OFFICE AND MAIN BRANCH
505 Haines Avenue	Owned	$1,433
Waycross, GA 31501

FLORIDA REGIONAL CENTER
12724 Gran Bay Parkway	Leased	44
Suite 150	Expires April 2012
Jacksonville, FL 32258

BRANCH OFFICES:
Drive-up Facility	Owned	119
400 Haines Avenue Waycross, GA 31501

2110 Memorial Drive	Owned	553
Waycross, GA 31501

1390 South Gaskin Avenue	Owned	404
Douglas, GA 31533

213 Hwy 80 West	Owned	272
Garden City, GA 31408

10328 Deerwood Park Blvd.	Owned	958
Jacksonville, FL 32256

8048 Normandy Blvd.	Owned	1,035
Jacksonville, FL 32221

1567 Kingsley Avenue	Leased	704
Orange Park, FL 32073	Expires January 2018

930 University Avenue, North	Owned	1,011
Jacksonville, FL 32211

1700 South Third Street	Owned	1,478
Jacksonville Beach, FL 32250

1425 Atlantic Blvd.	Owned	3,775
Neptune Beach, FL 32266

2766 Race Track Road	Owned	2,117
Jacksonville, FL 32259
     We use an in-house data processing system, with support provided by Open Solutions, a third-party vendor, to maintain our database of depositor and borrower customer information. In 2006, we extended the data processing contract with Open Solutions for an additional five year term taking the contract to March 2012. The net book value of data processing and computer equipment at March 31, 2010, was approximately $696,000.

SUPERVISION AND REGULATION
General
     Atlantic Coast Bank is examined and supervised by the Office of Thrift Supervision and is subject to examination by the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Atlantic Coast Bank also is a member of and owns stock in the Federal Home Loan Bank of Atlanta, which is one of the twelve regional banks in the Federal Home Loan Bank System. Atlantic Coast Bank is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Atlantic Coast Bank and prepares reports for the consideration of its board of directors on any operating deficiencies. Atlantic Coast Bank’s relationship with its depositors and borrowers is also regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Atlantic Coast Bank’s mortgage documents.
     Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on Atlantic Coast Financial Corporation and Atlantic Coast Bank and their operations.
     As a savings and loan holding company following the conversion, Atlantic Coast Financial Corporation will be required to comply with the rules and regulations of the Office of Thrift Supervision, and will be required to file certain reports with and will be subject to examination by the Office of Thrift Supervision. Atlantic Coast Financial Corporation will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
     Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Atlantic Coast Financial Corporation and Atlantic Coast Bank. The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Atlantic Coast Financial Corporation and Atlantic Coast Bank.
     Memorandum of Understanding. In August 2009, Atlantic Coast Bank entered into a memorandum of understanding with the Office of Thrift Supervision addressing certain areas of our operations. Under the memorandum we are required to (1) utilize a four quarter roll forward budget to address, among other things, capital adequacy, appropriate allowances for loan and lease losses and a liquidity analysis, (2) ensure that book value of our bank owned life insurance does not exceed 25% of our total capital, (3) review and enhance our liquidity policy, (4) develop a written plan to mitigate any risks to our capital and liquidity from our repurchase agreements, (5) reduce our brokered deposits to not more than $52.5 million by June 30, 2011, (6) obtain Office of Thrift Supervision approval for the payment of any dividends, (7) develop a plan to enhance our compliance management program (including Bank Secrecy Act and anti-money laundering programs) and (8) correct all deficiencies and weaknesses identified in our 2009 Report of Examination. We have addressed all the corrective actions mandated in the memorandum and we believe we are in compliance with the requirements of the memorandum.

Proposed Federal Legislation
     Legislation has been introduced in Congress that would implement significant changes to the current bank regulatory structure. The most recent bill passed by the U.S. Senate would eliminate our current primary federal regulator, the Office of Thrift Supervision, and require Atlantic Coast Bank to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Senate bill also provides that the Board of Governors of the Federal Reserve System would be responsible for supervising and regulating savings and loan holding companies like Atlantic Coast Financial Corporation, in addition to bank holding companies which it currently regulates. If the Federal Reserve Board’s current regulations applied to savings and loan holding companies like Atlantic Coast Financial Corporation, Atlantic Coast Financial Corporation would become subject to bank holding company capital requirements to which it is not currently subject. These capital requirements are substantially similar to the capital requirements currently applicable to Atlantic Coast Bank, as described in “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.” The Senate bill also requires the bank regulators to set minimum capital levels for holding companies that are as strong as those required for the insured depository subsidiaries, but the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. This would effectively eliminate the ability of bank holding companies to include trust preferred securities or subordinated debt as Tier 1 capital.
     The proposed legislation would also create a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau would have broad rule-making authority for a wide range of consumer protection laws that would apply to all banks and savings institutions such as Atlantic Coast Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau would have examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Under the Senate bill, banks and savings institutions with $10 billion or less in assets would be examined by their applicable bank regulators. The new legislation would also weaken the federal preemption available for national banks and federal savings associations, and would give state attorneys general the ability to enforce applicable consumer laws.
     The proposed legislation would also broaden the base for Federal Deposit Insurance Corporation insurance assessments to be based on the average consolidated total assets less tangible equity capital of a financial institution, and restrict bank proprietary trading in securities. Lastly, the proposed legislation would increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation, and allow stockholders to nominate their own candidates using a company’s proxy ballots. Public companies would also be required to adopt majority voting for the election of directors, and the Federal Reserve Board would be directed to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.
Federal Banking Regulation
     Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Atlantic Coast Bank may invest in mortgage loans secured by residential and nonresidential real estate, commercial business loans and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Atlantic Coast Bank also may establish subsidiaries that may engage in activities not otherwise permissible for Atlantic Coast Bank, including real estate investment and securities and insurance brokerage.

     Capital Requirements. Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.
     The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse to the savings bank. Atlantic Coast Bank does not typically engage in asset sales.
     At March 31, 2010, Atlantic Coast Bank’s capital exceeded all applicable requirements.
     Loans-to-One Borrower. Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of March 31, 2010, Atlantic Coast Bank was in compliance with the loans-to-one borrower limitations.
     Qualified Thrift Lender Test. As a federal savings bank, Atlantic Coast Bank must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Atlantic Coast Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12 months. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.
     “Qualified thrift investments” include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. “Qualified thrift investments” also include 100% of an institution’s credit card loans, education loans and small business loans. Atlantic Coast Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.
     A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At March 31, 2010, Atlantic Coast Bank held 91.7% of its “portfolio assets” in “qualified thrift investments,” and satisfied this test.
     Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings bank must file an application for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

•	the savings bank would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

•	the savings bank is not eligible for expedited treatment of its filings.
     Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.
     The Office of Thrift Supervision may disapprove a notice or application if:
•	the savings bank would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.
     In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution, if after making such distribution the institution would be undercapitalized.
     Liquidity. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.
     Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Atlantic Coast Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.
     Transactions with Related Parties. A federal savings bank’s authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Atlantic Coast Bank. Atlantic Coast Financial Corporation will be an affiliate of Atlantic Coast Bank. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings banks to maintain detailed records of all transactions with affiliates.
     Atlantic Coast Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Atlantic Coast Bank’s capital. In addition, extensions of credit in excess of certain limits must be approved by Atlantic Coast Bank’s board of directors.
     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.
     Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

     Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the savings bank’s capital:
•	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

•	adequately capitalized (at least 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital and 8% total risk-based capital);

•	undercapitalized (less than 4% leverage capital (3% for savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital or 3% leverage capital);

•	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); or

•	critically undercapitalized (less than 2% tangible capital).
     Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank. Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of a savings bank’s assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.
     At March 31, 2010, Atlantic Coast Bank met the criteria for being considered “well-capitalized.”
     Insurance of Deposit Accounts. In October 2008, deposit insurance by the Federal Deposit Insurance Corporation was increased to a maximum of $250,000 per depositor. On January 1, 2014, the maximum insurance amount will return to $100,000 per depositor for all deposit accounts except certain retirement accounts, which will remain at $250,000 per depositor. In addition, under the Federal Deposit Insurance Corporation’s Transaction Account Guarantee Program, most of our non-interest-bearing transaction accounts are guaranteed regardless of amount until June 30, 2010.

     Pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”), the Federal Deposit Insurance Corporation is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. As of June 30, 2008, the reserve ratio had decreased to 1.01% as a result of bank failures. As part of a plan to restore the reserve ratio to 1.15%, the Federal Deposit Insurance Corporation imposed a special assessment equal to five basis points of assets less Tier 1 capital as of June 30, 2009, which was payable on September 30, 2009. In addition, the Federal Deposit Insurance Corporation has increased its quarterly deposit insurance assessment rates and amended the method by which rates are calculated. Beginning in the second quarter of 2009, institutions are assigned an initial base assessment rate ranging from 12 to 45 basis points of deposits depending on risk category. The initial base assessment is then adjusted based upon the level of unsecured debt, secured liabilities, and brokered deposits to establish a total base assessment rate ranging from seven to 77.5 basis points.
     On November 12, 2009, the Federal Deposit Insurance Corporation approved a final rule requiring insured depository institutions to prepay on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012. Estimated assessments for the fourth quarter of 2009 and for all of 2010 are based upon the assessment rate in effect on September 30, 2009, with three basis points added for the 2011 and 2012 assessment rates. In addition, a 5% annual growth in the assessment base is assumed. Prepaid assessments are to be applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future. Any unused prepayments will be returned to the institution on June 30, 2013. On December 30, 2009, we prepaid $6.1 million in estimated assessment fees for the fourth quarter of 2009 through 2012. Because the prepaid assessments represent the prepayment of future expense, they do not affect our regulatory capital (the prepaid asset will have a risk-weighting of 0%) or tax obligations.
     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.
     In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended March 31, 2010, the annualized FICO assessment was equal to 1.04 basis points for each $100 in domestic deposits maintained at an institution.
     Temporary Liquidity Guarantee Program. The Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation extended this component of the program to cover debt issued through October 31, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on Federal Deposit Insurance Corporation-guaranteed debt instruments upon the uncured failure of the participating entity to make timely payments of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until December 31, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions are required to pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. We opted not to participate in this part of the Temporary Liquidity Guarantee Program.

     The other component of the Temporary Liquidity Guarantee Program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until June 30, 2010. Through December 31, 2009, an annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed $250,000 was assessed to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. Beginning January 1, 2010, the fees are based on the institution’s risk category rating assigned with respect to regular Federal Deposit Insurance Corporation assessments. Institutions in Risk Category I (generally well-capitalized institutions with composite CAMELS 1 or 2 ratings) pay an annualized assessment rate of 15 basis points. Institutions in Risk Category II (generally adequately capitalized institutions with composite CAMELS 3 or better) pay an annualized assessment rate of 20 basis points. Institutions in Risk Category III or IV (generally under capitalized or composite CAMELS 4 or 5) pay an annualized assessment rate of 25 basis points. We opted to participate in this component of the Temporary Liquidity Guarantee Program. On April 13, 2010, the Federal Deposit Insurance Corporation announced its intention to extend the program again until December 31, 2010 and retaining the discretion to further extend the program until December 31, 2011. Institutions must elect to opt out of the extension before it takes effect on July 1, 2010. The assessment rate remains the same from the prior extension. We anticipate opting into the extension.
     U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008 provides the Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs resulting from the legislation is the Troubled Asset Relief Program—Capital Purchase Program, which provides direct equity investment by the U.S. Treasury Department in perpetual preferred stock or similar securities of qualified financial institutions. This program is voluntary (subject to regulatory approval) and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends. We opted not to participate in this program.
     Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.
     Federal Home Loan Bank System. Atlantic Coast Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Atlanta, Atlantic Coast Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of March 31, 2010, Atlantic Coast Bank was in compliance with this requirement.
Federal Reserve System
     Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At March 31, 2010, Atlantic Coast Bank was in compliance with these reserve requirements.

Other Regulations
     Interest and other charges collected or contracted for by Atlantic Coast Bank are subject to state usury laws and federal laws concerning interest rates. Atlantic Coast Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:
•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;
•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.
     The operations of Atlantic Coast Bank also are subject to the:
•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.
Holding Company Regulation
     Upon completion of the conversion, Atlantic Coast Financial Corporation will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision will have enforcement authority over Atlantic Coast Financial Corporation and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Atlantic Coast Bank.
     Atlantic Coast Financial Corporation’s activities are limited to those activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.
     Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.
Federal Securities Laws
     Atlantic Coast Financial Corporation common stock will be registered with the Securities and Exchange Commission after the conversion offering. Atlantic Coast Financial Corporation will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
     The registration under the Securities Act of 1933 of shares of common stock issued in Atlantic Coast Financial Corporation’s public offerings does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Atlantic Coast Financial Corporation may be resold without registration. Shares purchased by an affiliate of Atlantic Coast Financial Corporation will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Atlantic Coast Financial Corporation meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Atlantic Coast Financial Corporation that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Atlantic Coast Financial Corporation, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Atlantic Coast Financial Corporation may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002
     The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We have existing policies, procedures and systems designed to comply with these regulations, and we are further enhancing and documenting such policies, procedures and systems to ensure continued compliance with these regulations.
TAXATION
Federal Taxation
     General. Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Atlantic Coast Financial Corporation are, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Atlantic Coast Federal Corporation, Atlantic Coast Financial Corporation or Atlantic Coast Bank.
     Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation and Atlantic Coast Bank are not currently under audit with respect to their federal income tax returns and their federal income tax returns have not been audited for the past five years.
     Method of Accounting. For federal income tax purposes, Atlantic Coast Federal Corporation currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.
     Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses generally can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Atlantic Coast Federal Corporation and Atlantic Coast Bank have been subject to the AMT and have $71,000 available as credits for carryover.
     Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years. At March 31, 2010, Atlantic Coast Federal Corporation and Atlantic Coast Bank have $18.7 million in net operating loss carryforwards for federal income tax purposes which begins to expire in 2027. See “Risk Factors—We may not be able to realize our deferred tax asset.”

     Corporate Dividends-Received Deduction. Atlantic Coast Federal Corporation (and Atlantic Coast Financial Corporation) may exclude from its federal taxable income 100% of dividends received from Atlantic Coast Bank as a wholly owned subsidiary.
State Taxation
     Net Operating Loss Carryovers. A corporation may carry back Georgia net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years; however, net operating losses in Florida may only be carried forward for 20 taxable years. Through March 31, 2010, Atlantic Coast Federal Corporation and Atlantic Coast Bank had a Florida and Georgia net operating loss carryforward of $41.0 million which begins to expire in 2026.
     Income Taxation. Atlantic Coast Federal Corporation and Atlantic Coast Bank are subject to Georgia corporate income tax which is assessed at the rate of 6.00%. Atlantic Coast Financial Corporation and Atlantic Coast Bank are subject to Florida corporate income tax which is assessed at the rate of 5.50%. For both states, taxable income generally means federal taxable income subject to certain modifications provided for in the applicable state statutes.
     Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation and Atlantic Coast Bank are not currently under audit with respect to their state income tax returns and their state income tax returns have not been audited for the past five years.
     As a Maryland business corporation, Atlantic Coast Financial Corporation is required to file annual returns and pay annual fees to the State of Maryland.
MANAGEMENT
Shared Management Structure
     The directors of Atlantic Coast Financial Corporation are the same persons who are the directors of Atlantic Coast Bank with the exception of Jay S. Sidhu. In addition, each executive officer of Atlantic Coast Financial Corporation with the exception of Jay S. Sidhu is also an executive officer of Atlantic Coast Bank. We expect that Atlantic Coast Financial Corporation and Atlantic Coast Bank will continue to have certain common executive officers until there is a business reason to establish separate management structures.
Executive Officers of Atlantic Coast Financial Corporation and Atlantic Coast Bank
     The following table sets forth information regarding the executive officers of Atlantic Coast Financial Corporation and Atlantic Coast Bank. Age information is as of March 31, 2010. The executive officers of Atlantic Coast Financial Corporation and Atlantic Coast Bank are elected annually.

Name	Age	Position
Jay S. Sidhu(1)	58	Executive Chairman of the Board
Robert J. Larison, Jr.(2)	53	President and Chief Executive Officer
Carl W. Insel(3)	46	Executive Vice President Commercial/Retail Sales
Thomas B. Wagers, Sr.(2)	52	Senior Vice President and Chief Financial Officer
Phillip S. Buddenbohm(3)	39	Senior Vice President and Chief Risk Officer
Philip S. Hubacher(3)	52	Treasurer

(1)	Executive officer of Atlantic Coast Financial Corporation only.

(2)	Executive officer of Atlantic Coast Financial Corporation and Atlantic Coast Bank.

(3)	Executive officer of Atlantic Coast Bank only.

Directors of Atlantic Coast Financial Corporation and Atlantic Coast Bank
     Atlantic Coast Financial Corporation has nine directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Atlantic Coast Bank will be elected by Atlantic Coast Financial Corporation as its sole stockholder. The following table states our directors’ names, their ages as of March 31, 2010, the years when they began serving as directors of Atlantic Coast Bank or Atlantic Coast Federal Corporation and when their current term expires.

	Position(s) Held With
	Atlantic Coast Federal		Director	Current Term
Name (1)	Corporation	Age	Since	Expires
Jay S. Sidhu	Executive Chairman of the Board	58	2010	2011
Robert J. Larison, Jr.	President and CEO	53	2003	2011
Charles E. Martin, Jr.	Lead Independent Director	63	1982	2013
Forest W. Sweat, Jr.	Director	52	2001	2013
Thomas F. Beeckler	Director	63	2005	2013
Frederick D. Franklin, Jr.	Director	54	2005	2012
Robert J. Smith	Director	49	2003	2012
H. Dennis Woods	Director	64	1987	2012
W. Eric Palmer	Director	47	2005	2011

(1)	The mailing address for each person listed is 505 Haines Avenue, Waycross, Georgia 31501. Each of the persons listed as a director, with the exception of Jay S. Sidhu, is also a director of Atlantic Coast Federal, MHC and Atlantic Coast Bank.
Board Independence
     The board of directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The board of directors has determined that each of our directors is “independent” within the meaning of the NASDAQ corporate governance listing standards with the exception of Mr. Larison who is our President and Chief Executive Officer and Mr. Sidhu who is our executive Chairman of the Board. The board of directors has adopted a policy that the independent directors of the board shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.
     In determining the independence of the non-executive directors, the board of directors reviewed the following transactions: (1) legal fees of $175,000 paid to the law firm of Rogers Towers P.A., of which Mr. Franklin is a partner, and (2) grants given to the Jacksonville Children’s Christmas Party, an organization with which Mr. Palmer serves as a director; which amounted to approximately $5,000.
The Business Background of Our Directors and Executive Officers
     The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Governance/Nominating Committee and the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
Directors
     Charles E. Martin, Jr. Mr. Martin serves as the lead independent director of Atlantic Coast Federal Corporation and served as Chairman of the Board from May 2004 to May 2010. Mr. Martin also serves as Chairman of the Board of Atlantic Coast Bank. Mr. Martin is a retired employee of CSX Transportation, Inc., Waycross, Georgia, where he worked as a machinist for over 20 years. Mr. Martin has served as a director of Atlantic Coast Bank and its predecessor, Atlantic Coast Federal Credit Union, since 1982. In his role as director of Atlantic Coast Federal Credit Union, Mr. Martin headed the credit committee after obtaining credit certification under a program offered by Florida State University. Mr. Martin has used his knowledge and experience to provide input on the development of credit policies and procedures as well as being an advisor to Atlantic Coast Bank management in loan decisions and problem loan situations. Prior to 2005, Mr. Martin was a long-time resident of Waycross, Georgia. This provides Mr. Martin access to many community leaders and organizations, which provides Atlantic Coast Federal Corporation business development and growth opportunities.
     Forrest W. Sweat, Jr. Mr. Sweat is a partner in the law firm of Walker & Sweat, Waycross, Georgia. He has practiced law since 1982. Mr. Sweat specializes in providing legal counsel in real estate acquisition, lending and related matters. A large part of Atlantic Coast Bank’s lending program involves residential and commercial lending. Mr. Sweat was originally nominated to serve as a director due to his experience in this area, and he was re-nominated to serve again to provide the benefit of his expertise to Atlantic Coast Bank and the board of directors as a member with management on the loan and Community Reinvestment Act (“CRA”) committees.
     Thomas F. Beeckler. Mr. Beeckler is the owner, president and chief executive officer of the Beeckler Company, Jacksonville, Florida, a real estate development firm. Mr. Beeckler founded the company in 1990. Mr. Beeckler was originally nominated and re-nominated again this year as a director due to his real estate development experience, which contributes to Atlantic Coast Bank’s evaluation of real estate lending opportunities in Florida as member of the loan committee. Mr. Beeckler’s experience in acquisition and development of real estate is also used to assist the board of directors in the negotiation for acquisition of property for branches and other business office space.
     Jay S. Sidhu. Mr. Sidhu was appointed as the Executive Chairman of the Board in May 2010. Mr. Sidhu is Chairman and Chief Executive Officer of New Century Bank, headquartered in Phoenixville, Pennsylvania, where he has served since June 2009. Mr. Sidhu also is the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a financial services consulting company. Previously, Mr. Sidhu served as Chairman and Chief Executive Officer of the Philadelphia-based Sovereign Bank, where he was employed from 1986 until 2006. Under his leadership, Sovereign Bank grew from a small thrift with less than $1 billion in assets to a nearly $90 billion institution, with a branch network of 800 locations serving customers from Maryland to New Hampshire. Mr. Sidhu was nominated to the board of directors due to his extensive experience in the financial services industry, as well as his capital markets background. Mr. Sidhu is also very experienced in public company operations and management, and is expected to contribute meaningfully to the board’s work in evaluating strategic opportunities, and offering guidance with respect to credit management.
     Frederick D. Franklin, Jr. Mr. Franklin has been a partner in the law firm of Rogers Towers, P.A., Jacksonville, Florida since January 2004. He currently serves as the Chairman of the firm’s litigation department. From 1997 to 2004, he was a partner in the law firm of Holland & Knight, Jacksonville, Florida. His legal experience also includes service as the General Counsel for the City of Jacksonville and its independent authorities. Mr. Franklin specializes in complex commercial litigation and has more than 20 years experience representing banks and federal banking agencies in loan workouts, commercial foreclosures and lender liability actions. His extensive experience as an attorney provides guidance to the board of directors in a number of areas, including litigation, contract negotiation and risk management.

     Robert J. Smith. Mr. Smith, a certified public accountant in the State of Florida, is currently employed by the Cypress Insurance Group in Jacksonville, Florida, as Executive Vice President, Finance and Non-Insurance Operations. From January 2001 through June 2008, he served as a senior mortgage banking executive with PHH Mortgage (NYSE:PHH) in Jacksonville, Florida, except for the period from April 2002 to July 2003, during which he was employed by Basis 100, a technology company which served the mortgage banking industry. Prior to his employment with PHH Mortgage in 2001, he was a Senior Vice President of Merrill Lynch Credit Corporation (NYSE:BAC), Jacksonville, Florida, for over nine years and, prior to that, was a Senior Manager for Deloitte & Touche LLP, where he was recognized as a National Industry Specialist in the savings and loan and real estate industries. Mr. Smith was originally nominated as a director because of his breadth of accounting expertise and experience in the mortgage finance and capital markets. Mr. Smith’s expertise also qualifies him as a financial expert, which was the basis of his selection as chairman of the audit committee.
     H. Dennis Woods. Mr. Woods is a retired employee of CSX Transportation, Inc., Waycross, Georgia, where he worked from 1964 until 2005. He most previously served as the business manager of the company’s warehouse in Waycross, Georgia. Mr. Woods has served as a director of Atlantic Coast Bank and its predecessor, Atlantic Coast Federal Credit Union, since 1987. For the years 1977 to 1986 Mr. Woods also served as a member of Atlantic Coast Federal Credit Union’s supervisory committee where, through his interaction with regulators and outside accountants, Mr. Woods developed knowledge and skills that enable him to serve on Atlantic Coast Bank’s audit committee. Mr. Wood’s long-standing service and knowledge of Atlantic Coast Federal Corporation’s operations has provided valuable insight and direction into the development of Atlantic Coast Bank’s corporate governance practices. Further, as a long-time resident in Waycross, Georgia, where Atlantic Coast Bank has its largest market share, Mr. Woods offers important insight in to financial service needs regarding products and services.
     Robert J. Larison, Jr. Mr. Larison has served as our president and chief executive officer since our organization in 2003 and Atlantic Coast Bank and Atlantic Coast Federal Credit Union since 1983. Mr. Larison’s financial institutions industry experience and his long service to Atlantic Coast Bank provides the board with the expertise of a seasoned financial services executive.
     W. Eric Palmer. Mr. Palmer is employed by the Mayo Clinic, Jacksonville, Florida, where he serves as a Section head of patient financial services. Prior to serving as section head, Mr. Palmer served as a section manager of accounts receivable at the Mayo Clinic for four years. Mr. Palmer is active in a number of Jacksonville area civic organizations, which provide an opportunity for the community to learn more about Atlantic Coast Bank and its products and services. Mr. Palmer was associated with Atlantic Coast Federal Credit Union as a director of its credit union service organization and its community advisory board. In those roles, Mr. Palmer interfaced with members and member organizations along with helping identify business development opportunities. Mr. Palmer was originally nominated as a director in order to use his previous experience and familiarity with Atlantic Coast Federal Credit Union members to assist management in the transition from a credit union business to a publicly traded federal thrift. The knowledge and insight Mr. Palmer’s acquires about our Florida markets through his involvement in Jacksonville civic organizations is used by Atlantic Coast Bank to design products and develop marketing plans.
Executive Officers Who are Not Directors
     Carl W. Insel. Mr. Insel has served as executive vice president — commercial/retail sales since May 2009. He previously served as executive vice president — commercial lending beginning in September 2007 and served as market president of Florida from December 2006 until September 2007. Prior to that Mr. Insel served as executive vice president beginning in October 2004. Mr. Insel previously served as senior vice president for retail banking at the National Bank of Commerce, Atlanta, Georgia, where he worked from 1996 to September 2004.
     Thomas B. Wagers, Sr. Mr. Wagers has served as chief financial officer since May, 2009. He previously served as chief operating officer of Atlantic Coast Bank beginning in December, 2006 and as vice president of finance, beginning in June 2004. Mr. Wagers has over 18 years of banking experience including 12 years in various senior internal audit and finance positions with Barnett Banks, Inc. from 1985 until 1997. Mr. Wagers is a Certified Public Accountant in Florida and, upon graduating with a B.S. degree in accounting from East Tennessee State University in 1979, worked for the national public accounting firm of Coopers and Lybrand leaving as audit manager to join Barnett Banks, Inc. in 1985. Prior to joining Atlantic Coast Bank, Mr. Wagers was an independent accounting consultant from August 2002 until May 2004 after working in the food distribution business from 1998 until 2002.
     Phillip S. Buddenbohm. Mr. Buddenbohm has served as senior vice president-chief risk officer since September 2007. He previously served as senior vice president of credit administration from March 2005 until September 2007. Formerly a first vice president in the Consumer Services Division of National Commerce Financial Corporation in Memphis, Tennessee, he has 14 years of experience in lending, credit administration and branch services.
     Philip S. Hubacher. Mr. Hubacher has served as treasurer of Atlantic Coast Bank since 1988. He is a lieutenant colonel in the United States Air Force Reserve.
Meetings and Committees of the Board of Directors
     Our business is conducted at regular and special meetings of the full board of directors and its standing committees. The standing committees consist of the executive, audit, compensation and governance/nominating committees. During the fiscal year ended December 31, 2009, the board of directors met at 12 regular meetings and ten special meetings. No director attended fewer than 75% in the aggregate of the total number of board meetings held and the total number of committee meetings on which he served during fiscal 2009.
     Executive Committee. The executive committee consists of directors Martin, who serves as chairman, Beeckler and Sweat. The executive committee meets as needed. The executive committee is generally authorized to act on behalf of the full board of directors when certain business matters require prompt action. The executive committee met one time during the fiscal year ended December 31, 2009.
     Audit Committee. The audit committee consists of directors Smith, who serves as chairman, Woods and Palmer. The audit committee assists the board of directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and the financial reporting processes; the systems of internal control over financial reporting; compliance with legal and regulatory requirements; the performance of our internal audit function; and our relationship with our independent registered public accounting firm. The committee hires, and reviews the reports prepared by, the registered public accounting firm and reviews substantially all of our periodic public financial disclosures. The committee is empowered to investigate any matter, with full access to all necessary books, records, facilities and personnel of the company, and has the authority to retain at our expense legal, accounting or other advisors, consultants or experts, as it deems appropriate. Each member of the audit committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Rule 10A-3 of the Securities Exchange Act of 1934. The board of directors has determined that director Smith qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Our board of directors has adopted a written charter for the audit committee. The audit committee met nine times during the fiscal year ended December 31, 2009.

     Compensation Committee. The compensation committee is responsible for recommending to the full board of directors the compensation of the chief executive officer and senior management, reviewing and administering overall compensation policy, including setting performance measures and goals, approving benefit programs, establishing compensation of the board of directors and other matters of personnel policy and practice and coordinating such actions with the benefits committee of Atlantic Coast Bank. The compensation committee is composed of directors Martin, who serves as chairman, Smith and Woods. Each member of the compensation committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The board of directors has adopted a written charter for the compensation committee. The compensation committee met seven times during the year ended December 31, 2009.
     The role of the compensation committee is to review annually the compensation levels of the executive officers and recommend compensation changes to the board of directors. The compensation committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable us to attract, motivate and retain talented executive officers who are capable of achieving our growth strategy and enhancing long-term stockholder value. The compensation committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Atlantic Coast Federal Corporation. The key elements of our compensation program for executives are: base salary, annual incentive compensation and stock based award compensation.
     Governance/Nominating Committee. The governance/nominating committee currently consists of directors Palmer and Woods, with director Palmer serving as chairman. Each member of the governance/nominating committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The board of directors has adopted a written charter for the governance/nominating committee. The governance/nominating committee met once during the year ended December 31, 2009.
Code of Ethics
     Atlantic Coast Federal Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Atlantic Coast Federal Corporation, including Atlantic Coast Federal Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation
     Summary Compensation Table. The following table sets forth for the years ended December 31, 2009 and 2008 certain information as to the total remuneration paid to Mr. Larison, who serves as President and Chief Executive Officer, and the two other most highly compensated executive officers of Atlantic Coast Federal Corporation and its subsidiaries. Each of the individuals listed in the table below is referred to as a named executive officer.

Summary Compensation Table
					Nonqualified
				Non-equity	deferred
				incentive plan	compensation	All other
Name and Principal		Salary	Bonus	compensation	earnings	compensation	Total
Position	Year	($)	($)	($)	($)	($) (1)	($)

Robert J. Larison, Jr.	2009	225,000	—	—	—	82,418	307,418
President and Chief	2008	237,500	—	—	—	109,189	346,689
Executive Officer

Thomas B. Wagers, Sr.	2009	178,217	—	—	—	17,218	195,435
Chief Financial Officer	2008	178,822	—	—	—	45,084	223,906

Carl W. Insel	2009	174,432	—	—	—	37,137	211,569
EVP-Commercial/Retail	2008	174,432	—	—	—	67,791	242,223
Sales

(1)	The amounts in this column reflect the various benefits and payments received by the applicable named executive officer. A break-down of the various elements of compensation in this column is set forth in the table provided below for the year ended December 31, 2009.

				Insurance
		Tax		Premiums	RRP	ESOP
	Perquisites	Gross-Ups	Contributions	Paid	Dividends	Allocation	Total
Name	($)(1)	($)	to 401(k) Plan ($)	($)(2)	($)(3)	($)	($)

Robert J. Larison, Jr.	50,625	4,104	1,454	20,599	248	5,388	82,418
Thomas B. Wagers, Sr.	10,495	327	1,028	—	223	5,145	17,218
Carl W. Insel	10,774	226	591	19,995	163	5,388	37,137

(1)	Perquisites for Messrs. Larison, Insel and Wagers included reimbursement for country club membership and an automobile allowance. Mr. Larison’s perquisites also included an IRA contribution and a per diem payment for maintaining dual households in Waycross, Georgia and Jacksonville, Florida which totaled $31,259. No other individual perquisite exceeded $25,000.

(2)	Represents cost of the insurance premiums paid by Atlantic Coast Bank on behalf of Messrs. Larison and Insel in accordance with their endorsement life insurance agreements as described in more detail below.

(3)	Represents dividends on unvested restricted stock awards granted under the 2005 Recognition and Retention Plan.
Employment Agreements
     Employment Agreement with Mr. Larison. Atlantic Coast Bank entered into an employment agreement with Mr. Larison for a term of three years, effective May 12, 2010. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Atlantic Coast Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Larison at least 30 days, but not more than 60 days, prior to such date. The agreement currently provides for a base salary of $250,000. Notwithstanding the agreement, Mr. Larison elected to take a reduction in the actual salary paid to him to a $225,000 annual rate. In addition to the base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans including (i) Atlantic Coast Bank’s payment of premiums on a life insurance policy for Mr. Larison, (ii) the right to receive a $5,000 per year contribution from Atlantic Coast Bank to Mr. Larison’s individual retirement account; (iii) reimbursement of out-of-pocket expenses up to $2,500 for Mr. Larison’s health insurance; (iv) a car allowance of $750 per month; and (v) reimbursement up to $5,000 for Mr. Larison’s membership in a country club of his choosing.
     Certain events resulting in Mr. Larison’s termination or resignation (“event of termination”) will entitle him to payments of severance benefits following termination of employment, including in connection with a change in control of Atlantic Coast Federal Corporation or Atlantic Coast Bank. Mr. Larison will be entitled to severance benefits under the agreement in the event (i) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (ii) he resigns during the term of the agreement within two years after any of the following events: (A) the failure to elect or reelect or to appoint or reappoint him to his executive positions, or a material change in his functions, duties or responsibilities, which change would cause his position to become of lesser responsibility, importance or scope of authority, (B) a relocation of his principal place of employment by more than 50 miles from either Waycross, Georgia or Jacksonville, Florida, (C) a material reduction in his salary or benefits other than as part of an employee wide reduction, or (D) a material breach of the agreement by Atlantic Coast Bank, which would entitle him to an immediate cash lump sum severance payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, Mr. Larison would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the early of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.
     Notwithstanding any provision to the contrary in the agreement, in the event any severance payments that are made in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Federal Corporation constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code, the severance benefits under the agreement will be reduced accordingly to avoid excise taxes.
     Employment Agreements with Messrs. Wagers and Insel. In addition, Atlantic Coast Bank entered into employment agreements with Messrs. Wagers and Insel for a term of three years effective May 12, 2010. At least 60 days prior to the anniversary date of each agreement, the disinterested members of the board of directors of Atlantic Coast Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of each agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date. Each agreement provides for a base salary of $178,000 and $175,000 for Messrs. Wagers and Insel, respectively. In addition to base salary, each agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans applicable to executive employees.
     Certain events resulting in the executive’s termination or resignation (“event of termination”), similar to those specified for Mr. Larison (except that the executive’s relocation protection is limited to Jacksonville, Florida), including in connection with a change in control of Atlantic Coast Federal Corporation or Atlantic Coast Bank, will entitle the executive to a lump sum payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, the executive would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the early of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.

     Notwithstanding any provision to the contrary in each agreement, in the event any severance benefits that are provided to the executive in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Federal Corporation constitute an excess parachute payment subject to excise taxes, the severance benefits under each agreement will be reduced accordingly to avoid excise taxes.
     Employment Agreement with Mr. Sidhu. Atlantic Coast Federal Corporation plans to enter into an employment agreement with Mr. Sidhu for a term of three years commencing on the effective date of the agreement. Mr. Sidhu is employed as the Executive Chairman of the Board. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the board of directors of Atlantic Coast Federal Corporation must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Sidhu at least 30 days, but not more than 60 days, prior to such date. The agreement provides for a base salary of $250,000. In addition, Atlantic Coast Federal Corporation will accrue salary on behalf of Mr. Sidhu at a rate of $250,000 from June 1, 2010, which will be payable to him in the first regular payroll thereafter. In addition to base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans including (i) a car allowance of $1,000 per month; (ii) reimbursement up to $10,000 for Mr. Sidhu’s membership in a country club of his choosing; and (iii) Atlantic Coast Corporation’s payment of health insurance for Mr. Sidhu and his dependents, plus reimbursement of out-of-pocket expenses for an annual physical at the Mayo Clinic or such other facility as Mr. Sidhu determines. Mr. Sidhu will also be granted 100,000 stock option awards under the 2005 Stock Option Plan and 25,000 restricted stock awards under the 2005 Recognition and Retention Plan. Furthermore, upon completion of the conversion, Mr. Sidhu will be paid $150,000 as a completion bonus. Finally, Mr. Sidhu will also enter into a supplemental executive retirement agreement with Atlantic Coast Federal Corporation, which is described below under “Benefits to be Considered Following Completion of the Conversion.”
     Certain events resulting in Mr. Sidhu’s termination or resignation (“event of termination”) will entitle him to payments of severance benefits following termination of employment, including in connection with a change in control of Atlantic Coast Federal Corporation or Atlantic Coast Bank. Mr. Sidhu will be entitled to severance benefits under the agreement in the event (i) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (ii) he resigns during the term of the agreement within two years after any of the following events: (A) the failure to elect or reelect or to appoint or reappoint him to his executive position, or a material change in his functions, duties or responsibilities, which change would cause his position to become of lesser responsibility, importance or scope of authority, (B) a relocation of his principal place of employment by more than 50 miles from Jacksonville, Florida, (C) a material reduction in his salary or benefits other than as part of an employee wide reduction, or (D) a material breach of the agreement by Atlantic Coast Federal Corporation, which would entitle him to an immediate cash lump sum severance payment equal to three times the sum of his: (i) highest annual rate of base salary at any time during the term of the agreement and (ii) highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, Mr. Sidhu would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage until the early of 36 months following his date of termination, or the date on which he obtains substantially similar coverage from a new employer.
     Notwithstanding any provision to the contrary in the agreement, in the event any severance payments that are made in connection with a change in control of Atlantic Coast Bank or Atlantic Coast Federal Corporation constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code, the severance benefits under the agreement will be reduced accordingly to avoid excise taxes.

     In addition, should he become disabled, Mr. Sidhu will be entitled to receive continued life, disability, and non-taxable medical and dental coverage until the earlier of: (i) the date he returns to full-time employment with Atlantic Coast Federal Corporation; (ii) his full-time employment with another employer, or (iii) his death. In the event of Mr. Sidhu’s death while employed, Atlantic Coast Federal Corporation will continue to provide non-taxable medical and dental benefits to the executive’s family for one year thereafter.
     Upon termination of employment due to retirement, Mr. Sidhu would only be entitled to his or her benefits under any retirement plan of Atlantic Coast Federal Corporation to which the executive is a party. In the event he is terminated for cause, Mr. Sidhu would have no right to receive compensation or other benefits for any period after his termination.
     The agreement provides that for one year following Mr. Sidhu’s termination (other than termination of employment following a change in control), Mr. Sidhu agrees not to (i) compete with Atlantic Coast Federal Corporation or Atlantic Coast Bank within 50 miles of the locations in which Atlantic Coast Federal Corporation or Atlantic Coast Bank has business operations or has filed an application for regulatory approval to establish an office; (ii) directly or indirectly solicit or any officer or employee to terminate their employment with Atlantic Coast Bank or Atlantic Coast Federal Corporation; or (iii) solicit or cause any customer of Atlantic Coast Bank to terminate an existing business or commercial relationship with Atlantic Coast Bank.
Non-Compete Agreements
     Atlantic Coast Bank entered into a Non-Compete and Non-Solicitation Agreement with Mr. Larison on December 11, 2009, and with Messrs. Wagers and Insel on May 12, 2010. Each agreement provides that for a period of two years following the executive’s termination of employment for any reason other than cause (as defined in his employment agreement), the executive will not (i) directly or indirectly solicit or any officer or employee to terminate their employment with Atlantic Coast Bank or Atlantic Coast Federal Corporation; (ii) accept employment or become affiliated with any competitor of Atlantic Coast Bank or Atlantic Coast Federal Corporation in the same geographic locations where Atlantic Coast Bank or Atlantic Coast Federal Corporation has material business interests; or (iii) solicit or cause any customer of Atlantic Coast Bank to terminate an existing business or commercial relationship with Atlantic Coast Bank.
     As consideration for the executive’s covenants above, the executive will be entitled to receive a cash lump sum payment equal to two times (i) the highest annual rate of base salary (as defined the executive’s employment agreement) paid to him at any time under the employment agreement and (ii) the highest annual bonus and non-equity incentive compensation (as defined in the employment agreement) paid to him over the most recent two calendar years prior to the termination of employment; provided, however, that any payment owed to the executive under the agreement shall be reduced by an amount equal to the amount of any severance pay that the executive receives under his employment agreement upon an “event of termination” (as defined in the employment agreement). Such payment will be made within 30 days following the executive’s date of termination.
Incentive Program
     Each year the board of directors approves annual and quarterly cash incentive programs to provide executive officers an opportunity to earn additional cash compensation based on reaching specified total company or business unit financial growth targets and other key business goals.

     For 2009, executive officers were eligible for an annual cash incentive award of up to 25% of an officer’s base salary if full year total corporation targets for Tier 1 capital ratio, efficiency ratio, core deposit ratio and non-performing asset ratio were met and certain pre-determined individual business unit goals were achieved. The 2009 performance metrics were as follows: (i) increase the Tier 1 capital ratio to 8%; (ii) decrease the efficiency ratio to 69%; (iii) increase the core deposit ratio to 48%; and (iv) the non-performing asset ratio is less than 2%. The minimum goal achievement level is 80% of the targeted goal. The compensation committee believes the annual incentive program provides our management team with an incentive to enhance the appropriate level of focus on short-term profitability without sacrificing our long-term growth goals. Atlantic Coast Bank achieved the corporate goal target associated with the core deposit ratio, however no other goal targets were met and therefore the compensation committee concluded not to pay annual incentive program payments for the named executive officers for the 2009 fiscal year. Atlantic Coast Bank also did not pay annual incentive awards to the named executive officers for the 2008 fiscal year.

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the named executive officers.

Outstanding Equity Awards at Fiscal Year-End December 31, 2009
Option Awards								Stock Awards
											Equity
											incentive
										Equity	plan
										incentive	awards:
										plan	market or
										awards:	payout
					Equity incentive					number of	value of
					plan					unearned	unearned
		Number of	Number of		awards:			Number		shares,	shares,
		securities	securities		number of			of shares	Market	units or	units or
		underlying	underlying		securities			or units	value of shares	other	other
		unexercised	unexercised		underlying	Option	Option	of stock	or units of	rights that	rights that
		options	options not		unexercised	exercise	expiration	that have	stock that have	have not	have not
	Grant	exercisable	exercisable		earned options	price	date	not vested	not vested	vested	vested
Name	Date	(#)	(#)		(#)	($)	(5)	(#)	($) (6)	(#)	($)
Robert J. Larison, Jr.	7/1/2005	—	—		—	—	—	8,269 (1)	12,486	—	—
	7/28/2005	24,717	8,000	(2)	—	13.73	7/28/2015	—	—	—	—
	10/11/2005	16,000	4,000	(3)	—	13.70	10/11/2015	—	—	—	—
Thomas B. Wagers, Sr.	7/1/2005	—	—		—	—	—	571 (1)	862	—	—
	7/28/2005	1,600	400	(2)	—	13.73	7/28/2015	—	—	—	—
	10/11/2005	1,600	400	(3)	—	13.70	10/11/2015	—	—	—	—
	12/22/2006	17,535	11,691	(4)	—	18.32	12/22/2016	6,860 (4)	10,359	—	—
Carl W. Insel	7/1/2005	—	—		—	—	—	5,418 (1)	8,181	—	—
	7/28/2005	24,000	6,000	(2)	—	13.73	7/28/2015	—	—	—	—
	10/11/2005	12,000	3,000	(3)	—	13.70	10/11/2015	—	—	—	—

(1)	Awards will fully vest on July 1, 2010.

(2)	Awards will fully vest on July 28, 2010.

(3)	Awards will fully vest on October 11, 2010.

(4)	The stock option awards will vest as follows: 5,845 options will vest on December 22, 2010 and 5,846 options will vest on December 22, 2011. The restricted stock awards will vest as follows: 3,430 shares will vest on December 22, 2010 and 3,430 shares will vest on December 22, 2011.

(5)	Stock options expire 10 years after the grant date.

(6)	Based on the closing stock price of $1.51 per share of Atlantic Coast Federal Corporation common stock on December 31, 2009 as reported by the NASDAQ Stock Market.

Benefit Plans
     Stock Option Plan. Outside directors and key employees of Atlantic Coast Bank, Atlantic Coast Federal Corporation or their affiliates are eligible to participate in and receive awards under the Atlantic Coast Federal Corporation 2005 Stock Option Plan (“2005 Stock Option Plan”). Under the 2005 Stock Option Plan, Atlantic Coast Federal Corporation reserved 712,827 shares of common stock to be issued pursuant to grants of stock option awards. A stock option gives the recipient the right to purchase shares of common stock of Atlantic Coast Federal Corporation at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient. All stock options vest at a rate determined by the board of directors at the time the awards are granted to the recipient. Stock options will fully vest and become immediately exercisable upon the recipient’s termination of service due to death or disability, or following a change in control of Atlantic Coast Federal Corporation.
     Recognition and Retention Plan. Outside directors and key employees of Atlantic Coast Bank, Atlantic Coast Federal Corporation or their affiliates are also eligible to participate and receive awards under the Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan (“2005 Recognition and Retention Plan”). Under the 2005 Recognition and Retention Plan, Atlantic Coast Federal Corporation reserved 285,131 shares of common to be issued pursuant to grants of restricted stock awards. All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant. However, the restricted stock awards will fully vest upon the recipient’s termination of service due to death or disability, or following a change in control of Atlantic Coast Federal Corporation.
     Employee Stock Purchase Plan. The Atlantic Coast Federal Corporation Employee Stock Purchase Plan was adopted on June 1, 2010 to encourage and facilitate the purchase of shares of Atlantic Coast Federal Corporation common stock. The plan is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Internal Revenue Code, which has certain tax advantages. Under the plan, 150,000 shares of Atlantic Coast Federal Corporation common stock may be issued, with an annual increase of 50,000 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, all subject to adjustments for stock dividends, splits and other events that affect the number of shares of common stock outstanding. Stock subject to purchase under the plan will be shares of Atlantic Coast Federal Corporation common stock that have been authorized but unissued, or have been previously issued, or both.
     The plan is generally open to all employees of Atlantic Coast Federal Corporation and its subsidiaries. The compensation committee will determine who is eligible to participate in the plan for each offering date. Participants will then enter into a stock purchase agreement with Atlantic Coast Federal Corporation. The agreement will state the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by the compensation committee (the “purchase period”), provided however that the purchase period does not last longer than 27 months following the offering date. The agreement will also provide the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement.
     During the purchase period, the participant will designate a fix dollar amount of his or her compensation to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to purchased by the participant. Atlantic Coast Federal Corporation or the appropriate participating subsidiary will credit these amounts to a plan account. Accounts are not credited with interest. Payroll deductions will remain in effect until changed by the participant and will remain in effect for successive purchase periods. The compensation committee will determine how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the lesser of: (i) a total dollar amount or number of shares as specified by the compensation committee, or (ii) $25,000.
     At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement automatically will be purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares, will be paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf will be paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian will cause to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.
     Termination of a participant’s employment for any reason, including disability or death or the failure of the participant to remain continuously employed by Atlantic Coast Federal Corporation, Atlantic Coast Bank or a subsidiary will terminate his or her participation in the plan immediately. The payroll deductions contributed to the participant’s account shall be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.
     Supplemental Retirement Agreements. Atlantic Coast Bank has entered into the Fifth Amended and Restated Supplemental Retirement Agreement with Mr. Larison, the Third Amended and Restated Supplemental Retirement Agreement with Mr. Wagers, and the Fourth Amended and Restated Supplemental Retirement Agreement with Mr. Insel on June 17, 2010. Each agreement supersedes the prior supplemental retirement agreement that was in effect (the “old agreement”). Each agreement provides for the payment of a supplemental retirement benefit equal to the executive’s “appreciation benefit.” The executive’s “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) the executive’s accrued benefit under the old agreement as of December 11, 2009 multiplied by 3% per annum, (ii) the “stock award component” multiplied by the “issue price,” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing the executive’s accrued benefit under his old agreement as of December 11, 2009 by $1.44, which is the fair market value of Atlantic Coast Federal Corporation common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of Atlantic Coast Federal Corporation common stock awarded to the executive under the 2005 Recognition and Retention Plan that were still held by the executive as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of Atlantic Coast Federal Corporation common stock that were beneficially owned by the executive as of December 11, 2009. The “issue price” is the average selling price of a share of Atlantic Coast Federal Corporation common stock over the 30 day period immediately preceding the conversion, minus $1.44. Atlantic Coast Bank will pay interest on the unpaid balance of the executive’s appreciation benefit at the rate of the monthly average of the three-month London Interbank Offered Rate (LIBOR) plus 275 basis points per annum until the appreciation benefit is paid in full.
     The executive will become 15% vested in his appreciation benefit upon the expiration date of the subscription offering (see “The Conversion Offering—Procedure for Purchasing Shares—Expiration

Date” for a complete description of the deadline for purchasing shares in the conversion offering); provided, however, if the closing of the conversion offering does not occur, the executive will not become 15% vested. Thereafter, the executive will become 100% vested upon the continued operation of Atlantic Coast Financial Corporation with before-tax income (disregarding any accrued liability under a nonqualified deferred compensation plan sponsored by Atlantic Coast Bank and Atlantic Coast Federal Corporation) for two consecutive calendar quarters following the closing of the conversion offering. Notwithstanding the foregoing, the executive will become 100% vested in his appreciation benefit upon the earlier of: (i) death, (ii) disability, (iii) involuntary termination, or (iv) the occurrence of a change in control of Atlantic Coast Bank or Atlantic Coast Federal Corporation. A committee designated by the board to administer each agreement has the right to accelerate the vesting of the executive’s appreciation benefit at any time.
     Payment of the executive’s vested appreciation benefit will commence on the first business day of the month following the executive’s normal retirement date, and will be payable in 180 equal monthly installments thereafter. The normal retirement date for both Messrs. Larison and Insel is the date on which they attain age 55. Mr. Wagers has a normal retirement date of January 1, 2014. In the event of the executive’s disability or separation from service prior to attaining the normal retirement date, the executive will be entitled to his vested appreciation benefit, payable in 180 equal monthly installments commencing on the first business day following the date of the executive’s disability or separation from service. If the executive dies prior to attaining his normal retirement date, the executive’s beneficiary will be entitled to the executive’s appreciation benefit, payable in a lump sum on the first business day of the month following the executive’s normal retirement date. If a change in control of Atlantic Coast Federal Corporation or Atlantic Coast Bank occurs prior to the executive’s normal retirement age, the executive will be paid his appreciation benefit in a lump sum within 30 days following such change in control.
     Executive Deferred Compensation Plan. Effective January 1, 2008, Atlantic Coast Federal Corporation adopted the 2008 Executive Deferred Compensation Plan. Executive officers who are designated by the board of directors are eligible to participate in the plan. The plan allows for a participant to elect to defer a portion of his or her base salary and bonus to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings based on the participant’s choice among the investment alternatives made available under plan, which includes the right to invest in Atlantic Coast Federal Corporation common stock. Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Federal Corporation. Generally the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years. All payments will be made in cash, provided, however, to the extent the participant’s account balance is invested in Atlantic Coast Federal Corporation common stock, then the participant’s account balance attributable to common stock will be distributed in-kind.
     Split Dollar Life Insurance Agreements. Atlantic Coast Bank has entered into an endorsement split-dollar life insurance agreement each with Messrs. Larison, Wagers and Insel. Under each agreement, if at the time of death the executive is either employed by Atlantic Coast or has retired from employment and has completed ten years of service with the Atlantic Coast measured from the effective date of the agreement, the executive’s beneficiary will be entitled to a life insurance benefit equal to three times his highest annual base salary in effect during the ten years prior to death or retirement. The life insurance policies are bank owned life insurance (“BOLI”) purchased with single premiums.

Endorsements equal to the estimated death benefits of the BOLI policy provided coverage under the terms of the split-dollar agreements.
Tax-Qualified Benefit Plans
     401(k) Plan. Atlantic Coast Bank maintains the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. Employees who have completed three consecutive months of service will begin participation in the 401(k) plan on the first day of the month coinciding with or next following the date the employee has satisfied the eligibility requirements.
     A participant may contribute up to 75% of his or her compensation to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2010 calendar year, the maximum salary deferral contribution that can be made by a participant is $16,500, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Atlantic Coast Bank will make a matching contribution equal to 50% of the first 6% of the compensation that is deferred by the participant during the plan year. A participant is always 100% vested in his or her salary deferral contributions. All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 60 while employed with Atlantic Coast Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 60), age 59 1/2 (while employed with Atlantic Coast Bank), death, disability, or termination of employment.
     Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In addition, participants in the 401(k) plan can purchase shares of Atlantic Coast Financial Corporation common stock through a new employer stock fund (the “New Employer Stock Fund”) that will be established in connection with the conversion. Upon consummation of the conversion, all shares of Atlantic Coast Federal Corporation common stock currently held in the Atlantic Coast Federal Corporation Stock Fund (the “Old Employer Stock Fund”) under the 401(k) plan will automatically be converted into shares of Atlantic Coast Financial Corporation common stock (pursuant to the exchange ratio). As soon as practicable following the closing of the conversion, the Old Employer Stock Fund will then be merged into the New Employer Stock Fund.
     Employee Stock Ownership Plan. Atlantic Coast Federal Corporation maintains the Atlantic Coast Federal Corporation Employee Stock Ownership Plan. Employees of Atlantic Coast Federal Corporation and Atlantic Coast Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan. The plan borrowed funds from Atlantic Coast Federal Corporation and used those funds to purchase common stock for the plan in connection with Atlantic Coast Federal Corporation’s initial public offering. As part of the initial public offering, the employee stock ownership plan borrowed funds from Atlantic Coast Federal Corporation and used those funds to purchase 465,520 shares of common stock, which served as collateral for the loan. The loan is being repaid by Atlantic Coast Bank through discretionary contributions to the employee stock ownership plan over a period of ten years. The loan currently has a remaining term of four years. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.
     Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock. Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.
     In connection with the conversion, the employee stock ownership plan is expected to purchase 4% of the total number of shares of Atlantic Coast Financial Corporation common stock issued in the conversion offering. When combined with the common stock that was purchased by the employee stock ownership plan in connection with the initial public offering, the total shares purchased by the plan will be less than 8% of the shares of Atlantic Coast Financial Corporation that will be outstanding following the conversion, as required by the Office of Thrift Supervision regulations. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Atlantic Coast Financial Corporation equal to the aggregate purchase price of the common stock. This loan will be repaid principally through Atlantic Coast Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the conversion offering. Thereafter, the interest rate will adjust annually. It is expected that the original loan from Atlantic Coast Federal Corporation to the employee stock ownership plan in connection with the initial public offering will be refinanced and rolled into the loan to be received by the employee stock ownership plan from Atlantic Coast Financial Corporation in connection with the conversion.
     The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid, on a pro-rata basis. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation. Following the consummation of the conversion, all shares of Atlantic Coast Federal Corporation common stock currently held by the employee stock ownership plan will automatically be converted to shares of Atlantic Coast Financial Corporation common stock pursuant to the exchange ratio.
     We reserve the right to purchase shares of common stock in the open market following the conversion offering in order to fund all, or a portion of, the employee stock ownership plan. We also reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of the common stock sold in the conversion offering, if necessary, to complete the conversion offering at the minimum of the conversion offering range.

Compensation of Directors
     The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors. Compensation paid to directors who also are named executive officers is reflected above in “Executive Compensation — Summary Compensation Table.”

Director Compensation
				Non-equity	Non-qualified
	Fees earned			incentive	deferred
	or paid	Stock	Option	plan	compensation	All other
	in cash	awards	awards	compensation	earnings	compensation	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)	($)(3)	($)
Thomas F. Beeckler	23,544	—	—	—	—	412	23,956
Frederick D. Franklin, Jr.	23,544	—	—	—	—	412	23,956
Charles E. Martin, Jr.	28,500	—	—	—	—	538	29,038
W. Eric Palmer	23,544	—	—	—	—	412	23,956
Robert J. Smith	24,876	—	—	—	—	538	25,414
Forrest W. Sweat, Jr.	24,876	—	—	—	—	538	25,414
H. Dennis Woods	23,544	—	—	—	—	538	24,082

(1)	No stock awards or stock option grants were made in 2009. At December 31, 2009, each noted director had 21,450 option awards. In addition, Messrs. Beeckler, Franklin and Palmer had 1,871 unvested restricted stock awards and the other directors had 2,447 unvested restricted stock awards.

(2)	Directors earned no incentive compensation under the Director Incentive Plan in 2009.

(3)	This amount represents dividends received on unvested stock awards in 2009. For the year ended December 31, 2009, no director received perquisites or personal benefits that exceeded $10,000.

Cash Compensation
     Members of our board of directors do not receive separate compensation for their service on the board of directors or the committees of Atlantic Coast Federal Corporation with the exception of Mr. Sidhu.
     Members of Atlantic Coast Bank’s board of directors receive a fee of $1,962 per month. Employee members do not receive board fees. The chairman of the board receives a monthly fee of $2,375 and the vice-chairman of the board and chairman of the audit committee both receive a monthly fee of $2,073. Other than described above, committee members are not separately compensated for their service.
Incentive Program
     The directors are eligible to participate in the Annual Incentive Program. Please see the description of the program set forth under “Executive Compensation — Incentive Program” for further details.
Director Plans
     The directors are eligible to participate in the 2005 Stock Option Plan and the 2005 Recognition and Retention Plan. Please see the description of the plans set forth under “Executive Compensation — Benefit Plans” for further details.
     Director Stock Purchase Plan. The Atlantic Coast Federal Corporation Director Stock Purchase Plan was adopted on June 1, 2010 to encourage and facilitate the purchase of shares of Atlantic Coast Federal Corporation common stock by directors. Under the plan, 150,000 shares of Atlantic Coast Federal Corporation common stock may be issued, with an annual increase of 50,000 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, all subject to adjustments for stock dividends, splits and other events that affect the number of shares of common stock outstanding. Stock subject to purchase under the plan will be shares of Atlantic Coast Federal Corporation common stock that have been authorized but unissued, or have been previously issued, or both.
     The plan is open to all directors of Atlantic Coast Federal Corporation. Each participant must enter into a stock purchase agreement with Atlantic Coast Federal Corporation, which will state the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by the compensation committee (the “purchase period”), provided however that the purchase period does not last longer than 27 months following the offering date. The agreement will also provide the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement.
     During the purchase period, the participant will designate a fix dollar amount of his or her director fees to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to be purchased by the participant. Atlantic Coast Federal Corporation or the appropriate participating subsidiary will credit these amounts to a plan account. Accounts are not credited with interest. The amount of deductions will remain in effect until changed by the participant and will remain in effect for successive purchase periods. The compensation committee will determine how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the total dollar amount or number of shares specified by the compensation committee.
     At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement automatically will be purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares, will be paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf will be paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian will cause to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.
     Termination of a participant’s services for any reason, including disability or death or the failure of the participant to remain continuously employed by Atlantic Coast Federal Corporation, Atlantic Coast Bank or a subsidiary will terminate his or her participation in the plan immediately. Fees contributed to the participant’s account shall be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.
     Director Retirement Plan. Atlantic Coast Bank has adopted the Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan, effective June 17, 2010. Each member of the board of directors of Atlantic Coast Bank is eligible to participate in the plan. Following the earlier of: (i) the completion of the conversion, or (ii) the participant’s separation from service, each participant will be entitled to receive his or her “appreciation benefit.” The participant’s “appreciation benefit” will be payable in equal monthly installments of 120 months, commencing on the first day of the month following the earlier of: (i) the completion of the conversion, or (ii) the participant’s date of termination.
     The participant’s “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) the executive’s accrued benefit under the old agreement as of December 11, 2009 multiplied by 3% per annum, (ii) the “stock award component” multiplied by the “issue price,” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing the director’s accrued benefit under the plan as of December 11, 2009 by $1.44, which is the fair market value of Atlantic Coast Federal Corporation common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of Atlantic Coast Federal Corporation common stock awarded to the participant under the 2005 Recognition and Retention Plan that were still held by the participant as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of Atlantic Coast Federal Corporation common stock that were beneficially owned by the participant as of December 11, 2009. The “issue price” is the average selling price of a share of Atlantic Coast Federal Corporation common stock over the 30 day period immediately preceding the conversion, minus $1.44. The aggregate value of the “prior benefit component,” the “stock award component,” and the “stock ownership component” will be adjusted in adjusted in accordance with the exchange ratio. Atlantic Coast Bank will pay interest on the unpaid balance of the participant’s appreciation benefit at the rate of the monthly average of the three-month London Interbank Offered Rate (LIBOR) plus 275 basis points per annum until the appreciation benefit is paid in full.
     Director Deferred Fee Plan. Atlantic Coast Federal Corporation adopted the Atlantic Coast Federal Corporation Amended and Restated 2005 Director Deferred Fee Plan, effective January 1, 2005.

The plan allows for a participant to elect to defer a portion of his or her director fees to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings based on the participant’s choice among the investment alternatives made available under plan. However, participants will not be permitted to invest in Atlantic Coast Federal Corporation common stock. Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Federal Corporation. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years.
     Director Deferred Compensation Plan for Equity. Atlantic Coast Federal Corporation adopted the Atlantic Coast Federal Corporation Amended and Restated 2007 Director Deferred Compensation Plan for Equity. The plan allows for a participant to defer receipt of board fees and annual cash incentives to the plan, which will be used to purchase “phantom shares.” Each phantom share will be deemed to be acquired at the prevailing market rate of Atlantic Coast Federal Corporation common stock, and will be credited to a bookkeeping account established on behalf of each participant. The account will be maintained in phantom shares for the duration of the participant’s participation in the plan. To the extent dividends are issued on Atlantic Coast Federal Corporation common stock, dividends will be credited to the phantom shares in the same proportion as the actual dividends are credited to Atlantic Coast Federal Corporation common stock.
     Each participant will have the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or a change in control of Atlantic Coast Federal Corporation. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years. All payments made under the plan to the participant will be made in the form of Atlantic Coast Federal Corporation common stock.
     Director Emeritus Program. Atlantic Coast Bank adopted the Atlantic Coast Bank Director Emeritus Plan, effective January 1, 2005. The plan provides retired directors with additional retirement benefits to recognize their significant and valued contributions to Atlantic Coast Bank. Three former directors are currently participating in the plan and are being paid a normal retirement benefit of $10,000 per year, payable in monthly installments for nine years that commenced on the 30th day following their retirement from the board. In addition, the former directors are being paid a special retirement benefit of $10,288 per year, payable in annual installments for five years that commenced on June 1, 2006.
Transactions With Certain Related Persons
     In the ordinary course of business, Atlantic Coast Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Atlantic Coast Bank. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. Loans to all directors and executive officers and their associates totaled approximately $4.9 million at March 31, 2010, which was 8.6% of our stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at March 31, 2010.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Atlantic Coast Federal Corporation. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Atlantic Coast Federal Corporation’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.
     Atlantic Coast Bank also paid legal fees during 2009 in the amount of $175,000 to the law firm of Rogers Towers, P.A., of which director Franklin is a partner.
Indemnification of Directors and Officers
     The officers, directors, agents and employees of Atlantic Coast Financial Corporation are indemnified with respect to certain actions pursuant to Atlantic Coast Financial Corporation’s articles of incorporation and Maryland law. Maryland law allows Atlantic Coast Financial Corporation to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Atlantic Coast Financial Corporation. No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Benefits to be Considered Following Completion of the Conversion
     Supplemental Executive Retirement Agreement with Jay Sidhu. Following the completion of the conversion, Atlantic Coast Financial Corporation intends to enter into a supplemental executive retirement agreement with Mr. Sidhu. The agreement provides that upon Mr. Sidhu’s termination of employment at or after attaining age 65, he will be entitled to an annual retirement benefit equal to 60% of the average of his three highest years of cash compensation, payable for fifteen years thereafter. In the event of Mr. Sidhu’s termination of employment (other than for death or disability) prior to attaining age 65, he would have no right to receive any benefits under the agreement. Notwithstanding the foregoing, in the event of a change in control of Atlantic Coast Financial Corporation prior to Mr. Sidhu’s attainment of age 65, his annual retirement benefit will fully vest, and will be payable for 15 years following the date on which Mr. Sidhu attains age 65.
     Stock Benefit Plans. Following the conversion offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the conversion offering if the stock-based benefit plan is adopted within one year after the conversion offering, in accordance with regulations and policy of the Office of Thrift Supervision.
     The stock-based benefit plan will not be established sooner than six months after the conversion offering and if adopted within one year after the conversion offering would require the approval by stockholders by a majority of the votes eligible to be cast. If the stock-based benefit plan is established after one year after the conversion offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the conversion offering:
•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the conversion offering, unless Atlantic Coast Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the conversion offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Atlantic Coast Bank or Atlantic Coast Financial Corporation; and

•	our executive officers or directors must exercise or forfeit their options in the event that Atlantic Coast Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.
     Our current intention is to present the stock-based benefit plan for stockholder approval more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.
     We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

     The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of Atlantic Coast Financial Corporation’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the conversion offering. The following table presents the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

	81,600 Shares Awarded	96,000 Shares Awarded	110,400 Shares	126,960 Shares
	at Minimum of	at Midpoint of	Awarded at Maximum	Awarded at Maximum
	Conversion offering	Conversion offering	of Conversion offering	of Conversion offering
Share Price	Range	Range	Range	Range, As Adjusted
(In thousands, except share price information)

$8.00	$653	$768	$883	$1,016
10.00	816	960	1,104	1,270
12.00	979	1,152	1,325	1,524
14.00	1,142	1,344	1,546	1,777
     The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Atlantic Coast Financial Corporation at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

					317,400 Options at
	Grant-Date Fair	204,000 Options at	240,000 Options at	276,000 Options at	Maximum of
Exercise Price	Value Per Option	Minimum of Range	Midpoint of Range	Maximum of Range	Range, As Adjusted
(In thousands, except exercise price and fair value information)

$8.00	$2.31	$471	$554	$638	$733
10.00	2.89	590	694	798	917
12.00	3.47	708	833	958	1,101
14.00	4.05	826	972	1,118	1,285
     The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 21.

BENEFICIAL OWNERSHIP OF COMMON STOCK
     The following table provides the beneficial ownership of shares of common stock of Atlantic Coast Federal Corporation held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of [Stockholder Record Date]. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

			Percent of All
	Total Shares		Common
	Beneficially		Stock
Name of Beneficial Owner(1)	Owned(2)		Outstanding

Directors:
Jay S. Sidhu**	100		*
Charles E. Martin	59,060	(3)	*
Forrest W. Sweat, Jr.	91,023	(4)	*
Forrest F. Beeckler	62,904	(5)	*
Frederick D. Franklin, Jr.	47,805	(6)	*
Robert J. Smith	51,330	(7)	*
H. Dennis Woods	39,392	(8)	*
Robert L. Larison, Jr.	186,810	(9)	1.4%
W. Eric Palmer	30,377	(10)	*

Executive Officers Other Than Directors:
Carl W. Insel**	102,597	(11)	*
Thomas B. Wagers, Sr.	66,564	(12)	*
Phillip S. Buddenhohm**	31,332	(13)	*
Philip S. Hubacher**	55,849	(14)	*

All directors and executive officers as a group (13 persons)	825,043		6.1%
Atlantic Coast Federal, MHC 505 Haines Avenue Waycross, Georgia 31501	8,728,500		65.1%

Atlantic Coast Federal, MHC and all directors and executive officers as a group	9,553,543		71.2%

*	Less than 1%.

**	Carl W. Insel, Phillip S. Buddenbohm and Philip S. Hubacher are officers of Atlantic Coast Bank only. Jay Sidhu is a director and an officer of Atlantic Coast Federal Corporation only.

(1)	The mailing address for each person listed is 505 Haines Avenue, Waycross, Georgia 31501.

(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(3)	Includes 771 shares of common stock held in Mr. Martin’s individual retirement account, 1,000 shares owned by Mr. Martin’s spouse, 2,447 unvested shares of restricted stock, 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date] and 14,897 shares of phantom stock.

(4)	Includes 35,748 shares of common stock held in Mr. Sweat’s individual retirement accounts, 17,803 shares of common stock held in Mr. Sweat’s spouse’s individual retirement account, 2,447 unvested shares of restricted stock and 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(5)	Includes 1,871 unvested shares of restricted stock and 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(6)	Includes 1,871 unvested shares of restricted stock, 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date] and 20,292 shares of phantom stock.
(Footnotes continue on following page)

(Continued from previous page)

(7)	Includes 2,447 unvested shares of restricted stock, 31,723 shares of common stock held in trust and 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(8)	Includes 2,447 unvested shares of restricted stock and 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(9)	Includes 10,045 shares of common stock held in Mr. Larison’s individual retirement accounts, 8,828 shares of common stock held in trust, 28,509 shares of common stock held in Mr. Larison’s 401(k) Plan account, 1,599 shares of common stock held by Mr. Larison as custodian for his daughter, 8,269 unvested shares of restricted stock, 10,225 shares held in Mr. Larison’s employee stock ownership plan account, 4,020 shares of phantom stock and 40,717 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date]. Mr. Larison has pledged 74,000 shares of our common stock as security for one loan.

(10)	Includes 100 shares of common stock held by Mr. Palmer’s children, 1,871 unvested shares of restricted stock and 17,160 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(11)	Includes 19,154 shares of common stock held in Mr. Insel’s 401(k) Plan account, 5,418 unvested shares of restricted stock, 7,182 shares held in Mr. Insel’s employee stock ownership plan account and 36,000 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date]. Mr. Insel has pledged 29,800 shares of our common stock as security for a loan.

(12)	Includes 13,470 shares of common stock held in Mr. Wagers’ 401(k) Plan account, 7,431 unvested shares of restricted stock, 7,108 shares held in Mr. Wagers’ employee stock ownership plan account and 20,735 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

(13)	Includes 1,244 shares of common stock held in Mr. Buddenbohm’s 401(k) Plan account, 1,996 unvested shares of restricted stock, 11,600 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date] and 5,099 shares held in Mr. Buddenbohm’s employee stock ownership plan account.

(14)	Includes 7,117 shares of common stock held in Mr. Hubacher’s individual retirement account, 16,752 shares of common stock held in Mr. Hubacher’s 401(k) Plan account, 799 unvested shares of restricted stock, 3,579 shares held in Mr. Hubacher’s employee stock ownership plan account and 3,200 shares that can be acquired pursuant to stock options within 60 days of [Stockholder Record Date].

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
     The table below sets forth, for each of Atlantic Coast Financial Corporation’s directors, executive officers and other senior officers, and for all of these individuals as a group, the following information:
(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Atlantic Coast Federal Corporation common stock as of [Stockholder Record Date];

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.
     In each case, it is assumed that subscription shares are sold at the minimum of the conversion offering range. See “The Conversion Offering—Additional Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the conversion offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the conversion offering and as part of the maximum number of shares directors and officers may purchase in the conversion offering.

Total Common Stock to be Held at
		Proposed Purchases of Stock in the		Minimum of Conversion offering
		Conversion offering (1)		Range (3)
	Number of				Percentage of
	Exchange Shares to	Number of		Number of	Shares
Name of Beneficial Owner	Be Held (2)	Shares	Amount	Shares	Outstanding
Jay S. Sidhu			$
Charles E. Martin, Jr.
Forrest W. Sweat, Jr.
Thomas F. Beeckler
Frederick D. Franklin, Jr.
Robert J. Smith
H. Dennis Woods
Robert J. Larison, Jr.
W. Eric Palmer
Carl W. Insel
Thomas B. Wagers, Sr.
Phillip S. Buddenbohm
Philip S. Hubacher

Total for Directors and Executive Officers

*	Less than 1%.

(1)	Includes proposed subscriptions, if any, by associates.

(2)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.2337 at the minimum of the conversion offering range.

(3)	At the maximum of the conversion offering range, directors and executive officers would own ______ shares, or ______% of our outstanding shares of common stock.

THE CONVERSION OFFERING
     The Boards of Directors of Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Atlantic Coast Federal, MHC (depositors of Atlantic Coast Bank) and the stockholders of Atlantic Coast Federal Corporation. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.
General
     The respective Boards of Directors of Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation adopted the plan of conversion and reorganization on June 16, 2010. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Atlantic Coast Federal, MHC, the mutual holding company parent of Atlantic Coast Federal Corporation, will be merged into Atlantic Coast Federal Corporation, and Atlantic Coast Federal, MHC will no longer exist. Atlantic Coast Federal Corporation, which owns 100% of Atlantic Coast Bank, will be merged into a new Maryland corporation named Atlantic Coast Financial Corporation. As part of the conversion, the 65.1% ownership interest of Atlantic Coast Federal, MHC in Atlantic Coast Federal Corporation will be offered for sale in the conversion offering. When the conversion is completed, all of the outstanding common stock of Atlantic Coast Bank will be owned by Atlantic Coast Financial Corporation, and all of the outstanding common stock of Atlantic Coast Financial Corporation will be owned by public stockholders. Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.
     Under the plan of conversion and reorganization, at the completion of the conversion offering, each share of Atlantic Coast Federal Corporation common stock owned by persons other than Atlantic Coast Federal, MHC will be converted automatically into the right to receive new shares of Atlantic Coast Financial Corporation common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Atlantic Coast Federal Corporation for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of Atlantic Coast Financial Corporation that they owned in Atlantic Coast Federal Corporation immediately prior to the conversion, excluding any shares they purchased in the conversion offering, their receipt of cash paid in lieu of fractional shares and the effect of the shares sold in the supplemental offering.
     Atlantic Coast Financial Corporation intends to retain, excluding the loan provided to the employee stock ownership plan and to repay a loan to Atlantic Coast Federal Corporation, between $11.2 million and $14.3 million of the net proceeds of the conversion offering and supplemental offering after investing between $17.0 million and $20.5 million of the net proceeds in Atlantic Coast Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.
     The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other members. In addition, we expect to offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s; and

(ii)	Atlantic Coast Federal Corporation’s public stockholders as of [Stockholder Record Date].
     We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”
     We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering to be managed by Stifel, Nicolaus & Company, Incorporated. See “—Syndicated Community Offering” herein.
     We determined the number of shares of common stock to be offered in the conversion offering based upon an independent valuation appraisal of the estimated pro forma market value of Atlantic Coast Financial Corporation. All shares of common stock to be sold in the conversion offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the conversion offering will be determined at the completion of the conversion offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Atlantic Coast Bank and at the Southeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Atlantic Coast Federal, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”
Reasons for the Conversion and Offerings
     Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offerings are to:
•	increase our capital position;

•	eliminate some of the uncertainties associated with proposed financial regulatory reform by the United States Congress, which may result in changes to or elimination of our primary bank regulator and holding company regulator as well as changes in regulations applicable to us, including, but not limited to, capital requirements, treatment of waived dividends by the mutual holding company, payment of dividends and conversion to full stock form;

•	support internal growth through increased lending in the communities we serve;

•	enable us to enhance existing products and services to meet the needs of our market;

•	improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies; and

•	support acquisitions of financial institutions as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity.
     As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Atlantic Coast Federal, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.
Approvals Required
     The affirmative vote of a majority of the total votes eligible to be cast by the members of Atlantic Coast Federal, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Atlantic Coast Federal, MHC will also be approving the merger of Atlantic Coast Federal, MHC into Atlantic Coast Federal Corporation. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Atlantic Coast Federal Corporation and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Atlantic Coast Federal Corporation held by the public stockholders of Atlantic Coast Federal Corporation are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.
Share Exchange Ratio for Current Stockholders
     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. At the completion of the conversion, each publicly held share of Atlantic Coast Federal Corporation common stock will be automatically converted into the right to receive a number of shares of Atlantic Coast Financial Corporation common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Atlantic Coast Financial Corporation after the conversion as they held in Atlantic Coast Federal Corporation immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the conversion offering, their receipt of cash in lieu of fractional exchange shares and purchases of stock in the supplemental offering. The exchange ratio will not depend on the market value of Atlantic Coast Financial Corporation common stock. The exchange ratio will be based on the percentage of Atlantic Coast Federal Corporation common stock held by the public, the independent valuation of Atlantic Coast Financial Corporation prepared by RP Financial, LC. and the number of shares of common stock issued in the conversion offering (excluding the effect of the shares sold in the supplemental offering). The exchange ratio is expected to range from approximately 0.2337 exchange shares for each publicly held share of Atlantic Coast Federal Corporation at the minimum of the conversion offering range to 0.3636 exchange shares for each publicly held share of Atlantic Coast Federal Corporation at the adjusted maximum of the conversion offering range.
     The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the conversion offering. The table also shows how many shares of Atlantic Coast Financial Corporation a hypothetical owner of Atlantic Coast Federal Corporation common stock would receive in the exchange for 100 shares of Atlantic Coast Federal Corporation common stock owned at the completion of the conversion, depending on the number of shares issued in the conversion offering.

							Equivalent		New
					Total Shares		Value of	Equivalent	Shares to
			Shares of Atlantic Coast		of Common		Shares	Pro Forma	be
	Shares to be Sold in		Financial Corporation to be		Stock to be		Based	Book Value	Received
	The Conversion		Issued for Shares of Atlantic		Issued in		Upon	Per	for 100
	Offering		Coast Federal Corporation		Conversion	Exchange	Offering	Exchanged	Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share	Shares

Minimum	2,040,000	65.1%	1,095,443	34.9%	3,135,443	0.2337	$2.34	$3.52	23
Midpoint	2,400,000	65.1	1,288,756	34.9	3,688,756	0.2750	2.75	3.87	27
Maximum	2,760,000	65.1	1,482,070	34.9	4,242,070	0.3162	3.16	4.20	31
15% above Maximum	3,174,000	65.1	1,704,380	34.9	4,878,380	0.3636	3.64	4.56	36

(1)	Represents the value of shares of Atlantic Coast Financial Corporation common stock to be received in connection with the conversion by a holder of one share of Atlantic Coast Federal Corporation, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
     Options to purchase shares of Atlantic Coast Federal Corporation common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of Atlantic Coast Financial Corporation common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.
Exchange of Existing Stockholders’ Stock Certificates
     The conversion of existing outstanding shares of Atlantic Coast Federal Corporation common stock into the right to receive shares of Atlantic Coast Financial Corporation common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Atlantic Coast Federal Corporation who holds stock certificates. The transmittal forms will contain instructions on how to exchange stock certificates of Atlantic Coast Federal Corporation common stock for stock certificates of Atlantic Coast Financial Corporation common stock. We expect that stock certificates evidencing shares of Atlantic Coast Financial Corporation common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Atlantic Coast Federal Corporation stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.
     No fractional shares of Atlantic Coast Financial Corporation common stock will be issued to any public stockholder of Atlantic Coast Federal Corporation when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Atlantic Coast Federal Corporation stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.
     You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of Atlantic Coast Financial Corporation common stock and will not be paid dividends on the shares of Atlantic Coast Financial Corporation common stock until existing certificates representing shares of Atlantic Coast Federal Corporation common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Atlantic Coast Federal Corporation common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Atlantic Coast Financial Corporation common stock into which those shares have been converted by virtue of the conversion.
     If a certificate for Atlantic Coast Federal Corporation common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
     All shares of Atlantic Coast Financial Corporation common stock that we issue in exchange for existing shares of Atlantic Coast Federal Corporation common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
Effects of Conversion on Depositors, Borrowers and Members
     Continuity. While the conversion is being accomplished, the normal business of Atlantic Coast Bank of accepting deposits and making loans will continue without interruption. Atlantic Coast Bank will continue to be a federally chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, Atlantic Coast Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Atlantic Coast Federal Corporation at the time of the conversion will be the directors of Atlantic Coast Financial Corporation after the conversion.
     Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Atlantic Coast Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
     Effect on Loans. No loan outstanding from Atlantic Coast Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, all depositors of Atlantic Coast Bank are members of, and have voting rights in, Atlantic Coast Federal, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Atlantic Coast Federal, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Atlantic Coast Bank will be vested in Atlantic Coast Financial Corporation as the sole stockholder of Atlantic Coast Bank. The stockholders of Atlantic Coast Financial Corporation will possess exclusive voting rights with respect to Atlantic Coast Financial Corporation common stock.
     Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Financial Corporation, the public stockholders of Atlantic Coast Federal Corporation (except for cash paid for fractional shares), members of Atlantic Coast Federal, MHC, eligible account holders, supplemental eligible account holders, or Atlantic Coast Bank. See “—Material Income Tax Consequences.”
     Effect on Liquidation Rights. Each depositor in Atlantic Coast Bank has both a deposit account in Atlantic Coast Bank and a pro rata ownership interest in the net worth of Atlantic Coast Federal, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Atlantic Coast Federal, MHC and Atlantic Coast Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Atlantic Coast Federal, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Atlantic Coast Federal, MHC, which is lost to the extent that the balance in the account is reduced or closed.
     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Atlantic Coast Federal, MHC and Atlantic Coast Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Atlantic Coast Federal, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
     Under the plan of conversion, however, depositors will receive rights in liquidation accounts maintained by Atlantic Coast Financial Corporation and Atlantic Coast Bank representing the amount of (i) Atlantic Coast Federal, MHC’s ownership interest in Atlantic Coast Federal Corporation’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Atlantic Coast Federal, MHC as of the date of the latest statement of financial condition of Atlantic Coast Federal, MHC prior to the consummation of the conversion (excluding its ownership of Atlantic Coast Federal Corporation). Atlantic Coast Financial Corporation and Atlantic Coast Bank shall continue to hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Atlantic Coast Bank. The liquidation accounts are also designed to provide payments to depositors of their liquidation interests in the event of a liquidation of Atlantic Coast Financial Corporation and Atlantic Coast Bank or of Atlantic Coast Bank. The liquidation account in Atlantic Coast Bank would be used only in the event that Atlantic Coast Financial Corporation does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of Atlantic Coast Financial Corporation and Atlantic Coast Bank under their respective liquidation accounts will never exceed the dollar amount of Atlantic Coast Financial Corporation’s liquidation account as adjusted from time to time pursuant to the plan of conversion and Office of Thrift Supervision Regulations. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued
     The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the subscription and community offerings must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $50,000, as well as up to $7,500 for reimbursable expenses and an additional $5,000 for each valuation update, as necessary. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.
     The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Atlantic Coast Federal Corporation. RP Financial, LC. also considered the following factors, among others:
•	the present results and financial condition of Atlantic Coast Federal Corporation and the projected results and financial condition of Atlantic Coast Financial Corporation;

•	the economic and demographic conditions in Atlantic Coast Federal Corporation’s existing market area;

•	certain historical, financial and other information relating to Atlantic Coast Federal Corporation;

•	a comparative evaluation of the operating and financial characteristics of Atlantic Coast Federal Corporation with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and offering on Atlantic Coast Federal Corporation’s stockholders’ equity and earnings potential;

•	the impact of the supplemental offering;

•	the Supplemental Retirement Plan liability for certain executive officers and directors a portion of which vests upon completion of the conversion offering;

•	the proposed dividend policy of Atlantic Coast Financial Corporation; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.
     The independent valuation appraisal considered the pro forma impact of the conversion and supplemental offerings. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price to assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price to assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.
     In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of Atlantic Coast Financial Corporation with the peer group. RP Financial, LC. made slight downward adjustments for profitability, growth and viability of earnings, market area, dividends, marketing of the issue and effect of government regulations and regulatory reform. RP Financial, LC. made no adjustment for financial condition, asset growth, liquidity of the shares and management in comparison to the peer group.
     RP Financial, LC. made a slight downard adjustment for profitability, growth and earnings, notwithstanding the potential earnings benefit of the offerings, owing to our greater losses relative to the valuation peer group on a historical basis and in consideration of the fact that our earnings improvement will be dependent upon future economic conditions and stabilization and/or improvement in our asset quality ratios. RP Financial, LC. made a slight downward adjustment for our market area, which is perceived to be weaker than the market areas of the peer group companies. RP Financial, LC. made a slight downward adjustment relative to the peer group for dividends in view of the presence of the regulatory agreement which requires us to request prior approval from the Office of Thrift Supervision to pay dividends, and in consideration of our recent history of operating losses and our pro forma capital ratio in comparison to the peer group. RP Financial, LC. also made a slight downward adjustment for marketing of the issue, following its analysis of trends in the market for thrift stocks, the market for new issues (including thrift conversions) and the local acquisition market for thrift stocks. RP Financial, LC. also made a slight downward adjustment for the effect of government regulation and regulatory reform in comparison to the peer group primarily to account for the presence of the Memorandum of Understanding with the Office of Thrift Supervision and the resulting enhanced regulatory oversight and potential for operating restrictions in the event that we fall out of compliance with the requirements of the Memorandum of Understanding.
     Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Atlantic Coast Financial Corporation after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 38.0% for the three months ended March 31, 2010 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the conversion offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
     The independent valuation states that as of May 28, 2010, the estimated pro forma market value of Atlantic Coast Financial Corporation was $53.4 million. Based on Office of Thrift Supervision regulations, this market value forms the midpoint of a range with a minimum of $47.9 million and a maximum of $58.9 million. The board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The aggregate offering price of the shares in the conversion offering will be equal to the valuation range multiplied by the percentage of Atlantic Coast Federal Corporation common stock owned by Atlantic Coast Federal, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Atlantic Coast Federal Corporation common stock owned by Atlantic Coast Federal, MHC and the $10.00 price per share, the minimum of the conversion offering range will be 2,040,000 shares, the midpoint of the conversion offering range will be 2,400,000 shares and the maximum of the conversion offering range will be 2,760,000 shares.

     The board of directors of Atlantic Coast Financial Corporation reviewed the independent valuation and, in particular, considered the following:
•	Atlantic Coast Federal Corporation’s financial condition and results of operations;

•	a comparison of financial performance ratios of Atlantic Coast Federal Corporation to those of other financial institutions which were financially comparable with respect to their asset size, capital ratios, recent history of earnings and asset quality ratios;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Atlantic Coast Federal Corporation common stock.
     All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The conversion offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Atlantic Coast Federal Corporation or Atlantic Coast Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Atlantic Coast Financial Corporation to less than $47.9 million or more than $65.3 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Atlantic Coast Financial Corporation’s registration statement.
     The following table presents a summary of selected pricing ratios for the peer group companies and Atlantic Coast Financial Corporation (on a pro forma basis) based on annual earnings and other information as of and for the twelve months ended March 31, 2010, and stock price information for the peer group companies as of May 28, 2010, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the conversion offering range indicated a premium of 8.2% on a price-to-book value basis and a discount of 4.7% on a price-to-tangible book value basis. The price-to-earnings multiples were not meaningful for either Atlantic Coast Financial Corporation or the peer group due to operating losses or low earnings. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the conversion offering and supplemental offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion offering and supplemental offering as well as the trading price of Atlantic Coast Federal Corporation’s common stock. The closing price of the common stock was $3.00 per share on June 16, 2010, the last trading day immediately preceding the announcement of the conversion, and $2.95 per share on May 28, 2010, the effective date of the appraisal.

	Price-to-book value ratio	Price-to-tangible book value ratio
Atlantic Coast Financial Corporation (on a pro forma basis, assuming completion of the conversion and supplemental offering)
Adjusted Maximum	66.72%	66.80%
Maximum	62.55%	62.62%
Midpoint	58.64%	58.70%
Minimum	54.45%	54.51%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	54.18%	61.61%
Medians	50.78%	56.98%

     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Atlantic Coast Bank as a going concern and should not be considered as an indication of the liquidation value of Atlantic Coast Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offerings will thereafter be able to sell their shares at prices at or above the $10.00 price per share.
     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $65.3 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the conversion offering range to up to 3,174,000 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the conversion offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the conversion offering range of up to 3,174,000 shares.
     If the update to the independent valuation at the conclusion of the conversion offering results in an increase in the maximum of the valuation range to more than $65.3 million and a corresponding increase in the conversion offering range to more than 3,174,000 shares, or a decrease in the minimum of the valuation range to less than $47.9 million and a corresponding decrease in the conversion offering range to fewer than 2,040,000 shares, then we may terminate the offering, cancel stock orders and promptly return with interest at 0.10% all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, we may terminate the plan of conversion and reorganization. Alternatively, after consulting with the Office of Thrift Supervision, we may establish a new conversion offering range, extend the conversion offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion offering. In the event that we extend the conversion offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Atlantic Coast Bank’s passbook savings rate of 0.10%, and deposit account withdrawal authorizations will be canceled. Any single conversion offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [Extension date #2], which is two years after the special meeting of members to vote on the conversion.
     An increase in the number of shares to be issued in the conversion offering would decrease both a subscriber’s ownership interest and Atlantic Coast Financial Corporation’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the conversion offering would increase both a subscriber’s ownership interest and Atlantic Coast Financial Corporation’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”
     Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Atlantic Coast Bank and as specified under “Where You Can Find Additional Information.”
Subscription Offering and Subscription Rights
     In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”
     Priority 1: Eligible Account Holders. Each Atlantic Coast Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on March 31, 2009 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase no more than 5% of our common stock sold in the conversion offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
     To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on March 31, 2009. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Atlantic Coast Federal Corporation or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2009.
     Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the conversion offering, although our employee stock ownership plan intends to purchase 4% of the shares of common stock sold in the conversion offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations. However, to comply with the limitations applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 6% of the shares of common stock sold in the conversion offering.
     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-

qualified employee stock benefit plans, each Atlantic Coast Bank depositor with a Qualifying Deposit at the close of business on [Supplemental Record Date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase no more than 5% of our common stock sold in the conversion offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.
     To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [Supplemental Record Date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Atlantic Coast Bank as of the close of business on [Member Record Date], who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase no more than 5% of our common stock sold in the conversion offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
     To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [Member Record Date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the conversion offering range. Subscription rights which have not been exercised prior to the expiration date will become void.
     We will not execute orders until at least the minimum number of shares of common stock have been sold in the conversion offering. If at least 2,040,000 shares have not been sold in the conversion offering by [Extension date #1] and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the conversion offering will be returned promptly, with interest at 1.0% for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond [Extension date #1] is granted by the Office of Thrift Supervision, we will resolicit purchasers in the conversion offering as described under “—Procedures for Purchasing Shares—Expiration Date.”
Community Offering
     To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we expect to offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares would be offered with the following preferences:
(i)	Natural persons (including trusts of natural persons) residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s;

(ii)	Atlantic Coast Federal Corporation’s public stockholders as of [Stockholder Record Date]; and

(iii)	Other members of the general public.
     Subscribers in the community offering may purchase no more than 5% of the common stock sold in the conversion offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the conversion offering.
     If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If oversubscription occurs due to the orders of public stockholders of Atlantic Coast Federal Corporation or members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the conversion offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
     The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
     Expiration Date. The community offering may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. Atlantic Coast Financial Corporation may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [Extension date #1], in which event we will resolicit purchasers.
Syndicated Community Offering
     The plan of conversion and reorganization also provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Stifel, Nicolaus & Company, Incorporated as agent of Atlantic Coast Financial Corporation. We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the community offering, if any. We, in our sole discretion, have the right to reject orders, in whole or in part, received in the syndicated community offering. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Stifel, Nicolaus & Company, Incorporated has agreed to use its best efforts in the sale of shares in any syndicated community offering.
     The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering. No person may purchase more than 5% of our common stock sold in the conversion offering, subject to the maximum purchase limitations. See “—Additional Limitations on Common Stock Purchases.” In connection with the allocation process, unless the Office of Thrift Supervision permits otherwise, in the event of an over subscription, orders received for shares of common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the conversion offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
     If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Stifel, Nicolaus & Company, Incorporated or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date which will only occur if the minimum of the conversion offering range is met. Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering. Customers without brokerage accounts will not be able to participate in the syndicated community offering. Institutional investors will pay Stifel, Nicolaus & Company, Incorporated, in its capacity as sole book running manager, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Atlantic Coast Financial Corporation,

Atlantic Coast Federal Corporation, Atlantic Coast Federal, MHC and Atlantic Coast Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us. If the conversion offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the conversion offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.
     The syndicated community offering will be completed within 45 days after the expiration of the subscription offering, unless extended by Atlantic Coast Bank with the approval of the Office of Thrift Supervision.
     If for any reason we cannot effect a syndicated community offering, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.
Additional Limitations on Common Stock Purchases in the Conversion Offering
     The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the conversion offerings:
(i)	No person may purchase fewer than 25 shares of common stock;

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the conversion offering, including shares issued in the event of an increase in the conversion offering range of up to 15%;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 5% of common stock sold in all categories of the conversion offering combined;

(iv)	Current stockholders of Atlantic Coast Federal Corporation are subject to an ownership limitation. As previously described, current stockholders of Atlantic Coast Federal Corporation will receive shares of Atlantic Coast Financial Corporation common stock in exchange for their existing shares of Atlantic Coast Federal Corporation common stock. The number of shares of common stock that a stockholder may purchase in the conversion offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Atlantic Coast Federal Corporation common stock, may not exceed 5% of the shares of common stock of Atlantic Coast Financial Corporation to be issued and outstanding at the completion of the conversion; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the conversion offering by executive officers and directors of Atlantic Coast Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion offering.
     Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Atlantic Coast Federal, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount, and who indicated on their stock order form a desire to be resolicited, will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is further increased to 9.99%, orders for shares of common stock exceeding 5% of the shares sold in the conversion offering shall not exceed in the aggregate 10% of the total shares sold in the conversion offering.
     In the event of an increase in the conversion offering range of up to 3,174,000 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:
(i)	to fill the subscriptions of our tax-qualified employee benefit plans, including the employee stock ownership plan and our 401(k) plan, for up to 10% of the total number of shares of common stock issued in the conversion offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, then to Atlantic Coast Federal Corporation’s public stockholders as of [Stockholder Record Date] and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization, other than Atlantic Coast Federal Corporation, Atlantic Coast Bank or a majority-owned subsidiary of Atlantic Coast Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Atlantic Coast Federal Corporation or Atlantic Coast Bank.
     The term “acting in concert” means:
(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
     A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
     We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.
     Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offerings will be freely transferable except for shares purchased by directors and certain officers of Atlantic Coast Financial Corporation or Atlantic Coast Bank and except as described below. Any purchases made by any associate of Atlantic Coast Financial Corporation or Atlantic Coast Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the conversion offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Atlantic Coast Financial Corporation.”
Plan of Distribution; Selling Agent Compensation
     To assist in the marketing of our shares of common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the conversion offering by:
(i)	acting as our financial advisor for the conversion offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the conversion offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for shares of common stock in the conversion offering;
     For these services, Stifel, Nicolaus & Company, Incorporated has received an advisory and administrative fee of $50,000, and will receive a fee of 1.0% of the dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Stifel, Nicolaus

& Company, Incorporated with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans. The advisory and administrative fee will be netted against the other fees received by Stifel, Nicolaus & Company, Incorporated in the conversion offering.
     In the event that Stifel, Nicolaus & Company, Incorporated sells shares of common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1.0% of the dollar amount of total shares sold in the syndicated community offering, which fee, along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated), shall not exceed 5.5% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. All fees payable with respect to a syndicated community offering will be in addition to fees sold in the subscription and community offerings.
     Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in an amount not to exceed $30,000 for the subscription offering and community offering and$20,000 for the syndicated community offering, and for attorney’s fees in the subscription offering, community offering, syndicated community offering and supplemental offering in an amount not to exceed $100,000. In the event of a material delay in the conversion offering, Stifel, Nicolaus & Company, Incorporated could receive additional reimbursable expenses of up to $10,000 and additional reimbursable legal expenses of up to $20,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $210,000.
     In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation, (including repeating the services described above, such as reviewing supplemental offering documents and news releases, reviewing any updates to the independent appraisal, providing advice with respect to potential changes to purchase limitations, assisting with the receipt of supplemental regulatory approvals, providing additional assistance with the processing of the return and acceptance of prior and new orders (including orders from individual retirement accounts and Keogh Accounts) and coordinating functions with the financial printer), we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $50,000.
     We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.
     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Atlantic Coast Bank may assist in the conversion offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Atlantic Coast Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the conversion offering.

     We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the conversion offering as follows:
•	consolidation of deposit and loan accounts and vote calculation;

•	preparation of information for order forms and proxy cards;

•	interfacing with our financial printer;

•	recording stock order information; and

•	tabulating proxy votes.
     For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $30,000. Additional fees not to exceed $5,000 may be negotiated if significant work is required due to unexpected circumstances. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses in connection with these services, not to exceed $5,000.
Prospectus Delivery
     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the conversion offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.
     In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Stifel, Nicolaus & Company, Incorporated or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.
     Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Stifel, Nicolaus & Company, Incorporated or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.
Procedure for Purchasing Shares
     Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern Time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the conversion offering. Any extension of the subscription and/or community offering beyond [Extension date #1] would require the Office of Thrift Supervision’s approval. If the conversion offering is so extended, or if the conversion offering range is decreased or is increased above the adjusted maximum of the conversion offering range, we may conduct a resolicitation and subscribers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a subscriber does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Atlantic Coast Bank’s passbook savings rate of 0.10%, and deposit account withdrawal authorizations will be canceled.
     We reserve the right in our sole discretion to terminate the conversion offering or supplemental offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% from the date of receipt as described above.
     Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. You may submit your order form and payment by mail using the stock order reply envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the stock order form. You may hand-deliver stock order forms to Atlantic Coast Bank’s Florida Regional office, located at 12724 Gran Bay Parkway West, Jacksonville, Florida 32258. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our branch offices. Please do not mail stock order forms to Atlantic Coast Bank.
     Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of such offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the conversion offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.
     By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Atlantic Coast Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:
(i)	personal check, bank check or money order, made payable to Atlantic Coast Financial Corporation; or

(ii)	authorization of withdrawal from the types of Atlantic Coast Bank deposit accounts described on the stock order form.

     Appropriate means for designating withdrawals from deposit accounts at Atlantic Coast Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the conversion offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Atlantic Coast Bank and will earn interest at 0.10% from the date payment is processed until the conversion offering is completed or terminated.
     You may not remit cash, wire transfers, Atlantic Coast Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Atlantic Coast Financial Corporation). You may not designate on your stock order form direct withdrawal from a Atlantic Coast Bank retirement account. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate a direct withdrawal from Atlantic Coast Bank accounts with check-writing privileges. Please provide a check instead. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. If permitted by the Office of Thrift Supervision, in the event we resolicit large subscription offering purchasers, as described above in “Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares but may be able to pay by wire transfer.
     Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the conversion offering is not completed by [Extension date #1]. In such event, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest at 0.10% and deposit account withdrawal authorizations will be cancelled.
     Regulations prohibit Atlantic Coast Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offerings.
     We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.
     If our employee stock ownership plan purchases shares in the conversion offering, it will not be required to pay for such shares until completion of the conversion offering, provided that there is a loan commitment from an unrelated financial institution or Atlantic Coast Financial Corporation to lend to the employee stock ownership plan the necessary amount to fund the purchase.
     Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, Atlantic Coast Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a Atlantic Coast Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Atlantic Coast Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] conversion offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.
     Delivery of Stock Certificates in the Subscription and Community Offerings. Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order forms. Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion offering. We expect trading in the stock to begin on the business day of or on the business day following the completion of the conversion offering. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm. If you are currently a stockholder of Atlantic Coast Federal Corporation, see “—Exchange of Existing Stockholders’ Stock Certificates.”
     Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:
(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(iii)	the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.
Restrictions on Transfer of Subscription Rights and Shares
     Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other

Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower subscription offering purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the conversion offering.
     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
     Our banking office personnel may not, by law, assist with investment-related questions about the conversion offering. If you have any questions regarding the conversion offering, please call our Stock Information Center. The toll-free phone number is [Stock Information Number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.
Liquidation Rights
     Liquidation prior to the conversion. In the unlikely event that Atlantic Coast Federal, MHC is liquidated prior to the conversion, all claims of creditors of Atlantic Coast Federal, MHC would be paid first. Thereafter, if there were any assets of Atlantic Coast Federal, MHC remaining, these assets would first be distributed to certain depositors of Atlantic Coast Bank under such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of Atlantic Coast Federal, MHC after claims of creditors, based on the relative size of their deposit accounts.
     Liquidation following the conversion. The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by Atlantic Coast Financial Corporation for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Atlantic Coast Federal, MHC’s ownership interest in Atlantic Coast Federal Corporation’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Atlantic Coast Federal, MHC as of the date of the latest statement of financial condition of Atlantic Coast Federal, MHC prior to the consummation of the conversion (excluding its ownership of Atlantic Coast Federal Corporation). The plan of conversion also provides for the establishment of a parallel liquidation account in Atlantic Coast Bank to support the Atlantic Coast Financial Corporation liquidation account in the event Atlantic Coast Financial Corporation does not have sufficient assets to fund its obligations under the Atlantic Coast Financial Corporation liquidation account.
     In the unlikely event that Atlantic Coast Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Atlantic Coast Federal Corporation, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Atlantic Coast Bank or Atlantic Coast Financial Corporation above that amount.
     The liquidation account established by Atlantic Coast Financial Corporation is designed to provide depositors a liquidation interest (exchanged for the liquidation interests such persons had in Atlantic Coast Federal, MHC) after the conversion in the event of a liquidation of Atlantic Coast Financial Corporation and Atlantic Coast Bank or a liquidation solely of Atlantic Coast Bank. Specifically, in the unlikely event that either (i) Atlantic Coast Bank or (ii) Atlantic Coast Financial Corporation and Atlantic Coast Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of March 31, 2009 and [Supplemental Record Date] of their interests in the liquidation account maintained by Atlantic Coast Financial Corporation. Also, in a complete liquidation of both entities, or of just Atlantic Coast Bank, when Atlantic Coast Financial Corporation has insufficient assets (other than the stock of Atlantic Coast Bank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and Atlantic Coast Bank has positive net worth, Atlantic Coast Bank shall immediately make a distribution to fund Atlantic Coast Financial Corporation’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Atlantic Coast Financial Corporation as adjusted from time to time pursuant to the plan of conversion and Office of Thrift Supervision regulations. If Atlantic Coast Financial Corporation is completely liquidated or sold apart from a sale or liquidation of Atlantic Coast Bank, then the Atlantic Coast Financial Corporation liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Atlantic Coast Bank liquidation account, subject to the same rights and terms as the Atlantic Coast Financial Corporation liquidation account.
     Pursuant to the plan of conversion and reorganization, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, Atlantic Coast Financial Corporation will transfer or eliminate the liquidation account and the depositors’ interests in such account to Atlantic Coast Bank and the liquidation account shall thereupon become the liquidation account of Atlantic Coast Bank.
     Under the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Atlantic Coast Financial Corporation or Atlantic Coast Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
     Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Atlantic Coast Bank on March 31, 2009 or [Supplemental Record Date] equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on March 31, 2009 and [Supplemental Record Date], respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Atlantic Coast Bank on such date.
     If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2009 or [Supplemental Record Date], or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
     Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Financial Corporation, Atlantic Coast Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Atlantic Coast Federal, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Atlantic Coast Financial Corporation or Atlantic Coast Bank would prevail in a judicial proceeding.
     Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Atlantic Coast Financial Corporation have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:
1.	The merger of Atlantic Coast Federal, MHC with and into Atlantic Coast Federal Corporation will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Atlantic Coast Federal, MHC for liquidation interests in Atlantic Coast Federal Corporation will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Atlantic Coast Federal, MHC to Atlantic Coast Federal Corporation in constructive exchange for liquidation interests established in Atlantic Coast Federal Corporation for the benefit of such persons who remain depositors of Atlantic Coast Bank.

4.	The basis of the assets of Atlantic Coast Federal, MHC and the holding period of such assets to be received by Atlantic Coast Federal Corporation will be the same as the basis and holding period of such assets in Atlantic Coast Federal, MHC immediately before the exchange.

5.	The merger of Atlantic Coast Federal Corporation with and into Atlantic Coast Financial Corporation will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither Atlantic Coast Federal Corporation nor Atlantic Coast Financial Corporation will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Atlantic Coast Federal Corporation and the holding period of such assets to be received by Atlantic Coast Financial Corporation will be the same as the basis and holding period of such assets in Atlantic Coast Federal Corporation immediately before the exchange.

7.	Current stockholders of Atlantic Coast Federal Corporation will not recognize any gain or loss upon their exchange of Atlantic Coast Federal Corporation common stock for Atlantic Coast Financial Corporation common stock.

8.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Atlantic Coast Federal Corporation for interests in the liquidation account in Atlantic Coast Financial Corporation.

9.	The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in Atlantic Coast Federal Corporation for interests in the liquidation account established in Atlantic Coast Financial Corporation will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of Atlantic Coast Financial Corporation common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Atlantic Coast Federal Corporation common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her Atlantic Coast Financial Corporation common stock received in the exchange will include the period during which the Atlantic Coast Federal Corporation common stock surrendered was held, provided that the Atlantic Coast Federal Corporation common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Atlantic Coast Federal Corporation in lieu of a fractional share interest in shares of Atlantic Coast Financial Corporation common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Atlantic Coast Financial Corporation common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Atlantic Coast Financial Corporation common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Atlantic Coast Financial Corporation common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Atlantic Coast Bank supporting the payment of the Atlantic Coast

Financial Corporation liquidation account in the event Atlantic Coast Financial Corporation lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Atlantic Coast Bank liquidation account as of the effective date of the merger of Atlantic Coast Federal Corporation with and into Atlantic Coast Financial Corporation.

15.	It is more likely than not that the basis of the shares of Atlantic Coast Financial Corporation common stock purchased in the conversion offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Atlantic Coast Financial Corporation common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Atlantic Coast Financial Corporation on the receipt of money in exchange for Atlantic Coast Financial Corporation common stock sold in the conversion offering.
     We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank, Atlantic Coast Financial Corporation and persons receiving subscription rights and stockholders of Atlantic Coast Federal Corporation. With respect to items 8 and 13 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
     The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Atlantic Coast Bank are reduced; and (iv) the Atlantic Coast Bank liquidation account payment obligation arises only if Atlantic Coast Financial Corporation lacks sufficient assets to fund the liquidation account.
     In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Atlantic Coast Bank liquidation account supporting the payment of the liquidation account in the event Atlantic Coast Financial Corporation lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C.

believes it is more likely than not that such rights in the Atlantic Coast Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
     The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offerings, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
     We have also received an opinion from Crowe Horwath LLP that the Georgia and Florida state income tax consequences are consistent with the federal income tax consequences.
     The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Atlantic Coast Financial Corporation’s registration statement.
Certain Restrictions on Purchase or Transfer of Our Shares after Conversion
     All shares of common stock purchased in the conversion offering by a director or certain officers of Atlantic Coast Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Atlantic Coast Financial Corporation also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.
     Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.
     Office of Thrift Supervision regulations prohibit Atlantic Coast Financial Corporation from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.
SUPPLEMENTAL OFFERING
     General. We will offer no more than an additional 1,650,000 shares of our common stock, at a purchase price of $10.00 per share, to selected investors in a supplemental offering, which we anticipate will occur immediately following completion of the conversion offering. We are conducting the supplemental offering to raise more capital than we can raise in the conversion offering alone. We believe the additional capital that we can raise in the supplemental offering enhances our ability to complete the conversion offering and positions us to better execute our business plan. We intend to use the net proceeds of the supplemental offering as discussed under “How We Intend to Use the Proceeds From the Offerings.” Our independent valuation appraisal by RP Financial, LC. assumes the completion of the supplemental offering in arriving at the estimated pro forma market valuation of Atlantic Coast Financial Corporation which ranges from $47.9 million at the minimum of the valuation range to $65.3 million at the adjusted maximum of the valuation range.
     Conditions of Supplemental Offering. We must reach the minimum of the valuation range in order to complete the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, we may resolicit subscribers in the conversion offering. Purchasers in the supplemental offering may also purchase shares in the conversion offering, which will count towards reaching the minimum of the conversion offering range. We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the supplemental offering. No purchaser in the supplemental offering alone, or “acting in concert,” may acquire or own more than 9.9% of the shares outstanding following completion of the conversion and supplemental offerings. The supplemental offering is not subject to Office of Thrift Supervision approval or a stockholder vote.
     Dilution. The completion of the supplemental stock offering will result in dilution of the ownership percentage of stockholders who purchased stock or received exchange shares in connection with the conversion. The following table shows the ownership percentages of conversion offering purchasers, current stockholders who receive shares in the exchange that is part of the conversion offering and supplemental offering purchasers.
Proposed Ownership of Atlantic Coast Financial Corporation Following the Completion of the
Conversion and the Supplemental Offerings

	Minimum	Midpoint	Maximum	Adjusted Maximum

Conversion Share Ownership Percentage	42.63%	44.95%	46.84%	48.62%
Exchange Shares Ownership Percentage	22.89%	24.14%	25.15%	26.11%
Supplemental Offering Shares Ownership Percentage	34.48%	30.91%	28.00%	25.27%

Total	100.00%	100.00%	100.00%	100.00%

     Placement Agent Compensation; Plan of Distribution. To assist us in the sale of our shares of common stock in the supplemental offering, we have retained Stifel, Nicolaus & Company, Incorporated on a best efforts basis. Investors will not be charged a commission to purchase shares of common stock in the supplemental offering. Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 5.0% of the dollar amount of shares of common stock sold to investors in the supplemental offering except that for sales of common stock to lenders of Atlantic Coast Federal Corporation who at the time of closing have participated in any credit facility with us, Stifel, Nicolaus & Company, Incorporated will receive a fee of 1.0%. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors, employees or their immediate families in the supplemental offering. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in an amount not to exceed $30,000 for the supplemental offering. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the supplemental offering.
     The supplemental offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Stifel, Nicolaus & Company, Incorporated generally will accept payment for shares of common stock to be purchased in the supplemental offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the supplemental offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date. Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the supplemental offering. Customers without brokerage accounts will not be able to participate in the supplemental offering. Institutional investors will pay Stifel, Nicolaus & Company, Incorporated, in its capacity as placement agent, for shares purchased in the supplemental offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the supplemental offering is subject to conditions set forth in an agency agreement among Atlantic Coast Financial Corporation, Atlantic Coast Federal Corporation, Atlantic Coast Federal, MHC and Atlantic Coast Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the supplemental offering, less fees and commissions payable by us, will be delivered promptly to us. In the supplemental offering, order forms will not be used.
COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF
ATLANTIC COAST FEDERAL CORPORATION
     General. As a result of the conversion, existing stockholders of Atlantic Coast Federal Corporation will become stockholders of Atlantic Coast Financial Corporation. There are differences in the rights of stockholders of Atlantic Coast Federal Corporation and stockholders of Atlantic Coast Financial Corporation caused by differences between federal and Maryland law and regulations and differences in Atlantic Coast Federal Corporation’s federal stock charter and bylaws and Atlantic Coast Financial Corporation’s Maryland articles of incorporation and bylaws.
     This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Atlantic Coast Financial Corporation’s articles of incorporation and bylaws.
     Authorized Capital Stock. The authorized capital stock of Atlantic Coast Federal Corporation consists of 18,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock.
     The authorized capital stock of Atlantic Coast Financial Corporation consists of 100,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.
     Under the Maryland General Corporation Law and Atlantic Coast Financial Corporation’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Atlantic Coast Federal Corporation.
     Atlantic Coast Federal Corporation’s charter and Atlantic Coast Financial Corporation’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.
     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Atlantic Coast Federal, MHC is required to own not less than a majority of the outstanding shares of Atlantic Coast Federal Corporation common stock. Atlantic Coast Federal, MHC will no longer exist following completion of the conversion.
     Atlantic Coast Financial Corporation’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Atlantic Coast Federal Corporation’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Atlantic Coast Financial Corporation stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.
     Voting Rights. Neither Atlantic Coast Federal Corporation’s stock charter or bylaws nor Atlantic Coast Financial Corporation’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.
     Payment of Dividends. Atlantic Coast Federal Corporation’s ability to pay dividends depends, to a large extent, upon Atlantic Coast Bank’s ability to pay dividends to Atlantic Coast Federal Corporation, which is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to federal savings associations.
     The same restrictions will apply to Atlantic Coast Bank’s payment of dividends to Atlantic Coast Financial Corporation. In addition, Maryland law generally provides that Atlantic Coast Financial Corporation is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.
     Board of Directors. Atlantic Coast Federal Corporation’s bylaws and Atlantic Coast Financial Corporation’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.
     Under Atlantic Coast Federal Corporation’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Atlantic Coast Federal Corporation to fill vacancies may only serve until the next election of directors by stockholders. Under Atlantic Coast Financial Corporation’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
     Limitations on Liability. The charter and bylaws of Atlantic Coast Federal Corporation do not limit the personal liability of directors.

     Atlantic Coast Financial Corporation’s articles of incorporation provide that directors will not be personally liable for monetary damages to Atlantic Coast Financial Corporation for certain actions as directors, except for (i) receipt of an improper personal benefit from their positions as directors, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Atlantic Coast Financial Corporation.
     Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Office of Thrift Supervision regulations, Atlantic Coast Federal Corporation will indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Atlantic Coast Federal Corporation or its stockholders. Atlantic Coast Federal Corporation also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Atlantic Coast Federal Corporation is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.
     The articles of incorporation of Atlantic Coast Financial Corporation provide that it shall indemnify (1) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses and (2) other employees or agents to such extent as shall be authorized by the board of directors and Maryland Law. Maryland law allows Atlantic Coast Financial Corporation to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Atlantic Coast Financial Corporation. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Special Meetings of Stockholders. Atlantic Coast Federal Corporation’s bylaws provide that special meetings of stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting. Atlantic Coast Financial Corporation’s bylaws provide that special meetings of stockholders may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Stockholder Nominations and Proposals. Atlantic Coast Federal Corporation’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Atlantic Coast Federal Corporation at least five days before the date of any such meeting.
     Atlantic Coast Financial Corporation’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Atlantic Coast Financial Corporation at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.
     Management believes that it is in the best interest of Atlantic Coast Financial Corporation and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.
     Stockholder Action Without a Meeting. The bylaws of Atlantic Coast Federal Corporation provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The bylaws of Atlantic Coast Financial Corporation do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
     Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Atlantic Coast Federal Corporation, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.
     Limitations on Voting Rights of Greater-than-10% Stockholders. Atlantic Coast Financial Corporation’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Atlantic Coast Federal Corporation’s charter does not provide such a limit on voting common stock.
     In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the conversion offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Atlantic Coast Financial Corporation’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Atlantic Coast Financial Corporation’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Atlantic Coast Federal Corporation generally requires the approval of two-thirds of the board of directors and the holders of two-thirds of the outstanding stock of Atlantic Coast Federal Corporation entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Atlantic Coast Federal Corporation’s assets. Such regulation permits Atlantic Coast Federal Corporation to merge with another corporation without obtaining the approval of its stockholders if:
(i)	it does not involve an interim savings institution;

(ii)	Atlantic Coast Federal Corporation’s federal stock charter is not changed;

(iii)	each share of Atlantic Coast Federal Corporation’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Atlantic Coast Federal Corporation after such effective date; and

(iv)	either:
(a)	no shares of voting stock of Atlantic Coast Federal Corporation and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Atlantic Coast Federal Corporation to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Atlantic Coast Federal Corporation outstanding immediately prior to the effective date of the transaction.
     Under Maryland law, “business combinations” between Atlantic Coast Financial Corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Atlantic Coast Financial Corporation’s voting stock after the date on which Atlantic Coast Financial Corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Atlantic Coast Financial Corporation at any time after the date on which Atlantic Coast Financial Corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Atlantic Coast Financial Corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Atlantic Coast Financial Corporation and an interested stockholder generally must be recommended by the board of directors of Atlantic Coast Financial Corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Atlantic Coast Financial Corporation, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Atlantic

Coast Financial Corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Atlantic Coast Financial Corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     Evaluation of Offers. The articles of incorporation of Atlantic Coast Financial Corporation provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Atlantic Coast Financial Corporation (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Atlantic Coast Financial Corporation and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:
•	the economic effect, both immediate and long-term, upon Atlantic Coast Financial Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Atlantic Coast Financial Corporation and its subsidiaries and on the communities in which Atlantic Coast Financial Corporation and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Atlantic Coast Financial Corporation;

•	whether a more favorable price could be obtained for Atlantic Coast Financial Corporation’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Atlantic Coast Financial Corporation and its subsidiaries;

•	the future value of the stock or any other securities of Atlantic Coast Financial Corporation or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Atlantic Coast Financial Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Atlantic Coast Federal Corporation’s charter and bylaws do not contain a similar provision.
     Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange, or any combination of such shares of stock and cash.
     Under Maryland law, stockholders of Atlantic Coast Financial Corporation will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Atlantic Coast Financial Corporation is a party as long as the common stock of Atlantic Coast Financial Corporation trades on a national securities exchange.
     Amendment of Governing Instruments. No amendment of Atlantic Coast Federal Corporation’s stock charter may be made unless it is first proposed by the board of directors then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.
     Atlantic Coast Financial Corporation’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:
(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Atlantic Coast Financial Corporation;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Atlantic Coast Financial Corporation;

(xi)	The limitation of liability of officers and directors to Atlantic Coast Financial Corporation for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)	The advance notice requirements for stockholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.
RESTRICTIONS ON ACQUISITION OF ATLANTIC COAST FINANCIAL CORPORATION
     Although the board of directors of Atlantic Coast Financial Corporation is not aware of any effort that might be made to obtain control of Atlantic Coast Financial Corporation after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Atlantic Coast Financial Corporation’s articles of incorporation to protect the interests of Atlantic Coast Financial Corporation and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Atlantic Coast Bank, Atlantic Coast Financial Corporation or Atlantic Coast Financial Corporation’s stockholders.
     The following discussion is a general summary of the material provisions of Atlantic Coast Financial Corporation’s articles of incorporation and bylaws, Atlantic Coast Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Atlantic Coast Financial Corporation’s articles of incorporation and bylaws are included as part of Atlantic Coast Federal, MHC’s application for conversion filed with the Office of Thrift Supervision and Atlantic Coast Financial Corporation’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”
Articles of Incorporation and Bylaws of Atlantic Coast Financial Corporation
     Atlantic Coast Financial Corporation’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Atlantic Coast Financial Corporation more difficult.
     Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.
     Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.
     Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.
     Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).
     Authorized but Unissued Shares. After the conversion, Atlantic Coast Financial Corporation will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Atlantic Coast Financial Corporation Following the Conversion.” The articles of incorporation authorize 25,000,000 shares of serial preferred stock. Atlantic Coast Financial Corporation is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Atlantic Coast Financial Corporation that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Atlantic Coast Financial Corporation. The board of directors has no present plan or understanding to issue any preferred stock.
     Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and also by at least a majority of the outstanding shares of the voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Atlantic Coast Federal Corporation—Amendment of Governing Instruments” above.

     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Atlantic Coast Financial Corporation’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.
     The provisions requiring the affirmative vote of 80% of outstanding shares for certain stockholder actions have been included in the articles of incorporation of Atlantic Coast Financial Corporation in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.
     Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Atlantic Coast Financial Corporation and an “interested stockholder”. See “Comparison of Stockholder Rights for Existing Stockholders of Atlantic Coast Federal Corporation—Mergers, Consolidations and Sales of Assets”, above.
     Evaluation of Offers. The articles of incorporation of Atlantic Coast Financial Corporation provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Atlantic Coast Financial Corporation (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Atlantic Coast Financial Corporation and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Atlantic Coast Federal Corporation—Evaluation of Offers”, above.
     Purpose and Anti-Takeover Effects of Atlantic Coast Financial Corporation’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Atlantic Coast Financial Corporation and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Atlantic Coast Financial Corporation and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Atlantic Coast Financial Corporation and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Atlantic Coast Financial Corporation and that is in the best interests of all our stockholders.
     Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Atlantic Coast Financial Corporation for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Atlantic Coast Financial Corporation’s assets.

     Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.
     Despite our belief as to the benefits to stockholders of these provisions of Atlantic Coast Financial Corporation’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
Charter of Atlantic Coast Bank
     Atlantic Coast Bank’s charter provides that for a period of five years from the closing of the conversion offering, no person other than Atlantic Coast Financial Corporation may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Atlantic Coast Bank. This provision does not apply to any tax-qualified employee benefit plan of Atlantic Coast Bank or Atlantic Coast Financial Corporation or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Atlantic Coast Financial Corporation or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Atlantic Coast Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.
Conversion Regulations
     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations
     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.
     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”
     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:
(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.
DESCRIPTION OF CAPITAL STOCK OF ATLANTIC COAST FINANCIAL CORPORATION
FOLLOWING THE CONVERSION
General
     Atlantic Coast Financial Corporation is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Atlantic Coast Financial Corporation currently expects to issue in the conversion offering, supplemental offering and exchange up to 5,892,070 shares of common stock, subject to adjustment up to 6,528,380 shares. Atlantic Coast Financial Corporation will not issue shares of preferred stock in the conversion. Each share of Atlantic Coast Financial Corporation common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
     The shares of common stock of Atlantic Coast Financial Corporation will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
Common Stock
     Dividends. Atlantic Coast Financial Corporation may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Atlantic Coast Financial Corporation is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce Atlantic Coast Financial Corporation’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Atlantic Coast Financial Corporation will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Atlantic Coast Financial Corporation issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
     Voting Rights. Upon completion of the conversion, the holders of common stock of Atlantic Coast Financial Corporation will have exclusive voting rights in Atlantic Coast Financial Corporation. They will elect Atlantic Coast Financial Corporation’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Atlantic Coast Financial Corporation’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Atlantic Coast Financial Corporation issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock. As a federal stock savings association, corporate powers and control of Atlantic Coast Bank are vested in its board of directors, who elect the officers of Atlantic Coast Bank and who fill any vacancies on the board of directors. Voting rights of Atlantic Coast Bank are vested exclusively in the owners of the shares of capital stock of Atlantic Coast Bank, which will be Atlantic Coast Financial Corporation, and voted at the direction of Atlantic Coast Financial Corporation’s board of directors. Consequently, the holders of the common stock of Atlantic Coast Financial Corporation will not have direct control of Atlantic Coast Bank.
     Liquidation. In the event of any liquidation, dissolution or winding up of Atlantic Coast Bank, Atlantic Coast Financial Corporation, as the holder of 100% of Atlantic Coast Bank’s capital stock, would be entitled to receive all assets of Atlantic Coast Bank available for distribution, after payment or provision for payment of all debts and liabilities of Atlantic Coast Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Atlantic Coast Financial Corporation, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Atlantic Coast Financial Corporation available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
     Preemptive Rights. Holders of the common stock of Atlantic Coast Financial Corporation will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
     None of the shares of Atlantic Coast Financial Corporation’s authorized preferred stock will be issued as part of the conversion offering or supplemental offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     On March 31, 2010, the Audit Committee of Atlantic Coast Federal Corporation met and dismissed Crowe Horwath LLP as its independent accountant. Atlantic Coast Federal Corporation’s financial statements in recent years, including the years ended December 31, 2009 and 2008, were audited by Crowe Horwath LLP. On March 31, 2010 the Audit Committee also approved the engagement of McGladrey & Pullen, LLP as Atlantic Coast Federal Corporation’s independent accountant for the fiscal year ending December 31, 2010.
     The reports of Crowe Horwath LLP on the financial statements of Atlantic Coast Federal Corporation for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through March 31, 2010, there were no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP would have caused Crowe Horwath LLP to make reference thereto in its report on Atlantic Coast Federal Corporation’s financial statements. During the two most recent fiscal years and through March 30, 2010, there were no reportable events (as set forth in Regulation S-K Item 304(a)(1)(v)) with Crowe Horwath LLP.
     During the two most recent fiscal years and through March 31, 2010, neither Atlantic Coast Federal Corporation nor anyone on its behalf consulted with McGladrey & Pullen, LLP regarding either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on Atlantic Coast Federal Corporation’s financial statements; or (ii) any matter that was the subject matter of a disagreement or reportable event with the former independent accountant (as set forth in Regulation S-K Item 304 (a)(1)(iv) or (v)).
TRANSFER AGENT
     The transfer agent and registrar for Atlantic Coast Financial Corporation’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS
     The consolidated financial statements of Atlantic Coast Federal Corporation and subsidiary as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.
     RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion offering and its letters with respect to subscription rights and the liquidation accounts.
LEGAL MATTERS
     Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Atlantic Coast Financial Corporation, Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation and Atlantic Coast Bank, will issue to Atlantic Coast Financial Corporation its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Crowe Horwath LLP has provided an opinion to us regarding the Georgia and Florida income tax consequences of the conversion. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Kilpatrick Stockton LLP, Washington, D.C.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     Atlantic Coast Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Atlantic Coast Financial Corporation. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
     Atlantic Coast Federal, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309. Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.
     In connection with the conversion offering, Atlantic Coast Financial Corporation will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Atlantic Coast Financial Corporation and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, Atlantic Coast Financial Corporation has undertaken that it will not terminate such registration for a period of at least three years following the conversion offering.

ATLANTIC COAST FEDERAL CORPORATION
Separate financial statements for Atlantic Coast Financial Corporation have not been included in this prospectus because Atlantic Coast Financial Corporation has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.
All financial statement schedules have been omitted as the required information either is not applicable or is included the financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Atlantic Coast Federal Corporation
Waycross, Georgia
We have audited the accompanying consolidated balance sheets of Atlantic Coast Federal Corporation (“Corporation”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Coast Federal Corporation as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP
Brentwood, Tennessee
March 31, 2010

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED BALANCE SHEETS
March 31, 2010 (Unaudited) and December 31, 2009 and 2008
(Dollars in Thousands, Except Share Information)

	Unaudited
	March 31,	December 31,
	2010	2009	2008
ASSETS
Cash and due from financial institutions	$9,591	$8,211	$10,025
Short-term interest-earning deposits	28,370	28,933	24,033

Total cash and cash equivalents	37,961	37,144	34,058
Securities available for sale	204,217	177,938	147,474
Loans held for sale	5,253	8,990	736
Loans, net of allowance of $13,308 at March 31, 2010, $13,810 at December 31, 2009 and $10,598 at December 31, 2008	599,858	614,371	741,879
Federal Home Loan Bank stock, at cost	10,023	10,023	9,996
Land, premises and equipment, net	15,935	16,014	16,562
Bank owned life insurance	22,983	22,806	22,173
Other real estate owned	5,035	5,028	3,332
Goodwill	—	—	2,811
Accrued interest receivable and other assets (includes deferred tax asset of $0 at March 31, 2010 and December 31,2009 and $7,727 at December 31, 2008)	12,756	13,247	17,068

Total assets	$914,021	$905,561	$996,089

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$35,370	$34,988	$33,192
Interest-bearing demand	79,052	79,192	67,714
Savings and money market	168,059	160,784	164,388
Time	302,211	280,480	359,312

Total deposits	584,692	555,444	624,606
Securities sold under agreement to repurchase	92,800	92,800	92,800
Federal Home Loan Bank advances	172,718	182,694	184,850
Other borrowings	2,200	12,200	—
Accrued expenses and other liabilities	5,240	5,882	9,873

Total liabilities	857,650	849,020	912,129

Commitments and contingent liabilities	—	—	—

Preferred stock: $0.01 par value; 2,000,000 shares authorized none issued	—	—	—
Common stock: $0.01 par value; 18,000,000 shares authorized, shares issued 14,813,469 at March 31, 2010, December 31, 2009 and 2008	148	148	148
Additional paid in capital	61,418	61,225	60,061
Unearned employee stock ownership plan (ESOP) shares of 174,570 at March 31, 2010, 186,208 at December 31, 2009 and 232,760 at December 31, 2008	(1,746)	(1,862)	(2,328)
Retained earnings	14,018	16,777	46,201
Accumulated other comprehensive income (loss)	2,483	152	(308)
Treasury stock, at cost, 1,397,760 shares at March 31, 2010, 1,375,260 shares at December 31, 2009 and 1,361,633 at December 31, 2008	(19,950)	(19,899)	(19,814)

Total stockholders’ equity	56,371	56,541	83,960

Total liabilities and stockholders’ equity	$914,021	$905,561	$996,089

The accompanying notes are an integral part of these consolidated financial statements.

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands, Except Share Information)

	Unaudited
	March 31,		December 31,
	2010	2009	2009	2008	2007
Interest and dividend income
Loans, including fees	$9,190	$10,823	$40,726	$46,385	$46,331
Securities and interest-earning deposits in other financial institutions	2,012	2,003	7,992	8,874	9,178

	11,202	12,826	48,718	55,259	55,509

Interest expense
Deposits	2,820	4,557	15,921	20,654	23,795
Federal Home Loan Bank advances	1,554	1,712	6,767	7,575	6,653
Securities sold under agreements to repurchase	1,148	983	4,237	3,780	2,675
Other borrowings	45	—	10	—	—

	5,567	7,252	26,935	32,009	33,123

Net interest income	5,635	5,574	21,783	23,250	22,386

Provision for loan losses	3,722	5,812	24,873	13,948	2,616

Net interest income (loss) after provision for loan losses	1,913	(238)	(3,090)	9,302	19,770

Noninterest income
Service charges and fees	856	992	4,245	4,871	5,251
Gain on sale of loans held for sale	104	185	708	118	34
Loss on sale of portfolio loans	(273)	—	(1,317)	—	—
Gain (loss) on sale of securities available for sale	—	96	383	650	(46)
Other than temporary impairment loss:
Total impairment loss	(700)	344	(4,471)	—	—
Loss recognized in other comprehensive income	625	(518)	4	—	—

Net impairment loss recognized in earnings	(75)	(174)	(4,467)	—	—
Interchange fees	222	215	916	886	897
Bank owned life insurance earnings	178	175	632	984	861
Life insurance proceeds in excess of CSV	—	—	—	2,634	—
Other	65	51	3,065	806	176

	1,077	1,540	4,165	10,949	7,173

Noninterest expense
Compensation and benefits	2,570	2,446	10,381	12,890	11,760
Supplemental executive retirement plans	—	129	(2,684)	851	631
Occupancy and equipment	554	621	2,548	2,652	2,383
FDIC insurance premiums	449	336	1,839	493	457
Foreclosed assets, net	92	705	1,488	815	247
Data processing	255	260	1,030	1,023	1,136
Outside professional services	359	425	1,913	1,889	4,066
Collection expense and repossessed asset losses	393	204	1,193	508	301
Goodwill impairment	—	—	2,811	—	—
Other	1,077	894	3,781	5,208	4,717

	5,749	6,020	24,300	26,329	25,698

(Loss) income before income tax (benefit) expense	(2,759)	(4,718)	(23,225)	(6,078)	1,245

Income tax (benefit) expense	—	(1,657)	6,110	(3,233)	130

Net income (loss)	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115

(Loss) earnings per common share:
Basic	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08

Diluted	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08

Dividends declared per common share	$—	$0.01	$0.02	$0.47	$0.57

The accompanying notes are an integral part of these consolidated financial statements.

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Three Months Ended March 31, 2010 (Unaudited) and Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands, Except Share Information)

					ACCUMULATED
		ADDITIONAL	UNEARNED		OTHER		TOTAL
	COMMON	PAID IN	ESOP	RETAINED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
	STOCK	CAPITAL	SHARES	EARNINGS	INCOME (LOSS)	STOCK	EQUITY
Balance at January 1, 2007	148	57,708	(3,259)	52,711	(204)	(16,017)	91,087
ESOP shares earned, 46,552 shares	—	276	466	—	—	—	742
Stock options exercised	—	(8)	—	—	—	65	57
Management restricted stock granted	—	(98)	—	—	—	207	109
Management restricted stock expense, 78,256 shares	—	684	—	—	—	—	684
Stock options expense	—	332	—	—	—	—	332
Directors deferred compensation	—	49	—	—	—	(49)	—
Shares relinquished	—	139	—	—	—	(155)	(16)
Cash dividends declared ($0.57 per share)	—	—	—	(2,644)	—	—	(2,644)
Treasury stock purchased at cost	—	—	—	—	—	(1,968)	(1,968)
Comprehensive income:
Net income	—	—	—	1,115	—	—	1,115
Other comprehensive income	—	—	—	—	308	—	308

Total comprehensive income	—	—	—	1,115	308	—	1,423

						—
Balance at December 31, 2007	$148	$59,082	$(2,793)	$51,182	$104	$(17,917)	$89,806

(continued)

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Three Months Ended March 31, 2010 (Unaudited) and Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands, Except Share Information)

					ACCUMULATED
		ADDITIONAL	UNEARNED		OTHER		TOTAL
	COMMON	PAID IN	ESOP	RETAINED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
	STOCK	CAPITAL	SHARES	EARNINGS	INCOME (LOSS)	STOCK	EQUITY
Balance at January 1, 2008	$148	$59,082	$(2,793)	$51,182	$104	$(17,917)	$89,806
ESOP shares earned, 46,552 shares	—	(94)	465	—	—	—	371
Management restricted stock expense, 78,256 shares	—	680	—	—	—	—	680
Stock options expense	—	397	—	—	—	—	397
Directors deferred compensation	—	(4)	—	—	—	4	—
Cash dividends declared ($0.47 per share)	—	—	—	(2,136)	—	—	(2,136)
Shares relinquished	—	—	—	—	—	(60)	(60)
Treasury stock purchased at cost	—	—	—	—	—	(1,841)	(1,841)
Comprehensive income (loss):
Net income (loss)	—	—	—	(2,845)	—	—	(2,845)
Other comprehensive income (loss)	—	—	—	—	(412)	—	(412)

Total comprehensive income (loss)	—	—	—	(2,845)	(412)	—	(3,257)

Balance at December 31, 2008	$148	$60,061	$(2,328)	$46,201	$(308)	$(19,814)	$83,960

(continued)

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Three Months Ended March 31, 2010 (Unaudited) and Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands, Except Share Information)

					ACCUMULATED
		ADDITIONAL	UNEARNED		OTHER		TOTAL
	COMMON	PAID IN	ESOP	RETAINED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
	STOCK	CAPITAL	SHARES	EARNINGS	INCOME (LOSS)	STOCK	EQUITY
Balance at January 1, 2009	$148	$60,061	$(2,328)	$46,201	$(308)	$(19,814)	$83,960
ESOP shares earned, 46,552 shares	—	(236)	466	—	—	—	230
Management restricted stock expense, 78,256 shares	—	647	—	—	—	—	647

Stock options expense	—	314	—	—	—	—	314
Directors deferred compensation	—	11	—	—	—	(11)	—
Capital contribution by parent	—	400	—	—	—	—	400
Cash dividends declared ($0.02 per share)	—	—	—	(89)	—	—	(89)
Shares relinquished	—	28	—	—	—	(45)	(17)
Treasury stock purchased at cost	—	—	—	—	—	(29)	(29)
Comprehensive income (loss):
Net income (loss)	—	—	—	(29,335)	—	—	(29,335)
Other comprehensive income (loss)	—	—	—	—	—	—	—
Net change in unrealized losses on securities available-for-sale net of reclassification and taxes	—	—	—	—	456	—	456
Change in unrealized gains (losses) on securities available-for-sale for which a portion of an other-than-temporary impairment has been recognized in earnings, net of reclassification and taxes	—	—	—	—	4	—	4

Total comprehensive income (loss)	—	—	—	(29,335)	460	—	(28,875)

Balance at December 31, 2009	$148	$61,225	$(1,862)	$16,777	$152	$(19,899)	$56,541

(continued)

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Three Months Ended March 31, 2010 (Unaudited) and Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands, Except Share Information)

					ACCUMULATED
		ADDITIONAL	UNEARNED		OTHER		TOTAL
	COMMON	PAID IN	ESOP	RETAINED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
	STOCK	CAPITAL	SHARES	EARNINGS	INCOME (LOSS)	STOCK	EQUITY
Balance at January 1, 2010	$148	$61,225	$(1,862)	$16,777	$152	$(19,899)	$56,541
ESOP shares earned, 11,638 shares	—	(64)	116	—	—	—	52
Management restricted stock expense, 78,256 shares	—	161	—	—	—	—	161

Stock options expense	—	79	—	—	—	—	79
Directors deferred compensation	—	17	—	—	—	(17)	—
Treasury stock purchased at cost, 22,500 shares	—	—	—	—	—	(34)	(34)
Comprehensive income (loss):
Net income (loss)	—	—	—	(2,759)	—	—	(2,759)
Other comprehensive income (loss)	—	—	—	—	—	—	—
Net change in unrealized losses on securities available-for-sale net of reclassification and taxes	—	—	—	—	1,706	—	1,706
Change in unrealized gains (losses) on securities available-for-sale for which a portion of an other-than-temporary impairment has been recognized in earnings, net of reclassification and taxes	—	—	—	—	625	—	625

Total comprehensive income (loss)	—	—	—	(2,759)	2,331	—	(428)

Balance at March 31, 2010	$148	$61,418	$(1,746)	$14,018	$2,483	$(19,950)	$56,371

The accompanying notes are an integral part of these consolidated financial statements.

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands)

	Unaudited
	March 31,		December 31,
	2010	2009	2009	2008	2007

Cash flows from operating activities
Net income (loss)	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115
Adjustments to reconcile net income (loss) to to net cash from operating activities:
Provision for loan losses	3,722	5,812	24,873	13,948	2,616
Deferred tax asset valuation allowance	—	—	15,482	484	324
Net reversal of SERP benefit liabilites	—	—	(2,684)	—	—
Gain on sale of loans held for sale	(104)	(185)	(708)	(118)	(34)
Loss on sale of portfolio loans	273	—	1,317	—	—
Loans originated for sale	(17,632)	(14,292)	(87,981)	(11,167)	(74,419)
Proceeds from loan sales	21,480	23,891	80,353	11,189	78,178
Foreclosed assets, net	92	705	1,488	815	247
(Gain) loss on sale of securities available for sale	—	(96)	(383)	(650)	46
Other than temporary impairment charge	75	174	4,467	—	—
Proceeds from VISA IPO redemption	—	—	—	79	—
(Gain) loss on disposal of premises and equipment	—	10	(669)	(605)	130
Goodwill impairment charge	—	—	2,811	—	—
ESOP compensation expense	52	40	230	371	742
Share-based compensation expense	240	240	961	1,077	1,109
Net depreciation and amortization	602	395	2,159	2,038	1,807
Net change in accrued interest receivable	35	130	673	146	(581)
Net change in cash surrender value of bank owned life insurance	(177)	(176)	(633)	(984)	(861)
Net change in other assets	548	(2,389)	(12,652)	(6,957)	(2,549)
Net change in accrued expenses and other liabilities	(642)	(9)	(1,307)	3,180	915

Net cash from operating activities	5,805	11,189	(1,538)	10,001	8,785

Cash flows from investing activities
Proceeds from maturities and payments of securites available for sale	15,256	10,180	53,079	25,661	18,694
Proceeds from the sales of securities available for sale	—	18,471	52,917	76,245	14,619
Purchase of securities available for sale	(39,691)	(51,451)	(140,523)	(115,309)	(67,871)
Portfolio loans purchased			—	—	(51,423)
Proceeds from sale of portfolio loans	866	—	16,021	—	—
Net change in portfolio loans	8,781	10,529	79,233	(57,940)	(17,633)
Expenditures on premises and equipment	(156)	(191)	(728)	(1,728)	(932)
Proceeds from sales of premises and equipment	—	—	852	1,653	—
Proceeds from the sale of other real estate owned	718	732	2,653	2,287	401
Proceeds from BOLI, net	—	—	—	1,038	—
(Purchase) / redemption of FHLB stock	—	(128)	(27)	(703)	(1,345)
Purchase of Beckman Mortgage	—	—	—	(150)	—
Net change in other investments	—	—	—	—	1,200

Net cash from investing activities	(14,226)	(11,858)	63,477	(68,946)	(104,290)
(continued)

ATLANTIC COAST FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
(Dollars in Thousands)

	Unaudited
	March 31,		December 31,
	2010	2009	2009	2008	2007

Cash flows from financing activities
Net (decrease) increase in deposits	$29,248	$9,301	$(28,169)	$41,876	$9,678
Net decrease in deposits from sale of branch	—	—	(40,993)	—	—
Proceeds from FHLB advances	—	20,000	65,000	133,000	95,000
Other borrowings	—	—	12,200	—	—
Repayment of other borrowings	(10,000)	—	—	—	—
Proceeds from sale of securities under agreement to repurchase			—	14,300	49,500
Repayment of FHLB advances	(9,976)	(27,226)	(67,156)	(121,150)	(66,000)
Capital contribution from parent	—	—	400	—	—
Treasury stock repurchased	(34)	(29)	(29)	(1,841)	(1,968)
Share based compensation items	—	—	(17)	(60)	—
Proceeds from exercise of stock options, including tax benefit	—	—	—	—	57
Dividends paid	—	(45)	(89)	(2,432)	(2,509)

Net cash from financing activities	9,238	2,001	(58,853)	63,693	83,758

Net change in cash and cash equivalents	817	1,332	3,086	4,748	(11,747)

Cash and equivalents beginning of period	37,144	34,058	34,058	29,310	41,057

Cash and equivalents at end of period	$37,961	$35,390	$37,144	$34,058	$29,310

Supplemental information:
Interest paid	$5,641	$7,276	$27,058	$32,070	$32,839
Income tax (refund)/paid	15	15	(4,518)	2,063	3,269

Supplemental noncash disclosures:
Loans transferred to other real estate	$823	$785	$5,836	$4,704	$2,089
The accompanying notes are an integral part of these consolidated financial statements.

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations: The accompanying consolidated financial statements include Atlantic Coast Federal Corporation and its wholly owned subsidiary, Atlantic Coast Bank (“Atlantic Coast Bank”) together referred to as (“the Company”). Prior to 2009, the consolidated financial statements also included Atlantic Coast Holdings, Inc (“Holdings”) which was a wholly owned subsidiary of Atlantic Coast Bank, formed for the purpose of managing and investing in certain securities as well as holding all of the common stock and 85% of the preferred stock of Coastal Properties, Inc., a Real Estate Investment Trust (the “REIT”). The REIT was formed in the fourth quarter of 2005, for the purpose of holding Georgia and Florida first lien residential mortgage loans originated by Atlantic Coast Bank. The REIT is permitted a deduction for Federal income tax purposes of all dividends paid to its shareholders. Both Atlantic Coast Holdings, Inc. and the REIT were dissolved during 2009 as part of a comprehensive revision of our income tax strategy. The consolidated financials also include First Community Financial Services, Inc. (“FCFS”), an inactive wholly owned subsidiary of Atlantic Coast Bank. All significant inter-company transactions and balances are eliminated in consolidation. Atlantic Coast Federal Corporation is a majority owned (65.1%) subsidiary of Atlantic Coast Federal, MHC. These financial statements do not include the transactions and balances of Atlantic Coast Federal, MHC.
The consolidated financial statements and related notes as of March 31, 2010 and for the three months ended March 31, 2010 and 2009 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of financial position, results of operations and cash flows. The results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010.
Atlantic Coast Bank provides a broad range of banking services to individual and business customers primarily in southern coastal Georgia and northern coastal Florida. Its primary deposit products are checking, savings, and certificate of deposits, and its primary lending products are residential mortgage, home equity and other consumer loans, and commercial loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are generally expected to be repaid from the cash flows from the operations of the business. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.
On May 30, 2002, Atlantic Coast Bank adopted a Plan of Reorganization into a three-tier mutual holding company. The Plan of Reorganization became effective on January 1, 2003. Following the reorganization, Atlantic Coast Bank became a wholly owned subsidiary of Atlantic Coast Federal Corporation (“the Stock Company”), which became a wholly owned subsidiary of Atlantic Coast Federal MHC (“the Mutual Company”). The transaction was accounted for at historical cost. The principal activity of the Stock Company is the ownership of Atlantic Coast Bank. The principal activity of the Mutual Company is the ownership of the Stock Company.

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Execution of Minority Stock Offering: On March 12, 2004, and amended on May 11, 2004, the Board of Directors of the Stock Company adopted a plan of stock issuance to sell a minority interest of its common stock to eligible depositors of Atlantic Coast Bank and its employee stock ownership plan in a subscription offering, with the Mutual Company retaining ownership of the majority of the common stock. The plan was accomplished on October 4, 2004 through the sale to eligible depositors of 5,353,480 shares and to the employee stock ownership plan of 465,520 for a total of 5,819,000 total shares sold at $10 per share, representing 40% of the Stock Company’s stock.
The issued shares resulted in proceeds of $56.3 million, net of conversion expenses of $1.9 million. With the proceeds the Stock Company loaned its employee stock ownership plan $4.7 million to enable it to buy 8% of the shares issued to persons other than the Mutual Company. The Stock Company also contributed $28.2 million, which is approximately 50% of the proceeds net of stock offering costs of $1.9 million, to Atlantic Coast Bank as a capital contribution.
Stock Repurchase Program: The Company has operated a stock repurchase program since the third quarter of 2005 for various purposes, including the purchase of shares to replace shares issued for the Recognition and Retention Plan, provide for future awards and to provide additional liquidity for our shareholders. The Company initiated the third stock repurchase program of up to 478,000 shares in September 2006, purchasing 295,354 shares during 2006 and 2007. During 2008 the Company amended the third stock repurchase program to allow for the repurchase of an additional 220,000 shares up to a total of 698,000 shares of common stock. During 2009 the Company purchased 7,400 shares of common stock outstanding; the Company suspended its repurchase program in March 2009. Total shares of common stock held in Treasury as of March 31, 2010 was 1,397,760 shares or 9.4% of total issued shares of common stock. Total shares of common stock held in Treasury as of December 31, 2009 was 1,375,260 shares or 9.3% of total issued shares of common stock.
At March 31, 2010, the Mutual Company (the “MHC”) owned 65.1%, or 8,728,500 shares, of the outstanding common stock of the Stock Company, with the remaining 34.9%, or 4,687,209 shares held by persons other than the MHC. The Stock Company holds 100% of Atlantic Coast Bank’s outstanding common stock.
At December 31, 2009, the Mutual Company (the “MHC”) owned 65.0%, or 8,728,500 shares, of the outstanding common stock of the Stock Company, with the remaining 35.0%, or 4,709,709 shares held by persons other than the MHC. The Stock Company holds 100% of Atlantic Coast Bank’s outstanding common stock.
Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Estimates associated with the allowance for loan losses, realization of deferred tax assets, valuation of intangible assets including goodwill and the fair values of securities and other financial instruments are particularly susceptible to material change in the near term.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Cash and Cash Equivalents: For purposes of reporting cash flows, cash and cash equivalents is defined to include cash on hand, deposits with other financial institutions with maturities less than 90 days and short-term interest-earning deposits in investment companies. The Company reports net cash flows for customer loan transactions and deposit transactions.
Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in other comprehensive income (loss), net of tax.
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales of securities are recorded on the trade date and determined using the specific identification method.
Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.
Loans Held for Sale: The Bank originates and purchases real estate mortgages for sale in the secondary market. Real estate mortgages held for sale are carried at the lower of cost or market in the aggregate with adjustments for unrealized losses recorded in a valuation account by a charge against current earnings. Sales in the secondary market are recognized when full acceptance and funding has been received. Loans are generally sold servicing released.
Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned loan fees and costs, premiums on loans purchased, and an allowance for loan losses.
The Bank may also purchase loans that conform to our underwriting standards, principally one- to four-family residential mortgages, in the form of whole loans for interest rate risk management and portfolio diversification and to supplement our organic growth.
Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method. Interest income includes amortization of purchase premiums or discounts on loans purchased. Premiums and discounts are amortized on the level yield-method.
Accrual of interest income on mortgage and commercial loans is discontinued, and the loan is placed on non-accrual status at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.
Loans for which the terms have been modified as a result of the borrower’s financial difficulties are considered troubled debt restructurings (TDRs) and are classified as impaired loans. TDRs are measured for impairment based upon the present value of estimated future cash flows using the loan’s existing rate at inception of the loan.
All interest accrued but not received on loans placed on-non-accrual status is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Loan Losses: An allowance for loan losses (“allowance”) is maintained to reflect probable incurred losses in the loan portfolio. The allowance is based on ongoing assessments of the estimated losses incurred in the loan portfolio and is established as these losses are recognized through a provision for loan losses charged to earnings. Generally, loan losses are charged against the allowance when management believes the uncollectibity of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Due to declining real estate values in our markets and the deterioration of the US economy in general, it is increasingly likely that impairment reserves on non-performing collateral dependent loans, particularly one- to four-family residential loans, will not be recoverable and represent a confirmed loss. As a consequence the Company recognizes the charge-off of impairment reserves on non-performing one- to four family residential loans in the period the loan is classified as such. This process accelerates the recognition of charge-offs but has no impact on the impairment evaluation procedures.
The reasonableness of the allowance is reviewed and established by management, within the context of applicable accounting and regulatory guidelines, based upon its evaluation of then-existing economic and business conditions affecting the Bank’s key lending areas. Senior credit officers monitor the conditions discussed above continuously and reviews are conducted quarterly with the Bank’s senior management and Board of Directors.
Management’s methodology for assessing the reasonableness of the allowance consists of several key elements, which include a general loss component by type of loan and specific allowances for identified problem loans. The allowance also incorporates the results of measuring impaired loans.
The general loss component is calculated by applying loss factors to outstanding loan balances based on the internal risk evaluation of the loans or pools of loans. Changes to the risk evaluations relative to both performing and non-performing loans affect the amount of this component. Loss factors are based on the Bank’s recent loss experience, current market conditions that may impact real estate values within the Bank’s primary lending areas, and on other significant factors that in management’s judgment, may affect the ability to collect loans in the portfolio as of the evaluation
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
date. Other significant factors that exist as of the balance sheet date that may be considered in determining the adequacy of the allowance include credit quality trends (including trends in non-performing loans expected to result from existing conditions), collateral values, geographic foreclosure rates, new and existing home inventories, loan volumes and concentrations, specific industry conditions within portfolio segments and recent charge-offs experience in particular segments of the portfolio. The impact of the general loss component on the allowance began increasing during 2008 and continued to increase during 2009. The increases reflect the deterioration of market conditions, and the increase in the recent loan experience that has resulted from management’s proactive approach to charging off losses on impaired loans.
Management also evaluates the allowance for loan losses based on a review of certain large balance individual loans. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows management expects to receive on impaired loans that may be susceptible to significant change. Impaired loans include large non-homogenous loans where it is probable that we will not receive all principal and interest when contractually due and troubled debt restructurings (TDR) with borrowers where the Bank has granted a concession to the borrower because of their financial difficulties. Impairment is determined by computing a fair value based on either discounted cash flows using the loan’s initial interest rate or the fair value of the collateral if the loan is collateral dependent. Excluding TDRs, large groups of smaller balance homogeneous loans, such as individual consumer and residential loans are collectively evaluated for impairment and are excluded from the specific impairment evaluation; for these loans, the allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above. Accordingly, we do not separately identify smaller balance homogeneous individual consumer and residential loans for impairment disclosures.
Concentration of Credit Risk: Much of the Company’s business activity is with customers in northeast Florida and southeast Georgia. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy and real estate markets in northeast Florida and southeast Georgia.
Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Foreclosed Assets: Assets acquired through or in lieu of loan foreclosure are initially recorded at fair value, less estimated selling costs, at the date of foreclosure, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Costs relating to improvement of property are capitalized, whereas costs relating to the holding of property are expensed.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Federal Home Loan Bank Stock: Atlantic Coast Bank is a member of the Federal Home Loan Bank (FHLB) system. Members are required to own a certain amount of FHLB stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Land, Premises, and Equipment: Land is carried at cost. Buildings and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Premises and equipment are depreciated using the straight-line and accelerated methods over the estimated useful lives of the assets. Buildings and related components have useful lives ranging from 15 to 39 years. Furniture, fixtures, and equipment have useful lives ranging from 1 to 15 years. Interest expense associated with the construction of new facilities is capitalized at the weighted average cost of funds.
Bank Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.
Earnings Per Common Share: Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding for the period, reduced for unallocated ESOP shares. Diluted earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding for the period increased for the dilutive effect of unvested stock options and stock awards. The dilutive effect of the unvested stock options and stock awards is calculated under the treasury stock method utilizing the average market value of the Company’s stock for the period.
Goodwill and Other Intangible Assets: Goodwill resulted from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment is recognized in the period identified. An assessment of goodwill impairment was performed during the third quarter of 2009 in advance of the date of normal annual review. Based on the results of that analysis, an impairment charge of $2.8 million was recorded in the third quarter of 2009, leaving no goodwill on the balance sheet at December 31, 2009.
Other intangible assets consist of core deposit intangible assets arising from branch acquisitions. Core deposit intangibles are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives, ranging from 4 to 10 years.
Long-Term Assets: Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Benefit Plans: Profit-sharing and 401k plan expense is the amount contributed as determined by Board decision. Deferred compensation plan expense is allocated over years of service.
Employee Stock Ownership Plan (ESOP): Since the Company sponsors the ESOP with an employer loan, neither the ESOP’s loan payable or the Company’s loan receivable are reported in the Company’s consolidated balance sheet. Likewise, the Company does not recognize interest income or interest cost on the loan. Unallocated shares held by the ESOP are recorded as unearned ESOP shares in the consolidated statement of changes in stockholders’ equity. As shares are committed to be released for allocation, the Company recognizes compensation expense equal to the average market price of the shares for the period. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares are used to reduce the ESOP loan balance at the Company.
Stock-Based Compensation: The Company records compensation cost for restricted stock or stock options awarded to employees in return for employee service. The cost is measured at the grant-date fair value of the award and recognized as compensation expense over the employee service period, which is normally the vesting period. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.
Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.
The Company recognizes interest expense and/or penalties related to income tax matters in income tax expense.
Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and amount or range of loss can be reasonably estimated. Management does not believe there are currently any such matters that will have a material effect on the consolidated financial statements.
Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments including commitments to make loans and unused lines of credit, issued to meet customers’ financing needs. The face amount for these items represents
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
the exposure to loss, before considering collateral or ability to repay. Such financial instruments are recorded when they are funded.
Derivatives: Derivative financial instruments are recognized as assets or liabilities at fair value. The Company’s derivatives consist mainly of interest rate swap agreements, which are used as part of its asset liability management to help manage interest rate risk. The Company does not use derivatives for trading purposes. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as non-interest income.
At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings as fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as non-interest income.
Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in non-interest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.
The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as non-interest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.
Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the net change in unrealized appreciation and depreciation on securities available for sale, net of tax, which are recognized as separate components of equity.
Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, the identifiable segments are not material and operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.
Restrictions on Cash: The Bank was not required to maintain cash on hand or on deposit with the Federal Reserve at the period ended March 31, 2010, year end 2009 and 2008 to meet regulatory reserve and clearing requirements.
Dividends: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Stock Company or by the Company to shareholders. The Mutual Company, with approval of the Office of Thrift Supervision, may waive receipt of dividends paid by the Stock Company. Waived dividends are not charged to the Stock Company’s retained earnings, nor restrict the amount of future dividends. During the three months ended March 31, 2010 and the years ended 2009 and 2008, the Mutual Company waived receipt of dividends in the amount of $0, $175,000 and $4.1 million, respectively.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Reclassifications: Certain items in the prior year financial statements were reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
The Company has evaluated subsequent events for recognition and disclosure through March 31, 2010, which is the date the Company’s financial statements were issued.
Adoption of New Accounting Standards: In June 2009, the FASB issued FASB ASC 105-10, Generally Accepted Accounting Principles (Statement No. 168 — The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). The new guidance replaces SFAS No. 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”). Rules and interpretative releases of the Securities and Exchange Commission under federal securities laws are also sources of authoritative GAAP for SEC registrants. The new standard became effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this statement did not have a material impact on the Company’s consolidated financial position or results of operations. Technical references to generally accepted accounting principles included in the Notes to Consolidated Financial Statements are provided under the new FASB ASC structure with the prior terminology included parenthetically.
In April 2009, the FASB issued new guidance impacting FASB ASC 320-10, Investments — Debt and Equity Securities (FASB Staff Position No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). This guidance amended existing guidance for determining whether impairment is other-than-temporary for debt securities. An entity must assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the amount of the impairment is split into two components as follows: 1) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement. The credit loss is determined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Additionally, disclosures about other-than-temporary impairment for debt and equity securities were expanded. The Company adopted this guidance for the interim reporting period ending March 31, 2009. See Note 2 to the consolidated financial statements for the impact on the Company of adopting this new guidance.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In April 2009, the FASB issued new guidance impacting FASB ASC 820, Fair Value Measurements and Disclosures (FASB Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability. A significant decrease in the volume or level of activity for the asset or liability is an indication that transactions or quoted prices may not be determinative of fair value because transactions may not be orderly. In that circumstance, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value. The Company adopted this guidance for the interim reporting period ending March 31, 2009 and it did not have a material impact on the Company’s consolidated financial position or results of operations.
In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140 (ASC 810). The new accounting requirement amends previous guidance relating to the transfers of financial assets and eliminates the concept of a qualifying special purpose entity. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This Statement must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. Therefore, formerly qualifying special-purpose entities should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance. Additionally, the disclosure provisions of this Statement were also amended and apply to transfers that occurred both before and after the effective date of this Statement. The adoption of this standard did not have a material effect on the Company’s consolidated financial position or results of operations.
In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This Statement also requires additional disclosures about an enterprise’s involvement in variable interest entities. This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is prohibited. The adoption of this standard did not have a material effect on the Company’s consolidated financial position or results of operations.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In January 2010, the FASB issued Accounting Standards Update No. 210-06, an Amendment of FASB Statement No. 157 Fair Value Measurements (ASC 820), which amended guidance requiring new disclosures as follows:
1. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.
2. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).
This Update provides amendments to Subtopic 820-10 clarifying existing disclosures as follows:
1. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.
2. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.
This Update also includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll- forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard did not have a material effect on the Company’s consolidated financial position or results of operations.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 — SECURITIES AVAILABLE FOR SALE
The following table summarizes the amortized cost and fair value of the available-for-sale investment securities and the corresponding amounts of unrealized gains and losses therein:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(Dollars in Thousands)
March 31, 2010
U.S. Government-sponsored enterprises	$27,998	$87	$(3)	$28,082
State and municipal	947	—	(96)	851
Mortgage-backed securities residential	48,541	1,246	(127)	49,660
Collateralized mortgage obligations U.S. Govt.	103,462	1,478	(355)	104,585
Collateralized mortgage obligations — other	20,787	1,559	(1,307)	21,039

	$201,735	$4,370	$(1,888)	$204,217

	(Dollars in Thousands)
December 31, 2009
U.S. Government-sponsored enterprises	$15,998	$—	$(246)	$15,752
State and municipal	947	—	(103)	844
Mortgage-backed securities residential	37,390	1,028	(8)	38,410
Collateralized mortgage obligations U.S. Govt.	101,236	1,530	(327)	102,439
Collateralized mortgage obligations — other	22,116	534	(2,157)	20,493

	$177,687	$3,092	$(2,841)	$177,938

	(Dollars in Thousands)
December 31, 2008
U.S. Government-sponsored enterprises	$13,864	$371	$(35)	$14,200
State and municipal	2,664	7	(158)	2,513
Mortgage-backed securities residential	37,339	661	(52)	37,948
Collateralized mortgage obligations U.S. Govt.	75,852	402	(178)	76,076
Collateralized mortgage obligations — other	18,288	—	(1,551)	16,737

	$148,007	$1,441	$(1,974)	$147,474

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 — SECURITIES AVAILABLE FOR SALE (continued)
The amortized cost and fair value of debt securities segregated by contractual maturity as of March 31, 2010, is shown below. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	March 31, 2010
	(Dollars in Thousands)
	Amortized	Fair
	Cost	Value
Due in one year or less	$—	$—
Due from one to five years	—	—
Due from five to ten years	—	—
Due after ten years	28,945	28,933
Mortgage-backed securities — residential	48,541	49,660
Collateralized mortgage obligations — U.S. Government	103,462	104,585
Collateralized mortgage obligations — other	20,787	21,039

Total	$201,735	$204,217

The amortized cost and fair value of debt securities segregated by contractual maturity as of December 31, 2009, is shown below. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	December 31, 2009
	(Dollars in Thousands)
	Amortized	Fair
	Cost	Value
Due in one year or less	$—	$—
Due from one to five years	—	—
Due from five to ten years	—	—
Due after ten years	16,945	16,596
Mortgage-backed securities — residential	37,390	38,410
Collateralized mortgage obligations — U.S. Government	101,236	102,439
Collateralized mortgage obligations — other	22,116	20,493

Total	$177,687	$177,938

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 — SECURITIES AVAILABLE FOR SALE (continued)
Securities pledged at March 31, 2010 had a carrying value of $133.3 million; $3.1 million was pledged to secure public funds, and $130.2 million was pledged as collateral for borrowings. Securities pledged at year-end 2009 had a carrying value of $134.1 million, $3.7 million was pledged to secure public funds, and $130.4 million was pledged as collateral for borrowings. Securities pledged at year-end 2008 had a carrying value of $107.8 million, $2.2 million was pledged to secure public funds, and $105.6 million was pledged as collateral for borrowings. At March 31, 2010, December 31, 2009 and 2008, there were no holdings of securities of any one issuer, other than the U. S. Government-sponsored enterprises, in an amount greater than 10% of equity.
Securities with unrealized losses at March 31, 2010 and December 31, 2009 and 2008, aggregated by investment category and length of time in a continuous unrealized loss position are as follows:

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses
	(Dollars in Thousands)
March 31, 2010
Government-sponsored enterprises	$2,997	$(3)	$—	$—	$2,997	$(3)
State and municipal	851	(96)	—	—	851	(96)
Mortgage-backed securities — U.S. Govt.	17,491	(127)	—	—	17,491	(127)
Collateralized mortgage obligations — U.S. Govt.	42,495	(355)	—	—	42,495	(355)
Collateralized mortgage obligations — other	8,164	(1,287)	839	(20)	9,003	(1,307)

Total	$71,998	$(1,868)	$839	$(20)	$72,837	$(1,888)

	(Dollars in Thousands)
December 31, 2009
Government-sponsored enterprises	$15,752	$(246)	$—	$—	$15,752	$(246)
State and municipal	—	—	844	(103)	844	(103)
Mortgage-backed securities — U.S. Govt.	7,206	(8)	—	—	7,206	(8)
Collateralized mortgage obligations — U.S. Govt.	34,820	(327)	—	—	34,820	(327)
Collateralized mortgage obligations — other	7,118	(203)	9,462	(1,954)	16,580	(2,157)

Total	$64,896	$(784)	$10,306	$(2,057)	$75,202	$(2,841)

December 31, 2008
Government-sponsored enterprises	$940	$(35)	$—	$—	$940	$(35)
State and municipal	1,015	(33)	823	(125)	1,838	(158)
Mortgage-backed securities — U.S. Govt.	3,616	(52)	—	—	3,616	(52)
Collateralized mortgage obligations — U.S. Govt.	24,593	(178)	—	—	24,593	(178)
Collateralized mortgage obligations — other	—	—	16,737	(1,551)	16,737	(1,551)

Total	$30,164	$(298)	$17,560	$(1,676)	$47,724	$(1,974)

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 AVAILABLE FOR SALE SECURITIES (continued)
The proceeds from sales and calls of securities and the associated gains and losses are listed below:

	March 31,		December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)

Proceeds	$15,256	$10,180	$52,917	$76,245	$14,619
Gross gains	—	107	578	928	40
Gross losses	—	(11)	(195)	(278)	(86)
Gains and losses on sales of securities are recorded on the trade date and determined using the specific identification method.
Other-Than-Temporary-Impairment
Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.
In evaluating OTTI, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
The amount of the OTTI recognized in earnings depends on whether we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI recognized in earnings is equal to the entire difference between its amortized cost basis and its fair value at the balance sheet date. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI is separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized as a charge to earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 AVAILABLE FOR SALE SECURITIES (continued)
As of March 31, 2010, the Company’s security portfolio consisted of 110 securities, 28 of which were in an unrealized loss position. Nearly all unrealized losses are related to debt securities whose underlying collateral is residential mortgages. However, the majority of these securities were issued by government sponsored organizations as discussed below.
At March 31, 2010, approximately $182.3 million, or 89% of the debt securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these securities and it is likely it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at March 31, 2010.
As of December 31, 2009, the Company’s security portfolio consisted of 129 securities, 36 of which were in an unrealized loss position. Nearly all unrealized losses are related to debt securities whose underlying collateral is residential mortgages. However, the majority of these securities were issued by government sponsored organizations as discussed below.
At December 31, 2009, approximately $156.6 million, or 88% of the debt securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these securities and it is likely it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2009.
Collateralized Mortgage Obligations — Other
The Company’s securities portfolio also includes non-agency collateralized mortgage obligations with a fair value of $21.0 million at March 31, 2010 and $20.5 million at December 31, 2009. The Company evaluated the historical and expected future performance of the underlying collateral to determine if a future loss is expected which would result in a principal write-down. As a part of the evaluation, the Company reviewed deal specific data including loan-to-value (“LTV”), delinquency, foreclosures and cumulative loss to insure it has adequate credit support. This evaluation was completed utilizing a model to project future performance using collateral specific assumptions, such as expected future default rates, recoveries and prepayments.
The Company recorded an expense for other-than-temporary impairment of approximately $75,000 in non-interest income on one private label mortgage-backed mezzanine (support) bond for the three months ended March 31, 2010. The Company recorded an expense for other-than-temporary impairment of approximately $4.5 million in non-interest income on seven private label mortgage-backed securities for the year ended December 31, 2009.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 AVAILABLE FOR SALE SECURITIES (continued)
The table below presents a roll-forward of the credit losses recognized in earnings for the three months ended March 31, 2010 and 2009:

	March 31,
	2010	2009
	(Dollars in Thousands)

Beginning balance, January 1	$4,467	$—

Amounts related to credit loss for which an other-than-temporary impairment was not previously recognized	—	—
Amounts realized for securities sold during the period
Amounts related to securities for which the company intends to sell or that it will be more likely than not the company will be required to sell prior to recovery of amortized cost basis	—	—
Reductions for increase in cash flows expected to be collected that are recognized over the remaining life of the security	—	—
Increases to the amount related to the credit loss for which other-than-temporary impairment was previously recognized	75	174

Ending balance, March 31	$4,542	$174

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 2 AVAILABLE FOR SALE SECURITIES (continued)
The table below presents a roll-forward of the credit losses recognized in earnings for the year ended December 31, 2009:

(Dollars in Thousands)
Beginning balance, January 1, 2009	$—
Amounts related to credit loss for which an other-than-temporary impairment was not previously recognized	4,467
Additions/Subtractions
Amounts realized for securities sold during the period	—
Amounts related to securities for which the company intends to sell or that it will be more likely than not the company will be required to sell prior to recovery of amortized cost basis	—
Reductions for increase in cash flows expected to be collected that are recognized over the remaining life of the security	—
Increases to the amount related to the credit loss for which other-than-temporary impairment was previously recognized	—

Ending balance, December 31, 2009	$4,467

Interest income earned from securities exempt from federal income tax was $92,000, $179,000 and $205,000 for the years ending December 31, 2009, 2008 and 2007, respectively.
NOTE 3 — LOANS HELD FOR SALE
Loans held for sale are comprised entirely of loans secured by one- to four-family residential residences. Substantially all of the balance outstanding at March 31, 2010 and December 31, 2009, is composed of individual residential mortgage loans. As of March 31, 2010, the weighted average number of days outstanding of loans held for sale was 16 days. As of December 31, 2009, the weighted average number of days outstanding of loans held for sale was 24 days.
During the three months ended March 31, 2010 the Company originated approximately $8.3 million of loans internally, and purchased approximately $8.5 million of loans from third parties. During the twelve months ended December 31, 2009 the Company originated approximately $62.4 million of loans internally, and purchased approximately $25.6 million of loans from third parties.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 4 — LOANS, NET
Following is a comparative composition of net loans as of March 31, 2010 and December 31, 2009:

			As of December 31,
	March 31,	% of total		% of total		% of total
	2010	loans	2009	loans	2008	loans
			(Dollars In Thousands)
Real estate loans:
One-to-four family	$299,314	49.2%	$306,968	49.3%	$370,783	49.9%
Commercial	77,584	12.8%	77,403	12.4%	84,134	11.3%
Other (land & multifamily)	35,999	5.9%	37,591	6.0%	43,901	5.9%

Total real estate loans	412,897	67.9%	421,962	67.7%	498,818	67.1%

Real estate construction loans:
Construction-one-to-four family	3,293	0.5%	4,189	0.7%	8,974	1.2%
Construction-commercial	7,521	1.2%	8,022	1.3%	10,883	1.5%
Acquisition & development	2,871	0.5%	3,148	0.5%	5,008	0.7%

Total real estate construction loans	13,685	2.3%	15,359	2.5%	24,865	3.3%

Other loans:
Home equity	91,644	15.1%	93,929	15.1%	107,525	14.5%
Consumer	71,961	11.8%	73,870	11.9%	87,162	11.7%
Commercial	17,667	2.9%	17,848	2.9%	25,273	3.4%

Total other loans	181,272	29.8%	185,647	29.8%	219,960	29.6%

Total loans	607,854	100%	622,968	100%	743,643	100%

Allowance for loan losses	(13,308)		(13,810)		(10,598)
Net deferred loan costs	5,231		5,122		8,662
Premiums on purchased loans	81		91		172

Loans, net	$599,858		$614,371		$741,879

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 4 — LOANS, NET (continued)
Activity in the allowance for loan losses was as follows:

	March 31,		December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)

Beginning balance, January 1	$13,810	$10,598	$10,598	$6,482	$4,705
Loans charged-off	(4,354)	(2,331)	(22,540)	(10,989)	(2,953)
Recoveries	130	345	879	1,157	2,114

Net charge-offs	(4,224)	(1,986)	(21,661)	(9,832)	(839)

Provision for loan losses	3,722	5,812	24,873	13,948	2,616

Ending balance	$13,308	$14,424	$13,810	$10,598	$6,482

Impaired loans as of March 31, 2010, December 31, 2009 and 2008 were as follows:

	As of
	March 31,	As of December 31,
	(Dollars in Thousands)
	2010	2009	2008
Period-end loans with no allocated allowance for loan losses	$19,156	$27,692	$—
Period-end loans with allocated allowance for loan losses	19,541	16,700	24,872

Total	$38,697	$44,392	$24,872

Amount of the allowance for loan losses allocated to impaired loans	$5,296	$5,398	$3,525

Amount of charge-offs taken on period end impaired loans	$298	$2,157	$1,120

	Period ending March 31,		Period ending December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Average of impaired loans during the period	$24,632	$12,267	$20,898	$10,092	$3,396
Interest income recognized during impairment	—	—	—	—	—
Cash-basis interest income recognized	—	—	—	—	—
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 4 — LOANS, NET (continued)
Impaired loans include troubled debt restructurings (TDRs) of $20.1 million, $22.7 million and $8.7 million at March 31, 2010, December 31, 2009 and 2008, respectively. The balance of troubled debt restructurings with partial charge-offs is not included with year-end loans with an allocated allowance for loan losses. There were no commitments to lend additional amounts on TDRs as of March 31, 2010, December 31, 2009 and 2008. Non-performing loans, including non-accrual loans, at March 31, 2010, December 31, 2009, 2008 and 2007 were $34.4 million, $35.2 million, $25.5 million and $7.8 million, respectively. There were no loans over 90 days past-due and still accruing interest as of March 31, 2010, or the end of 2009, 2008 or 2007. Non-performing loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified as impaired loans. For the three months ended March 31, 2010 and the years ended 2009 and 2008 contractual gross interest income of $332,000, $1.4 million and $1.1 million would have been recorded on non-performing loans if those loans had been current. Actual interest recorded on such loans for the three months ended March 31, 2010 and for the years ended December 31, 2009 and 2008 was $9,000, $480,000 and $713,000, respectively.
The Company has originated loans with directors and executive officers and their associates. These loans totaled approximately $4.9 million, $4.5 million and $2.6 million at March 31, 2010, December 31, 2009 and 2008. The activity on these loans during the three months ended March 31, 2010 and for the year ended 2009 were as follows:

	As of	As of December 31,
	March 31, 2010	2009
	Dollars in Thousands
Beginning balance	$4,471	$2,572
New loans	424	119
Effect of changes in related parties	—	1,879
Repayments	(33)	(99)

Ending balance	$4,862	$4,471

NOTE 5 — FAIR VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate fair values:
Investment Securities:
The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.
Impaired Loans
The fair values of impaired loans that are collateral dependent are based on a valuation model which incorporates the most current real estate appraisals available, as well as assumptions used to estimate the fair value of all non-real estate collateral as defined in the Bank’s internal loan policy (Level 3 inputs).
Derivatives
The fair value of derivative financial instruments is based on derivative valuation models using market data inputs as of the valuation date (Level 2 inputs).
Other Real Estate Owned
Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (“OREO”) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. An impairment loss is recognized in cases where the carrying amount exceeds the fair value less costs to sell.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)
Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at March 31, 2010 Using:
		Quoted
		Prices in
		Active	Significant
		Markets	Other	Significant
		for Identical	Observable	Unobservable
		Assets	Inputs	Inputs
		(Level 1)	(Level 2)	(Level 3)
	(Dollars in Thousands)
Assets:
Available for sale
U.S. government-sponsored entities and agencies	$28,082	—	$28,082	—
State and municipal	851	—	851	—
Mortgage-backed securities — residential	49,660	—	49,660	—
Collateralized mortgage obligations — U.S. Govt.	104,585	—	104,585
Collateralized mortgage obligations — other	21,039	—	10,483	10,556
Liabilities:
Interest rate swap	$(470)	$—	$(470)	$—
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)
Assets and Liabilities Measured on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2009 Using:
		Quoted
		Prices in
		Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
		(Level 1)	(Level 2)	(Level 3)
	(Dollars in Thousands)
Assets:
Available for sale
U.S. government-sponsored entities and agencies	$15,752	—	$15,752	—
State and municipal	844	—	844	—
Mortgage-backed securities — residential	38,410	—	38,410	—
Collateralized mortgage obligations — U.S. Govt.	102,439	—	102,439
Collateralized mortgage obligations — other	20,493	—	19,141	1,352
Liabilities:
Interest rate swap	$(520)	$—	$(520)	$—
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)

	Fair Value Measurements at December 31, 2008 Using:
		Quoted
		Prices in
		Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Nobservable
		Assets	Inputs	Inputs
		(Level 1)	(Level 2)	(Level 3)
	(Dollars in Thousands)
Assets:
Available for sale
U.S. government-sponsored entities and agencies	$14,200	—	$14,200	—
State and municipal	2,513	—	2,513	—
Mortgage-backed securities — residential	37,948	—	37,948	—
Collateralized mortgage obligations — U.S. Govt.	76,076	—	76,076
Collateralized mortgage obligations — other	16,737	8,693	8,044	—
Liabilities:
Interest rate swap	$(618)	$—	$(618)	$—
The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods ended:

	Investment
	Securities
	Available-for-sale
	As of	As of
	March 31, 2010	December 31, 2009
	(Dollars in Thousands)
Beginning balance of recurring Level 3 assets	$1,352	$—
Total realized and unrealized gains (losses):
Included in earnings — realized	—	—
Included in earnings — unrealized	—	(3,488)
Included other comprehensive income	—	715
Proceeds from maturities and payments, net	(53)	(99)
Transfers in and/or out of level 3	9,257	4,224

Ending balance of recurring Level 3 assets	$10,556	$1,352

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)
Market conditions for certain debt securities have resulted in unreliable or unavailable fair values; accordingly the Company determined that debt securities totaling $10.6 million and $1.4 million were more appropriately evaluated as Level 3 assets utilizing discounted cash flow models as of March 31, 2010 and December 31, 2009, respectively.
Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

Fair Value Measurements at March 31, 2010 Using:
Quoted
Prices in
Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable
	March 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
(Dollars in Thousands)
Assets:
Other real estate owned	$5,035			$5,035
Impaired loans — collateral dependent	29,643			29,643

Fair Value Measurements at December 31, 2009 Using:
Quoted
Prices in
Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
(Dollars in Thousands)
Assets:
Other real estate owned	$5,028			$5,028
Impaired loans — collateral dependent	28,773			28,773
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE — 5 FAIR VALUE (continued)

Fair Value Measurements at December 31, 2008 Using:
Quoted
Prices in
Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2008	(Level 1)	(Level 2)	(Level 3)
(Dollars in Thousands)
Assets:
Other real estate owned	$3,332			$3,332
Impaired loans — collateral dependent	13,947	—	—	13,947
Impaired loans which are collateral dependent are measured for impairment using the fair value of the collateral; collateral dependent loans had a carrying amount of $29.6 million, $28.8 million and $13.9 million, net of a valuation allowance of $5.3 million, $5.4 million and $3.5 million, as of March 31, 2010, December 31, 2009 and 2008, respectively. Provision for loan losses of $298,000, $2.3 million, $9.4 million and $2.2 million was recorded during the three months ended March 31, 2010 and 2009 and the years ended 2009 and 2008 on impaired loans, respectively.
Other real estate owned, which is measured at the lower of carrying or fair value less costs to sell, had a net carrying amount of $5.0 million, which is made up of the outstanding balance of $5.8 million, net of a valuation allowance of $780,000 at December 31, 2009, resulting in a write-down of $780,000 for the year ended December 31, 2009.
Fair value adjustments for interest rate swaps resulted in a gain (loss) of $50,000 and ($26,000) for the three months ended March 31, 2010 and 2009. Fair value adjustments for interest rate swaps resulted in a gain of $98,000 for the twelve months ended December 31, 2009.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 6 — LAND, PREMISES, AND EQUIPMENT, NET
Land, premises, and equipment, net are summarized as follows:

	March 31,	December 31,
	2010	2009	2008
	(Dollars in Thousands)
Land	$7,176	$7,176	$7,241
Buildings and leasehold improvements	12,016	12,016	12,312
Furniture, fixtures, and equipment	9,625	9,316	9,318
Building and equipment in process	—	152	368

	28,817	28,660	29,239
Accumulated depreciation and amortization	(12,882)	(12,646)	(12,677)

Land, premises and equipment, net	$15,935	$16,014	$16,562

Depreciation expense was $236,000, $256,000, $1.1 million, $1.1 million and $1.4 million for the three months ended March 31, 2010 and 2009 and for the years ended 2009, 2008 and 2007, respectively.
NOTE 7 — GOODWILL AND INTANGIBLE ASSETS
Goodwill
The change in balance for goodwill during the periods ended is as follows:

	As of	As of December 31,
	March 31, 2010	2009	2008
	(Dollars in Thousands)
Beginning of period	$—	$2,811	$2,661
Increases in goodwill	—	—	150
Decreases in goodwill — impairment charge	—	2,811	—

End of period	$—	$—	$2,811

Goodwill is tested at least annually for impairment, more frequently if events or circumstances indicate impairment may exist. The recessionary economic conditions significantly affected the banking industry in general, and had an adverse impact on our financial results. Financial results for 2009 were negatively impacted by an increase in credit losses in our loan portfolio, a lower net interest margin due to increased balances of non-performing loans, recognition of other-than-temporary-impairment (OTTI) on certain of our available-for-sale securities and higher loan collection expenses. Our stock price continued to trade at a price below book value since the fourth quarter of 2008. Accordingly, an assessment of goodwill impairment was performed during the third quarter of 2009 in advance of the date of normal annual review. This non-cash charge had no impact on the Bank’s operations, liquidity, regulatory capital or its well-capitalized status. Based on the results of that analysis, an impairment charge of $2.8 million was recorded in the third quarter of 2009, leaving no goodwill on the balance sheet at December 31, 2009.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 7 — GOODWILL AND INTANGIBLE ASSETS (continued)
Core Deposit Intangible Assets
Core deposit intangible assets included in other assets in the consolidated balance sheets as of March 31, 2010, December 31, 2009 and 2008 were as follows:

	As of		As of December 31,
	March 31, 2010		2009		2008
	Gross		Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization	Amount	Amortization
Amortized intangible assets:
Core deposit intangibles	$611	$(505)	$611	$(498)	$611	$(466)
Aggregate amortization expense was $7,000, $9,000, $33,000, $38,000 and $40,000 for the three months ended March 31, 2010 and 2009 and for the years ended 2009, 2008 and 2007.
Estimated amortization expense for each of the next five years ending December 31:

(Dollars in Thousands)
2010	$27
2011	27
2012	27
2013	27
2014	5
NOTE 8 — DEPOSITS
Time deposits of $100,000 or more were approximately $157.9 million, $132.2 million and $145.7 million at March 31, 2010, December 31, 2009 and 2008, respectively.
Scheduled maturities of time deposits at March 31, 2010 and December 31, 2009 were as follows:

	As of	As of
	March 31, 2010	December 31, 2009
	(Dollars in Thousands)
2010	$146,617	$189,277
2011	90,287	50,678
2012	39,704	23,705
2013	12,977	9,862
2014 and beyond	12,626	6,958

	$302,211	$280,480

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 8 — DEPOSITS (continued)
Brokered certificate of deposits were $76.3 million, $54.7 million and $43.4 million at March 31, 2010, December 31, 2009 and 2008, respectively. The Company obtained approval from the Office of Thrift Supervision in order to increase outstanding brokered deposits in excess of those held at December 31, 2009.
Deposits from directors, executive officers and their associates at March 31, 2010, December 31, 2009 and 2008 were approximately $796,000, $550,000 and $300,000.
Interest expense on customer deposit accounts is summarized as follows:

	March 31,		December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Interest bearing	$345	$363	$1,434	$1,438	$1,482
Savings & money market	465	759	2,495	4,168	7,169
Time	2,010	3,435	11,992	15,048	15,144

	$2,820	$4,557	$15,921	$20,654	$23,795

NOTE 9 — FEDERAL HOME LOAN BANK ADVANCES
At period-end, advances from the Federal Home Loan Bank of Atlanta were as follows:

	Period
	ended	Periods ended December 31,
	March 31, 2010	2009	2008
	(Dollars in Thousands)
Maturities August 2010 through March 2018, fixed at rates from 2.66% to 4.41%, averaging 4.01%	$132,718	$147,694	$152,600
Maturities April 2010 through January 2014, variable rate at rates from 4.69% to 3.25%, averaging 1.98%	40,000	35,000	32,250

Total	$172,718	$182,694	$184,850

Fixed-rate advances includes amounts which may be converted by the FHLB, at various designated dates following issuance, from fixed-rate to variable-rate debt, or for certain advances, adjusted to current market fixed rates. If the FHLB converts the rates the Company has the option of pre-paying the debt, without penalty. The Company may incur prepayment penalties if the Company prepays the debt. At March 31, 2010 and year-end 2009 and 2008, the amounts of convertible advances were $110.0 million, $125.0 million and $125.0 million.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 9 — FEDERAL HOME LOAN BANK ADVANCES (continued)
The advances at March 31, 2010 mature as follows:

(Dollars in Thousands)
2010	$15,000
2011	13,000
2012	—
2013	25,000
2014	10,000
2015	20,000
Thereafter	90,000

$173,000

The advances at December 31, 2009 mature as follows:

(Dollars in Thousands)
2010	$25,000
2011	13,000
2012	—
2013	10,000
2014	10,000
2015	20,000
Thereafter	105,000

$183,000

The Company had mortgage, home equity and commercial loans totaling approximately $424.7, $446.7 million and $443.6 million at March 31, 2010, December 31, 2009 and 2008 pledged as collateral for the FHLB advances. At March 31, 2010, the remaining borrowing capacity was $60.0 million. At December 31, 2009, the remaining borrowing capacity was $45.3 million. At March 31, 2010, December 31, 2009 and 2008 Atlantic Coast Bank owned $10.0 million of FHLB stock, which also secures debts to the FHLB.
The Company refinanced $30 million in FHLB advances during 2008 that resulted in a penalty of approximately $471,000 to be amortized over 5 years, the amortization is reflected in interest expense.
NOTE 10 — OTHER BORROWINGS
Other borrowings were $2.2 million at March 31, 2010. The Company borrowed $10.0 million from the Federal Reserve Bank in late December 2009 in conjunction with the sale of our Lake City, Florida branch. This borrowing was repaid in full during early January 2010. The Company borrowed $2.2 million from another financial institution, which is secured by shares of the Company owned by Atlantic Coast Federal MHC; terms of the note are as follows: prime plus 100 basis points with an 8% floor, payable in four annual installments of $550,000 plus interest, final due date December 11, 2013.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 10 — OTHER BORROWINGS (continued)
Other borrowings were $12.2 million at December 31, 2009 as the Company borrowed $10.0 million from the Federal Reserve Bank in late December 2009 in conjunction with the sale of our Lake City, Florida branch. This borrowing was repaid in full during early January 2010. The Company also borrowed $2.2 million from another financial institution, which is secured by shares of the Company owned by Atlantic Coast Federal MHC; terms of the note are as follows: prime plus 100 basis points with an 8% floor, payable in four annual installments of $550,000 plus interest, final due date December 11, 2013.
NOTE 11 — SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Securities sold under agreements to repurchase with a carrying amount of $92.8 million at March 31, 2010, December 31, 2009 and 2008 were secured by mortgage-backed securities with a carrying amount of $118.4 million, $119.9 million and $105.6 million, respectively.
Regular annual maturities of $26.5 million begin in 2014, with the remaining $66.3 million occurring after 2014. At maturity, the securities underlying the agreements are returned to the Company.
Information concerning securities sold under agreements to repurchase as of March 31, 2010 and December 31, 2009 and 2008 is summarized as follows:

	March 31, 2010	2009	2008
	(in thousands)
Average daily balance for the three month period	$92,800	$92,800	$89,793
Average interest rate for the three month period	4.95%	4.57%	4.45%
Maximum month-end balance during the period	$92,800	$92,800	$92,800
Weighted average interest rate at period end	5.04%	4.80%	4.30%
The counterparty to the Company’s securities sold under agreements to repurchase is exposed to credit risk whenever these instruments are in a liability position. As a result, the Company collateralized the liability with securities. At March 31, 2010, the Company had $118.4 million in securities posted as collateral for these instruments. At year-end 2009, the Company had $119.9 million in securities posted as collateral for these instruments. The Company will be required to post additional collateral if the liability increases.
Beginning in January 2009, the lender has the option to terminate individual advances in whole the following quarter; there is no termination penalty if terminated by the lender. There have been no early terminations. In the event the Bank’s regulatory capital ratios fall below well capitalized it may be required to provide additional collateral. In the event the capital ratios fall below adequately capitalized the counterparty has the option to call the debt at its fair value. At maturity or termination, the securities underlying the agreements will be returned to the Company.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 12 — INTEREST RATE SWAPS
The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position by mitigating the impact of significant unexpected fluctuations in earnings caused by interest rate volatility or changes in the yield curve. The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.
The Company’s interest rate swap agreements do not qualify for hedge accounting treatment; accordingly changes in fair value are reported in current period earnings.
Summary information about these interest-rate swaps as of period-end is as follows:

	March 31, 2010	December 31, 2009
	(Dollars in Thousands)
Notional amounts	$50,000	$50,000
Weighted average pay rates (3 month LIBOR, 2.50% floor)	2.50%	2.50%
Weighted average receive rates (3 month LIBOR, 4.37% cap)	0.28%	0.25%
Weighted average maturity (years)	1.0	1.25
Fair value of interest rate swaps	(470)	(520)
The following tables summarize the fair value of the interest rate swaps utilized by the Company:

	Liability Interest Rate Swaps
	March 31, 2010		December 31, 2009
	(Dollars in thousands)
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
Interest rate swaps not designated as hedging instruments under SFAS 133:

Interest rate contracts	Accrued expenses and other liabilities	$(470)	Accrued expenses and other liabilities	$(520)

Total interest rate swaps not designated as hedging instruments under SFAS 133:
Total interest rate swaps		$(470)		$(520)

The effect of interest rate swaps for the three months ended March 31, 2010 and 2009 are as follows:

		Three Months Ended
		March 31, 2010	March 31, 2009
	Location of Gain or (Loss)	(Dollars in Thousands)
	Recognized in Non-interest	Amount of the Gain or (Loss)
	Income	Recognized in Income
Interest rate swaps not designated as hedging instruments under SFAS 133:
Interest rate contracts	Other	$50	$(24)

Total		$50	$(24)

The fair value of the interest rate swap agreements is reflected in other liabilities with a corresponding charge to income recorded as a reduction of non-interest income.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 13 — EMPLOYEE BENEFITS
Defined Contribution Plan: Company employees, meeting certain age and length of service requirements, may participate in a 401(k) plan sponsored by the Company. Plan participants may contribute between 1% and 75% of gross income, subject to an IRS maximum of $16,500. For the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007, the total plan expense was $0, $10,000, $5,000, $163,000 and $310,000, respectively. The Company suspended its matching program during the first quarter of 2009.
Supplemental Executive Retirement Plan (SERP) and Director Retirement Plan: Prior to 2009, the Company awarded SERP to certain executive officers and senior officers and provided a director retirement plan covering all non-employee members of the Board. Under the SERP, the Company provided supplemental retirement plans for certain officers beginning after one year of service. These plans generally provide for the payment of supplemental retirement benefits over a period of fifteen (15) to twenty (20) years after retirement. Vesting generally occurs over a six (6) to ten (10)-year period.
For the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007, expense (income) for the supplemental retirement plans totaled $0, $120,000, $(2,472,000), $843,000 and $605,000, respectively. The accrued liability for the plans totaled $0 at March 31, 2010 and December 31, 2009 and $2,223,000 at December 31, 2008.
Under the Director Retirement Plan, directors were provided monthly benefits for a period of ten years following retirement. For the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007, the expense for the plan was $0, $8,000, $(212,000), $8,000, and $26,000, respectively. The related plan liability was $0 at March 31, 2010 and December 31, 2009 and $212,000 at December 31, 2008.
The Company’s Board of Directors voted in December 2009 to rescind a decision earlier in 2009 to terminate the Company’s Supplemental Executive Retirement Plans (SERP) for directors, executive officers and other senior officers in a cost reduction move. With the termination of those plans, the Company would have been required to distribute the accrued liabilities totaling approximately $3.8 million to SERP participants as early as May 2010 if certain financial conditions existed. However, the Company has obtained the consent of each SERP participant to release the Company from liabilities for vested benefits under the plans (except for those of a deceased former officer), which enabled the Company to reverse previous SERP costs totaling approximately $3.0 million pre-tax in the fourth quarter of 2009. In exchange for the release of the aforementioned liabilities, the Company has awarded new SERP benefits to the same participants, the vesting and value of which is contingent upon the successful completion of a second-step conversion at some future date or the occurrence of certain other events. Accordingly, no expense for the reinstated SERPs will be recorded until such time as the Company is able to determine the likelihood and value of the reorganization and conversion, through which the Company’s shares will become 100% publicly held or the occurrence of certain other events.
Deferred Director Fee Plan: A deferred director fee compensation plan covers all non-employee directors. Under the plan directors may defer director fees. These fees are expensed as earned
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 13 — EMPLOYEE BENEFITS (continued)
and the plan accumulates the fees plus earnings. At March 31, 2010, December 31, 2009 and 2008, the liability for the plan was $198,000, $186,000 and $144,000, respectively.
Split Dollar Life insurance agreement: The Company entered into a Split Dollar Life insurance agreement with certain executive officers recognizing an expense of $10,000 $10,000, $41,000, $466,000 and $60,000 for the three months ended March 31, 2010 and 2009 and for the years ended 2009, 2008 and 2007, respectively. The 2008 expense includes $419,000 associated with death of a senior officer of the Company during 2008. The related liability was $142,000, $132,000 and $91,000 at March 31, 2010, December 31, 2009 and December 31, 2008, respectively.
NOTE 14 — EMPLOYEE STOCK OWNERSHIP PLAN
In connection with the minority stock offering, the Company established an Employee Stock Ownership Plan (“ESOP”) for the benefit of its employees with an effective date of January 1, 2004. The ESOP purchased 465,520 shares of common stock from the minority stock offering with proceeds from a ten-year note in the amount of $4,655,200 from the Company. The Company’s Board of Directors determines the amount of contribution to the ESOP annually but is required to make contributions sufficient to service the ESOP’s debt. Shares are released for allocation to employees as the ESOP debt is repaid. Eligible employees receive an allocation of released shares at the end of the calendar year on a relative compensation basis. An employee becomes eligible on January 1st or July 1st immediately following the date they complete one year of service. Company dividends on allocated shares will be paid to employee accounts. Dividends on unallocated shares held by the ESOP will be applied to the ESOP note payable.
Contributions to the ESOP were $142,000, $142,000, $568,000, $628,000 and $646,000 during the three months ended March 31, 2010 and 2009 and for the years ended 2009, 2008 and 2007. Contributions include approximately $5,000 and $127,000 in dividends on unearned shares in 2009 and 2008, respectively.
Compensation expense for shares committed to be released under the Company’s ESOP was $52,000, $40,000, $230,000, $371,000 and $742,000 for the three months ended March 31, 2010 and 2009 and for the years ended 2009, 2008 and 2007, respectively. Shares held by the ESOP as of March 31, 2010 and December 31, 2009 and 2008 were as follows:

	Three Months Ended	Years Ended December 31,
	March 31, 2010	2009	2008

Allocated to eligible employees	290,950	279,312	232,760
Unearned	174,570	186,208	232,760

Total ESOP shares	465,520	465,520	465,520

Fair value of unearned shares	$436	$281	$908

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 15 — STOCK-BASED COMPENSATION
In 2005 the Company’s stockholders approved the establishment of both the Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan (the “Recognition Plan”), and the Atlantic Coast Federal Corporation 2005 Stock Option Plan (the “Stock Option Plan”). The compensation cost that has been charged against income for the Recognition Plan for the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007 was $161,000, $161,000, $647,000, $790,000 and $684,000, respectively. The compensation cost that has been charged against income for the Stock Option Plan for the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007 was $79,000, $79,000, $314,000, $397,000 and $332,000, respectively. The total income tax benefit recognized in the income statement for stock-based compensation for the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007 was $0, $63,000, $252,000 $301,000 and $265,000, respectively.
The Recognition Plan
The Recognition Plan permits the Company’s board of directors to award up to 285,131 shares of its common stock to directors and key employees designated by the board. Under the terms of the Recognition Plan, awarded shares are restricted as to transferability and may not be sold, assigned, or transferred prior to vesting. Awarded shares vest at a rate of 20% of the initially awarded amount per year, beginning on the first anniversary date of the award, and are contingent upon continuous service by the recipient through the vesting date; accelerated vesting occurs if there is a change in control. Any awarded shares which are forfeited, are returned to the Company and can be re-awarded to another recipient. The Recognition Plan became effective on July 1, 2005 and remains in effect for the earlier of 10 years from the effective date, or the date on which all shares of common stock available for award have vested.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 15 — STOCK-BASED COMPENSATION (continued)
The Company’s board of directors did not award any shares of common stock available under the Recognition Plan to directors and key employees during the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008. A summary of the status of the shares of the Recognition Plan at March 31, 2010, is presented below:

		Weighted-Average
		Grant-Date
	Shares	Fair Value

Non-vested at January 1, 2009	111,394	$15.46
Granted	—	—
Vested	(49,266)	13.00
Forfeited	(4,400)	11.55

Non-vested at December 31, 2009	57,728	$17.25

Granted	—	—
Vested	—	—
Forfeited	—	—

Non-vested at March 31, 2010	57,728	$17.25

The weighted average grant-date fair value of non-vested shares was $17.25, $17.25 and $15.46 at March 31, 2010, December 31, 2009 and 2008, respectively. There was $996,000, $996,000 and $561,000 of total unrecognized compensation expense related to non-vested shares awarded under the Recognition Plan at March 31, 2010, December 31, 2009 and 2008, respectively. The expense is expected to be recognized over a weighted-average period of 0.5 years. The total fair value of shares vested during the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008 was $0, $640,000 and $1.1 million, respectively.
The Stock Option Plan
The Stock Option Plan permits the Company’s board of directors to grant options to purchase up to 712,827 shares of its common stock to the Company’s directors and key employees. Under the terms of the Stock Option Plan, granted stock options have a contractual term of 10 years from the date of grant, with an exercise price equal to the market price of the Company’s common stock on the date of grant. Key employees are eligible to receive incentive stock options or non-qualified stock options, while outside directors are eligible for non-statutory stock options only.
The Stock Option Plan also permits the Company’s board of directors to issue key employees, simultaneous with the issuance of stock options, an equal number of Limited Stock Appreciation Rights (The Limited SAR). The Limited SARs are exercisable only upon a change of control and, if exercised, reduce one-for-one the recipient’s related stock option grants. Under the terms of the Stock Option Plan, granted stock options vest at a rate of 20% of the initially granted amount per year, beginning on the first anniversary date of the grant, and are contingent upon
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 15- STOCK-BASED COMPENSATION (continued)
continuous service by the recipient through the vesting date. Accelerated vesting occurs if there is a change in control. The Stock Option Plan became effective on July 28, 2005 and terminates upon the earlier of 10 years after the effective date, or the date on which the exercise of Options or related rights equaling the maximum number of shares occurs.
During 2009 and the three months ended March 31, 2010 the Company’s board of directors made no awards of incentive stock options.
A summary of the option activity under the Stock Option Plan as of March 31, 2010 and December 31, 2009, and changes for the year then ended is presented below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Options	Shares	Price	Term	(in thousands)

Outstanding at beginning of year	559,101	$13.72	—	—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(86,756)	12.46	—	—

Outstanding at December 31, 2009	472,345	$13.94	6.0	$—

Vested or expected to vest	452,106	$13.94	6.0	$—

Exercisable at year end	373,182	$13.88	5.7	$—

Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding at March 31, 2010	472,345	$13.94	5.8	$—

Vested or expected to vest	452,249	$13.94	5.8	$—

Exercisable at March 31, 2010	373,882	$13.87	5.5	$—

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 15- STOCK-BASED COMPENSATION (continued)
Information related to the stock option plan during each year follows:

	2009	2008	2007
Intrinsic value of options exercised	$—	$—	$18,000
Cash received from option exercises	—	—	57,000
Tax benefit realized from option exercises	—	—	—
Weighted average fair value of options granted	$—	$1.35	$1.82
The Company has a policy of satisfying share option exercises by issuing shares from Treasury stock obtained from its stock repurchase programs.
As of March 31, 2010, there was $289,000 of total unrecognized compensation cost related to non-vested stock options granted under the Plan. As of December 31, 2009, there was $290,000 of total unrecognized compensation cost related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 5.8 years.
NOTE 16 — INCOME TAXES
Income tax expense (benefit) was as follows:

	For the Three Months Ended March 31,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Current — Federal	$—	$—	$—	$—	$3,025
Current — State	2	4	10	15	15
Deferred — Federal	(976)	(1,657)	(8,064)	(3,248)	(2,910)
Deferred — State	(74)	(177)	(1,224)	(484)	(324)
Change in federal valuation allowance	976	—	14,169	—	—
Change in state valuation allowance	72	173	1,219	484	324

Total	$—	$(1,657)	$6,110	$(3,233)	$130

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 16 — INCOME TAXES (continued)
The effective tax rate differs from the statutory federal income tax rate as follows:

	For the Three Months
	Ended March 31,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Income taxes at Current Statutory rate of 34%	$(939)	$(1,604)	$(7,896)	$(2,066)	$423
Increase(decrease) from State income tax, net of Federal tax effect	(74)	(178)	(1,282)	(492)	(413)
Tax-exempt income	(3)	(7)	(31)	(49)	(56)
Increase in cash surrender value of BOLI	(61)	(60)	(215)	(310)	(293)
Proceeds from life insurance in excess of BOLI	—	—	—	(920)	—
ESOP share release	—	—	—	—	94
Stock option expense	19	19	75	103	81
Change in federal valuation allowance	976	—	14,169	—	—
Change in state valuation allowance	72	173	1,219	484	324
Other, net	10	—	71	17	(30)

Income tax (benefit) expense	$—	$(1,657)	$6,110	$(3,233)	$130

Effective tax rate	0.0%	35.1%	26.3%	53.2%	10.4%
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 16 — INCOME TAXES (continued)
Deferred tax assets and liabilities were due to the following:

	March 31,	December 31,
	2010	2009	2008
	(Dollars in Thousands)
Deferred tax assets:
Allowance for loan losses	$5,057	$5,248	$4,027
Depreciation	182	93	208
Deferred compensation arrangements	414	446	1,292
Other real estate	118	118	154
Net operating loss carryforward	7,938	6,630	3,131
Net unrealized losses on AFS securities	—	—	224
Net unrealized loss on interest rate swaps	179	198	—
Deferred loan fees	1,116	1,128	182
Interest income on non-accrual loans	7	268	32
Accrued expenses	133	133	378
Acquired customer intangibles	635	654	—
Security write-downs	1,726	1,697	—
AMT Carryforward	71	71	—
Donation Carryforward	56	56	—
Gain on inter-company sale transaction	32	32	—
Other	99	—	—

	$17,763	$16,772	$9,628
Deferred tax liability:
Net unrealized gain on AFS securities	(944)	(93)	—
Deferred loan costs	(203)	(237)	(446)
Prepaid expenses	(223)	(224)	(239)
Acquired customer intangibles	—	—	(357)
Other	—	(22)	(51)

	(1,370)	(576)	(1,093)

Net, before valuation allowance	16,393	16,196	8,535

Valuation allowance — Federal	(14,294)	(14,169)	—
Valuation allowance — State	(2,099)	(2,027)	(808)

Net deferred tax (liability) asset	$—	$—	$7,727

Under generally accepted accounting principles, the Company considers at each reporting period all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed to reduce its deferred tax asset to an amount that is more likely than not to be realized.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 16 — INCOME TAXES (continued)
A determination of the need for a valuation allowance for the deferred tax assets is dependent upon management’s evaluation of both positive and negative evidence. Positive evidence includes the probability of achieving forecasted future taxable income, applicable tax planning strategies and assessments of the current and future economic and business conditions. Negative evidence includes the Company’s cumulative losses and expiring tax credit carryforwards.
At March 31, 2010, the Company evaluated the expected realization of its federal and state deferred tax assets which, prior to a valuation allowance, totaled $16.4 million and was primarily comprised of future tax benefits associated with the allowance for loan losses and net operating loss carryforwards. Based on this evaluation it was concluded a valuation allowance equal to 100%, or $16.4 million continues to be required for the federal deferred tax asset. This valuation allowance was recognized as a charge to income tax expense for the twelve months ended December 31, 2009. The realization of the deferred tax asset is dependent upon generating taxable income. The Company also continues to maintain a 100% valuation allowance for the state deferred tax asset.
At December 31, 2009, the Company evaluated the expected realization of its federal and state deferred tax assets which, prior to a valuation allowance, totaled $16.2 million and was primarily comprised of future tax benefits associated with the allowance for loan losses and net operating loss carryforwards. Based on this evaluation it was concluded a valuation allowance equal to $16.2 million was required for the federal deferred tax asset. This valuation allowance was recognized as a charge to income tax expense for the twelve months ended December 31, 2009. The realization of the deferred tax asset is dependent upon generating taxable income. The Company continues to maintain a 100% valuation allowance for the state deferred tax asset.
If the valuation allowance is reduced or eliminated, future tax benefits will be recognized as a reduction to income tax expense which will have a positive non-cash impact on our net income and stockholders’ equity.
The Company has a federal net operating loss carryforward of $18.7 million which begins to expire in 2027. There is a valuation allowance of $6.4 million on this carryforward. The Company has a Florida and Georgia net operating loss carryforward of $40.9 million which begins to expire in 2026. The Company maintains a valuation allowance on $1.6 million of the loss as it does not anticipate generating taxable income in these states to utilize this carryforward prior to expiration.
NOTE 17 — REGULATORY MATTERS
Atlantic Coast Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, as well as other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 17 — REGULATORY MATTERS (continued)
financial statements. The prompt corrective action regulations provide for five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.
Atlantic Coast Bank actual and required capital levels (in millions) and ratios were:

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2010
Total capital (to risk weighted assets)	$59.7	11.3%	$42.3	8.0%	$52.9	10.0%
Tier 1 (core) capital (to risk weighted assets)	53.1	10.0%	21.1	4.0%	31.7	6.0%
Tier 1 (core) capital (to adjusted total assets)	53.1	5.8%	36.4	4.0%	45.5	5.0%

As of December 31, 2009
Total capital (to risk weighted assets)	$62.6	11.4%	$43.8	8.0%	$54.7	10.0%
Tier 1 (core) capital (to risk weighted assets)	55.7	10.2%	21.9	4.0%	32.8	6.0%
Tier 1 (core) capital (to adjusted total assets)	55.7	6.1%	36.2	4.0%	45.3	5.0%

As of December 31, 2008
Total capital (to risk weighted assets)	$80.3	11.6%	$55.3	8.0%	$69.1	10.0%
Tier 1 (core) capital (to risk weighted assets)	74.3	10.8%	27.6	4.0%	41.5	6.0%
Tier 1 (core) capital (to adjusted total assets)	74.3	7.5%	39.6	4.0%	49.5	5.0%
At March 31, 2010, December 31, 2009 and December 31, 2008, Atlantic Coast Bank was classified as “well capitalized.” There are no conditions or events since March 31, 2010 that management believes have changed the classification.
The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends, or Atlantic Coast Bank must convert to a commercial bank charter. Management believes this test is met.
Banking regulations limit capital distributions by savings associations. Generally, capital distributions are limited to undistributed net income for the current and prior two years. During 2010 Atlantic Coast Bank can not declare any dividends without prior approval of the OTS. Payment of dividends by Atlantic Coast Federal Corporation is largely dependent on the ability of Atlantic Coast Bank to pay dividends.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 17 — REGULATORY MATTERS (continued)
The following is a reconciliation of Atlantic Coast Bank’s equity under accounting principles generally accepted in the United States of America to regulatory capital as of March 31, 2010, December 31, 2009 and 2008:

	March 31,	December 31,
	2010	2009	2008
	(Dollars in Thousands)
GAAP equity	$55,599	$56,136	$77,109
Intangible assets	(106)	(113)	(2,955)
Unrealized (gain) loss on securities available for sale	(2,428)	(327)	—
Minority interest in includable consolidated subsidiaries including REIT	—	—	125

Tier 1 Capital	53,065	55,696	74,279
General allowance for loan and lease losses	6,626	6,857	6,046

Total capital	$59,691	$62,553	$80,325

NOTE 18 — COMMITMENTS AND CONTINGENCIES
In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.
The principal commitments as of March 31, 2010 and December 31 2009 and 2008 are as follows:

	March 31,	December 31,
	2010	2009	2008
	(Dollars in Thousands)
Undisbursed portion of loans closed	$3,736	$4,128	$8,669
Unused lines of credit and commitments to fund loans	52,119	54,089	76,907
At December 31, 2009, the un-disbursed portion of loans closed was primarily unfunded residential construction loans with fixed and variable rates ranging from 3.5% to 7.5%. At December 31, 2009, the unused lines of credit and commitments to fund loans were made up of both fixed rate and variable rate commitments. The fixed rate commitments totaled $27.9 million and had interest rates that range from 5% to 18%; variable rate commitments totaled $26.2 million and had interest rates that range from 2.5% to 9.9%.
As of March 31, 2010, December 31, 2009 and 2008, the Company had fully secured outstanding standby letters of credit commitments totaling $263,000, $263,000 and $722,000, respectively.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 18 — COMMITMENTS AND CONTINGENCIES (continued)
Since certain commitments to make loans, provide lines of credit, and to fund loans in process expire without being used, the amount does not necessarily represent future cash commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Company follows the same credit policy to make such commitments as is followed for those loans recorded on the consolidated balance sheet.
The Company has employment agreements with its chief executive officer (“CEO”), chief financial officer (“CFO”), chief risk officer and executive vice president of retail operations. Under the terms of the agreement, certain events leading to a successful Second Step Conversion, a change in control, or separation from the Company, could result in cash payments equal to 2.99 times the salary of the CEO, CFO and executive vice president of retail operations, and 1.00 times the salary of the chief risk officer. Since payments are contingent upon certain events, the Company accrues for no liability.
The Company maintained a line of credit with one financial institution of $7.5 million as of March 31, 2010 and December 31, 2009; the Company maintained lines of credit with two financial institutions that totaled $22.5 million as of December 31, 2008. There were no balances outstanding as of March 31, 2010, December 31, 2009 and 2008.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 19 — EARNINGS (LOSS) PER COMMON SHARE
A reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per common share computation for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 is as follows:

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands, Except Share Information)
Basic

Net (loss) income	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115

Weighted average common shares outstanding	13,391,202	13,435,116	13,423,499	13,557,869	13,693,651
Less: Average unallocated ESOP shares	(186,208)	(232,760)	(232,632)	(278,930)	(325,736)
Average unvested restricted stock awards	(57,728)	(110,817)	(86,166)	(144,164)	(202,571)

Average shares	13,147,266	13,091,539	13,104,701	13,134,775	13,165,344

Basic (loss) earnings per common share	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08

Diluted
Net (loss) income	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115

Weighted average common shares outstanding per common share	13,147,266	13,091,539	13,104,701	13,134,775	13,165,344
Add:Dilutive effects of assumed exercise of stock options	—	—	—	—	51,445
Dilutive effects of full vesting of stock awards	—	—	—	—	128,719

Average shares and dilutive potential common shares	13,147,266	13,091,539	13,104,701	13,134,775	13,345,508

Diluted (loss) earnings per common share	$(0.21)	$(0.23)	$(2.24)	$(0.22)	$0.08

Stock options and restricted stock awards for 640,681 shares of common stock were not considered in computing diluted earnings per common share for 2007 because they were anti-dilutive; there was no dilutive effect for the three months ended March 31, 2010 and 2009 and the years ended 2009 and 2008 as each period had a net loss.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 20 — OTHER COMPREHENSIVE INCOME (LOSS)
Other comprehensive income (loss) components and related taxes for the three months ended March 31, 2010 and 2009 and the years ended 2009, 2008 and 2007 were as follows:

	March 31,		December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)
Net income (loss)	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115
Other comprehensive income (loss):
Change in securities available for sale:
Unrealized holding gains (losses) arising during the period	1,638	546	1,122	(37)	440
Less reclassification adjustments for (gains) losses recognized in income	—	(96)	(383)	(650)	46

Net unrealized (losses) gains	1,638	450	739	(687)	486
Income tax effect	68	(181)	(283)	275	(178)

Net of tax amount	1,706	269	456	(412)	308
Other-than-temporary-impairment on available-for-sale debt securities recorded in other comprehensive income	675	(692)	4,475	—	—
Less other-than-temporary-impairment on available-for-sale debt securities associated with credit loss realized in income	(75)	(174)	(4,467)	—	—
Income tax effect	25	348	(4)	—	—

Net of tax amount	625	(518)	4	—	—

Total other comprehensive income (loss)	2,331	(249)	460	(412)	308

Comprehensive income (loss)	$(428)	$(3,310)	$(28,875)	$(3,257)	$1,423

As of March 31, 2010, December 31, 2009 and 2008 accumulated other comprehensive income includes $1.7 million, $456,000 and $(412,000) related to net unrealized gains (losses) on securities available for sale.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 21 — FAIR VALUE OF FINANCIAL INSTRUMENTS
Carrying amount and estimated fair value of financial instruments, not previously presented, at year end were as follows:

	As of March 31,		As of December 31,
	2010		2009		2008
	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
	(Dollars in Thousands)
FINANCIAL ASSETS
Cash and cash equivalents	$37,961	$37,961	$37,144	$37,144	$34,058	$34,058
Loans held for sale	5,253	5,253	8,990	8,990	736	736
Loans, net	599,858	599,680	614,371	614,229	741,879	733,142
Federal Home Loan Bank stock	10,023	n/a	10,023	n/a	9,996	n/a
Accrued interest receivable	3,225	3,225	3,261	3,261	3,934	3,934

FINANCIAL LIABILITIES
Deposits	584,692	586,604	555,444	557,094	624,606	627,049
Securities sold under agreements to repurchase	92,800	102,798	92,800	102,537	92,800	106,327
Federal Home Loan Bank advances	172,718	181,705	182,694	201,227	184,850	216,869
Accrued interest payable	1,244	1,244	1,318	1,318	1,441	1,441
The methods and assumptions used to estimate fair value are described as follows:
Carrying amount is the estimated fair value for cash and cash equivalents, accrued interest, demand and savings deposits and variable rate loans or deposits that re-price frequently and fully. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent re-pricing or re-pricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk without considering the need for adjustments for market illiquidity. Fair value of debt (FHLB advances and securities sold under agreements to repurchase) is based on current rates for similar financing. It was not practicable to determine the fair vale of FHLB stock due to restrictions placed on its transferability. The estimated fair value of other financial instruments and off-balance-sheet loan commitments approximate cost and are not considered significant to this presentation.
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 22 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
ATLANTIC COAST FEDERAL CORPORATION
CONDENSED BALANCE SHEETS
March 31, 2010 (Unaudited) and December 31, 2009 and 2008

	As of March 31,	As of December 31,
	2010	2009	2008
	(Dollars in Thousands)

Cash and cash equivalents at subsidiary	$1,987	$1,598	$303
Securities available for sale	1,743	1,469	4,321
Investment in subsidiary	54,273	54,803	77,108
Note receivable from ESOP	1,999	2,124	2,614
Other assets	534	712	1,960

Total assets	$60,536	$60,706	$86,306

Borrowed funds	$3,943	$3,943	$1,535
Other accrued expenses	222	222	811
Total stockholders’equity	56,371	56,541	83,960

Total liabilities and stockholders’ equity	$60,536	$60,706	$86,306

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 22 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (continued)
ATLANTIC COAST FEDERAL CORPORATION
CONDENSED STATEMENTS OF INCOME (LOSS)
Three months ended March 31, 2010 and 2009 and Years ended December 31, 2009, 2008 and
2007

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)

Net interest income	$8	$75	$230	$543	$530
Gain (loss) on sale of securities	—	—	(129)	63	—
Impairment loss	—	—	(1,158)
Other	89	(4)	211	(14)	136
Equity in net (loss) income of subsidiary	(2,639)	(2,972)	(26,652)	(2,780)	2,345

Total income (loss)	(2,542)	(2,901)	(27,498)	(2,188)	3,011

Total expense	217	160	1,837	657	1,896

Net income (loss)	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 22 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (continued)
ATLANTIC COAST FEDERAL CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
Three Months ended March 31, 2010 and 2009 and Years ended December 31, 2009, 2008 and
2007

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)

Cash flow from operating activities
Net income (loss)	$(2,759)	$(3,061)	$(29,335)	$(2,845)	$1,115
Adjustments:
Net depreciation and amortization	(2)	5	(6)	10	—
(Gain) loss on sale of securities	—	—	129	(10)	—
Other than temporary impairment	—	—	1,158	—	—
Net change in other assets	71	43	1,169	1,292	(1,866)
Net change in other liabilities	—	(418)	(589)	156	(339)
Share-based compensation expense	273	240	1,081	1,077	1,125
Dividends received from subsidiary	—	—	—	—	10,216
Equity in undistributed (earnings) loss of subsidiary	2,650	2,972	26,652	2,780	(2,345)

Net cash from operating activities	233	(219)	259	2,460	7,906

Cash flow from investing activities
Purchase of securities available for sale	—	—	—	(8,537)	—
Proceeds from maturities and repayments of securities available for sale	65	235	593	6,268	983
Proceeds from the sale of securities available for sale	—	—	1,082	4,134	—
Purchase of bank owned life insurance	—	—	—	2,161	(3,100)
Life insurance proceeds in excess of CSV	—	—	—	2,634	—
Contribution to Bank subsidiary	—	—	(3,796)	(6,423)	—
Payments received on ESOP loan	125	121	484	418	376
Expenditures on premises and equipment	—	—	1	(3)	—
Net change in other interest bearing deposits at subsidiary	—	—	—	—	1,200

Net cash from investing activities	190	356	(1,636)	652	(541)
(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 22 — PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (continued)
ATLANTIC COAST FEDERAL CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
Three Months ended March 31, 2010 and 2009 and Years ended December 31, 2009, 2008 and
2007

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in Thousands)

Cash flow from financing activities
Advances from Atlantic Coast Bank	—	208	—	818	428
Other borrowings	—	—	2,407	—	—
Proceeds from exercise of stock options	—	—	—	—	57
Shares relinquished	—	—	(17)	(60)	(16)
Treasury stock purchased	(34)	(29)	(29)	(1,841)	(1,968)
Capital contribution	—	—	400	—	—
Repayments to Atlantic Coast Bank	—	—	—	—	(2,978)
Dividends paid	—	(45)	(89)	(2,432)	(2,509)

Net cash from financing activities	(34)	134	2,672	(3,515)	(6,986)

Net change in cash and cash equivalents	389	271	1,295	(403)	379

Cash and cash equivalents at beginning of period	1,598	303	303	706	327

Cash and cash equivalents at end of period	$1,987	$574	$1,598	$303	$706

(Continued)

ATLANTIC COAST FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and 2009 (Unaudited), Years Ended December 31, 2009, 2008 and 2007
NOTE 23 — STOCK CONVERSION (unaudited)
On June 16, 2010, Board of Directors of Atlantic Coast Federal Corporation approved a plan to convert the Mutual Holding Company from the mutual to stock form of organization. The Mutual Holding Company is a federally chartered mutual holding company and currently owns approximately 65%, of the outstanding shares of common stock of the Company, which owns 100% of the issued and outstanding shares of the capital stock of Atlantic Coast Bank (the “Bank”). Pursuant to the terms of Atlantic Coast Federal, MHC’s plan of conversion and reorganization, Atlantic Coast Federal, MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering, and possibly in a community and/or a syndicated community offering, the majority ownership interest of Atlantic Coast Federal Corporation that is currently owned by Atlantic Coast Federal, MHC. Upon the completion of the conversion and offering, Atlantic Coast Federal, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Atlantic Coast Federal Corporation will receive shares of common stock of Atlantic Coast Financial Corporation in exchange for their shares of Atlantic Coast Federal Corporation common stock in order to maintain the public stockholders’ existing percentage ownership in our organization (excluding any new shares purchased by them in the offering).
In connection with the conversion, shares of common stock of a new successor holding company, representing the ownership interest of the Mutual Holding Company, will be offered for sale to depositors of the Bank. The following persons and employee benefit plan have subscription rights to purchase shares of common stock of the new holding company in the following order of priority: (1) depositors of record as of March 31, 2009; (2) the Bank’s employee stock ownership plan; (3) depositors of record as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors entitled to vote on the conversion proposal. If necessary, shares will be offered to the general public. In addition, upon completion of the conversion of the Mutual Holding Company, shares of the Company’s common stock held by public stockholders will be exchanged for shares of a new corporation, which will become the Bank’s new parent holding company. As a result of the conversion and offering, the Mutual Holding Company and Company will cease to exist.
The conversion is subject to approval of the Office of Thrift Supervision as well as the approval of the Mutual Holding Company’s members (depositors of the Bank) and the Company’s stockholders. Proxy materials setting forth information relating to the conversion and offering will be sent to the members of the Mutual Holding Company and stockholders of the Company for their consideration. The offering will be made only by means of a prospectus in accordance with federal law and all applicable state securities laws. The conversion and offering are expected to be completed in the fourth quarter of 2010.
Expenses capitalized related to the stock conversion were $10,000 as of March 31, 2010. Expenses capitalized will be netted from proceeds if the offering is successful. Alternatively, expenses capitalized will be expensed in the event the offering is terminated.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Atlantic Coast Financial Corporation or Atlantic Coast Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Atlantic Coast Financial Corporation or Atlantic Coast Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 2,760,000 Shares

(Subject to Increase to up to 3,174,000 Shares)

Atlantic Coast Financial Corporation

(Proposed Holding Company for
Atlantic Coast Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

Stifel Nicolaus

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until               , or 25 days after commencement of the syndicated community offering, all dealers that effect transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS OF ATLANTIC COAST FINANCIAL CORPORATION
PROXY STATEMENT OF ATLANTIC COAST FEDERAL CORPORATION
     Atlantic Coast Bank is converting from a mutual holding company structure to a fully-public stock holding company structure. Currently, Atlantic Coast Bank is a wholly-owned subsidiary of Atlantic Coast Federal Corporation, a federal corporation, and Atlantic Coast Federal, MHC owns approximately 65.1% of Atlantic Coast Federal Corporation’s common stock. The remaining 34.9% of Atlantic Coast Federal Corporation’s common stock is owned by public stockholders. As a result of the conversion, a newly formed company, Atlantic Coast Financial Corporation, a Maryland corporation, will become the stock holding company of Atlantic Coast Bank. Each share of Atlantic Coast Federal Corporation common stock owned by the public will be exchanged for between 0.2337 and 0.3162 shares (subject to adjustment to up to 0.3636 shares) of common stock of Atlantic Coast Financial Corporation, so that immediately after the conversion Atlantic Coast Federal Corporation’s existing public stockholders will own the same percentage of Atlantic Coast Financial Corporation common stock as they owned of Atlantic Coast Federal Corporation’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the conversion offering, their receipt of cash in lieu of fractional exchange shares and any shares purchased in the supplemental offering, as further discussed below. The actual number of shares that you will receive will depend on the percentage of Atlantic Coast Federal Corporation common stock held by the public at the completion of the conversion, the final independent appraisal of Atlantic Coast Financial Corporation and the number of shares of Atlantic Coast Financial Corporation common stock sold in the conversion offering and the supplemental offering described in the following paragraphs. It will not depend on the market price of Atlantic Coast Federal Corporation common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $                     per share closing price of Atlantic Coast Federal Corporation common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                      shares of Atlantic Coast Financial Corporation common stock are sold in the conversion offering (which is between the                      and the                      of the conversion offering range), the initial value of the Atlantic Coast Financial Corporation common stock you receive in the share exchange would be less than the market value of the Atlantic Coast Federal Corporation common stock you currently own. See “Risk Factors—The market value of Atlantic Coast Financial Corporation common stock received in the share exchange may be less than the market value of Atlantic Coast Federal Corporation common stock exchanged.”
     Concurrently with the exchange offer, we are offering up to 2,760,000 shares of common stock (subject to increase to up to 3,174,000 shares) of Atlantic Coast Financial Corporation, representing the 65.1% ownership interest of Atlantic Coast Federal, MHC in Atlantic Coast Federal Corporation, for sale to eligible depositors of Atlantic Coast Bank, to Atlantic Coast Bank’s tax qualified benefit plans and to the public, including Atlantic Coast Federal Corporation stockholders, at a price of $10.00 per share. The conversion of Atlantic Coast Federal, MHC and the offering and exchange of common stock by Atlantic Coast Financial Corporation is referred to herein as the “conversion and related offering.” After the conversion and related offering are completed, Atlantic Coast Bank will be a wholly-owned subsidiary of Atlantic Coast Financial Corporation, and 100% of the common stock of Atlantic Coast Financial Corporation will be owned by public stockholders. As a result of the conversion and related offering, Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC will cease to exist.
     Immediately following completion of the conversion offering, we intend to sell no more than 1,650,000 shares of common stock to certain investors in the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, we may resolicit subscribers in the conversion offering. We must reach the minimum of the valuation range in order to complete the supplemental offering.

     Atlantic Coast Federal Corporation’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “ACFC.” We expect that Atlantic Coast Financial Corporation’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “ACFCD” for a period of 20 trading days after the completion of the conversion offering and supplemental offering. Thereafter, Atlantic Coast Financial Corporation’s trading symbol will revert to “ACFC.”
     The conversion and related offering cannot be completed unless the stockholders of Atlantic Coast Federal Corporation approve the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC, referred to herein as the “plan of conversion.” Atlantic Coast Federal Corporation is holding a special meeting of stockholders at Atlantic Coast Bank, 505 Haines Avenue, Waycross, Georgia, on ____ __, 2010, at __:00 p.m., Eastern time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Atlantic Coast Federal Corporation’s stockholders, including shares held by Atlantic Coast Federal, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Atlantic Coast Federal Corporation’s stockholders other than Atlantic Coast Federal, MHC. Atlantic Coast Federal Corporation’s Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the plan of conversion.
     This document serves as the proxy statement for the special meeting of stockholders of Atlantic Coast Federal Corporation and the prospectus for the shares of Atlantic Coast Financial Corporation common stock to be issued in exchange for shares of Atlantic Coast Federal Corporation common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by Atlantic Coast Financial Corporation of its shares of common stock in the conversion offering, which will be made pursuant to a separate prospectus. Stockholders of Atlantic Coast Federal Corporation are not required to participate in the conversion offering.
     This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to the conversion and related offering.
     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
     None of the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to                                         ,                                              , at 1-___-                    , Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.
     The date of this proxy statement/prospectus is                     , 2010, and it is first being mailed to stockholders of Atlantic Coast Federal Corporation on or about                     , 2010.

ATLANTIC COAST FEDERAL CORPORATION
505 Haines Avenue
Waycross, Georgia 31501
(800) 342-2824
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
     On                      ___, 2010, Atlantic Coast Federal Corporation will hold a special meeting of stockholders at Atlantic Coast Bank, 505 Haines Avenue, Waycross, Georgia. The meeting will begin at ___:00 p.m., Eastern time. At the meeting, stockholders will consider and act on the following:
1.	The approval of a plan of conversion and reorganization (the “Plan”) whereby: (a) Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation, a Federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Atlantic Coast Financial Corporation, a Maryland corporation, will become the new stock holding company of Atlantic Coast Bank; (c) the outstanding shares of Atlantic Coast Federal Corporation other than those held by Atlantic Coast Federal, MHC, will be converted into shares of common stock of Atlantic Coast Financial Corporation; and (d) Atlantic Coast Financial Corporation will offer shares of its common stock for sale in a subscription offering, community offering and, possibly, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:
3a.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation’s articles of incorporation;

3b.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Atlantic Coast Financial Corporation’s bylaws;

3c.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation’s outstanding voting stock; and
4.	Such other business that may properly come before the meeting.
     NOTE: The Board of Directors is not aware of any other business to come before the meeting.
     The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our Board of Directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
     The Board of Directors has fixed [voting record date], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.
     Upon written request addressed to the Corporate Secretary of Atlantic Coast Federal Corporation at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Atlantic Coast Federal Corporation, by                     , 2010.
     Please complete and sign the enclosed proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS Pamela T. Saxon Corporate Secretary

Waycross, Georgia
                    , 2010

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF ATLANTIC COAST FEDERAL CORPORATION
REGARDING THE PLAN OF CONVERSION AND REORGANIZATION
You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”) have been conditionally approved by Atlantic Coast Federal Corporation’s primary federal regulator, the Office of Thrift Supervision. However, such approvals by the agency does not constitute recommendations or endorsements of the plan of conversion.
Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Atlantic Coast Federal Corporation stockholders as of _______ __, 2010 are being asked to vote to approve the plan of conversion pursuant to which Atlantic Coast Federal, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a Maryland corporation, Atlantic Coast Financial Corporation, is offering its common stock to eligible depositors of Atlantic Coast Bank, to Atlantic Coast Bank’s tax qualified benefit plans, to stockholders of Atlantic Coast Federal Corporation as of [voting record date] and to the public. The shares offered represent Atlantic Coast Federal, MHC’s current 65.1% ownership interest in Atlantic Coast Federal Corporation. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of Atlantic Coast Financial Corporation (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its approval, we cannot implement the plan of conversion.

In addition, Atlantic Coast Federal Corporation stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation and bylaws of Atlantic Coast Financial Corporation:
•	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation’s articles of incorporation;

•	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Atlantic Coast Financial Corporation’s bylaws; and

•	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation’s outstanding voting stock.
The provisions of Atlantic Coast Financial Corporation’s articles of incorporation that are included as informational proposals were approved as part of the process in which our Board of Directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for

1

which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Atlantic Coast Financial Corporation if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.
Your vote is important. Without sufficient votes “FOR” approval of the plan of conversion, we cannot implement the plan of conversion and the conversion offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERINGS?

A.	Our primary reasons for converting and raising additional capital through the conversion offering and supplemental are to:
•	increase our capital position;

•	eliminate some of the uncertainties associated with proposed financial regulatory reform by the United States Congress which may result in changes to or elimination of our primary bank regulator and holding company regulator as well as changes in regulations applicable to us, including, but not limited to, capital requirements, treatment of waived dividends by the mutual holding company, payment of dividends and conversion to full stock form;

•	support internal growth through increased lending in the communities we serve;

•	enable us to enhance existing products and services to meet the needs of our market;

•	improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies; and

•	support acquisitions of financial institutions as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity.
As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Atlantic Coast Federal, MHC is required to own a majority of Atlantic Coast Federal Corporation’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING ATLANTIC COAST FEDERAL CORPORATION SHARES?

2

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio,” depending on the number of shares sold in the conversion offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.2337 shares at the minimum and 0.3162 shares at the maximum of the conversion offering range (or 0.3636 at the adjusted maximum of the conversion offering range) of Atlantic Coast Financial Corporation common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Atlantic Coast Federal Corporation common stock, and the exchange ratio is 0.2750 (at the midpoint of the conversion offering range), after the conversion you will receive 27 shares of Atlantic Coast Financial Corporation common stock and $5.00 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the conversion offering.
If you own shares of Atlantic Coast Federal Corporation common stock in a brokerage account in “street name,” your shares will be automatically exchanged, and you do not need to take any action to exchange your shares of common stock. If you own shares in the form of Atlantic Coast Federal Corporation stock certificates after the completion of the conversion and related offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of Atlantic Coast Financial Corporation common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Atlantic Coast Federal Corporation stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?
A.	The $10.00 per share price was selected primarily because it is a commonly selected per share price for mutual-to-stock conversion offerings. The amount of common stock Atlantic Coast Financial Corporation will issue at $10.00 per share in the conversion offering and the exchange is based on an independent appraisal of the estimated market value of Atlantic Coast Financial Corporation, assuming the conversion, conversion offering and supplemental offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of May 28, 2010, this market value ranged from $47.9 million to $58.9 million, with a midpoint of $53.4 million. Based on this valuation, the number of shares of common stock of Atlantic Coast Financial Corporation that existing public stockholders of Atlantic Coast Federal Corporation will receive in exchange for their shares of Atlantic Coast Federal Corporation common stock will range from 2,040,000 to 2,760,000, with a midpoint of 2,400,000 shares (with a value of approximately $20.4 million to $27.6 million, with a midpoint of $24.0 million, at $10.00 per share). If market conditions so warrant, the appraised value can be increased to $65.3 million, the adjusted maximum of the appraisal, and the number of shares issued in the exchange for existing shares of Atlantic Coast Federal Corporation can be increased to 3,174,000 (a value of $31.7 million, at $10.00 per share). The number of shares received by the existing public stockholders of Atlantic Coast Federal Corporation is intended to maintain their existing 34.9% ownership in our organization (excluding any new shares purchased by them in the conversion offering and their receipt of cash in lieu of fractional exchange shares and any shares purchased in the supplemental offering). The independent appraisal is based in part on Atlantic Coast Federal Corporation’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offerings, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Atlantic Coast Federal Corporation.

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Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF ATLANTIC COAST FEDERAL CORPORATION COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Atlantic Coast Federal Corporation common stock. Therefore, changes in the price of Atlantic Coast Federal Corporation common stock between now and the completion of the conversion and related offerings will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T ATLANTIC COAST FEDERAL CORPORATION WAIT TO CONDUCT THE CONVERSION AND OFFERINGS UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.	The Board of Directors believes that because the stock holding company form of organization and the capital raised in the conversion offer important advantages and that it is in the best interest of our stockholders to complete the conversion and related offerings sooner rather than later. There is no way to know when market conditions will change, when regulations governing conversion to stock form will change, or how they might change, or how changes in market conditions might affect stock prices for financial institutions. The Board of Directors concluded that it would be better to complete the conversion and offerings now, under existing Office of Thrift Supervision conversion regulations and under a valuation that offers a fair exchange ratio to existing stockholders and an attractive price to new investors, rather than wait an indefinite amount of time for potentially better market conditions.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we will not proceed with the conversion and related offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

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A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE CONVERSION OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (___) ___-___, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern time. The Stock Information Center is closed weekends and bank holidays.

Eligible depositors of Atlantic Coast Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for Atlantic Coast Financial Corporation common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s; second to cover orders of Atlantic Coast Federal Corporation stockholders as of [voting record date]; and thereafter to cover orders of the general public. Stockholders of Atlantic Coast Federal Corporation are subject to an ownership limitation.

Shares of common stock purchased in the conversion offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Atlantic Coast Federal Corporation common stock, may not exceed 5% of the total shares of common stock of Atlantic Coast Financial Corporation to be issued and outstanding after the completion of the conversion.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT ATLANTIC COAST BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors will no longer have voting rights in the mutual holding company, which will cease to exist, after the conversion and related offering. Only stockholders of Atlantic Coast Financial Corporation will have voting rights after the conversion and related offering.
Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) by the Stock Information Center no later than 12:00 noon, Eastern time on ______, 2010.
OTHER QUESTIONS?
For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to ___, ____________, at 1-______, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. Questions about the conversion offering may be directed to our Stock Information Center at (___) ___-___, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern time. The Stock Information Center is closed weekends and bank holidays.

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SUMMARY
     This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2— Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of incorporation and Bylaws of Atlantic Coast Financial Corporation” and the consolidated financial statements and the notes to the consolidated financial statements.
The Atlantic Coast Federal Corporation Special Meeting
     Date, Time and Place. Atlantic Coast Federal Corporation will hold its special meeting of stockholders at Atlantic Coast Bank, 505 Haines Avenue, Waycross, Georgia, on ___, 2010, at _:00 p.m., Eastern time.
     The Proposals. Stockholders will be voting on the following proposals at the special meeting:
1.	The approval of a plan of conversion and reorganization (the “Plan”) whereby: (a) Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation, a Federal Corporation will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Atlantic Coast Financial Corporation will become the new stock holding company of Atlantic Coast Bank; (c) the outstanding shares of Atlantic Coast Federal Corporation other than those held by Atlantic Coast Federal, MHC, will be converted into shares of common stock of Atlantic Coast Financial Corporation; and (d) Atlantic Coast Financial Corporation will offer shares of its common stock for sale in a subscription offering, community offering and, possibly, a syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:
3a.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation’s articles of incorporation;

3b	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Atlantic Coast Financial Corporation’s bylaws;

3c.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation’s outstanding voting stock; and
4.	Such other business that may properly come before the meeting.
     The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our Board of Directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Office of Thrift

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Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Atlantic Coast Financial Corporation, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Vote Required for Approval of Proposals by the Stockholders of Atlantic Coast Federal Corporation
     Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Atlantic Coast Federal Corporation stockholders, including shares held by Atlantic Coast Federal, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Atlantic Coast Federal Corporation stockholders other than Atlantic Coast Federal, MHC.
     Proposal 2 Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Atlantic Coast Federal Corporation stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
     Informational Proposals 3a through 3c: Non-binding vote regarding certain provisions in Atlantic Coast Financial Corporation’s articles of incorporation. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals were approved as part of the process in which the Board of Directors of Atlantic Coast Federal Corporation approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Atlantic Coast Financial Corporation, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.
     Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Atlantic Coast Federal Corporation. At this time, we know of no other matters that may be presented at the special meeting.
     Proposal 1 must also be approved by the members of Atlantic Coast Federal, MHC at a special meeting of members called for that purpose. Members will receive separate informational materials for Atlantic Coast Federal, MHC regarding the conversion.

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Revocability of Proxies
     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Atlantic Coast Federal Corporation in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Vote by Atlantic Coast Federal, MHC
     Management anticipates that Atlantic Coast Federal, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Atlantic Coast Federal, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting if necessary, would be assured.
     As of ___, 2010, the directors and executive officers of Atlantic Coast Federal Corporation beneficially owned ___ shares, or approximately ___% of the outstanding shares of Atlantic Coast Federal Corporation common stock, and Atlantic Coast Federal, MHC owned 8,728,500 shares, or approximately 65.1% of the outstanding shares of Atlantic Coast Federal Corporation common stock.
     Your Board of Directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.
The Companies
[Same as prospectus]
Plan of Conversion and Reorganization
     The Boards of Directors of Atlantic Coast Federal Corporation, Atlantic Coast Federal, MHC, Atlantic Coast Bank and Atlantic Coast Financial Corporation have adopted a plan of conversion pursuant to which Atlantic Coast Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Atlantic Coast Federal Corporation will receive shares in Atlantic Coast Financial Corporation in exchange for their shares of Atlantic Coast Federal Corporation common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by Atlantic Coast Financial Corporation of shares of its common stock to eligible depositors of Atlantic Coast Bank and to the public, including Atlantic Coast Federal Corporation stockholders, in a subscription offering and, if necessary, in a community offering and/or syndicated community offering. Following the conversion and related offering, Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation will no longer exist, and Atlantic Coast Financial Corporation will be the parent company of Atlantic Coast Bank.
     The conversion and related offering cannot be completed unless the stockholders of Atlantic Coast Federal Corporation approve the plan of conversion. Atlantic Coast Federal Corporation’s stockholders will vote on the plan of conversion at Atlantic Coast Federal Corporation’s special meeting. This document is the proxy statement used by Atlantic Coast Federal Corporation’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Atlantic Coast Financial Corporation regarding the shares of Atlantic Coast Financial Corporation common stock to be issued to Atlantic Coast Federal Corporation’s stockholders in the share exchange. This document does not serve as the

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prospectus relating to the offering by Atlantic Coast Financial Corporation of its shares of common stock in the subscription offering and any community offering or syndicated community offering , which will be made pursuant to a separate prospectus.
Our Current Organizational Structure
     [Same as the prospectus]
Reasons for the Conversion and Offerings
     [Same as the prospectus]
Terms of the Conversion Offering
     [Same as the prospectus]
Terms of the Supplemental Offering
     [Same as the prospectus]
After-Market Stock Price Performance
     [Same as the prospectus]
How We Determined the Conversion Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price
     [Same as the prospectus]
The Exchange of Existing Shares of Atlantic Coast Federal Corporation Common Stock
     [Same as the prospectus]
How We Intend to Use the Proceeds From the Offerings
     [Same as the prospectus]
Purchases and Ownership by Officers and Directors
     [Same as the prospectus]
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
     [Same as the prospectus]
Market for Common Stock
     [Same as the prospectus]
Our Dividend Policy
     [Same as the prospectus]

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Tax Consequences
     [Same as the prospectus]
Changes in Stockholders’ Rights for Existing Stockholders of Atlantic Coast Federal Corporation
     As a result of the conversion, existing stockholders of Atlantic Coast Federal Corporation will become stockholders of Atlantic Coast Financial Corporation. Some rights of stockholders of Atlantic Coast Financial Corporation will be reduced compared to the rights stockholders currently have in Atlantic Coast Federal Corporation. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Atlantic Coast Financial Corporation are not mandated by Maryland law but have been chosen by management as being in the best interests of Atlantic Coast Financial Corporation and all of its stockholders. The articles of incorporation and bylaws of Atlantic Coast Financial Corporation which differ from the charter and bylaws of Atlantic Coast Federal Corporation include the following provisions: (i) allowing the Board of Directors to change the authorized number of shares without stockholder approval; (ii) the restriction on the payment of dividends under Maryland corporate law; (iii) filling vacancies on the Board of Directors; (iv) limitations on liability for directors and officers; (v) indemnification of directors, officers, employees and agents; (vi) the calling of special meetings of stockholders; (vii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (viii) a stockholder’s right to examine the books and records of the company; (ix) limitations on the voting rights of greater than 10% stockholders; (x) restrictions on certain types of business combinations with interested stockholders; (xi) consideration by the Board of Directors of certain factors when considering a change in control of the company; and (xii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Atlantic Coast Federal Corporation” for a discussion of these differences.
Dissenters’ Rights
     Stockholders of Atlantic Coast Federal Corporation do not have dissenters’ rights in connection with the conversion and related offering.
Important Risks in Owning Atlantic Coast Financial Corporation’s Common Stock
     Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

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RISK FACTORS
     You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.
Risks Related to Our Business
     [Same as the prospectus]
Risks Related to the Offerings and the Exchange
The market value of Atlantic Coast Financial Corporation common stock received in the share exchange may be less than the market value of Atlantic Coast Federal Corporation common stock exchanged.
     The number of shares of Atlantic Coast Financial Corporation common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and related offering. The exchange ratio will be based on the percentage of Atlantic Coast Federal Corporation common stock held by the public prior to the completion of the conversion and related offering, the final independent appraisal of Atlantic Coast Financial Corporation common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the conversion offering. The exchange ratio will ensure that existing public stockholders of Atlantic Coast Federal Corporation common stock will own the same percentage of Atlantic Coast Financial Corporation common stock after the conversion and related offering as they owned of Atlantic Coast Federal Corporation common stock immediately prior to completion of the conversion offering (excluding any new shares purchased by them in the conversion offering and their receipt of cash in lieu of fractional exchange shares and any shares purchased in the supplemental offering). The exchange ratio will not depend on the market price of Atlantic Coast Federal Corporation common stock.
     The exchange ratio ranges from 0.2337 shares at the minimum to 0.3162 shares at the maximum (or 0.3636 at the adjusted maximum) of the conversion offering range of Atlantic Coast Financial Corporation common stock per share of Atlantic Coast Federal Corporation common stock. Shares of Atlantic Coast Financial Corporation common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Atlantic Coast Federal Corporation common stock at the time of the exchange, the initial market value of the Atlantic Coast Financial Corporation common stock that you receive in the share exchange could be less than the market value of the Atlantic Coast Federal Corporation common stock that you currently own. Based on the most recent closing price of Atlantic Coast Federal Corporation common stock prior to the date of this proxy statement/prospectus, which was $___, unless at least ______ shares of Atlantic Coast Financial Corporation common stock are sold in the conversion offering (which is between the ___ and the ___ of the conversion offering range), the initial value of the Atlantic Coast Financial Corporation common stock you receive in the share exchange would be less than the market value of the Atlantic Coast Federal Corporation common stock you currently own.
The supplemental offering may result in less shares being sold in the conversion offering thereby reducing the number of shares of Atlantic Coast Financial Corporation common stock that could be issued in the share exchange.
     We are conducting the supplemental offering to raise more capital than we can raise in the conversion offering alone. We believe the additional capital that we can raise in the supplemental offering enhances our ability to complete the conversion offering and positions us to better execute our business

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plan. The greater the number of shares of common stock sold in the conversion offering, the higher the exchange ratio and the number of shares that you will receive in the share exchange. In order to complete the conversion and supplemental offerings, Atlantic Coast Financial Corporation may accept orders under the supplemental offering, rather than the conversion offering, in order to fill the stock orders of those investors who wish to purchase more stock than is available under the purchase limitations established by Office of Thrift Supervision regulations for the conversion offering. Such purchases will not be taken into consideration in determining the exchange ratio and therefore will not have the effect of increasing the exchange ratio. As a result, you may receive less shares in the share exchange than you would in the absence of the supplemental offering.
     [Remaining risks are the same as the prospectus]

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INFORMATION ABOUT THE SPECIAL MEETING
General
     This proxy statement/prospectus is being furnished to you in connection with the solicitation by the Board of Directors of Atlantic Coast Federal Corporation of proxies to be voted at the special meeting of stockholders to be held at Atlantic Coast Bank, 505 Haines Avenue, Waycross, Georgia, on ___, 2010, at ___:00 p.m., Eastern time, and any adjournment or postponement thereof.
     The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC (referred to herein as the “plan of conversion”).
     In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals. Stockholders also will vote on informational proposals with respect to the articles of incorporation and bylaws of Atlantic Coast Financial Corporation.
     Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Atlantic Coast Federal, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the conversion offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Atlantic Coast Bank.
Who Can Vote at the Meeting
     You are entitled to vote your Atlantic Coast Federal Corporation common stock if our records show that you held your shares as of the close of business on [voting record date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
     As of the close of business on [voting record date], there were ______ shares of Atlantic Coast Federal Corporation common stock outstanding. Each share of common stock has one vote.
Attending the Meeting
     If you are a stockholder as of the close of business on [voting record date], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Atlantic Coast Federal Corporation common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Quorum; Vote Required
     The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a

13

particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
     Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Atlantic Coast Federal Corporation entitled to be cast at the special meeting, including shares held by Atlantic Coast Federal, MHC, and (ii) a majority of the outstanding shares of common stock of Atlantic Coast Federal Corporation entitled to be cast at the special meeting, other than shares held by Atlantic Coast Federal, MHC.
     Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Atlantic Coast Federal Corporation stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
     Informational Proposals 3a through 3c: Non-binding vote regarding certain provisions in Atlantic Coast Financial Corporation’s articles of incorporation. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals were approved as part of the process in which the Board of Directors of Atlantic Coast Federal Corporation approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Atlantic Coast Financial Corporation, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.
     Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Atlantic Coast Federal Corporation. At this time, we know of no other matters that may be presented at the special meeting.
Shares Held by Atlantic Coast Federal, MHC and Our Officers and Directors
     As of [voting record date], Atlantic Coast Federal, MHC beneficially owned ______ shares of Atlantic Coast Federal Corporation common stock. This equals approximately 65.1% of our outstanding shares. Atlantic Coast Federal, MHC intends to vote all of its shares in favor of Proposal 1—Approval of the Plan of Conversion and Reorganization, Proposal 2—Approval of the Adjournment of the Special Meeting, and Informational Proposals 3a through 3c.
     As of [voting record date], our officers and directors beneficially owned ______ shares of Atlantic Coast Federal Corporation common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals ___% of our outstanding shares and ___% of shares held by persons other than Atlantic Coast Federal, MHC.

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Voting by Proxy
     Our Board of Directors is sending you this proxy statement/prospectus to request that you allow your shares of Atlantic Coast Federal Corporation common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Atlantic Coast Federal Corporation common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 3a through 3c.
     If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the Board of Directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
     If your Atlantic Coast Federal Corporation common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Revocability of Proxies
     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Atlantic Coast Federal Corporation in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
Solicitation of Proxies
     This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the Board of Directors. Atlantic Coast Federal Corporation will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, directors, officers or employees of Atlantic Coast Federal Corporation and Atlantic Coast Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation.
     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.
Participants in the Employee Stock Ownership Plan
     If you participate in Atlantic Coast Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Atlantic Coast Federal Corporation common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which

15

it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is ______, 2010.
Participants in the 401(k) Plan
     If you hold shares of common stock through the Atlantic Coast Bank401(k) Plan (“401(k) Plan”), you will receive a voting instruction form that reflects all shares that you may direct the trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to vote the shares in the 401(k) Plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to the 401(k) plan’s trustee is ______, 2010.
Recommendation of the Board of Directors
     The Board of Directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including, the adoption of the plan of conversion and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting.
     Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
     The Board of Directors of Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC, have approved the plan of conversion and reorganization, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of Atlantic Coast Federal, MHC (depositors of Atlantic Coast Bank) and the stockholders of Atlantic Coast Federal Corporation. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
General
     Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Atlantic Coast Bank is a wholly-owned subsidiary of Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC owns approximately 65.1% of Atlantic Coast Federal Corporation’s common stock. The remaining 34.9% of Atlantic Coast Federal Corporation’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Atlantic Coast Financial Corporation, will become the holding company of Atlantic Coast Bank. Each share of Atlantic Coast Federal Corporation common stock owned by the public will be exchanged for between 0.2337 shares at the minimum and 0.3162 shares at the maximum of the conversion offering range (or 0.3636 at the adjusted maximum of the conversion offering range) of Atlantic Coast Financial Corporation common stock, so that Atlantic Coast Federal Corporation’s existing public stockholders will own the same percentage of Atlantic Coast Financial Corporation common stock as they owned of Atlantic Coast Federal Corporation’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the conversion offering and their receipt of cash in lieu of fractional exchange shares and any shares purchased in the supplemental offering). The actual number of shares that you will receive will depend on the percentage of Atlantic Coast Federal Corporation common stock held by the public at the completion of the conversion, the final independent appraisal of Atlantic Coast Financial Corporation and the number of shares of Atlantic Coast Financial Corporation common stock sold in the conversion offering and the supplemental offering described in the following paragraphs. It will not depend on the market price of Atlantic Coast Federal Corporation common stock.
     Concurrently with the exchange offer, we are offering up to 2,760,000 shares of common stock of Atlantic Coast Financial Corporation, representing the 65.1% ownership interest of Atlantic Coast Federal, MHC in Atlantic Coast Federal Corporation, for sale to eligible depositors and to the public at a price of $10.00 per share. After the conversion and related offering are completed, Atlantic Coast Bank will be a wholly-owned subsidiary of Atlantic Coast Financial Corporation, and 100% of the common stock of Atlantic Coast Financial Corporation will be owned by public stockholders. As a result of the conversion and related offering, Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC will cease to exist.
     Immediately following completion of the conversion offering, we intend to sell no more than 1,650,000 shares of common stock to certain investors in the supplemental offering. The completion of the supplemental offering is contingent on the completion of the conversion offering. The conversion offering is not contingent on the completion of the supplemental offering, however if the supplemental offering is not completed, we may resolicit subscribers in the conversion offering. We must reach the minimum of the valuation range in order to complete the supplemental offering.
     Atlantic Coast Financial Corporation intends to contribute between $17.0 million and $20.5 million of net proceeds, or $22.4 million if the conversion offering range is increased by 15%, to Atlantic

17

Coast Bank and to retain between $11.2 million and $14.3 million of the net proceeds, or $16.2 million if the conversion offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan). The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.
     The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50.00 at the close of business on March 31, 2009.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10.0% of the shares of common stock sold in the conversion offering. Our employee stock ownership plan currently intends to purchase up to 4% of the shares of common stock sold in the conversion offering, with the remaining shares in this purchase priority allocated to our 401(k) plan.

(iii)	Third, to depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50.00 at the close of business on [supplemental record date].

(iv)	Fourth, to depositors of Atlantic Coast Bank at the close of business on [voting record date].
     Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the Georgia counties of Chatham, Coffee and Ware and the Florida counties of Clay, Duval, Flagler, Nassau and St. John’s, and then to Atlantic Coast Federal Corporation’s public stockholders as of [voting record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
     The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.” The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Office of Thrift Supervision. See “—Syndicated Community Offering.”
     We determined the number of shares of common stock to be offered in the offerings based upon an independent valuation of the estimated pro forma market value of Atlantic Coast Financial Corporation All shares of common stock to be sold in the offerings will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offerings. The independent valuation will be updated and the final number of the shares of common stock to be issued in the

18

conversion offering will be determined at the completion of the conversion offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each banking office of Atlantic Coast Bank and at the Southeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Atlantic Coast Federal, MHC’s application to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”
     The Board of Directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Atlantic Coast Federal, MHC.
Reasons for the Conversion and Offerings
     [Same as the prospectus]
Share Exchange Ratio for Current Stockholders
     [Same as the prospectus]

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PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING
     If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Atlantic Coast Federal Corporation at the time of the special meeting to be voted for an adjournment, if necessary, Atlantic Coast Federal Corporation has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The Board of Directors of Atlantic Coast Federal Corporation recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
     The Board of Directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

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PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION AND BYLAWS OF ATLANTIC COAST FINANCIAL CORPORATION
     By their approval of the plan of conversion as set forth in Proposal 1, the Board of Directors of Atlantic Coast Federal Corporation has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of Atlantic Coast Financial Corporation. Each of these informational proposals is discussed in more detail below.
     As a result of the conversion, the public stockholders of Atlantic Coast Federal Corporation, whose rights are presently governed by the charter and bylaws of Atlantic Coast Federal Corporation, will become stockholders of Atlantic Coast Financial Corporation, whose rights will be governed by the articles of incorporation and bylaws of Atlantic Coast Financial Corporation. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Atlantic Coast Federal Corporation and the articles of incorporation and bylaws of Atlantic Coast Financial Corporation. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
     The provisions of Atlantic Coast Financial Corporation’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which the Board of Directors of Atlantic Coast Federal Corporation approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Atlantic Coast Federal Corporation’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Atlantic Coast Financial Corporation’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Atlantic Coast Financial Corporation, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.
     Informational Proposal 3a. — Approval of a Provision in Atlantic Coast Financial Corporation’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Amend Certain Provisions of the Articles of Incorporation of Atlantic Coast Financial Corporation. No amendment of the charter of Atlantic Coast Federal Corporation may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Atlantic Coast Financial Corporation may generally be amended, upon the submission of an amendment by the Board of Directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote, Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the

21

affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the Board of Directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.
     These limitations on amendments to specified provisions of Atlantic Coast Financial Corporation’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Atlantic Coast Federal, MHC, as a 65.1% stockholder, currently can effectively block any stockholder proposed change to the charter.
     The requirement of a super-majority stockholder vote to amend specified provisions of Atlantic Coast Financial Corporation’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The Board of Directors believes that the provisions limiting certain amendments to the articles of incorporation will put the Board of Directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Atlantic Coast Financial Corporation and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
     The Board of Directors recommends that you vote “FOR” the approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation’s articles of incorporation.
     Informational Proposal 3b. — Approval of a Provision in Atlantic Coast Financial Corporation’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Atlantic Coast Financial Corporation’s Bylaws. An amendment to Atlantic Coast Federal Corporation’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Office of Thrift Supervision. The articles of incorporation of Atlantic Coast Financial Corporation provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.
     The requirement of a super-majority stockholder vote to amend the bylaws of Atlantic Coast Financial Corporation is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Atlantic Coast Federal, MHC, as a 65.1% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the Board of Directors of both Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation may by a majority vote amend either company’s bylaws.
     This provision in Atlantic Coast Financial Corporation’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The Board of Directors believes that the provision limiting amendments to the bylaws will put the Board of Directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Atlantic Coast Financial Corporation and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

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     The Board of Directors recommends that you vote “FOR” the approval of the provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Atlantic Coast Financial Corporation’s bylaws.
     Informational Proposal 3c. — Approval of a Provision in Atlantic Coast Financial Corporation’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Atlantic Coast Financial Corporation’s Outstanding Voting Stock. The articles of incorporation of Atlantic Coast Financial Corporation provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit unless a purchase of shares is approved by a majority of unaffiliated directors prior to the acquisition of such shares. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Atlantic Coast Financial Corporation to be beneficially, owned by such person and his or her affiliates).
     The foregoing restriction does not apply to any employee benefit plans of Atlantic Coast Financial Corporation or any subsidiary or a trustee of a plan.
     The amended and restated articles of incorporation of Atlantic Coast Bank provide that, for a period of five years from the effective date of the conversion, no person, other than Atlantic Coast Financial Corporation, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:
•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Atlantic Coast Federal Corporation or any subsidiary.
     The provision in Atlantic Coast Financial Corporation’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Atlantic Coast Financial Corporation’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Atlantic Coast Financial Corporation common stock and thereby gain sufficient voting control so as to cause Atlantic Coast Financial Corporation to effect a transaction that may not be in the best interests of Atlantic Coast Financial Corporation and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Atlantic Coast Financial Corporation, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the Board of Directors of the merits of the course of action proposed by the stockholder. The Board of Directors of Atlantic Coast Financial Corporation believes that fundamental transactions generally should be first considered and approved by the Board of Directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Atlantic Coast Financial Corporation’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the

23

10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.
     The Board of Directors recommends that you vote “FOR” the approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation’s outstanding voting stock.

24

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF ATLANTIC COAST FEDERAL CORPORATION AND SUBSIDIARY
[SAME AS PROSPECTUS]

25

FORWARD-LOOKING STATEMENTS
[SAME AS PROSPECTUS]

26

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERINGS
[SAME AS PROSPECTUS]
OUR DIVIDEND POLICY
[SAME AS PROSPECTUS]
MARKET FOR THE COMMON STOCK
[SAME AS PROSPECTUS]

27

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
[SAME AS PROSPECTUS]

28

CAPITALIZATION
[SAME AS PROSPECTUS]

29

PRO FORMA DATA
[SAME AS PROSPECTUS]

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
[SAME AS PROSPECTUS]

31

BUSINESS OF ATLANTIC COAST FINANCIAL CORPORATION
[SAME AS PROSPECTUS]
BUSINESS OF ATLANTIC COAST FEDERAL CORPORATION AND ATLANTIC COAST BANK
[SAME AS PROSPECTUS]

32

SUPERVISION AND REGULATION
[SAME AS PROSPECTUS]
TAXATION
[SAME AS PROSPECTUS]

33

MANAGEMENT
[SAME AS PROSPECTUS]

34

BENEFICIAL OWNERSHIP OF COMMON STOCK
[SAME AS PROSPECTUS]
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
[SAME AS PROSPECTUS]
SUPPLEMENTAL OFFERING
[SAME AS PROSPECTUS]

35

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF ATLANTIC COAST FEDERAL CORPORATION
[SAME AS PROSPECTUS]

36

RESTRICTIONS ON ACQUISITION OF ATLANTIC COAST FINANCIAL CORPORATION
[SAME AS PROSPECTUS]

37

DESCRIPTION OF CAPITAL STOCK OF ATLANTIC COAST FINANCIAL CORPORATION FOLLOWING THE CONVERSION
[SAME AS PROSPECTUS]
TRANSFER AGENT
[SAME AS PROSPECTUS]
EXPERTS
[SAME AS PROSPECTUS]
LEGAL MATTERS
[SAME AS PROSPECTUS]
WHERE YOU CAN FIND ADDITIONAL INFORMATION
[SAME AS PROSPECTUS]
OTHER MATTERS
     As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
[Financial Statements that are the same as the offering prospectus to appear here]

38

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$400,000
*	Registrant’s Accounting Fees and Expenses	250,000
*	Marketing Agent Fees and Expenses (1)	1,140,400
*	Marketing Agent Marketing and Legal Fees and Expenses	100,000
*	Marketing Agent Supplemental Offering Expenses	605,000
*	Conversion Agent Fees and Expenses	35,000
*	Appraisal Fees and Expenses	62,500
*	Business Plan Fees and Expenses	35,000
*	Printing, Postage and Mailing	300,000
*	Filing Fees (FINRA, Nasdaq, SEC and OTS)	31,184
*	Transfer Agent and registrar fees and expenses	5,000
*	Proxy solicitor fees and expenses	20,500
*	Other	54,816

*	Total	$3,039,400

*	Estimated

(1)	Fees are estimated at the midpoint of the offering range. Atlantic Coast Financial Corporation has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis in the offerings.

Item 14.	Indemnification of Directors and Officers
     Articles 11 and 12 of the Articles of Incorporation of Atlantic Coast Financial Corporation (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     ARTICLE 11. Indemnification, etc. of Directors and Officers.
     A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. Procedure. If a claim under Section A of this Article 11 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 11 or otherwise shall be on the Corporation.
     C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 11 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.
     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.
     E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 11 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 11 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     Any repeal or modification of this Article 11 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 11 is in force.
     ARTICLE 12. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the Personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities
               Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:
               The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)	List of Exhibits

1.1	Engagement Letter between Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Stifel, Nicolaus & Company, Incorporated
1.2	Form of Agency Agreement between Atlantic Coast Financial Corporation and Stifel, Nicolaus & Company, Incorporated*
2	Atlantic Coast Federal, MHC Plan of Conversion and Reorganization
3.1	Amended and Restated Articles of Incorporation of Atlantic Coast Financial Corporation
3.2	Bylaws of Atlantic Coast Financial Corporation
4	Form of Common Stock Certificate of Atlantic Coast Financial Corporation
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1	Atlantic Coast Federal Corporation Employee Stock Ownership Plan, with amendments
10.2	Employment Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (1)
10.3	Employment Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (2)
10.4	Employment Agreement between Atlantic Coast Bank and Carl W. Insel (3)
10.5	Employment Agreement between Atlantic Coast Federal Corporation and Jay Sidhu*
10.6	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (4)
10.7	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (5)
10.8	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Carl W. Insel (6)
10.9	Fifth Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Robert J. Larison, Jr.
10.10	Third Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr.
10.11	Fourth Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Carl W. Insel
10.12	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (7)
10.13	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (8)
10.14	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Carl W. Insel (9)
10.15	Atlantic Coast Federal Corporation 2008 Executive Deferred Compensation Plan (10)
10.16	Atlantic Coast Federal Corporation 2005 Stock Option Plan (11)
10.17	Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan (12)
10.18	Atlantic Coast Federal Corporation Employee Stock Purchase Plan (13)
10.19	Atlantic Coast Federal Corporation Director Stock Purchase Plan (14)
10.20	Atlantic Coast Federal Corporation Amended and Restated 2005 Director Deferred Fee Plan (15)
10.21	Atlantic Coast Federal Corporation Amended and Restated 2007 Director Deferred Compensation Plan for Equity (16)
10.22	Atlantic Coast Bank Director Emeritus Plan (17)
10.23	Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan
21	Subsidiaries of Registrant
23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of Crowe Horwath LLP
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Atlantic Coast Federal Corporation and RP Financial, LC.
99.2	Business Plan Agreement between Atlantic Coast Federal Corporation and McAuliffe Financial, LLC
99.3	Appraisal Report of RP Financial, LC. **
99.4	Data Processing Agreement between Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Stifel, Nicolaus & Company, Incorporated

99.5	Letter of RP Financial, LC. with respect to Subscription Rights
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights
99.7	Marketing Materials*
99.8	Order and Acknowledgment Form*
99.9	Form of Proxy Card

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the Securities and Exchange Commission in Washington, D.C.

(1)	Incorporated by reference to Exhibit 10.5 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(2)	Incorporated by reference to Exhibit 10.6 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(3)	Incorporated by reference to Exhibit 10.7 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(4)	Incorporated by reference to Exhibit 10.7 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on December 17, 2009.

(5)	Incorporated by reference to Exhibit 10.9 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(6)	Incorporated by reference to Exhibit 10.10 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(7)	Incorporated by reference to Exhibit 10.1 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on November 9, 2006.

(8)	Incorporated by reference to Exhibit 10.4 the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on January 7, 2010.

(9)	Incorporated by reference to Exhibit 10.3 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on November 9, 2006.

(10)	Incorporated by reference to Exhibit 10.1 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on February 12, 2008.

(11)	Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2005.

(12)	Incorporated by reference to Appendix C to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2005.

(13)	Incorporated by reference to Appendix A to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2010.

(14)	Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2010.

(15)	Incorporated by reference to Exhibit 10.6 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.

(16)	Incorporated by reference to Exhibit 10.15 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.

(17)	Incorporated by reference to Exhibit 10.14 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.
(b)	Financial Statement Schedules
No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings
               The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waycross, State of Georgia on June 18, 2010.

ATLANTIC COAST FINANCIAL CORPORATION
By:	/s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
President, Chief Executive Officer and Director (Duly Authorized Representative)

POWER OF ATTORNEY
     We, the undersigned directors and officers of Atlantic Coast Financial Corporation (the “Company”) hereby severally constitute and appoint Robert J. Larison, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert J. Larison, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert J. Larison, Jr. shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert J. Larison, Jr. Robert J. Larison, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2010

/s/ Thomas B. Wagers, Sr. Thomas B. Wagers, Sr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2010

/s/ Jay S. Sidhu Jay S. Sidhu	Executive Chairman of the Board	June 18, 2010

/s/ Forrest W. Sweat, Jr. Forrest W. Sweat, Jr.	Vice-Chairman of the Board	June 18, 2010

/s/ Thomas F. Beeckler Thomas F. Beeckler	Director	June 18, 2010

/s/ Frederick D. Franklin, Jr. Frederick D. Franklin, Jr.	Director	June 18, 2010

/s/ Charles E. Martin, Jr. Charles E. Martin, Jr.	Director	June 18, 2010

/s/ W. Eric Palmer W. Eric Palmer	Director	June 18, 2010

/s/ Robert J. Smith Robert J. Smith	Director	June 18, 2010

/s/ H. Dennis Woods H. Dennis Woods	Director	June 18, 2010

As filed with the Securities and Exchange Commission on June 18, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
REGISTRATION STATEMENT
ON
FORM S-1
Atlantic Coast Financial Corporation and
Atlantic Coast Federal Employees’ Savings and
Profit Sharing Plan And Trust
Waycross, Georgia

EXHIBIT INDEX

1.1	Engagement Letter between Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Stifel, Nicolaus & Company, Incorporated
1.2	Form of Agency Agreement between Atlantic Coast Financial Corporation and Stifel, Nicolaus & Company, Incorporated*
2	Atlantic Coast Federal, MHC Plan of Conversion and Reorganization
3.1	Amended and Restated Articles of Incorporation of Atlantic Coast Financial Corporation
3.2	Bylaws of Atlantic Coast Financial Corporation
4	Form of Common Stock Certificate of Atlantic Coast Financial Corporation
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1	Atlantic Coast Federal Corporation Employee Stock Ownership Plan, with amendments
10.2	Employment Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (1)
10.3	Employment Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (2)
10.4	Employment Agreement between Atlantic Coast Bank and Carl W. Insel (3)
10.5	Employment Agreement between Atlantic Coast Federal Corporation and Jay Sidhu*
10.6	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (4)
10.7	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (5)
10.8	Non-Compete and Non-Solicitation Agreement between Atlantic Coast Bank and Carl W. Insel (6)
10.9	Fifth Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Robert J. Larison, Jr.
10.10	Third Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr.
10.11	Fourth Amended and Restated Supplemental Retirement Agreement between Atlantic Coast Bank and Carl W. Insel
10.12	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Robert J. Larison, Jr. (7)
10.13	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Thomas B. Wagers, Sr. (8)
10.14	Split Dollar Life Insurance Agreement between Atlantic Coast Bank and Carl W. Insel (9)
10.15	Atlantic Coast Federal Corporation 2008 Executive Deferred Compensation Plan (10)
10.16	Atlantic Coast Federal Corporation 2005 Stock Option Plan (11)
10.17	Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan (12)
10.18	Atlantic Coast Federal Corporation Employee Stock Purchase Plan (13)
10.19	Atlantic Coast Federal Corporation Director Stock Purchase Plan (14)
10.20	Atlantic Coast Federal Corporation Amended and Restated 2005 Director Deferred Fee Plan (15)
10.21	Atlantic Coast Federal Corporation Amended and Restated 2007 Director Deferred Compensation Plan for Equity (16)
10.22	Atlantic Coast Bank Director Emeritus Plan (17)
10.23	Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan
21	Subsidiaries of Registrant
23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of Crowe Horwath LLP
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Atlantic Coast Federal Corporation and RP Financial, LC.
99.2	Business Plan Agreement between Atlantic Coast Federal Corporation and McAuliffe Financial, LLC
99.3	Appraisal Report of RP Financial, LC. **
99.4	Data Processing Agreement between Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, Atlantic Coast Bank and Stifel, Nicolaus & Company, Incorporated
99.5	Letter of RP Financial, LC. with respect to Subscription Rights
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights
99.7	Marketing Materials*
99.8	Order and Acknowledgment Form*

99.9	Form of Proxy Card

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the Securities and Exchange Commission in Washington, D.C.

(1)	Incorporated by reference to Exhibit 10.5 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(2)	Incorporated by reference to Exhibit 10.6 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(3)	Incorporated by reference to Exhibit 10.7 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(4)	Incorporated by reference to Exhibit 10.7 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on December 17, 2009.

(5)	Incorporated by reference to Exhibit 10.9 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(6)	Incorporated by reference to Exhibit 10.10 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on May 14, 2010.

(7)	Incorporated by reference to Exhibit 10.1 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on November 9, 2006.

(8)	Incorporated by reference to Exhibit 10.4 the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on January 7, 2010.

(9)	Incorporated by reference to Exhibit 10.3 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on November 9, 2006.

(10)	Incorporated by reference to Exhibit 10.1 to the Form 8-K Current Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on February 12, 2008.

(11)	Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2005.

(12)	Incorporated by reference to Appendix C to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2005.

(13)	Incorporated by reference to Appendix A to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2010.

(14)	Incorporated by reference to Appendix B to the Definitive Proxy Statement filed by Atlantic Coast Federal Corporation with the Securities and Exchange Commission on April 7, 2010.

(15)	Incorporated by reference to Exhibit 10.6 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.

(16)	Incorporated by reference to Exhibit 10.15 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.

(17)	Incorporated by reference to Exhibit 10.14 to the Form 10-K Annual Report of Atlantic Coast Federal Corporation, originally filed with the Securities and Exchange Commission on March 31, 2009.